UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
  ___________________________________
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Filed by a Party other than the Registrant   ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Seagate Technology
Holdings Public Limited Company
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

September 8, 2026
Dear Fellow Shareholder:
You are cordially invited to attend the 2026 Annual General Meeting of Shareholders of Seagate Technology Holdings plc, which will be held virtually via live webcast on Saturday, October 24, 2026 at 5:00 p.m. Singapore Standard Time.
You may attend the meeting, vote, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/STX2026 or via live webcast to be made available at the registered office of the Company at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland at 5:00 p.m. Singapore Standard Time (5:00 a.m. Eastern Daylight Time / 10:00 a.m. Irish Time).
Details of the business to be presented at the meeting may be found in the Notice of 2026 Annual General Meeting and the Proxy Statement. We urge you to read the Proxy Statement carefully and use one of the methods of voting described in the Proxy Statement accompanying this letter.
On behalf of the Board of Directors of Seagate Technology Holdings plc, we thank you for your continued support.
Sincerely,

Dr. William D. Mosley	Michael R. Cannon
Chief Executive Officer and Board Chair	Lead Independent Director

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

Notice of 2026 Annual General Meeting of Shareholders
The 2026 Annual General Meeting of Shareholders (the “2026 AGM”) of Seagate Technology Holdings plc (“Seagate” or the “Company”), a company incorporated under the laws of Ireland with its registered office at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, and its principal executive offices at 121 Woodlands Avenue 5, Singapore, 739009, will be held virtually via live webcast on Saturday, October 24, 2026, at 5:00 p.m. Singapore Standard Time. Shareholders of record can attend the 2026 AGM by visiting www.virtualshareholdermeeting.com/STX2026 (the “Website”) or via live webcast to be made available at the registered office of the Company. There is no requirement to register to attend the 2026 AGM. In accordance with the rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to shareholders by providing access to such materials on the Internet. Accordingly, on our about September 8, 2026, we are sending shareholders a Notice of Internet Availability (the “Notice”) and making this proxy statement available online.
The purposes of the 2026 AGM, which are more completely described in the accompanying Proxy Statement, are:

General Proposals	Voting Options	Board Recommendations	More Information
Proposal No. 1 Election of Directors by way of Separate Resolutions	FOR, AGAINST, or ABSTAIN for each Director Nominee	FOR each Director Nominee	Page 9
Proposal No. 2 Advisory Vote on NEO Compensation	FOR, AGAINST, or ABSTAIN	FOR	Page 27
Proposal No. 3 Ratification of Appointment of Independent Auditors and Binding Authorization of Audit and Finance Committee to set Remuneration of Independent Auditors	FOR, AGAINST, or ABSTAIN	FOR	Page 62
Irish Law Proposals
Proposal No. 4 Grant the Board authority to allot and issue shares under Irish law	FOR, AGAINST, or ABSTAIN	FOR	Page 65
Proposal No. 5 Grant the Board the authority to opt-out of statutory pre-emption rights under Irish law	FOR, AGAINST, or ABSTAIN	FOR	Page 66
Proposal No. 6 Determine price range the Company can re-allot shares it acquires as treasury shares under Irish law	FOR, AGAINST, or ABSTAIN	FOR	Page 68
Other
Conduct such other business properly brought before the meeting.

The Board recommends that you vote “FOR” each Director Nominee included in Proposal 1 and “FOR” each of Proposals 2 through 6. The full text of these proposals is set forth in the accompanying Proxy Statement.
Proposals 1 through 4 are ordinary resolutions, requiring the approval of a majority of the votes cast. Proposals 5 and 6 are special resolutions, requiring the approval of at least 75% of the votes cast.
Only shareholders as of the close of business on August 26, 2026 (the “Record Date”) are entitled to receive notice of and vote at the 2026 AGM. If you are a shareholder as of the close of business on the Record Date, you may attend, speak, and vote at the 2026 AGM via the Website, by entering the 16-digit control number included on your notices, proxy cards, or voting instruction forms received with this Notice of 2026 AGM, or via live webcast to be made available at the registered office of the Company, where you will be required to present valid photo identification matching that of a shareholder appearing on the Company’s register as of the close of business on the Record Date and a copy of a share certificate or other evidence of share ownership. Alternatively, you may appoint a proxy or proxies to attend, speak, and vote on your behalf. A proxy need not be a shareholder. If you wish to appoint as proxy any person other than the individuals specified on the proxy card, please contact the Company Secretary at our registered office for further instructions or deliver to the Company Secretary at our registered office a proxy card in the form mailed to you or in the form set out in section 184 of the Irish Companies Act 2014 (the “Irish Companies Act”). You may submit questions in advance of the 2026 AGM at www.proxyvote.com and may communicate questions during the meeting through the Q&A function to be made available at the meeting.
Please cast your vote by proxy. You may vote by using the Internet, by telephone, during the 2026 AGM, or by completing, signing, and returning your proxy card by mail by no later than 11:59 a.m. Eastern Daylight Time (11:59 p.m. Singapore Standard Time) on October 23, 2026 (or, if you are a beneficial owner, such earlier time as your bank, broker-dealer, brokerage firm, or nominee may require). Instructions on how to submit your proxy are set forth in the accompanying Proxy Statement.
Further instructions on how to attend, vote, and submit questions at the meeting will be posted on the Website.
If you have any questions about the meeting or require assistance, please call Georgeson LLC, our proxy solicitor, at +1 781 575 2137 or at + 1 800 891 3214 (toll-free within the United States).
During the meeting, management will review Seagate’s affairs and will also present Seagate’s Irish statutory financial statements for the fiscal year ended July 3, 2026 (“Fiscal Year 2026” or “FY2026”) and the reports of the directors and statutory auditors thereon. There is no requirement under Irish law that the Irish statutory financial statements be approved by shareholders, and no such approval will be sought at the meeting.

By order of the Board,
September 8, 2026	James C. Lee Executive Vice President, Chief Legal Officer, and Company Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 24, 2026
We will rely on the SEC rule that allows companies to furnish proxy materials over the Internet instead of mailing printed copies of those materials to each shareholder. As a result, we are sending our shareholders the Notice instead of a paper copy of our Proxy Statement, including our Irish statutory financial statements for Fiscal Year 2026 and any other appendices thereto, the proxy card, and our Annual Report on Form 10-K for Fiscal Year 2026 (collectively, the “Proxy Materials”). The Notice also contains instructions on how to request a paper or email copy of the Proxy Materials. If you have previously elected to receive our Proxy Materials electronically, you will continue to receive these materials via email unless you elect otherwise. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form. The Proxy Materials are first being mailed on or around September 8, 2026 to shareholders as of the close of business on the Record Date.

IF YOU ARE A SHAREHOLDER WHO IS ENTITLED TO ATTEND, SPEAK, AND VOTE AT THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS, THEN YOU ARE ENTITLED TO APPOINT A PROXY OR PROXIES TO ATTEND, SPEAK, AND VOTE ON YOUR BEHALF. A PROXY NEED NOT BE A SHAREHOLDER. IF YOU WISH TO APPOINT AS PROXY ANY PERSON OTHER THAN THE INDIVIDUALS SPECIFIED ON THE PROXY CARD, PLEASE CONTACT THE COMPANY SECRETARY AT OUR REGISTERED OFFICE FOR FURTHER INSTRUCTIONS OR DELIVER TO THE COMPANY SECRETARY AT OUR REGISTERED OFFICE A PROXY CARD IN THE FORM MAILED TO YOU OR IN THE FORM SET OUT IN SECTION 184 OF THE IRISH COMPANIES ACT.

Compensation of Named Executive Officers	46
Summary Compensation Table for Fiscal Year 2026	46
All Other Compensation for Fiscal Year 2026	47
Grants of Plan-Based Awards Table for Fiscal Year 2026	48
Outstanding Equity Awards at 2026 Fiscal Year-End	49
Option Exercises and Shares Vested for Fiscal Year 2026	51
Non-Qualified Deferred Compensation Plans	51
Potential Payments Upon Qualifying Termination or Change in Control	52
Chief Executive Officer Pay Ratio	57
Pay Versus Performance	57
Proposal 3 - A Non-Binding Ratification of the Appointment of Ernst & Young LLP as the Independent Auditors for the Fiscal Year Ending July 2, 2027 and Binding Authorization of the Audit and Finance Committee to Set Auditors’ Remuneration	62
Audit and Finance Committee Report	63
Fees to Independent Auditors	64
Pre-Approval of Services by Independent Auditors	64
Proposal 4 - Grant Board Authority to Allot and Issue Shares	65
Proposal 5 - Grant Board Authority to Opt-out of Statutory Pre-emption Rights	66
Proposal 6 - Determine the Price Range at which the Company can Re-Allot Shares Held as Treasury Shares	68
Certain Relationships and Related Transactions	69
Security Ownership Of Certain Beneficial Owners and Management	70
Shareholder Proposals and Nominations	72
Disclosure of Interests	73
Annual Report	73
Householding	74
Appendix A - Director’s Report and Financial Statements For Year Ended July 3, 2026	A-1

Proxy Statement Summary
In this Proxy Statement, “Seagate,” the “Company,” “we,” “us,” and “our” refer to Seagate Technology Holdings plc, an Irish public limited company. This Proxy Statement and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials, are first being mailed on or about September 8, 2026 to shareholders as of the close of business on the Record Date.
This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about the topics summarized below, please review the entire Proxy Statement and Seagate’s Annual Report on Form 10-K for Fiscal Year 2026.

Meeting Information

Date and Time 5:00 p.m. Singapore Standard Time, October 24, 2026	Internet Link by visiting: www.virtualshareholdermeeting.com/STX2026 or via live webcast to be made available at the registered office of the Company at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland	Record Date August 26, 2026

Voting Information

Internet www.proxyvote.com	Telephone +1.800.690.6903	Mail Sign, date and return your proxy card or voting instruction form in the enclosed envelope

Voting:
Shareholders as of the close of business (Eastern Daylight Time) on the Record Date may vote on the proposals. Each ordinary share entitles the holder to exercise one vote per ordinary share per proposal at the 2026 AGM. Your vote is very important. We encourage you to vote in advance of the 2026 AGM.

Attendance:
All shareholders as of the close of business on the Record Date may attend the 2026 AGM. You may attend, speak, and vote at the meeting even if you have completed and submitted a form of proxy. Shareholders may virtually attend, vote, and submit questions at the 2026 AGM on the internet via live webcast at www.virtualshareholdermeeting.com/STX2026 or via live webcast to be made available at the registered office of the Company, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Instructions on how to attend, vote, and submit questions at the meeting will be posted on that website. Participants intending to attend via live webcast at www.virtualshareholdermeeting.com/STX2026 should ensure that they have a strong Wi-Fi connection and give themselves plenty of time to log in prior to the start of the 2026 AGM. Participants intending to attend via live webcast at www.virtualshareholdermeeting.com/STX2026 will need to demonstrate proof of share ownership by entering the 16-digit control number included on their notices, proxy cards, or voting instruction forms received with their Notice of Proxy Materials. Participants intending to attend via live webcast to be made available at the registered office of the Company at www.virtualshareholdermeeting.com/STX2026 should bring photographic identification to verify their identity as well as proxy cards or voting instruction forms received with their Notice of Proxy Materials to demonstrate proof of share ownership.

Proxy Materials:	The Proxy Materials were first made available to shareholders on or about September 8, 2026.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	1

Proxy Statement Summary
Proposals, Voting Recommendations and Vote Required
The Board recommends that you vote “FOR” each of the nominees listed in proposal 1 and “FOR” proposals 2 through 6 at the 2026 AGM.

General Proposals:		Vote Required:	Board Recommendation:

1.	Elect Each of the Nine Director Nominees. We are asking our shareholders to elect, by separate resolutions, each of the nine Director Nominees identified in the Proxy Statement.	Majority of Votes Cast	FOR each nominee

2.
Approve, in an Advisory, Non-binding Vote, the Compensation of the Company’s Named Executive Officers (“Say-on-Pay”).
We are asking for your approval, on an advisory, non-binding basis, of the compensation of our Named Executive Officers (“NEOs”). While our Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote is advisory and will not be binding on us.
		Majority of Votes Cast	FOR

3.
Approve a Non-binding Ratification of the Appointment of Ernst & Young LLP as the Independent Auditors for the Fiscal Year Ending July 2, 2027 and Binding Authorization of the Audit and Finance Committee to Set Auditors’ Remuneration.
We are asking for your ratification, in a nonbinding vote, of the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2027, and to authorize, in a binding vote, the Audit and Finance Committee of the Board to set the auditors’ remuneration.
		Majority of Votes Cast	FOR

Irish Proposals:		Vote Required:	Board Recommendation:

4.
Grant the Board Authority to Allot and Issue Shares.
We are asking you to grant our Board authority to allot and issue shares. Granting the Board this authority is fundamental to our business and is a routine matter for public companies incorporated in Ireland.
		Majority of Votes Cast	FOR

5.
Grant the Board Authority to Opt-out of Statutory Pre-emption Rights.
We are asking you to grant the Board authority to allot and issue shares for cash without first offering them to existing shareholders. Granting the Board this authority is fundamental to our business and a routine matter for public companies incorporated in Ireland.
		At least 75% of Votes Cast	FOR

6.
Determine the Price Range for the Re-allotment of Treasury Shares.
We are asking you to authorize the price range at which we can re-allot shares held as treasury shares. Granting the Board this authority is a routine matter for public companies incorporated in Ireland. From time to time, we may acquire ordinary shares and hold them as treasury shares. We may re-allot such treasury shares, and, under Irish law, our shareholders must determine the price range at which we may re-allot any shares held in treasury.
		At least 75% of Votes Cast	FOR

During the meeting, management will review Seagate's affairs and will also present Seagate’s Irish statutory financial statements for Fiscal Year 2026 and the reports of the directors and statutory auditors thereon.
There is no requirement under Irish law that the Irish statutory financial statements be approved by shareholders, and no such approval will be sought at the meeting.

2	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Proxy Statement Summary
Seagate’s Corporate Governance Highlights

■The Board consists of a substantial majority of independent directors (91% as of the end of Fiscal Year 2026).	■All directors are elected annually by shareholders.

■Directors must receive a majority of shareholder votes cast to be elected.	■The independent directors meet regularly in executive sessions.

■All Board committees are composed exclusively of independent directors.	■Executive officers are subject to a compensation “clawback” policy.

■Directors and executive officers are subject to share ownership requirements.	■The Board oversees the Company’s enterprise risk management program, including sustainability-related risks and cybersecurity.

■The Board and each Board committee perform periodic self-evaluations.	■The Company maintains an anti-hedging policy for all directors and employees.

■The Board reviews and approves succession planning for the Chief Executive Officer, and also undertakes succession planning for members of the Board.	■The Company maintains a policy prohibiting the pledging of Company securities by directors, executive officers and certain other employees.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	3

Proxy Statement Summary
Cautionary Statement Regarding Forward-Looking Statements
This Proxy Statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could,” or the negative of these words, variations of these words, and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for Fiscal Year 2026 and in our Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Report of the Compensation and People Committee” and “Report of the Audit and Finance Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing. Unless explicitly stated, information contained on or accessible via our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

4	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

General Information
The following are questions and answers concerning voting, solicitation, and other general information. You should read this entire Proxy Statement carefully.

Why did I receive this Proxy Statement?
We sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials (the “Notice”) on or around September 8, 2026, because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Company’s 2026 Annual General Meeting of Shareholders (the “2026 AGM”). This Proxy Statement summarizes the information you need to know to vote on an informed basis. If you have received a Notice, it contains a control number that will allow you to access the Notice, our Proxy Statement, including our Irish statutory financial statements for Fiscal Year 2026, the proxy card, and our Annual Report on Form 10-K for Fiscal Year 2026 (collectively, the “Proxy Materials”) online.

Why are there two sets of financial statements covering the same fiscal period?
U.S. securities laws require us to send to you our Annual Report on Form 10-K for Fiscal Year 2026, which includes our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). These financial statements are included in the Proxy Materials. Irish law requires us to provide you with our Irish statutory financial statements for Fiscal Year 2026, including the reports of our directors and statutory auditors thereon. These are included as Appendix A to this Proxy Statement, are available online at www.proxyvote.com, and, as required under Irish law, will be available at the 2026 AGM.

What do I need to do to attend the 2026 AGM?
All shareholders of record (“record holders”) and beneficial owners (i.e., those whose shares are held via a bank, broker-dealer, brokerage firm, trust, other similar organization, or other nominee record holder (each referred to herein as a “broker”)) as of the close of business on the Record Date may attend the 2026 AGM via live webcast at www.virtualshareholdermeeting.com/STX2026 or via live webcast to be made available at the registered office of the Company.
To attend, vote, and submit questions at the 2026 AGM via live webcast at www.virtualshareholdermeeting.com/STX2026, record holders must enter the 16-digit control number included in your Notice, proxy card, or in the instructions that accompanied your Proxy Materials.
To attend the 2026 AGM virtually via live webcast to be made available at the registered office of the Company, record holders must present valid photo identification, such as a driver’s license or passport, matching that of a shareholder appearing on the Company’s register as of the close of business on the Record Date, and a copy of a share certificate or other evidence of share ownership. If you are a beneficial owner attending via live webcast to be made available at the registered office of the Company, in addition to the foregoing you also must present a letter from your broker showing that you were the beneficial owner of the shares as of the close of business on the Record Date, and if voting at the 2026 AGM, a legal proxy from your broker entitling you to vote your shares in person at the 2026 AGM.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	5

General Information

You may also submit questions in advance of the 2026 AGM at www.proxyvote.com.
The webcast website, www.virtualshareholdermeeting.com/STX2026, is supported on browsers (e.g., Internet Explorer, Firefox, Chrome and Safari) and devices (e.g., desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants attending the 2026 AGM via live webcast at www.virtualshareholdermeeting.com/STX2026 should ensure they have a strong Wi-Fi connection. Check-in online and at the registered office of the Company will be available 15 minutes prior to the meeting. Additional information regarding the rules and procedures for participating in the 2026 AGM will be set forth in our meeting rules of conduct, which you can view during the 2026 AGM at www.virtualshareholdermeeting.com/STX2026.
Anyone who has technical difficulties accessing or using the website during the 2026 AGM should call the technical support number shown on the www.virtualshareholdermeeting.com/STX2026 website.

Who may vote?
You may vote if you are a shareholder of our ordinary shares as of the at the close of business on the Record Date. As of the Record Date, there were 227,393,014 ordinary shares outstanding and entitled to vote.

How do I vote?
We encourage you to vote your shares in advance by submitting your proxy or following the instructions provided by your broker, even if you plan to attend the 2026 AGM.
Record Holders
If you are the record holder, meaning that you own your shares in your own name and not through a broker, you may vote in one of four ways:

Via the Internet. To vote using the Internet go to www.proxyvote.com and use the control number you were provided on your proxy card or Notice. You will need to follow the instructions on the website.

By Telephone. To vote via telephone, call +1.800.690.6903 and follow the telephone prompts.

By Mail. If you received a paper copy of the Proxy Materials in the mail, a printed proxy card has been enclosed. You may mark, sign, date, and mail your proxy card (in the form mailed to you or in the form set out in Section 184 of the Irish Companies Act) to the address indicated on the proxy card, which will then be forwarded to Seagate’s registered office in Ireland electronically, or by delivery to the Company Secretary at the Company's registered office. If you have not received a paper copy of our Proxy Materials and wish to vote by mail, please follow the instructions included in the Notice to obtain a paper proxy card. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

Virtually. Attend the 2026 AGM virtually via live webcast at www.virtualshareholdermeeting.com/STX2026 or via live webcast to be made available at the registered office of the Company, or by appointing one or more proxies (who do not have to be shareholders) to attend the 2026 AGM and cast votes on your behalf in accordance with your instructions. If you wish to appoint as your proxy any person other than the individuals specified in the proxy card, please contact the Company Secretary at our registered office for further instructions. You can vote and submit questions during the meeting at www.virtualshareholdermeeting.com/STX2026. For information on how to attend the 2026 AGM virtually, please see “What do I need to do to attend the 2026 AGM?” above.

6	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

General Information

The Notice is not a proxy card and it cannot be used to vote your shares. If you wish to appoint as your proxy any person other than the individuals specified in the proxy card, please contact the Company Secretary at our registered office for further instructions or deliver to the Company Secretary a proxy card in the form mailed to you or in the form set out in section 184 of the Irish Companies Act 2014.
Beneficial Owners
Beneficial owners must vote their shares in the manner prescribed by their broker. If you do not receive voting instructions, please contact your broker directly. As noted above, beneficial owners wishing to vote at the 2026 AGM via live webcast at www.virtualshareholdermeeting.com/STX2026 will need to obtain a 16-digit control number from their broker and, if attending the 2026 AGM via live webcast to be made available at the registered office of the Company, should bring valid photo identification, a letter from their broker showing that they were the beneficial owner of the shares as of the close of business on the Record Date and a legal proxy from their broker. For information on how to attend the 2026 AGM, please see “What do I need to do to attend the 2026 AGM?” above.

In order to be timely processed, your proxy must be received by 11:59 a.m. Eastern Daylight Time (11:59 p.m. local time in Singapore) on October 23, 2026 (or, if you are a beneficial owner, such earlier time as your broker may require).

May I revoke my proxy?
If you are a record holder of the Company’s shares you may change or revoke your proxy at any time before it is voted at the 2026 AGM by:
■notifying the Company Secretary in writing: c/o Seagate Technology Holdings plc at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, Attention: Company Secretary;
■submitting another properly signed proxy card (in the form mailed to you or in the form set out in section 184 of the Irish Companies Act) with a later date or another Internet or telephone proxy at a later date but prior to the proxy voting deadline described above; or
■by voting electronically via live webcast at www.virtualshareholdermeeting.com/STX2026 or at the registered office of the Company where such live webcast is to be made available.

Merely attending the 2026 AGM does not revoke your proxy. To revoke a proxy, you must take one of the actions described above.

For beneficial owners, you must contact your broker to revoke your proxy. If you are a beneficial owner, merely attending or attempting to vote virtually at the 2026 AGM will not revoke your proxy. See “What do I need to do to attend the 2026 AGM?” above for information on how to attend the 2026 AGM.

How will my proxy get voted?
If your proxy is properly submitted, you are legally designating the person or persons named on the proxy card to vote your shares as you have directed. Unless you name a different person or persons to act as your proxy, Michael R. Cannon and/or James C. Lee (the “Company Designees”) or their substitutes will act as your proxies. If you sign and return your proxy without indicating how your shares are to be voted and name anyone other than a Company Designee as your proxy, that person may vote your shares at their discretion. If you name a Company Designee as your proxy without indicating how your shares are to be voted, the Company Designee will vote your shares as the Board recommends on each proposal in this Proxy Statement and at their discretion regarding any other matter properly presented for a vote at the 2026 AGM. Although the Board currently does not know of any matters to be raised at the 2026 AGM other than the proposals contained in this Proxy Statement, if any other matter is proposed and properly and validly presented at the 2026 AGM, the proxy holders will vote on such matters at their discretion.

If you are a beneficial owner, your broker may vote your shares at their discretion on “routine” matters if your broker does not receive instructions from you.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	7

General Information

The following proposals are routine matters:
■Proposal 3 (A Non-binding Ratification of the Appointment of Ernst & Young LLP as the Independent Auditors for the Fiscal Year Ending July 2, 2027 and Binding Authorization of the Audit and Finance Committee to set Auditors’ Remuneration)
■Proposal 4 (Grant Board Authority to Allot and Issue Shares)
■Proposal 6 (Determine the Price Range for the Re-allotment of Treasury Shares)
Your broker may not vote your shares on “non-routine” matters if your broker does not receive instructions from you (“broker non-votes”). Broker non-votes will be counted for the purposes of a quorum but will not be counted as votes cast “for“ or “against“ the non-routine matters, and therefore do not affect the outcome of the vote.
The following proposals are non-routine matters:
■Proposal 1 (Election of Each of the Nine Director Nominees)
■Proposal 2 (Approve, in an Advisory, Non-binding Vote, the Compensation of the Company’s Named Executive Officers (“Say-on-Pay”))
■Proposal 5 (Grant Board Authority to Opt-out of Statutory Pre-emption Rights)

What constitutes a quorum?
A quorum is the minimum number of shares required to be present at the 2026 AGM to properly hold an annual meeting and conduct business. The presence at the meeting (virtually or by proxy) of shareholders entitled, as of the Record Date, to exercise a majority of the voting power of the Company is necessary to constitute a quorum to conduct business at the 2026 AGM. Abstentions and broker non-votes are treated as “shares present” for the purposes of determining whether a quorum exists.

What vote is required to approve each of the proposals?
Majority of Votes Cast Required to Approve:
■Proposal 1 (Election of Each of the Nine Director Nominees)
■Proposal 2 (Approve, in an Advisory, Non-binding Vote, the Compensation of the Company’s Named Executive Officers (“Say-on-Pay”))
■Proposal 3 (A Non-binding Ratification of the Appointment of Ernst & Young LLP as the Independent Auditors for the Fiscal Year Ending July 2, 2027 and Binding Authorization of the Audit and Finance Committee to set Auditors’ Remuneration)
■Proposal 4 (Grant Board Authority to Allot and Issue Shares)
75% of Votes Cast Required to Approve:
■Proposal 5 (Grant Board Authority to Opt-out of Statutory Pre-emption Rights)
■Proposal 6 (Determine the Price Range for the Re-allotment of Treasury Shares)
Although, as noted above, abstentions and broker non-votes are counted as “shares present” at the 2026 AGM for the purpose of determining whether a quorum exists, they are not counted as votes cast either “for” or “against” the proposals and, accordingly, do not affect the outcome of the vote.

Who pays the expenses of this Proxy Statement?
We have engaged Georgeson LLC (“Georgeson”) to assist in the distribution of the Proxy Materials and the solicitation of proxies. We expect to pay Georgeson a fee for these services estimated at $15,000 plus out-of-pocket expenses. Proxies will be solicited on behalf of our Board by mail, in person, by telephone, and via the Internet. We will bear the cost of soliciting proxies. We will also reimburse brokers for their reasonable out-of-pocket expenses for forwarding Proxy Materials to the beneficial owners for whom they hold shares.

How does the Board recommend that I vote?	The Board recommends that you vote your shares “FOR” each of the Director Nominees listed in proposal 1, and “FOR” proposals 2 through 6.

Voting procedures and tabulation.
The Board has appointed a member of the Company’s Legal Department to serve as inspector of elections at the 2026 AGM and to make a written report thereof. Prior to the 2026 AGM, the inspector will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspector will ascertain the number of ordinary shares outstanding, determine the number of ordinary shares present and represented at the 2026 AGM and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

8	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Proposal 1 — Election of Each of the Director Nominees
(Ordinary Resolutions)
The Board currently has eleven directors. Each of the nine Director Nominees listed below is being nominated to hold office for a one-year term beginning at the end of the 2026 AGM to be held on October 24, 2026, and expiring at the end of the 2027 AGM.
Michael R. Cannon and Shankar Arumugavelu will be retiring from the Board at the expiration of their current terms at the 2026 AGM. The Company thanks Messrs. Cannon and Arumugavelu for their distinguished service on the Board and for their contributions to the Company and our shareholders. Effective upon the conclusion of the 2026 AGM, the size of the Board will be reduced from eleven to nine directors.
All of the Director Nominees are current Board members. The Nominating and Corporate Governance Committee reviewed the performance and qualifications of the Director Nominees listed below and recommended to the Board, and the Board approved, that each be recommended to shareholders for election at the 2026 AGM to serve for a one-year term. All of the Director Nominees have indicated they will be willing and able to serve as directors.
Vote Required; Recommendation of the Board
Approval of Proposal 1: The election of a director requires the affirmative vote of the holders of a majority of the votes cast. Thus, the number of votes “FOR” each director nominee must exceed the number of votes “AGAINST” that director nominee. Brokers are not authorized to vote on this proposal without instruction from the beneficial owners. Abstentions and broker non-votes will have no effect on this proposal.
Under our Constitution, if a director is not re-elected in a director election, then that director will not be re-appointed and the position on the Board that would have been filled by the director nominee will become vacant, except in limited circumstances. The Board has the ability to fill the vacancy in accordance with the Constitution, provided that any director so appointed will be subject to a resolution approving their appointment at the next annual general meeting of shareholders.
Notwithstanding the requirement that a director nominee requires a majority of the votes cast, as Irish law requires a minimum of two directors at all times, in the event that an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees, as appropriate, receiving the greatest number of votes in favor of their election shall, in accordance with the Company’s Constitution, hold office until their successor shall be elected.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED FOR ELECTION AS DIRECTORS.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	9

Proposal One
The following table sets forth the names, ages, and certain other information for each of the current directors and Director Nominees as of September 8, 2026. Full biographical information is below.

Name of Director	Age	Director Since	Independent	Audit and Finance Committee	Compensation and People Committee	Nominating and Corporate Governance Committee
Mark W. Adams(1)	62	2024	✓
Shankar Arumugavelu(2)	55	2021	✓	✓
Prat S. Bhatt	59	2020	✓			✓
Michael R. Cannon(3)	73	2011	✓		✓	✓
Richard L. Clemmer	75	2022	✓			✓
Yolanda L. Conyers	59	2022	✓		✓
Jay L. Geldmacher	70	2012	✓			✓
Dylan G. Haggart	39	2018	✓		✓
William D. Mosley	60	2017
Thomas A. Szlosek	62	2025	✓	✓
Stephanie Tilenius	59	2014	✓	✓
    Committee Chair
    Audit Committee Financial Expert
(1)Effective following the conclusion of the 2026 AGM, Mr. Adams will serve as Lead Independent Director and as a Member of the Compensation and People Committee.
(2)Mr. Arumugavelu is retiring from the Board at the end of the 2026 AGM and will not stand for re-election.
(3)Mr. Cannon is retiring from the Board at the end of the 2026 AGM and will not stand for re-election.

10	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Proposal One

Mark W. Adams Former President and Chief Executive Officer Penguin Solutions Inc. Age: 62 Director since: 2024
Qualifications That Benefit Our Board:
•Financial, international, business development, technological, and operational expertise through his service as a senior-level executive with several large multinational corporations
•Strong operational expertise, strategic transformation leadership, and global business acumen
•Over 25 years of experience in the technology sector, including semiconductors, memory solutions, and LED lighting
•Currently serving as an advisor to, and previously served as President and Chief Executive Officer of, Penguin Solutions Inc., a specialty memory, storage, and hybrid solutions company
•Previously served on Seagate’s board of directors from January 2017 to October 2022
Prior Experience:
•President and Chief Executive Officer, Penguin Solutions Inc. (Aug 2020 – Feb 2026)
•Chief Executive Officer, Lumileds, Inc. (Feb 2017 – Mar 2019)
•President, Micron Technology, Inc. (Feb 2012 – Feb 2016)
•Various leadership roles at Micron (2006 – Feb 2012)
•Chief Operating Officer, Lexar Media, Inc. (2006)
•Vice President of Sales and Marketing, Creative Labs, Inc. (2002 – 2006)

	Other Current Public Company Directorships: •Cadence Design Systems, Inc. •Core Scientific, Inc.	Board Committees: •Nominating & Corporate Governance (Chair) •Compensation & People (effective following 2026 AGM)

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	11

Proposal One

Prat S. Bhatt Former Chief Accounting Officer Cisco Systems, Inc. Age: 59 Director since: 2020
Qualifications That Benefit Our Board:
•Strong financial oversight, governance experience, and thought leadership in accounting standards and best practices
•Substantial accounting, financial, global operations, strategy, enterprise risk management, and investor relations expertise
•Currently serving on the Board of Directors of RingCentral, Inc. since March 2024, the Governing Board of the Center for Audit Quality since August 2023, as Trustee of the Financial Accounting Foundation since January 2025, and as a Member of Deloitte's Audit Quality Advisory Council since October 2025
•Previously served on advisory committees to the Financial Accounting Standards Board and the Public Company Accounting Oversight Board, as well as Chair of the Financial Executives International’s Committee on Corporate Reporting
•Regular speaker on financial reporting and accounting topics at Stanford University’s Graduate School of Business and other forums
•Licensed Certified Public Accountant (Retired)
Prior Experience:
•Executive Advisor, Cisco Systems, Inc. (“Cisco”) (Aug 2023 – Jan 2024)
•Chief Accounting Officer, Cisco (July 2009 – July 2023)
•Corporate Controller, Cisco (July 2009 – May 2022)
•Vice President, Finance and Assistant Corporate Controller, Cisco (June 2007 – July 2009)
•Various leadership roles, Cisco (Nov 2000 – June 2007)
•Director of Financial Operations, Kaiser Permanente (June 1999 – Nov 2000)
•Senior Manager, Ernst & Young LLP (Oct 1990 – June 1999)

	Other Current Public Company Directorships: •RingCentral, Inc.	Board Committees: •Audit & Finance (Chair) •Nominating & Corporate Governance

Richard L. Clemmer Founding General Partner Socratic Partners Age: 75 Director since: 2022
Qualifications That Benefit Our Board:
•Experience and career success as a Chief Executive Officer and finance leader in the global high-tech industry, including experience with semiconductor, storage, e-Commerce, and software companies
•Founding Partner of Socratic Partners, a semiconductor-focused venture capital fund, bringing current insight into emerging semiconductor technologies
•Deep knowledge of the electronics industry and many of the Company’s largest customers, as well as experience working with private equity investors
•Former board member of Aptiv PLC, NXP Semiconductors N.V., and NCR Corporation, and currently serves on multiple private and non-profit boards
Prior Experience:
•Chief Executive Officer and President, NXP Semiconductors N.V. (2009 – May 2020)
•Senior Advisor, Kohlberg Kravis Roberts & Co. (2007 – 2008)
•President and CEO, Agere Systems Inc. (2005 – 2007)
•Various leadership roles at Texas Instruments, Inc.
•Various leadership roles at Quantum Corporation

	Other Current Public Company Directorships: •HP Inc. •Qorvo, Inc.	Board Committees: •Nominating & Corporate Governance

12	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Proposal One

Yolanda L. Conyers Former Vice President of Global Human Resources and Chief Global Diversity Officer Lenovo Age: 59 Director since: 2022
Qualifications That Benefit Our Board:
•Senior-level executive experience with large multinational corporations, including several companies in the Company’s industry
•Over 30 years of substantial expertise in talent management, including deep cross-cultural understanding of Asian cultures, diversity, inclusion, organization and leadership development, global operations, the technology industry, and engineering
Prior Experience:
•President, Lenovo Foundation (Jan 2018 – Dec 2020)
•Vice President of Global Human Resources and Chief Global Diversity Officer, Lenovo (Dec 2014 – Dec 2020)
•Various leadership roles at Lenovo (Jan 2007 – Dec 2014)
•Various leadership roles at Dell Technologies
•Various leadership roles at Texas Instruments

	Other Current Public Company Directorships: •None	Board Committees: •Compensation and People

Jay L. Geldmacher Former President and Chief Executive Officer Resideo Technologies, Inc. Age: 70 Director since: 2012
Qualifications That Benefit Our Board:
•International, technological, and operational expertise along with additional board experience from his service on other public company boards
•Strong public company CEO experience and strategic insight
•Previously served as President, CEO, and member of the board of directors of Resideo Technologies, Inc., a provider of comfort and security solutions
•Previously served on the board of directors of Verra Mobility and as an Executive Advisory Council Member for Vertiv Corporation
Prior Experience:
•President and CEO, Resideo Technologies, Inc. (May 2020 – August 2026)
•Global CEO and President, Electro Rent Corporation (Sept 2019 – May 2020)
•President and CEO, Artesyn Embedded Technologies (Nov 2013 – Aug 2019)
•Executive Vice President of Emerson Electric Company and President of Emerson Network Power’s Embedded Computing & Power Group (2007 – 2013)
•Group Vice President and President of Emerson Network Power’s Embedded Computing & Power Group (2006 – 2007)
•President, Astec Power Solutions, an Emerson subsidiary (1998 – 2006)

	Other Current Public Company Directorships: •None	Board Committees: •Compensation and People (Chair) •Nominating & Corporate Governance

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	13

Proposal One

Dylan G. Haggart Managing Partner & Chief Investment Officer Fivespan Partners Age: 39 Director since: 2018
Qualifications That Benefit Our Board:
•Extensive experience working collaboratively with management and boards of directors on strategy, capital structure, mergers and acquisitions, and talent management
•Experience as an investor and public company board member involved in strategic planning for other large companies across a wide range of industries
•Substantial expertise with complex financial markets issues, capital allocation, strategy, technology, matters of corporate governance, executive compensation, and talent management
•Currently serving as Managing Partner and Chief Investment Officer at Fivespan Partners, an investment firm, since September 2023
•Previously served as Partner at ValueAct Capital from 2013 to 2023, a governance-oriented investment firm that invests in a concentrated portfolio of public companies
•Former board member of Fiserv, Inc.
Prior Experience:
•Partner, ValueAct Capital (2013 – 2023)
•Private Equity Investor, TPG Capital
•Investment Banker, Goldman Sachs

	Other Current Public Company Directorships: •None	Board Committees: •Compensation and People

William D. Mosley Board Chair and Chief Executive Officer Seagate Age: 60 Director since: 2017
Qualifications That Benefit Our Board:
•Broad-based executive-level experience and in-depth understanding of Seagate’s business strategy and priorities
•Valuable global operational, technological, research and development, and sales and marketing expertise
•Currently serving as Chief Executive Officer of Seagate since October 2017, as a Board member since July 2017, and as Board Chair since October 2025
•Joined Seagate in 1996 as Senior Engineer and advanced through increasing leadership roles until promotion to VP
•Holds a Ph.D. in Solid State Physics
Prior Experience:
•President and Chief Operating Officer, Seagate (June 2016 – Sept 2017)
•President, Operations and Technology, Seagate (Oct 2013 – June 2016)
•Executive Vice President, Operations, Seagate (March 2011 – Oct 2013)
•Executive Vice President, Global Sales and Marketing, Seagate (Feb 2009 – March 2011)
•Senior Vice President, Global Disk Storage Operations, Seagate (2007 – 2009)
•Vice President, Research and Development, Engineering, Seagate (2002 – 2007)

	Other Current Public Company Directorships: •Cirrus Logic, Inc.	Board Committees: •None

14	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Proposal One

Thomas A. Szlosek Executive Vice President and Chief Financial Officer AutoNation, Inc. Age: 62 Director since: 2025
Qualifications That Benefit Our Board:
•Over three decades of financial leadership experience, including serving as Chief Financial Officer of three Fortune 500 companies
•Deep expertise in financial controls and external reporting, financial planning and analysis, accounting, tax, internal audit, treasury, M&A, investor relations, and real estate
•Demonstrated success in leading global finance organizations across diverse industries, including medical, technology, retail, and manufacturing
•Previously served on the board of directors and as chair of the audit committee of Janus International Group, Inc.
•Currently serving on the Board of Directors of RXO, Inc. and as chair of the audit committee
•Certified Public Accountant
Prior Experience:
•Executive Vice President and Chief Financial Officer, AutoNation, Inc. (Aug 2023 – Present)
•Executive Vice President and Chief Financial Officer, Avantor Inc. (Dec 2018 – Aug 2023)
•Senior Vice President and Chief Financial Officer, Honeywell International (April 2014 – Aug 2018)
•Various leadership roles, Honeywell International (June 2004 – April 2014)

	Other Current Public Company Directorships: •RXO, Inc.	Board Committees: •Audit & Finance

Stephanie Tilenius Chief Executive Officer and Founder Peak Health Venture Advisor AI Fund Age: 59 Director since: 2014
Qualifications That Benefit Our Board:
•Senior executive experience in the consumer internet, healthcare services, and software sectors
•Leadership, strategic insight, digital and e-commerce expertise, software and data expertise, and experience as a company founder
•Founder and former Chief Executive Officer of Vida Health, Inc., a mobile telemedicine platform for cardio-metabolic conditions with embedded mental health support, serving Fortune 500 companies and major U.S. healthcare providers
•Currently serving as Chief Executive Officer and Founder of Peak Health since January 2025, and as a Venture Advisor for AI Fund, a venture studio for AI-based companies, since September 2024
•Previously served on other public company boards including Tapestry, Inc., ContextLogic, Inc., and Redbubble Ltd.
Prior Experience:
•Chief Executive Officer, Vida Health, Inc. (2014 – 2023)
•Executive in Residence, Kleiner Perkins Caufield & Byers (June 2012 – Oct 2014)
•Vice President of Global Commerce and Payments, Google Inc. (Feb 2010 – June 2012)
•Various leadership roles at eBay Inc. (March 2001 – Oct 2009)

	Other Current Public Company Directorships: •Zoetis Inc.	Board Committees: •Audit & Finance

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	15

Proposal One
There are no familial relationships between any of the Director Nominees or our executive officers, nor are any of our directors, Director Nominees, or executive officers party to any legal proceedings adverse to us.
Director Skills and Qualifications
The table below summarizes the key qualifications, skills, and attributes that our Board has determined are most relevant to service on our Board. Our directors’ biographies describe each director’s background and relevant experience in more detail.

	Adams	Arumugavelu (1)	Bhatt	Cannon (2)	Clemmer	Conyers	Geldmacher	Haggart	Mosley	Szlosek	Tilenius

Competencies
Senior Leadership	✔	✔	✔	✔	✔	✔	✔		✔	✔	✔
Public Company Board	✔		✔	✔	✔		✔	✔	✔	✔	✔
Financial	✔	✔	✔	✔	✔		✔	✔	✔	✔	✔
Risk Management	✔	✔	✔	✔	✔		✔			✔
IT & Data Security		✔	✔		✔		✔			✔	✔
Legal / Regulatory			✔				✔	✔
Accounting and Financial Audit			✔	✔	✔		✔			✔
Human Capital Management		✔		✔	✔	✔	✔	✔	✔		✔
Mergers and Acquisitions	✔		✔	✔	✔		✔	✔		✔	✔
Sales and / or Marketing	✔			✔	✔		✔		✔		✔
R&D				✔			✔		✔
Technology	✔	✔	✔	✔	✔	✔	✔		✔		✔
Manufacturing			✔	✔	✔		✔		✔	✔
International	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Government	✔			✔
Cybersecurity		✔	✔		✔					✔	✔
Strategy and Strategic Planning	✔			✔	✔		✔	✔	✔	✔	✔
(1)Mr. Arumugavelu is retiring from the Board at the end of the 2026 AGM and will not stand for re-election.
(2)Mr. Cannon is retiring from the Board at the end of the 2026 AGM and will not stand for re-election.

16	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Corporate Governance
Corporate Governance Guidelines and Committee Charters
Our Corporate Governance Guidelines, together with our Board committee charters, provide the framework for the corporate governance of the Company. This promotes the interests of our shareholders and strengthens our Board and management accountability. Below is a summary of our Corporate Governance Guidelines and Board committee charters. We provide our Corporate Governance Guidelines, the charters of each of our Board committees, and our Code of Conduct and Code of Ethics on our website at investors.seagate.com, under the “Governance” tab.
Role of the Board
The Board, elected annually by our shareholders, oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the shareholders. The Board has three standing committees: Audit and Finance, Compensation and People, and Nominating and Corporate Governance.
The Board and its committees have the primary responsibilities of:
•    Reviewing, monitoring, and approving the Company’s strategic direction, annual operating plan, and major corporate actions.
•    Monitoring and evaluating the performance of the Company.
•    Hiring and evaluating the performance of our CEO.
•    Reviewing and approving compensation of the CEO and other executive officers.
•    Reviewing and approving CEO succession planning.
•    Overseeing the Company’s management.
•    Overseeing the Company’s ethical and legal compliance, including the Code of Conduct and Code of Ethics.
•    Overseeing the Company’s enterprise risk management processes and programs.
Sustainability Governance Matters
Our values—Integrity, Innovation, and Inclusion—underpin our strategy and our approach to sustainability governance matters. Seagate is committed to developing and maintaining sustainable and responsible practices in its global operations. Management regularly reports to our Board on the outcomes of related programs and processes, as well as on other matters such as employee development and employee health and safety.
The Board is responsible for overseeing sustainability opportunities and related risks. Given the multi-faceted nature of the Company’s approach to sustainability and its integration into our overall strategy, the Board believes each of its committees should maintain oversight over the particular matters that fall within their scope rather than concentrating all sustainability oversight solely to the Board or to a single Board committee. More specifically, the Nominating and Corporate Governance Committee annually reviews and oversees our governance structure, the Audit and Finance Committee annually reviews our disclosure controls, and the Compensation and People Committee reviews sustainability performance metrics.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	17

Corporate Governance
More information on our efforts can be found on the sustainability section of our website, www.seagate.com, and in our Fiscal Year 2025 Sustainability Report, which was prepared in reference to the 2021 Global Reporting Initiative Universal Standards and is responsive to the Sustainability Accounting Standards Board Technology and Telecommunication Sector Hardware Standards.
Role of the Board in Risk Oversight
The Board has responsibility for oversight of the processes established by management to report and monitor material risks applicable to the Company, including sustainability and cybersecurity risks. The Board and its committees focus on the Company’s general risk management strategy and the most significant short-term and longer-term risks facing the Company, and regularly review the Company’s processes for monitoring and addressing risks. As part of these efforts, the committees of the Board report to the full Board at regularly scheduled Board meetings on any identified material risks within that committee’s area of responsibility.
Our Board believes that open communication between management and our Board is essential for effective risk oversight and management. As such, the Board and its committees each receive regular reports from members of management in order to monitor, assess, and manage material risks to our business. In addition, the Audit and Finance Committee receives regular reports from management, including the Chief Information Officer, Chief Information Security Officer, and other members of management on enterprise security, data privacy, and data security risks, controls, and incident preparedness.
Committees of the Board
Audit and Finance Committee
Key Functions of the Audit and Finance Committee of the Board:
•    Oversee the Company’s accounting and financial reporting processes and internal controls, the Company's financial statement audits, the selection and oversight of the Company’s external auditor, and the quality and integrity of the Company's financial statements.
•    Oversee the financial risks, including sustainability-related financial or disclosure risks, in the Company’s business, cash position, financing activity, tax position and tax strategy, and corporate development plans, as well as risks associated with the Company's financial reporting and disclosure processes.
•    Oversee risks related to cybersecurity, data privacy, product security, and other computerized information system controls, and compliance and ethics matters.
•    Oversee the Company's compliance with legal and regulatory requirements and adherence to ethics policies, including the Code of Conduct and the Code of Ethics for Senior Financial Officers.
•    Oversee the performance of the Company’s internal audit function.
•    Oversee the Company's policies with respect to risk assessment and risk management pertaining to the financial, accounting, and tax matters of the Company.
A copy of the charter of the Audit and Finance Committee is available on our website, investors.seagate.com, under the “Governance—Board Structure and Committees” tab.
Compensation and People Committee
Key Functions of the Compensation and People Committee of the Board:
•    Establish the Company’s overall compensation strategy and executive compensation policies.
•    Oversee the Company’s compensation policies, plans, benefits programs, and overall compensation philosophy.

18	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Corporate Governance
•    Review and decide upon executive compensation and benefit programs and approve the compensation for the Company's executive officers and recommend to the Board for approval compensation for independent directors.
•    Oversee the design and administration of the Company's incentive, equity compensation, and benefits plans, policies, and programs.
•    Periodically review the Company's strategies with respect to human capital management, including but not limited to policies, programs, and initiatives focusing on the Company's culture, talent development, retention, and employee engagement.
•    Oversee the Company's reporting of executive officer compensation.
•    Oversee the risks related to our people, including those created by the Company's compensation programs, arrangements, policies, and procedures, including the activities of the individuals responsible for administering such programs.
•    Review, approve (or recommend to the Board for approval), and administer, including the adoption, amendment, or termination of, any clawback policy allowing the Company to recoup compensation paid to employees.
A copy of the charter of the Compensation and People Committee is available on our website, investors.seagate.com, under the “Governance—Board Structure and Committees” tab.
Compensation Risk Assessment
As noted above, the Compensation and People Committee considers potential risks created by the Company’s executive compensation programs. In addition, the Compensation and People Committee reviews all of its compensation policies and procedures to determine whether they present a significant risk to the Company. Based on these reviews, the Compensation and People Committee has concluded that its compensation policies, programs, and procedures do not create risks that are reasonably likely to have a material adverse effect on the Company.
Nominating and Corporate Governance Committee
Key Functions of the Nominating and Corporate Governance Committee of the Board:
•    Take a leadership role in shaping the corporate governance of the Company, including with respect to Company culture, corporate social responsibility, sustainability, inclusion, and human rights.
•    Identify individuals qualified to become directors, recommend candidates for all directorships and Board committee memberships, and evaluate candidates nominated by shareholders on substantially the same basis as it considers other nominees.
•    Review and make recommendations to the Board with respect to any shareholder proposal that relates to corporate governance, including director candidates recommended by a shareholder.
•    Oversee the Board, Board committees, and director self-evaluation processes.
•    Oversee the Company's risks related to our governance programs, policies, and practices, including director and CEO succession, selection, composition, and evaluation of the Board and its committees, and general corporate governance including with respect to company culture, corporate social responsibility, sustainability, and human rights.
A copy of the charter of the Nominating and Corporate Governance Committee is available on our website, investors.seagate.com, under the “Governance—Board Structure and Committees” tab.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	19

Corporate Governance
Board Leadership Structure
Our Corporate Governance Guidelines permit the roles of Board Chair and CEO to be filled by the same or different individuals, based on the Company’s needs and the best interests of our shareholders. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon the Company’s needs and the Board’s assessment of its leadership from time to time. If the Company does not have an independent Board Chair, a Lead Independent Director will be appointed as part of the organizational structure for the independent directors in order to address the need for independent leadership and perspective. At the present time, the Board believes the interests of all shareholders are best served through a leadership model with a combined Board Chair/CEO position and an independent Lead Independent Director selected by and from the independent directors.
For Fiscal Year 2026, William D. Mosley served as Board Chair following the conclusion of the Company's 2025 AGM and he continues to serve in that capacity. Dr. Mosley has served on the Board, and as the Company's Chief Executive Officer, since 2017 and brings significant industry and leadership experience, enabling him to effectively provide leadership to the Board, including with respect to the Board’s risk management oversight responsibilities, and communicate with management regarding Board input. Michael R. Cannon served as Board Chair through the conclusion of the Company's 2025 AGM and currently serves as Lead Independent Director. Mr. Cannon will retire from the Board effective from the conclusion of the Company's 2026 AGM. The Board has unanimously elected Mark W. Adams to the role of Lead Independent Director, effective from the conclusion of the Company’s 2026 AGM.
Board Composition
The Board consists of a substantial majority of independent, non-employee directors (91% as of the end of Fiscal Year 2026). In addition, we require that all members of the Audit and Finance, Compensation and People, and Nominating and Corporate Governance committees of the Board be independent directors.
The Board has determined that each member of each of these three committees is “independent” as defined in the Nasdaq Stock Market (“Nasdaq”) listing rules, and that each member of the Compensation and People Committee and Audit and Finance Committee meet applicable Nasdaq and SEC independence standards for such committees (see “Director Independence Determination” below). The Board has also determined that Mr. Bhatt, Mr. Szlosek, and Ms. Tilenius are audit committee financial experts, as that term is defined by rules of the SEC, and that each member of the Compensation and People Committee qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Board committee memberships and chairs are rotated periodically, and an independence analysis is conducted annually. In addition, the Nominating and Corporate Governance Committee regularly reviews the range of skills, expertise, and professional background of existing and potential director candidates in deciding on nominations for election to the Board by the Company’s shareholders or for appointment to the Board. The Nominating and Corporate Governance Committee seeks director nominees that would complement and enhance the effectiveness of the existing Board with respect to skills, knowledge, perspectives, experience, and professional background.
Director Independence Determination
The Board, based on its review and the recommendation of the Nominating and Corporate Governance Committee, has determined that all of our directors and Director Nominees, with the exception of William D. Mosley, who serves as CEO of the Company, are independent under the Nasdaq listing rules and the Company’s Corporate Governance Guidelines, which are consistent with the Nasdaq listing rules. When assessing director independence, the Board considers the various commercial, charitable, and employment transactions, affiliations, and relationships known to the Board (including those identified through annual director questionnaires) to exist between the Company and the entities with which our directors or members of their immediate families are, or have been, affiliated. In considering such transactions, the Board determines whether any such transactions are in the ordinary course of business, fair to the Company, and on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances.

20	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Corporate Governance
Executive Sessions
The Company’s independent directors meet privately in regularly scheduled executive sessions of the Board and Board committees, without management present, to consider such matters as the independent directors deem appropriate. These executive sessions are typically held at each Board and Board committee meeting.
Board, Board Committee, and Annual Meeting Attendance
The Board and the Board committees held the following number of meetings during Fiscal Year 2026:

Board	4
Audit and Finance Committee	8
Compensation and People Committee	4
Nominating and Corporate Governance Committee	4
Each incumbent director attended at least 75% of the total number of meetings of the Board and the Board committees on which they served during Fiscal Year 2026. The Company’s independent directors held executive sessions without management present during the four regularly scheduled quarterly Board meetings held in Fiscal Year 2026, as well as during all regularly scheduled committee meetings.
The Company expects all Board members to attend the 2026 AGM. Nine of the twelve directors who served in such capacity on October 25, 2025, joined the 2025 Annual General Meeting of Shareholders of the Company (the “2025 AGM”).
Board and Committee Evaluations
As mentioned above, the Nominating and Corporate Governance Committee assists the Board in periodically evaluating its performance and the performance of the Board committees. Each Board committee conducts periodic self-evaluations, and the Board conducts periodic peer-to-peer evaluations to determine whether the Board and the committees are functioning effectively and whether any changes are necessary to improve their performance. The effectiveness of individual directors is considered each year when the Board nominates directors to stand for election.
Director Nomination Process
The Nominating and Corporate Governance Committee:
•    Conducts an annual review of the performance of the Board, Board committees, and individual directors leading up to the nomination of directors for election by the shareholders.
•    Periodically evaluates the makeup of the Board in order to determine whether the diversity of skills, experience, qualifications, perspectives, and other characteristics of the existing board members adequately address the Company’s needs in light of its current strategy.
•    Identifies the skills, experience, qualifications, perspectives, and other characteristics needed to enhance further the composition of the Board.
•    Makes recommendations to the Board concerning the appropriate size and needs of the Board.
•    On its own, with the assistance of other Board members, management, a search firm, or others, identifies potential candidates for election or appointment to the Board.
•    Seeks to ensure that the Board is composed of members whose skills, experience, qualifications, perspectives, and other professional characteristics, when taken together, allow the Board to satisfy its oversight responsibilities effectively.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	21

Corporate Governance
In nominating candidates, the Nominating and Corporate Governance Committee takes into account, among other things, professional experience, understanding of business and financial issues, ability to exercise sound judgment and make independent analytical inquiries, leadership, achievements, knowledge, and experience in matters affecting the Company’s business and industry. Each nominee should possess a commitment to representing the long-term interests of the Company and its shareholders, the highest character and integrity, sufficient time to devote to Board matters, an understanding of the Company’s business, and no conflict of interest that would interfere with performance as a director. From time to time, the Company engages an executive search firm to help identify qualified candidates for consideration by the Nominating and Corporate Governance Committee.
Shareholders may recommend candidates for consideration for Board membership by sending their recommendation to the Company Secretary at the registered office of the Company (details of which are included in this Proxy Statement) in accordance with our Constitution. The Company Secretary will forward the recommendations to the Nominating and Corporate Governance Committee. Candidates recommended by shareholders are evaluated in a substantially similar manner as director candidates identified by any other means.
Term Limits and Retirement
The Board does not have a mandatory retirement age for directors and, because the Nominating and Corporate Governance Committee annually evaluates director nominees for the following year, the Board has decided not to adopt specific term limits for directors.
Director Orientation and Education
The Company has developed an orientation program for all new directors that they are required to attend, which includes receiving and reviewing materials related to our business and operations. We also encourage ongoing education for our directors and reimburse directors for the costs of such continuing director education. In addition, the directors are given full access to management and other employees as a means of providing additional information.
Communications with Directors
Shareholders and other interested parties wishing to communicate with the full Board, the independent directors, or any individual director (including any Board committee Chair) may do so in writing by sending a communication to the Board and/or a particular member of the Board, to Seagate Technology Holdings plc, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, Attention: Company Secretary. Depending upon the nature of the communication and to whom it is directed, the Company Secretary will: (i) forward the communication to the appropriate director or directors; (ii) forward the communication to the relevant department within the Company; or (iii) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter), as appropriate.
Code of Ethics
The Company has adopted a Code of Ethics for Senior Financial Officers (“Code of Ethics”) that governs the behavior of certain senior financial officers or other persons performing similar functions within the Company, including the Company's CEO, Chief Financial Officer, and principal accounting officer. It charges them with ethical and honest conduct and compliance with the law in the practice of financial management in all aspects of the Company’s business activities. This Code of Ethics is intended to supplement the Company’s Code of Conduct, which is applicable to our Board of Directors, all employees of the Company, including the CEO, Chief Financial Officer, and principal accounting officer or controller, or persons performing similar functions, as well as contractors. The Code of Ethics and the Code of Conduct are available at investors.seagate.com, under the “Governance—Code of Ethics” and “Governance—Code of Conduct” tabs. Amendments to, or waivers of the Code of Ethics will be disclosed promptly on our website or on a Current Report on Form 8-K filed with the SEC. No such waivers were requested or granted in Fiscal Year 2026.

22	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Corporate Governance
Insider Trading, Anti-Hedging and Pledging Policies and Other Trading Restrictions
The Company prohibits its Board members and all employees from taking “short” positions in our securities or engaging in hedging or other monetization transactions with respect to our securities. The Company also prohibits its Board members and all employees from (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of the Company securities and (ii) engaging in any form of short-term speculative trading in Company securities. Directors, executive officers, and certain other employees are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.
We have also adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the exchange listing standards applicable to us. Under the policy, our directors, executive officers, and certain other employees are prohibited from trading in our securities absent pre-clearance from our designated compliance officer, unless such trades are pursuant to a trading plan (a “10b5-1 plan”) meeting the requirements of Rule 10b5-1 promulgated under the Exchange Act. The 10b5-1 plan must be reviewed and acknowledged by our designated compliance officer and we require that the first trade under a newly adopted 10b5-1 plan take place after the statutory “cooling off” period has passed from the time of adoption of the plan; in addition, a director, executive officer, or other covered employee is only permitted to use one 10b5-1 plan at a time in accordance with the requirements of Rule 10b5-1.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	23

Compensation of Directors
Director Compensation and Share Ownership
It is the Board’s practice to maintain a fair and straightforward non-employee director compensation program that is also designed to be competitive with director compensation programs of the Company’s peers. The Compensation and People Committee periodically reviews the type and form of compensation paid to our non-employee directors and recommends, for approval by the Board, the amount and form of director compensation. Employee directors do not receive any compensation for their service as directors. The Compensation and People Committee and the Board believe that a substantial portion of the total director compensation should be in the form of equity in the Company. The purpose of this is to better align the interests of the Company’s directors with the long-term interests of its shareholders. As such, the directors are subject to a share ownership requirement of four times their annual cash retainer.
Cash and Equity Compensation
Our director compensation program is designed to (i) provide our non-employee directors with reasonable and appropriate compensation for the work required for a company of our size and scope and (ii) align non-employee directors’ interests with the long-term interests of our shareholders. The program reflects our desire to attract, retain, and utilize the expertise of highly qualified individuals serving on the Board. Director compensation is recommended for adoption to the Board by the Compensation and People Committee, which is advised in this matter by the Committee's independent Compensation Consultant, Semler Brossy, on market trends. Company employees do not receive additional compensation for their service as directors.
Our Fiscal Year 2026 director compensation program for non-employee directors consisted of the elements set forth in the table below.

Compensation Element	Position	Retainer ($)
Cash Retainer
Board of Directors	Board Chair	175,000
	Lead Independent Director	150,000
	Board Member	100,000
Audit and Finance Committee	Chairperson	35,000
	Member	15,000
Compensation and People Committee	Chairperson	30,000
	Member	10,000
Nominating and Corporate Governance Committee	Chairperson	20,000
	Member	10,000
Annual Restricted Share Unit Award (value, as described below)	Board Chair	350,000
	Board Member	275,000

24	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Compensation of Directors
Each non-employee director elected at the 2025 AGM (including non-employee directors re-elected at the annual general meeting) received a restricted share unit (“RSU”) award representing a number of shares equal to $275,000 divided by the average closing share price for the fiscal quarter prior to the award, rounded to the nearest whole share. If the appointment of a non-employee director occurs other than in connection with the annual election of directors at the Company’s AGM, this dollar amount is pro-rated for the year of appointment. If, prior to commencement of Board service, the newly elected or appointed director was an officer or member of the board of directors of an entity acquired by Seagate, the Board may award a lesser number of RSUs. The grant date for each such award is the date of the director’s election or appointment. Generally, each RSU award will vest on the earlier of the one-year anniversary of the grant date or the next election of directors at an annual general meeting (provided such annual general meeting is held at least 50 weeks after the prior meeting), subject to continued service. All RSU awards will become fully vested in the event of a “Change of Control” of Seagate (as such term is defined in the Seagate Technology Holdings plc 2022 Equity Incentive Plan, as amended (the “2022 EIP”)).
In addition to the cash compensation and equity awards, all members of the Board are reimbursed for their reasonable out-of-pocket travel expenses incurred in attending Board meetings and other Board-related activities, such as continuing education.
Director Share Ownership Requirement
To align the interests of directors with the Company’s shareholders, the Board has adopted a share ownership requirement of four times the annual board cash retainer (excluding committee retainers, if any) for non-employee directors. The calculation of ordinary shares owned for purposes of the ownership requirement includes: (i) ordinary shares directly or indirectly owned (for example, through a trust) and (ii) unvested restricted share awards or RSUs (if any). Until a non-employee director satisfies the mandatory ownership level, they may not sell more than that number of shares that vest pursuant to any outstanding restricted share award or RSU award as is necessary, in each case, to cover the tax liability associated with the vesting or exercise of the equity award. Once a non-employee director has attained the minimum level of Company share ownership, they must maintain this minimum level of Company share ownership until their resignation or retirement from the Board. In setting the share ownership requirement, the Board considered the input of the independent compensation consultant, the Company’s then-current share price, and the period of time, generally, that it would take a non-employee director to reach the required ownership level. Directors who are Company employees are subject to the share ownership requirements described in the section entitled “Compensation Discussion and Analysis—Share Ownership Requirements” of this Proxy Statement. As of July 3, 2026, all of our non-employee directors met the share ownership requirement.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	25

Compensation of Directors
Fiscal Year 2026 Non-Employee Director Compensation
The compensation paid or awarded to our non-employee directors as of July 3, 2026 for Fiscal Year 2026 is set forth in the table below.

Name of Director	Fees Earned or Paid in Cash ($)	Share Award ($)(1)	All Other Compensation ($)	Total ($)
Mark W. Adams	116,923	365,501	—	482,424
Shankar Arumugavelu	115,000	365,501	—	480,501
Prat S. Bhatt	141,923	365,501	—	507,424
Judy Bruner(2)	41,910	—	—	41,910
Michael R. Cannon	182,500	432,124	—	614,624
Richard L. Clemmer	110,000	365,501	—	475,501
Yolanda L. Conyers	110,000	365,501	—	475,501
Jay L. Geldmacher	140,000	365,501	—	505,501
Dylan G. Haggart	110,000	365,501	—	475,501
Thomas Szlosek	98,572	365,501	—	464,073
Stephanie Tilenius	115,000	365,501	—	480,501
(1)Represents the grant date fair value of RSU awards granted in Fiscal Year 2026 for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“ASC 718”), determined by multiplying the number of RSUs granted by the fair value of our ordinary shares on October 25, 2025, the date of grant. Such amounts do not represent amounts actually paid to or realized by the non-employee director. See Note 9 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for Fiscal Year 2026 for information on the RSU valuation assumptions.
Additional information regarding the RSUs awarded to or held by each non-employee director on July 3, 2026, the last day of Fiscal Year 2026 is set forth in the table below. Ms. Bruner did not hold any restricted stock units and none of our non-employee directors held stock options as of July 3, 2026.

Name of Director	Aggregate Number of Outstanding RSUs(a)
Mark W. Adams	1,580
Shankar Arumugavelu	1,580
Prat S. Bhatt	1,580
Michael R. Cannon	1,868
Richard L. Clemmer	1,580
Yolanda L. Conyers	1,580
Jay L. Geldmacher	1,580
Dylan G. Haggart	1,580
Thomas Szlosek	1,580
Stephanie Tilenius	1,580
(a)Represents outstanding RSUs awarded to our non-employee directors on October 25, 2025.
(2) Ms. Bruner retired from our Board on October 25, 2025.

26	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Proposal 2 – Approve, in an Advisory, Non-Binding Vote, the Compensation of the Company’s Named Executive Officers (“Say-On-Pay”)
(Ordinary Resolution)
We are presenting the following proposal, commonly known as a “Say-on-Pay” proposal, which gives you as a shareholder the opportunity to vote, on an advisory, non-binding basis, on the compensation of our NEOs for Fiscal Year 2026, as required by Section 14A of the Exchange Act and the related rules of the SEC. The Board has determined to hold a Say-on-Pay advisory vote each year. You may endorse or not endorse, respectively, the compensation paid to our NEOs by voting for or against the following resolution:
“RESOLVED, as an ordinary resolution, that, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related disclosure contained in the Company’s Proxy Statement, is hereby approved.”
While our Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote is advisory and will not be binding.
In considering your vote, please be advised that our compensation program for our NEOs is guided by our compensation strategy, as further described under the “Compensation Discussion and Analysis” section below:
■CEO compensation tied to performance. In Fiscal Year 2023, annual incentive was converted from a cash to a share payout to further align to shareholder interests. For Fiscal Year 2026 our CEO's annual incentive was earned at the maximum 200% due to exceptional Company performance and paid out in RSUs that vest over one year, to further align with shareholder interests. The total actual compensation of our CEO has fluctuated from year to year. In addition, we have implemented a cap on annual incentive funding for all executive officers.
■Long-term equity incentive compensation tied to performance. In Fiscal Year 2026, at least 70% of the long-term equity incentive awards to our NEOs, including the CEO, were granted in the form of Performance Share Units (“PSUs”), which vest dependent upon the achievement of pre-established financial and operational performance objectives, including return on invested capital and relative total shareholder return, and stock options.
■Compensation unrelated to performance is limited. We do not have single trigger change of control severance provisions, supplemental executive retirement plans, or excise tax (golden parachute tax) gross-ups for our NEOs.
■Robust share ownership requirements. Our share ownership requirements for our NEOs directly link the interests of management and our shareholders.
Vote Required; Recommendation of the Board
Approval of Proposal 2: The approval of Proposal 2 requires the affirmative vote of the holders of a majority of the votes cast. Thus, the number of votes “FOR” must exceed the number of votes “AGAINST” for this proposal to pass. Brokers are not authorized to vote on this proposal without instruction from the beneficial owners. Abstentions and broker non-votes will have no effect on this proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 2 TO APPROVE, ON AN ADVISORY, NON-BINDING VOTE, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED DISCLOSURE CONTAINED IN THIS PROXY STATEMENT.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	27

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation program for Fiscal Year 2026 and our executive compensation strategies and objectives, as well as the compensation awarded to our Fiscal Year 2026 NEOs, who are listed below.

Named Executive Officers	Job Title
William D. Mosley	Board Chair and Chief Executive Officer
Gianluca Romano	Executive Vice President and Chief Financial Officer
Ban Seng Teh	Executive Vice President and Chief Commercial Officer
John C. Morris	Executive Vice President and Chief Technology Officer
James C. Lee	Executive Vice President, Chief Legal Officer, and Corporate Secretary
Executive Summary
Fiscal Year 2026 Company Highlights
Fiscal Year 2026 represented a year of significant revenue growth and profitability expansion for the Company. Demand for our mass capacity storage solutions strengthened as customers increased investments in data center infrastructure to support both traditional workloads and expanding artificial intelligence-related applications. To address our customers’ growing data storage needs, we continued to advance our technology roadmap through our next-generation Mozaic platform that features Heat Assisted Magnetic Recording (HAMR) technology. HAMR technology offers our customers scalable, cost-efficient storage solutions that address the growing demand for data-driven applications in cloud and edge environments.
In addition, the structural improvements that we have implemented across the business, including executing our pricing strategy and maintaining supply discipline, offer greater financial leverage and demand visibility which contributed to enhanced profitability for the fiscal year. We believe our technology roadmap and improved business model position us to support demand growth while maintaining operational discipline.
Highlights of Fiscal Year 2026 financial performance include:
■Hard Disk Drive (HDD) Volume Growth: Achieved a 33% increase in HDD volume shipments, reaching 789 exabytes. Approximately 90% of total exabytes shipped were from nearline products, which are used by global cloud and enterprise data centers.
■Revenue and Profit Expansion: Delivered a 34% increase in revenue to $12.2 billion, with gross profits up 74% to $5.6 billion and operating profits more than doubling to $4.1 billion, in each case, computed in accordance with GAAP. These results highlight strong financial leverage and our commitment to driving sustainable and profitable growth.
■Cash Generation and Shareholder Returns: Generated $3.7 billion in cash flow from operations and record free cash flow of $3.1 billion(1). Returned $810 million to shareholders through dividends and share repurchases, demonstrating our focus on delivering value to our shareholders.
■Enhanced Financial Position: Strengthened our balance sheet by reducing total debt by $1.4 billion, ending the fiscal year with $3.6 billion in gross debt and $1.7 billion in cash and cash equivalents, supporting greater financial stability and flexibility.
(1)Free cash flow is a non-GAAP measure. Free cash flow of $3.1 billion is calculated by subtracting $569 million of cash used in the acquisition of property, equipment and leasehold improvements from GAAP net cash provided by operating activities of $3.7 billion.

28	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Compensation Discussion and Analysis
The following table presents certain key financial metrics for the past three fiscal years.

(in millions except earnings per share, exabytes and gross and operating margin percentages)	Fiscal Year 2026	Fiscal Year 2025	Fiscal Year 2024
Exabytes shipped	789	595	398
Revenues (GAAP)	$12,195	$9,097	$6,551
Gross margin percentage (GAAP)	46%	35%	23%
Operating margin percentage (GAAP)	34%	21%	6%
Income from operations (GAAP)	$4,094	$1,890	$452
Net income (GAAP)	$3,184	$1,469	$335
Net income per share (GAAP)	$13.90	$6.77	$1.58
Please see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for Fiscal Year 2026 for a more detailed description of our Fiscal Year 2026 financial results.

Fiscal Year 2026 Executive Compensation Highlights
Key highlights of our executive compensation program for Fiscal Year 2026 are as follows:
■Pay Aligned with Performance & Shareholder Value Creation: Our executive compensation program emphasizes at-risk pay closely tied to Company and shareholder outcomes. A significant majority of total direct compensation for our NEOs is performance-based and delivered through long-term equity awards.
In Fiscal Year 2026, incentive outcomes were earned at 200% of target, reflecting the Company’s strong financial results, operational execution, and market performance during the year. This alignment between business performance and realized pay underscores our commitment to linking executive compensation with shareholder value creation.
■Balanced Use of ROIC and rTSR Metrics: Beginning in Fiscal Year 2025, relative Total Shareholder Return (“rTSR”) evolved to be a standalone metric within our PSU program, alongside Return on Invested Capital (“ROIC”), to strengthen alignment with shareholder returns and reinforce long-term value creation.
■Strong Shareholder Support and Governance Practices: Our Say-on-Pay proposal received approximately 95% approval at the 2025 AGM (excluding abstentions and broker non-votes). We continue to engage with investors and use an independent compensation consultant to ensure our program remains market competitive and aligned with shareholder value creation and governance best practices.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	29

Compensation Discussion and Analysis
Fiscal Year 2026 Executive Compensation Practices
Our executive compensation policies and practices reinforce our pay-for-performance philosophy and align with commonly viewed best practices and sound governance principles.

What We Do
✓	At least 70% of long-term equity incentives for NEOs, including stock options and PSUs, are performance-based and awarded in connection with the annual review cycle.	✓	Prohibit short sales, hedging, and derivative transactions; restrict pledging by directors, executive officers, and key employees
✓	Caps on performance-based awards and equity incentive compensation	✓	Compensation and People Committee consists solely of independent directors
✓	Incentive awards are tied to financial and operational performance goals	✓	Independent compensation consultant engaged by the Compensation and People Committee
✓	Majority of executive compensation is “at risk” and performance-based	✓	Annual risk assessment of our compensation programs and practices
✓	Clawback provisions apply to incentive compensation	✓	Meaningful ownership requirements for executives and directors
✓	Compensation strategy is reviewed at least annually by the Compensation and People Committee	✓	Equity dilution and burn rate are monitored and kept within competitive norms
✓	Say-on-pay results and shareholder feedback are reviewed annually and considered in compensation decisions

What We Don't Do
X	No “single trigger” change in control benefits	X	No dividend equivalents on unvested awards
X	No excise tax “gross-ups” in connection with a change in control	X	No guaranteed bonuses
X	No guaranteed salary increases	X	No backdating or spring-loading of stock options
X	No defined benefit or supplemental pension plan	X	No excessive perquisites
X	No re-pricing of options without shareholder approval
Our Executive Compensation Strategy
Our executive compensation strategy is intended to drive high performance, strengthen our market position, and increase shareholder value. The goals of our executive compensation programs are to:
■attract and retain talented leaders through competitive pay programs;
■motivate executive officers to achieve and exceed financial, strategic, and other business objectives as set by the Board or Compensation and People Committee;
■align executive officer and shareholder interests to optimize long-term shareholder value with acceptable risk; and
■manage total compensation costs in support of our financial performance.

30	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Compensation Discussion and Analysis
Our Fiscal Year 2026 Executive Compensation Programs

Compensation Element	Designed to Reward	Relationship to Compensation Strategy
Base Salary	Related job experience, knowledge of the Company and our industry, and continued dedicated employment with sustained performance	Attract and retain talented executive officers through competitive pay programs
Annual Incentive Executive Performance Bonus Plan	Achievement of the Company’s annual financial and operational goals
Motivate executive officers to achieve and exceed annual financial, strategic, and other business objectives
Align executive officers and shareholder interests to optimize shareholder value
Manage total compensation costs and align them with financial performance

Long-Term Equity Incentives Equity Awards	Increased shareholder value through achievement of long-term strategic goals based on criteria such as ROIC and rTSR.	Align executive officers and shareholder interests to optimize shareholder value Motivate executive officers to achieve and exceed long-term financial, strategic, and other business objectives
Say-on-Pay Support
At the 2025 AGM, approximately 95% of the votes cast (excluding abstentions and broker non-votes) supported the Company’s executive compensation programs for Fiscal Year 2025. The Board views this strong result as an endorsement of the Company’s pay-for-performance strategy and compensation framework.
The Board and the Compensation and People Committee value this feedback and consider it a reaffirmation that the Company’s executive compensation practices are aligned with shareholder interests, focusing on sustainable profitability, long-term value creation, and market-competitive pay design. No material changes were made to the overall executive compensation strategy in Fiscal Year 2026 as a result of this input.
The Board remains committed to ongoing engagement with shareholders and will continue to evaluate Say-on-Pay results, governance trends, and investor perspectives when making future compensation decisions for the Company’s executive officers.

Say-on-Pay Support

2023 AGM
96%

2024 AGM
96%

2025 AGM
95%
Role of the Compensation and People Committee
The Compensation and People Committee oversees the design, development, and execution of Seagate’s executive compensation and employee benefits programs. In fulfilling its responsibilities related to executive compensation, the Compensation and People Committee:
■Establishes financial and operational performance goals used in incentive compensation plans;
■Assesses the CEO’s and other NEOs’ performance against those goals;
■Evaluates the competitiveness and mix of each executive officer’s annual bonus and long-term equity incentive targets based on market data and peer benchmarks;

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	31

Compensation Discussion and Analysis
■Determines or recommends adjustments to the total compensation packages of the CEO and other executive officers, including base salary, annual bonus, and long-term equity incentive award opportunities, share ownership requirements, and retention programs; and
■Assesses risk related to the Company's compensation policies and informs the Board of any such risks.
For the CEO, the Compensation and People Committee makes formal recommendations to the independent members of the Board, who determine the final compensation package. The CEO does not participate in decisions regarding his own pay.
The Compensation and People Committee is supported in its work by Seagate’s Executive Vice President and Chief People and Places Officer and her team, as well as an independent executive compensation consultant.
Role of the Compensation Consultant
During Fiscal Year 2026, the Compensation and People Committee retained Semler Brossy as its independent executive compensation consultant. The firm provided objective advice on compensation matters related to Seagate’s executive officers and non-employee directors.
Semler Brossy reported directly to the Compensation and People Committee and did not provide services to Seagate management during Fiscal Year 2026, except as expressly directed by the Compensation and People Committee. The Compensation and People Committee has sole authority to engage, oversee, and terminate its advisors, and to approve all related fees and engagement terms.
During the fiscal year, Semler Brossy provided comprehensive support, including:
■Executive Compensation Design: Advising on pay philosophy, incentive structure, and award types;
■Market Benchmarking: Delivering peer group analysis and competitive pay assessments;
■Governance & Shareholder Engagement: Offering insights on governance best practices, investor expectations, and engagement trends;
■Equity Programs: Consulting on long-term incentive plan design and administration;
■Director Compensation: Providing recommendations on non-employee director compensation; and
■Proxy Disclosure: Reviewing and providing feedback on compensation disclosures.
The Compensation and People Committee reviews the independence of its consultant annually, considering the factors required under SEC and Nasdaq rules. Following its review for Fiscal Year 2026, the Compensation and People Committee determined that Semler Brossy is independent and that its engagement did not raise any conflicts of interest.
Role of our CEO and Management in the Compensation Process
Each year, the CEO reviews market data and assesses the individual performance of the other NEOs to develop compensation recommendations to the Compensation and People Committee for the Company’s executive officers, excluding himself. These recommendations include base salary adjustments (if any), annual incentive targets, and long-term equity award values, and are based on:
■Individual performance and contributions;
■Retention and succession planning considerations; and
■Company performance and available budget.
The Compensation and People Committee reviews the CEO’s recommendations and retains full discretion to approve, modify, or reject them.

32	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Compensation Discussion and Analysis
Executive Market Comparison Peer Group and Benchmark Philosophy
As part of its oversight responsibilities, the Compensation and People Committee reviews executive roles and responsibilities and evaluates market competitiveness using a defined set of peer companies (the “Executive Peer Group”) that compete for similar executive talent. The Compensation and People Committee considers both public disclosures and published compensation surveys from the Executive Peer Group when evaluating base salary, annual incentives, and long-term equity awards for Seagate’s executive officers. The Compensation and People Committee does not benchmark compensation to a specific market percentile.
Executive Peer Group companies are selected annually, with input from the independent compensation consultant, based on the following criteria:
■Industry classification under Global Industry Classification Standard codes 4520 (Technology Hardware & Equipment) or 4530 (Semiconductors and Semiconductor Equipment);
■Market capitalization between 0.5x and 8x that of Seagate;
■Trailing twelve-month (“TTM”) revenue between ~0.33x and 3x Seagate’s revenue; and
■A comparable business model to Seagate.
The Compensation and People Committee may exercise judgment to include companies that fall outside these guidelines when it determines that it is appropriate.
In setting individual executive compensation targets, the Compensation and People Committee considers several factors—none of which is individually weighted—including:
■The scope and strategic impact of the executive’s role;
■Internal pay equity;
■Market competitiveness;
■Retention risk; and
■The projected value of the total compensation package.
Actual compensation outcomes depend primarily on the Company’s financial and operational performance over time.
The Executive Peer Group for Fiscal Year 2026 included the following companies:

FY2026 Executive Peer Group
Analog Devices, Inc. (ADI)	KLA Corporation (KLAC)	Motorola Solutions, Inc. (MSI)	Everpure (P)
Corning Incorporated (GLW)	Lam Research Corporation (LRCX)	NetApp, Inc. (NTAP)	Skyworks Solutions, Inc. (SWKS)
Flex Ltd. (FLEX)	Microchip Technology Inc. (MCHP)	NXP Semiconductors N.V. (NXPI)	Western Digital Corporation (WDC)
Keysight Technologies, Inc. (KEYS)	Micron Technology, Inc. (MU)	ON Semiconductor Corporation (ON)	Zebra Technologies Corporation (ZBRA)
For Fiscal Year 2027, the Committee maintained the same selection criteria and methodology and updated the peer group by removing Everpure (formerly known as Pure Storage) and Skyworks Solutions, Inc.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	33

Compensation Discussion and Analysis
How We Determine Individual Compensation Amounts for the NEOs
For NEOs other than the CEO, the CEO makes compensation recommendations to the Compensation and People Committee based on individual performance, retention considerations, and Company performance. The Compensation and People Committee determines the value of each compensation element. The CEO does not recommend his own compensation, and the Compensation and People Committee and the independent directors meet without the CEO present when evaluating and setting the CEO’s compensation.
Our Executive Vice President and Chief People and Places Officer and members of her staff assist the Compensation and People Committee in its review of executive compensation plans and programs, including by providing market data regarding competitive pay practices, program design, and developments in corporate governance related to executive compensation.
The proportion of each compensation element (that is, the compensation mix) relative to total compensation varies by individual; however, executive compensation is weighted toward variable, performance-based compensation tied to the Company’s financial and operational results. Differences in compensation mix among NEOs reflect variations in responsibilities and Executive Peer Group market data.
Annual Total Target Compensation Mix

Annual Base Salary
Base salaries are the fixed annual cash amounts paid to our executive officers, including the NEOs. In reviewing and determining base salaries, the Compensation and People Committee considers:
■related experience;
■expected future contributions;
■overall ability to influence our financial performance and the strategic impact of the role;
■the ease or difficulty of replacing the incumbent; and
■in the case of executive officers other than the CEO, recommendations of the CEO.

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Compensation Discussion and Analysis
Salaries are reviewed annually and may be modified to reflect significant changes in the scope of an executive officer’s responsibilities and/or market conditions. Our goal is to be competitive with respect to base salary while distinguishing ourselves from the Executive Peer Group by providing a greater emphasis on compensating our executive officers through the use of performance-based incentives that are consistent with our strategy of motivating executive officers to achieve and exceed annual and multi-year business objectives.
For Fiscal Year 2026, the Compensation and People Committee approved base salary increases for Dr. Mosley, Mr. Romano, and Mr. Lee to better align compensation with competitive market positioning, recognize the Company’s strong performance, and support the retention of key leadership talent. In Mr. Lee's case, the increase also reflected his promotion from Senior Vice President to Executive Vice President.
The Compensation and People Committee also increased Dr. Morris’ base salary in recognition of his appointment as Chief Technology Officer and subsequent promotion to Executive Vice President. No salary adjustment was made when Dr. Morris assumed the CTO role due to company-wide salary freezes and organizational restructuring. In approving the increase, the Committee considered competitive market data, Dr. Morris’ strong performance, and the strategic importance of his role.

Name	FY2025 Base Salary ($)	FY2026 Base Salary After Annual Review ($)	Percent Change YoY (%)
William D. Mosley	1,100,008	1,250,018	14%
Gianluca Romano	715,000	740,022	3%
Ban Seng Teh(1)	594,815	586,768	(1)%
John C. Morris	375,024	560,019	49%
James C. Lee	525,013	549,994	5%
(1)Mr. Teh’s base salary is denominated and paid in Singapore dollars (“SGD”). The year-over-year comparison presented above reflects the U.S. dollar equivalent of his salary using the applicable foreign exchange rates and does not indicate a reduction in his local-currency base salary. For FY2026, salary is based on the SGD period-end foreign exchange rate of 0.7741 as of July 3, 2026.
Annual Incentive Plan - Executive Performance Bonus
EPB Plan
In Fiscal Year 2026, all executive officers participated in our Executive Performance Bonus Plan (“EPB”), designed to drive achievement of the annual financial and operational goals set by the Compensation and People Committee. The Compensation and People Committee believes the EPB supports our growth objectives by preserving cash and aligning executive and shareholder interests through performance-based equity awards.
Under the EPB, following certification of performance achievement after the end of the fiscal year and after the payout is determined, executives receive their bonus payment entirely in restricted stock units (“RSUs”) subject to an additional one-year vesting period. The Company adopted this policy in Fiscal Year 2022 to preserve cash and provide longer-term alignment with shareholders. The RSU awards to participants include a 30% premium on the dollar value of the earned bonus award since the RSUs have a one-year vesting period and account for the delay in vesting and the volatility of the stock price compared to the prior cash-based plan. Beginning in Fiscal Year 2027, the Compensation and People Committee approved a reduction in the premium from 30% to 15% in order to better align the program with market practices while continuing to support shareholder alignment and retention objectives.
The awards are determined using the daily average closing trading price for the prior calendar month, equal to the bonus earned based on performance against pre-established metrics (the “Base Bonus Amount”), and are awarded in the first quarter of the next fiscal year once results are known. If an executive terminates employment before the RSUs vest, the premium is forfeited. However, if the termination is not for cause, the executive receives the base bonus amount in cash at the time of termination. These RSUs are awarded in the first quarter of the next fiscal year once results are known and vest in full on the first anniversary of the grant date.

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Compensation Discussion and Analysis
Target bonus opportunities are established by the Compensation and People Committee based on market data, executive responsibilities and internal pay equity considerations. Actual payouts may range from 0% to 200% of target, depending on Company performance against the pre-established financial and operational metrics.
For all executive officers other than the CEO, the Compensation and People Committee determines the final award amount. The CEO’s target bonus and actual payout are determined by the independent directors of the Board, based on the Compensation and People Committee’s recommendation and assessment of the CEO’s performance. While the Compensation and People Committee has discretion to reduce an executive’s bonus payout, it does not have discretion to increase it above the amount earned based on performance.
Any individual bonuses payable to our NEOs are based upon each NEO’s target bonus expressed as a percentage of base salary. For Fiscal Year 2026, the independent directors increased Dr. Mosley’s target bonus opportunity from 150% to 175% of base salary following a review of Executive Peer Group market data and the scope and responsibilities of his role as Board Chair and Chief Executive Officer. For Fiscal Year 2026, the following target bonus percentages applied:

Named Executive Officer	FY2026 Base Salary ($)	Target Bonus Percentage (%)	FY2026 Target Amount ($)
William D. Mosley	1,250,018	175	2,187,532
Gianluca Romano	740,022	100	740,022
Ban Seng Teh(1)	586,768	100	586,768
John C. Morris	560,019	100	560,019
James C. Lee	549,994	100	549,994
(1)Based on the SGD period-end foreign exchange rate for Fiscal Year 2026 of 0.7741 as of July 3, 2026.
The funding level for Fiscal Year 2026 was determined based on the Company’s actual performance with respect to attainment of specified levels of the following financial and operating performance metrics:
■revenue (weighted 40%)
■adjusted operating margin (defined as adjusted operating income, divided by revenue) (“AOM”) (weighted 40%)
■our Total Customer Experience (“TCE”) metric, which is a measure of our customers’ overall satisfaction with their Seagate experience, from product quality to responsiveness of service (weighted 20%)
TCE is comprised of three customer satisfaction measurements, which are evaluated quarterly:
For Fiscal Year 2026, the target revenue, AOM, and TCE performance metrics were as set forth in the table below. The preliminary funding for the bonus pool is determined by each individual metric meeting or exceeding the threshold.

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Compensation Discussion and Analysis
On July 25, 2026, the Compensation and People Committee certified the achievement level of the Company’s relevant annual financial and operating performance metrics, which are used for calculating the level of EPB bonus pool funding for Fiscal Year 2026, as described in the below table. Fiscal Year 2026 performance resulted in 200% payout of the EPB bonus pool.

Named Executive Officer	FY2026 Target Amount ($)	Performance Score (%)	FY2026 Payout ($)(2)(3)	EPB RSUs Granted August 20, 2026 (#)(3)
William D. Mosley	2,187,532	200%	5,801,327	6,864
Gianluca Romano	740,022		1,988,052	2,352
Ban Seng Teh(1)	586,768		1,525,628	1,805
John C. Morris	560,019		1,438,055	1,702
James C. Lee	549,994		1,474,990	1,745
(1)Based on the SGD period-end foreign exchange rate for Fiscal Year 2026 of 0.7741 as of July 3, 2026.
(2)Based on the actual eligible earnings for Fiscal Year 2026, which reflects the actual amount paid to the NEO based on the number of days during the fiscal year.
(3)The total values include the impact of the 30% premium. Calculated using $845.28, which is the average closing price of Seagate ordinary shares for the month of July 2026, rounded up to the nearest whole RSU. Shares will vest in full on the first anniversary of the grant date.

Long-Term Equity Incentives
In Fiscal Year 2026, the Compensation and People Committee granted equity awards to the NEOs under the terms of the 2022 EIP. The 2022 EIP is intended to:
■focus executive officers and employees on achieving longer-term financial, strategic, and other business performance goals;
■provide significant reward potential for outstanding cumulative performance by the Company;
■enhance the Company’s ability to attract and retain highly-talented executive officers and employees; and
■provide the Company’s management and employees with an opportunity for greater equity ownership and related incentives to increase shareholder value.
When determining our NEOs’ equity incentive awards, the Compensation and People Committee considers comparable equity incentive awards to executive officers in the Company’s Executive Peer Group and the NEO’s role, individual performance, and potential future contributions. Our equity award guidelines and mix of the type of awards granted are based on an analysis of the unvested equity held by an NEO, the practices of Executive Peer Group companies in awarding equity for similar positions (including equity mix and award values), potential impact on earnings,

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Compensation Discussion and Analysis
and the pool of available shares under the 2022 EIP. In determining the award for each NEO, the Compensation and People Committee also considers the Company’s goals for retaining the NEO for the long term.
NEOs are generally awarded equity on an annual basis, as part of our annual award cycle, and these equity incentive awards generally consist of a mix of time-vested restricted share units, performance-based awards, and share options in the case of our Executive Vice Presidents (“EVPs”) and CEO (each as governed by the 2022 EIP as described more fully below), reflecting a strong emphasis on pay-for-performance and the alignment of interests between our NEOs and our shareholders.
For Fiscal Year 2026, the Compensation and People Committee structured each executive’s equity mix to align with market practice and drive long-term shareholder value. The charts below show the proportion of time-based options, time-based RSUs, and performance-based awards for each executive, reflecting their role, career stage, and any one-time arrangements. This mix is designed to reward sustained Company performance while promoting executive retention and alignment with shareholder interests.
For Fiscal Year 2026, we retained the same mix and weighting of award types for all NEOs except Dr. Mosley, who will receive a mix of 50% PSUs, 30% time-based stock options, and 20% RSUs. The Compensation and People Committee adjusted the value of the awards made to our NEOs by an average of 40% after its review of target grant awards for similarly situated executives at our peer group companies.
Options
Stock options are granted with an exercise price equal to the fair market value of Seagate’s ordinary shares on the grant date, defined as the closing price on the Nasdaq Global Select Market. Options generally vest over four years and have a seven-year term. Stock options are intended to align executives’ interests with those of shareholders by rewarding long-term share price appreciation.
The Compensation and People Committee typically determines grant size, timing, and vesting schedules during the annual award cycle. For new hires or executives promoted into new roles, grants may follow a different schedule.

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Compensation Discussion and Analysis
Share Awards
Restricted Share Units
RSUs are time-based equity awards that generally vest over four years. 25% of each award vests on the first anniversary of the grant date, with the remainder vesting in equal quarterly installments, subject to continued employment. Each RSU represents the right to receive one ordinary share of Seagate. Dividend equivalents do not accrue on RSUs during the vesting period.
Fiscal Year 2026 Performance Share Unit Award Structure
The Fiscal Year 2026 PSUs are performance-based equity awards that vest based on both Company performance and continued service over a three-year period. The number of shares earned is based on two performance metrics:
■ROIC, measured annually and averaged over the three-year period (75% weighting); and
■Relative Total Shareholder Return (“rTSR”), based on Seagate’s percentile ranking against the Executive Peer Group over the three-year performance period (25% weighting)
Beginning with Fiscal Year 2027 PSU awards, the rTSR component will be measured based on Seagate’s percentile ranking relative to the companies comprising the S&P 500 Index, replacing the Executive Peer Group used for Fiscal Year 2026 awards.
Target PSU payout (100%) is earned if Seagate achieves its ROIC goals and ranks at or above the median of its peers in rTSR. Payouts can range from 0% to 200% of the target award based on overall performance.
ROIC was selected for its emphasis on efficient capital deployment and sustainable long-term returns. rTSR was selected for its emphasis on strengthening alignment between executive compensation and shareholder value creation.
ROIC Calculation Summary:
For the FY2026 PSU awards, ROIC is calculated as:

ROIC	=	Adjusted Operating Income - Non-GAAP Tax Expense (Benefit)
Net Plant, Property & Equipment + (Accounts Receivable + Inventory) - (Accounts Payable)
The Compensation and People Committee uses a pre-established performance matrix to determine PSU vesting outcomes. The performance goals were established in a manner that the Compensation and People Committee determined would require significant effort to achieve and would not be earned with average or below average performance. PSUs do not accrue dividend equivalents during the vesting period.
Fiscal Year 2026 Vesting Outcomes for Performance Share Units
Fiscal Year 2023 Performance Share Units
In Fiscal Year 2023, the Company granted PSUs (the “FY2023 PSUs”) to Dr. Mosley, Mr. Romano, Mr. Teh, and Dr. Morris. These awards were eligible to vest following a three-year performance period ending on June 30, 2025 for the ROIC metric and completion of the relative TSR measurement period in September 2025, subject to certification of performance results, continued employment, and the achievement of applicable performance goals.

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Compensation Discussion and Analysis
The FY2023 PSU design was based on two primary metrics:
■Three-year average ROIC as the core performance measure
■rTSR as a modifier
For members of the Company’s leadership team, the number of FY2023 PSUs that may be earned may be increased or decreased by up to 5% based upon achievement of two subjective, qualitative performance modifiers, each of which were established in a manner that the Compensation and People Committee determined would require significant effort to achieve and would not be earned with average or below average performance.
Performance Results:
■The Company’s three-year average ROIC was 63%, resulting in a base payout of 75% of target.
■The average share price increased from $77.43 at the start of the performance period on July 25, 2022 to $184.12 at the end of the performance period on September 11, 2025 (including dividends), generating a 137.79% Total Shareholder Return (“TSR”).
■Seagate’s TSR ranked at the 88th percentile relative to the Fiscal Year 2023 Executive Peer Group, resulting in a 1.25x modifier to the base payout.
As a result, the Compensation and People Committee certified the following PSU vesting outcomes:
■For all executives except the leadership team, the FY2023 PSUs vested at 93.75% of target (75% base × 1.25x rTSR modifier).
■For the leadership team, including our NEOs, the FY2023 PSUs vested at 86.84% of target, reflecting a reduction after the application of the additional modifiers.
Fiscal Year 2024 Executive Strategic Performance Grant
This award was a special, one-time award of PSUs to our executive officers, that was granted on February 20,  2024. This award was subject to performance goals related to the Mozaic product launch and measured over two years, aiming to reinforce near-term focus and incentivize a successful launch of quality Mozaic products for the company’s future profitability.
The award was divided into two equally weighted tranches:
■Tranche 1 (50% of target PSUs): Performance measured during calendar year 2024 with vesting on the first anniversary of the date of grant, subject to continued employment through such date
■Tranche 2 (50% of target PSUs): Performance measured during calendar year 2025 with vesting on the second anniversary of the date of grant, subject to continued employment through such date
Each tranche was subject to distinct performance goals related to execution milestones critical to the Mozaic launch. The performance goals were established in a manner that the Compensation and People Committee determined would require significant effort to achieve and would not be earned with average or below average performance.

CY24	Weighting	CY25	Weighting
Units Sold (M)	50%	Units Sold (M)	50%
Target Product Qualification Deadline	50%	Target Product Qualification Deadline	50%

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Compensation Discussion and Analysis
Following the conclusion of the first measurement period, the Compensation and People Committee certified the level of achievement of the performance metrics for the first tranche over the first measurement period, such that the PSUs vested at 100% of target on February 20, 2025. This outcome reflected below-threshold performance on the units sold metric and maximum achievement on the target product qualification deadline metric.
Following the conclusion of the second measurement period, the Compensation and People Committee certified the level of achievement of the performance metrics for the second tranche over the second measurement period, such that the PSUs vested at 100% of target on February 20, 2026. This outcome reflected below-threshold performance on the units sold metric and maximum achievement on the target product qualification deadline metric.
Severance and Change in Control Benefits
We provide severance benefits to assist in aligning executive officer and shareholder interests in the event of a potential “change in control” (as such term is defined under “Compensation of Named Executive Officers—Potential Payments upon Termination or Change in Control” below), to remain competitive in attracting and retaining executive officers, and to support organizational changes necessary to achieve our business strategy. The purpose of the Ninth Amended and Restated Seagate Technology Executive Severance and Change in Control Plan (the “Severance Plan”) is to:
■provide for the payment of severance benefits to the executive officers, including the NEOs, in the event their employment with the Company or any applicable subsidiary is terminated without cause or they resign for good reason;
■encourage our executive officers, including the NEOs, to continue employment in the event of a potential change in control; and
■provide our executive officers, including the NEOs, with generally the same types of severance benefits in connection with a qualifying termination of employment.
All of our executive officers are eligible to receive a level of severance benefits under the terms of the Severance Plan that reflects their level of responsibility within our organization, the strategic importance of their position, and a market-competitive level of severance for comparable positions within the Executive Peer Group. For further details on the Severance Plan, see the section below titled “Compensation of Named Executive Officers—Potential Payments Upon Qualifying Termination or Change in Control.”
Retirement Savings, Welfare, and Other Benefits and Perquisites
Our NEOs are eligible to participate in a broad range of benefits in the same manner as non-executive employees. Seagate does not offer separate benefits for executive officers, other than severance benefits (see “Severance and Change in Control Benefits” above).
Retirement Savings Plan
Eligible employees on US Payroll, including our NEOs (except Mr. Teh), may participate in the Seagate 401(k) Plan by deferring a portion of their salary, subject to IRS limits. Contributions are held in accounts managed by an independent trustee and invested at the direction of the participant.
The Company provides a match of $0.50 for every $1.00 contributed, up to 6% of eligible compensation, on a biweekly basis for pretax and/or Roth contributions. The annual maximum match is $6,000. Matching contributions are fully vested.

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Compensation Discussion and Analysis
Equity Vesting Following Qualifying Retirement
All of our employees, including our NEOs, who are at least age 55 are eligible for continued vesting of their equity awards that were granted on or after August 20, 2025 in the event they meet specified length of service requirements that decrease with age. In order to take advantage of the retirement benefit, employees, including our NEOs, must provide 6 months prior written notice of their intent to resign, during which the employees are expected to transition their duties and responsibilities to their successors. Employees must timely deliver a general release of claims following their retirement for their equity awards to remain outstanding and continue to vest.
Employee Stock Purchase Plan
Our ESPP provides our eligible employees, including our NEOs, the opportunity to purchase our ordinary shares at a discount through payroll deductions and, for participants in the United States, is designed to comply with Section 423 of the Code.
Non-Qualified Deferred Compensation Plan
Seagate maintains the 2015 Seagate Deferred Compensation Plan (the “SDCP”) to provide a select group of U.S.-based senior employees, including our NEOs (except Mr. Teh), with the opportunity to defer additional compensation on a pre-tax basis beyond the limits of traditional retirement plans. The SDCP is designed to support long-term financial planning by allowing participants to defer eligible earnings and invest them in a tax-deferred manner.
Eligibility
Eligible employees are notified annually and must either be a vice president or higher level employee or meet one of the following compensation thresholds:
■A base salary of $215,000 or more, or
■A combined base salary and target commissions of $300,000 or more.
Deferral Elections
Participants may elect annually to defer:
■Up to 70% of base salary
■Up to 70% of commissions (sales employees only)
■Up to 100% of annual cash-based performance bonuses (bonus amounts paid in equity or equity-based awards are not eligible for deferral)
Deferral elections must be made during the designated open enrollment period (typically November–December) and are generally irrevocable for the plan year. In the event of an unforeseeable emergency distribution, the participant’s deferral election will be automatically cancelled for the remainder of the year and the following year. Bonus amounts paid in equity or equity-based awards are not eligible for deferral.
Plan Funding and Investment Options
The SDCP is an unfunded, non-qualified plan. Deferred amounts and notional earnings are recorded as unsecured obligations of the Company and remain part of Seagate’s general assets. The SDCP is funded solely through participant deferrals and does not provide for any Company matching or other employer contributions. Participants select from a menu of investment options, and earnings (or losses) are based on the actual performance of the selected funds.

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Compensation Discussion and Analysis
Distribution Options
Participants may elect to receive their deferred amounts:
■Upon retirement or termination, participants may elect a lump-sum distribution or installment payments. For amounts attributable to services before January 1, 2020, quarterly installments may be elected for up to 15 years. For amounts attributable to services on and after January 1, 2020, annual installments may be elected for up to seven years.
■As an in-service distribution: As a lump sum or in installments over 2 to 5 years beginning at a specified date.
■Upon disability: Per the retirement/termination election.
■Upon death: As a lump sum to the designated beneficiary, paid no later than the end of the calendar year of death or within 2.5 months thereafter.
■Upon an unforeseeable emergency: Requested amount (once approved) to be paid as a lump sum within 90 days following approval.
Change in Control
Unless otherwise determined in advance by the Seagate Benefits Administrative Committee, the SDCP will be terminated upon a change in control, and participants will receive a lump-sum distribution of their account balance within 30 days of the event.
Details of deferrals, earnings, and balances for participating NEOs are provided in the table titled “Non-Qualified Deferred Compensation Plans” under the “Compensation of Named Executive Officers” section.
Health and Welfare Benefit Plans
We maintain a standard complement of health and welfare benefit plans for our employees, including our NEOs, which provide medical, dental and vision benefits, employee assistance, health savings and flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and life insurance coverage. These benefits are provided to our NEOs on the same terms and conditions as they are provided to our other employees.
Perquisites
We generally do not provide perquisites to our NEOs other than executive physicals and, in certain limited business-related circumstances, reimbursement for the travel costs of the NEO’s spouse or significant other. If an NEO’s travel on our corporate aircraft includes a personal element, the NEO is required to fully reimburse us for the aggregate incremental cost of any such usage. We consider the value of perquisites in assessing the competitiveness of our total compensation package to that of Executive Peer Group companies.

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Compensation Discussion and Analysis
Other Company Policies and Compensation Considerations

Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation over $1 million paid to “covered employees” in any fiscal year. While the Compensation and People Committee considers tax deductibility as one factor in its decision-making, it also takes into account other business priorities. The Committee maintains the flexibility to approve or adjust compensation arrangements—even if they are not fully deductible—when doing so supports Seagate’s overall compensation philosophy and strategic objectives.
Securities Trading; Prohibitions Against Hedging and Pledging
We prohibit short sales, hedging of share ownership positions, and transactions involving derivatives of our ordinary shares for all employees and directors, and place restrictions on pledging of our ordinary shares as collateral for loans for directors, executive officers, and certain other employees. Please see the “Corporate Governance – Anti-Hedging and Pledging Policy and Other Trading Restrictions” section above for information on our Insider Trading Policy.
Pay Recovery Policy (Clawback)
The Company currently maintains two pay recovery policies applicable to executive officers. The first Pay Recovery Policy is intended to eliminate any reward for intentional misrepresentation of financial results. It provides standards for recovering compensation from our executive officers and other officers who hold the position of Senior Vice President and above (collectively, “Designated Officers”), where such compensation was based on incorrectly reported financial results due to the fraud or willful misconduct of such Designated Officer. The Designated Officer’s repayment obligation applies to any cash bonus paid, share award issued (whether or not vested) and/or vested during the covered period (as defined below) or options exercised during the period commencing with the date that is four years prior to the beginning of the fiscal year in which a restatement is announced, and ending on the date recovery is sought (the “covered period”).
The second policy is our Executive Compensation Recovery Policy adopted by the Compensation and People Committee and effective as of December 13, 2023. This policy was adopted to comply with Section 10D of the Exchange Act and the Nasdaq listing standards adopted in 2023 as mandated by the Dodd-Frank Act. Under the policy, which applies to the company’s current and former “officers”under Rule 16a-1(f) of the Exchange Act, the Company must recover erroneously awarded, incentive-based compensation on a pre-tax basis, subject to very limited exceptions, to the extent the applicable financial reporting measure was attained during the three-year period preceding the date the Company is required to prepare an accounting restatement. Recovery is triggered by accounting restatements that correct errors that are material to previously issued financial statements, as well as restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if (a) the errors were left uncorrected in the current report or (b) the error correction was recognized in the current period. The policy requires recovery regardless of whether a covered person engaged in any misconduct or is at fault.
Practices Related to the Grant of Equity Awards
Stock option and other annual equity award grants are generally made to executive officers on an annual basis according to a pre-established schedule that coincides with the Company’s fiscal year-based performance management cycle, allowing the Board and Compensation and People Committee to grant equity awards close in time to performance appraisals. Annual equity-based compensation awards to our executive officers are approved annually at the July meeting of the Board (for our CEO) or the Compensation and People Committee (for all other executive officers), with a grant date that occurs in August. The dates of these meetings are generally scheduled at least one year in advance.

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Compensation Discussion and Analysis
In addition, with respect to the timing of our equity award grants:
■We do not time the grant of equity-based awards in coordination with the release of material, non-public information and have never had a practice of doing so; and
■We have never timed and do not plan to time the release of material, non-public information for the purpose of affecting the value of employee or Board compensation.
During Fiscal Year 2026, we did not grant stock options, stock appreciation rights, or similar option-like instruments to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.
Share Ownership Requirements
We established share ownership requirements to ensure that our NEOs hold a meaningful equity stake in the Company and, by doing so, link their interests with those of our shareholders. Shares directly or indirectly owned (for example, through a trust), along with unvested RSUs (if any), are included in the calculation of ordinary shares owned for purposes of the ownership requirements, but time-based and performance-based options, unvested RSUs granted under the EPB, and PSUs are not counted until they are exercised or vested, as applicable. NEOs are expected to meet the ownership requirements within five years of the date upon which the NEO first becomes subject to the requirements. NEOs are measured against the applicable guideline on the last day of each fiscal year, and the results are reported to the Compensation and People Committee.
Our NEOs are required to own shares in an amount equal to an applicable target value based on a multiple of annual base salary. Our NEOs are required to meet the following requirements:

Named Executive Officer	Role	Ownership Guideline Salary Multiple	Guideline Met as of July 3, 2026.
William D. Mosley	Chief Executive Officer	6x	Yes
Gianluca Romano	Executive Vice President	3x	Yes
Ban Seng Teh	Executive Vice President	3x	Yes
John C. Morris	Executive Vice President	3x	Yes
James C. Lee	Executive Vice President	3x	Yes

Compensation and People Committee Report
The Compensation and People Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Board. In reliance on the review and discussions referred to above, the Compensation and People Committee approved the inclusion of the Compensation Discussion and Analysis in the Company’s Proxy Statement for Fiscal Year 2026.

Respectfully submitted, THE COMPENSATION AND PEOPLE COMMITTEE

Jay L. Geldmacher, Chair Michael R. Cannon Yolanda L. Conyers Dylan G. Haggart

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Compensation of Named Executive Officers
Our Summary Compensation Table for Fiscal Year 2026 below shows the total compensation of each of our NEOs with respect to Fiscal Years 2026, 2025, and 2024. The amounts reported reflect rounding, which may result in slight variations between amounts shown in the Total column and the sum of its components as reflected in the table.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
William D. Mosley Chairman and Chief Executive Officer	2026	1,275,017	—	17,503,848	8,132,267	—	7,570	26,918,702
	2025	1,100,008	—	12,964,806	3,103,580	—	8,533	17,176,927
	2024	676,928	—	10,393,544	2,553,855	—	7,400	13,631,727
Gianluca Romano Executive Vice President and Chief Financial Officer	2026	764,635	—	9,680,399	2,844,230	—	7,570	13,296,834
	2025	715,000	—	7,736,128	1,947,793	—	7,570	10,406,491
	2024	440,000	—	6,250,828	1,304,342	—	7,400	8,002,570
Ban Seng Teh(3) Executive Vice President, Chief Commercial Officer	2026	586,780	—	4,671,683	1,279,999	—	9,972	6,548,434
	2025	594,815	—	4,122,513	852,235	—	31,518	5,601,081
	2024	442,391	—	3,486,263	760,746	—	8,489	4,697,889
John C. Morris Executive Vice President, Chief Technology Officer	2026	553,098	—	3,759,329	995,555	—	14,803	5,322,785
	2025	375,024	—	2,483,818	—	—	5,875	2,864,717
	2024	324,544	—	2,518,608	—	—	7,400	2,850,552
James C. Lee(4) Executive Vice President, Chief Legal Officer & Corporate Secretary	2026	567,304	—	3,343,437	853,332	—	8,070	4,772,143
	2025	525,013	—	2,781,602	—	—	7,900	3,314,515
(1)Amounts shown in this column do not reflect the actual value realized by the NEOs. In accordance with SEC rules, these amounts for Fiscal Year 2026 reflect the aggregate of (i) the grant date fair value, as calculated in accordance with ASC 718 (excluding the effect of estimated forfeitures), of RSUs and stock options granted during the year, (ii) the grant date fair value of PSUs, granted during the year, based on the probable outcome of related performance conditions at target levels, and (iii) the target value of annual bonuses and the 30% bonus premium for each NEO that will be delivered in RSUs pursuant to the Executive Performance Bonus Program and accounted for under ASC 718. See the section titled “Annual Incentive Plan - Executive Performance Bonus” above for further information. The aggregate grant date fair value for awards under the Executive Performance Bonus Program, assuming achievement of the highest level of performance in Fiscal Year 2026, is $5,801,327 for Dr. Mosley, $1,988,052 for Mr. Romano, $1,525,628 for Mr. Teh, $1,438,055 for Dr. Morris, and $1,474,990 for Mr. Lee. The aggregate grant date fair value for PSUs granted in Fiscal Year 2026, assuming achievement of the highest level of performance, is $21,388,060 for Dr. Mosley, $11,220,525 for Mr. Romano, $5,049,269 for Mr. Teh, $3,927,113 for Dr. Morris, and $3,366,035 for Mr. Lee. For additional information on the valuation assumptions used in calculating these amounts, see Note 9, “Share-Based Compensation,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for Fiscal Year 2026.
(2)Amounts reported in the “All Other Compensation” column are itemized in the supplemental “All Other Compensation for Fiscal Year 2026” table below.
(3)The compensation, initially paid in SGD due to the NEO's location in Singapore, was converted to USD using the Fiscal Year 2026 exchange rate of 0.7741 as of July 3, 2026.
(4)Mr. Lee joined the Company in Fiscal Year 2024.

46	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Compensation of Named Executive Officers
All Other Compensation for Fiscal Year 2026

Name	Perquisites ($)(1)	401(k) Matching Contributions ($)(2)	Company Contribution to HSA ($)(3)	Company Contribution to CPF ($)(4)	Total ($)
William D. Mosley	1,570	6,000	—	—	7,570
Gianluca Romano	1,570	6,000	—	—	7,570
Ban Seng Teh(5)	—	—	—	9,972	9,972
John C. Morris	7,890	6,375	538	—	14,803
James C. Lee	1,570	6,000	500	—	8,070
(1)Amounts reported in this column reflect perquisites provided to certain NEOs, including:(i) the aggregate incremental cost to the Company for executive physicals for Messrs. Mosley, Romano, and Lee is $1,570. A portion of these physicals was covered under the executives’ health insurance plans and is therefore not included in the reported amount; only the cost paid by the Company in excess of insurance coverage, which is not generally available to all employees, is reported as a perquisite; and (ii) the incremental cost to the Company of $7,890 for guest travel for Mr. Morris.
(2)Reflects 401(k) Plan matching contribution made by the Company for the NEO and available to all U.S. employees who participate in the 401(k) Plan. The maximum matching amount was $6,000 per calendar year. The amount may be higher or lower for a particular fiscal year depending on the timing and amount of the employee’s contribution for preceding and following years.
(3)Reflects Company-paid Health Savings Account (“HSA”) contributions to eligible participants, which are made on a calendar-year basis. In 2026, Seagate contributed up to $500 for employee-only coverage and up to $1,000 for family coverage, as applicable.
(4)Reflects Company contribution to the Singapore Central Provident Fund (“CPF”). For Mr. Teh, CPF employer contribution was at 1,147 SGD per month through December 2025. The salary ceiling changed to 1,000 SGD per month for calendar year 2026.
(5)The compensation, initially paid in SGD due to the NEOs' location in Singapore, was converted to USD using the Fiscal Year 2026 exchange rate of 0.7741 as of July 3, 2026.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	47

Compensation of Named Executive Officers
Grants of Plan-Based Awards Table for Fiscal Year 2026

	Type of Award	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Share Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Share and Option Awards ($)
			Threshold (#/$)	Target (#/$)	Maximum (#/$)
William D. Mosley	EPB	7/26/2025(1)	$1,421,895	$2,843,790	$5,687,580	—	—	—	$2,900,664
	Time Option	8/20/2025(2)	—	—	—	—	153,700	$158.40	$8,132,267
	PSU	8/20/2025(3)	32,021	64,041	128,082	—	—	—	$10,694,030
	RSU	8/20/2025(4)	—	—	—	25,617	—	—	$3,909,154
Gianluca Romano	EPB	7/26/2025(1)	$481,015	$962,029	$1,924,058	—	—	—	$994,026
	Time Option	8/20/2025(2)	—	—	—	—	53,756	$158.40	$2,844,230
	PSU	8/20/2025(3)	16,799	33,597	67,194	—	—	—	$5,610,262
	RSU	8/20/2025(4)	—	—	—	20,158	—	—	$3,076,111
Ban Seng Teh	EPB	7/26/2025(1)	$381,399	$762,798	$1,525,596	—	—	—	$762,814
	Time Option	8/20/2025(2)	—	—	—	—	24,192	$158.40	$1,279,999
	PSU	8/20/2025(3)	7,560	15,119	30,238	—	—	—	$2,524,634
	RSU	8/20/2025(4)	—	—	—	9,071	—	—	$1,384,235
John C. Morris	EPB	7/26/2025(1)	$364,012	$728,025	$1,456,050	—	—	—	$719,027
	Time Option	8/20/2025(2)	—	—	—	—	18,816	$158.40	$995,555
	PSU	8/20/2025(3)	5,880	11,759	23,518	—	—	—	$1,963,556
	RSU	8/20/2025(4)	—	—	—	7,056	—	—	$1,076,746
James C. Lee	EPB	7/26/2025(1)	$357,496	$714,992	$1,429,983	—	—	—	$737,495
	Time Option	8/20/2025(2)	—	—	—	—	16,128	$158.40	$853,332
	PSU	8/20/2025(3)	5,040	10,079	20,158	—	—	—	$1,683,017
	RSU	8/20/2025(4)	—	—	—	6,048	—	—	$922,925
(1)Amounts shown reflect the threshold, target, and maximum potential payouts under our Fiscal Year 2026 Executive Performance Bonus Program, inclusive of the 30% bonus premium. The grant date of July 26, 2025 indicates the date of program approval by the Compensation and People Committee. Actual bonus amounts earned, including the 30% bonus premium, were granted in the form of RSUs in August 2026, which will vest in August 2027. The number of RSUs will be determined by dividing the earned bonus amount by the average closing price of Seagate ordinary shares for the month of July 2026, rounded up to the nearest whole RSU, and will vest in full on the first anniversary of the grant date. The grant date fair value of the related stock and option awards, including the 30% bonus premium, was calculated using target bonus amounts based on each NEO's eligible earnings and is reflected in the Summary Compensation Table for Fiscal Year 2026. As a result, such amounts may differ from the target payout amounts shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards”column, which are based on target bonus opportunities expressed as a percentage of annual base salary. See the section titled “Annual Incentive Plan - Executive Performance Bonus” above for further information and actual amounts paid.
(2)Unless otherwise indicated, options awarded during Fiscal Year 2026 under the 2022 EIP are subject to a four-year vesting schedule. 25% of the options vest one year after the grant date and then 1/48th of the shares subject to the options vest monthly thereafter, contingent on continuous service through the applicable vesting dates. For a description of the options, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Options.”
(3)Unless otherwise indicated, PSUs awarded during Fiscal Year 2026 under the 2022 EIP vest after the end of a three-year performance period, subject to both continuous service and the achievement of the applicable financial and operational performance criteria. For a description of the PSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units.” In accordance with SEC rules, this represents the aggregate grant date fair value calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. For all PSUs, we have assumed the probable outcome of related performance conditions as defined by ASC 718 at target levels. For additional information on the valuation assumptions, see Note 9 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for Fiscal Year 2026.
(4)RSUs awarded during Fiscal Year 2026 under the 2022 EIP are subject to a four-year vesting schedule, 25% of the shares vest one year after the grant date and then 6.25% of the shares vest quarterly thereafter, contingent on continuous service through the applicable vesting dates. For a description of the RSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Restricted Share Units.”

48	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Compensation of Named Executive Officers
Outstanding Equity Awards at Fiscal Year-End
The table below sets forth the outstanding equity awards held by the NEOs as of July 3, 2026.

		Option Awards				Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
William D. Mosley	9/9/2020 (2)	125,100	—	46.23	9/9/2027
	9/9/2021 (2)	96,080	—	87.34	9/9/2028
	9/9/2022 (2)	112,575	7,505	68.83	9/9/2029
	9/11/2023 (2)	97,350	44,250	64.31	9/11/2030
	9/9/2024 (2)	45,088	57,972	101.34	9/9/2031
	8/20/2025 (2)	—	153,700	158.40	8/20/2032
	9/9/2022 (3)					2,815	2,308,750
	9/11/2023 (3)					16,595	13,610,555
	9/9/2024 (3)					21,743	17,832,739
	8/20/2025 (3)					25,617	21,010,039
	8/20/2025 (4)					21,065	17,276,670
	8/20/2025 (5)					6,320	5,183,411
	9/11/2023 (6)							177,000	145,168,320
	9/9/2024 (6)							32,204	26,412,433
	9/9/2024 (6)							96,616	79,240,579
	8/20/2025 (6)							96,062	78,786,210
	8/20/2025 (6)							32,020	26,261,523
Gianluca Romano	9/9/2022 (2)	5,962	2,555	68.83	9/9/2029
	9/11/2023 (2)	10,547	22,600	64.31	9/11/2030
	9/9/2024 (2)	9,432	36,383	101.34	9/9/2031
	8/20/2025 (2)	—	53,756	158.40	8/20/2032
	9/9/2022 (3)					959	786,533
	9/11/2023 (3)					8,475	6,950,856
	9/9/2024 (3)					13,643	11,189,443
	8/20/2025 (3)					20,158	16,532,785
	8/20/2025 (4)					9,129	7,487,241
	8/20/2025 (5)					2,739	2,246,418
	9/11/2023 (6)							90,380	74,126,061
	9/9/2024 (6)							60,624	49,721,380
	9/9/2024 (6)							20,206	16,572,153
	8/20/2025 (6)							50,396	41,332,783
	8/20/2025 (6)							16,798	13,777,048

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	49

Compensation of Named Executive Officers

		Option Awards				Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Ban Seng Teh	9/9/2022 (2)	532	1,598	68.83	9/9/2029
	9/11/2023 (2)	878	13,182	64.31	9/11/2030
	9/9/2024 (2)	590	15,919	101.34	9/9/2031
	8/20/2025 (2)	—	24,192	158.40	8/20/2032
	9/9/2022 (3)					600	492,096
	9/11/2023 (3)					4,945	4,055,691
	9/9/2024 (3)					5,969	4,895,535
	8/20/2025 (3)					9,071	7,439,671
	8/20/2025 (4)					7,595	6,229,115
	8/20/2025 (5)					2,279	1,869,145
	9/11/2023 (6)							52,730	43,247,037
	9/9/2024 (6)							26,528	21,757,204
	9/9/2024 (6)							8,842	7,251,855
	8/20/2025 (6)							7,558	6,198,769
	8/20/2025 (6)							22,680	18,601,229
John C. Morris	8/20/2025 (2)	—	18,816	158.40	8/20/2032
	9/9/2022 (3)					500	410,080
	9/11/2023 (3)					4,710	3,862,954
	9/9/2024 (3)					5,686	4,663,430
	8/20/2025 (3)					7,056	5,787,049
	8/20/2025 (4)					4,070	3,338,051
	8/20/2025 (5)					1,221	1,001,415
	9/11/2023 (6)							30,130	24,711,421
	9/9/2024 (6)							5,052	4,143,448
	9/9/2024 (6)							15,158	12,431,985
	8/20/2025 (6)							5,878	4,820,900
	8/20/2025 (6)							17,640	14,467,622
James C. Lee	8/20/2025 (2)	—	16,128	158.40	8/20/2032
	7/22/2024 (3)					11,139	9,135,762
	8/20/2025 (3)					6,048	4,960,328
	8/20/2025 (4)					5,698	4,673,272
	8/20/2025 (5)					1,710	1,402,474
	8/20/2025 (6)							15,120	12,400,819
	8/20/2025 (6)							5,038	4,131,966
(1)Market value is based on the closing price of our ordinary shares on July 2, 2026 of $820.16 per share.
(2)Options are subject to a four-year vesting schedule. 25% of the shares subject to the options vest one year after the grant date, and then 1/48th of the shares subject to the options vest monthly thereafter, contingent on continuous service through the applicable vesting dates. For more information, see the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Options.”
(3)These RSUs were issued under the 2022 EIP and are subject to a four-year vesting schedule. These RSUs vest 25% on the first anniversary of the grant date, and then in equal quarterly installments thereafter, contingent on continuous service. For a description of these RSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Restricted Share Units.”

50	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Compensation of Named Executive Officers
(4)These RSUs were granted under the 2022 EIP based on actual performance under the Fiscal Year 2026 Executive Performance Bonus (“EPB”) following certification of achievement by the Compensation and People Committee on July 26, 2025. These RSUs vest in full on the first anniversary of the date of grant, contingent on continued service. The EPB is described in more detail above under “Compensation Discussion and Analysis—Annual Incentive Plan—Executive Performance Bonus—EPB Plan.”
(5)These RSUs were granted under the 2022 EIP following certification of achievement under the Fiscal Year 2026 EPB by the Compensation and People Committee on July 26, 2025. The grant value reflects a 30% premium to the earned EPB amount. The RSUs vest in full on the first anniversary of the date of grant, subject to continued service. The EPB is described in more detail above under “Compensation Discussion and Analysis—Annual Incentive Plan—Executive Performance Bonus.”
(6)These PSUs were issued under the 2022 EIP. The PSUs vest after the end of a three-year performance period, subject to both continuous service and the achievement of the applicable performance criteria. If the minimum performance threshold is not achieved, no PSUs will vest and the PSUs will be forfeited at the end of the performance period. The PSUs are described in more detail above under “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units.”

Option Exercises and Shares Vested for Fiscal Year 2026

	Option Awards		Unit Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
William D. Mosley	42,000	34,145,682	131,977	36,313,409
Gianluca Romano	52,529	10,732,810	75,310	24,179,566
Ban Seng Teh	28,255	10,842,178	33,340	9,898,018
John C. Morris	—	—	23,988	7,581,993
James C. Lee	—	—	10,641	2,427,855
(1)The value realized on exercise is the aggregate of the market value on each exercise date multiplied by the number of shares exercised on each such date less the total option price paid on such exercise date. Market value is defined as the sale price for same-day-sale exercises and as the closing market price of our ordinary shares on the date of the transaction for exercise-and-hold exercises.
(2)The value realized on vesting is the aggregate of the closing market price for our ordinary shares on each vesting date multiplied by the number of shares that vested on such day, or if a vest date was a non-market day, the closing market price for our ordinary shares on the prior market day.
Non-Qualified Deferred Compensation Plans

Name	Executive Contributions in Fiscal Year 2026 ($)	Registrant Contributions in Fiscal Year 2026 ($)	Aggregate Earnings in Fiscal Year 2026 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year 2026 End ($)(1)
William D. Mosley	—	—	83,937	—	632,608
Gianluca Romano	—	—	—	—	—
Ban Seng Teh	—	—	—	—	—
John C. Morris	—	—	—	—	—
James C. Lee	—	—	—	—	—
(1)Includes executive contributions already reported in the Summary Compensation Table for Fiscal Year 2026 or a prior fiscal year, with the exception of earnings on contributions, as such earnings are not considered to be at above-market rates.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	51

Compensation of Named Executive Officers
Potential Payments upon Termination or Change in Control
As discussed above in the section entitled “Compensation Discussion and Analysis—Severance and Change in Control Benefits,” the Compensation and People Committee adopted the Severance Plan to provide consistent severance benefits to NEOs who are terminated without cause or resign for good reason. In addition to severance, NEOs are entitled to receive payment of deferred compensation amounts in the event of a termination of employment or a change in control, as described above under “Compensation Discussion and Analysis—Non-qualified Deferred Compensation Plans.”
Termination Without Cause or Resignation For Good Reason Outside of a Change in Control Period
Under the Severance Plan, if an NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” (both as defined in the Severance Plan), the NEO is entitled to receive the following severance payments and benefits, subject to the NEO’s execution of an effective release of claims against the Company and compliance with certain non-competition, non-solicitation, and confidentiality covenants:
■a severance payment equal to a pre-determined number of months of base salary and geographic location (24 months for the CEO, 20 months for NEOs who are U.S. EVPs, or up to 24 months for NEOs who are EVPs based in Singapore);
■any earned but unpaid annual bonus for the year immediately preceding the year in which the termination of employment occurs;
■prorated bonus for the year in which the termination of employment occurs based on the number of days elapsed from the beginning of the fiscal year until the termination date at the most recently accrued performance level; and
■paid outplacement services for a period of 24 months.
The severance payments and benefits are generally payable within 20 business days following the “payment confirmation date” (as defined in the Severance Plan) in an amount equal to the lesser of (a) 50% of the severance benefit and (b) twice the compensation limit then in effect under Section 401(a)(17) of the Code, with the remaining amount payable twelve months following the date of termination for the CEO and U.S. EVPs, and six months and one day following termination for Singapore EVPs.
If an NEO is terminated for any qualifying reason outside a change in control period, the Severance Plan does not provide for any accelerated vesting of outstanding equity awards. Instead, the terms of any vesting acceleration are governed by the applicable award agreement. Upon termination of an NEO’s continuous service for any qualifying reason (other than death or disability): (i) the award agreements provide that vesting will cease and all unvested RSUs and PSUs will be forfeited, and (ii) the option agreements provide that all unvested options will be cancelled effective as of the termination date, although NEOs, as well as all other option holders, would have three months to exercise options that are vested as of the date of termination except that an option may not be exercised after the expiration of its term.
Termination Without Cause or Resignation For Good Reason During a Change in Control Period
The Severance Plan provides for enhanced severance benefits if an NEO is terminated by the Company without cause or resigns for good reason during the period commencing six months prior to the effective date of a “change in control” (or “CIC”, as defined in the Severance Plan) and ending 24 months following such date. In the event of a qualifying termination within a CIC period, the NEO would be entitled to receive the following severance payments and benefits, subject to the NEO's execution of an effective release of claims against the Company and compliance with certain non-competition, non-solicitation, and confidentiality covenants:
1.a severance payment equal to a multiple of the sum of the NEO’s base salary and target bonus (3.0 for the CEO, 2.0 for U.S. EVPs, and 2.0x base salary and 1.5x target bonus for EVPs based in Singapore);

52	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Compensation of Named Executive Officers
2.any earned but unpaid annual bonus for the year immediately preceding the year in which the termination of employment occurs;
3.lump sum cash payment equal to two times the before-tax annual cost of the applicable COBRA premiums for the NEO and their eligible dependents, if any (applicable for U.S. executives only);
4.paid outplacement services for a period of 24 months; and
5.full vesting of all unvested equity-based awards (whether awarded prior to or following the adoption of the Severance Plan), with vesting for any performance-based equity awards based on actual performance through the closing date of the CIC.
The severance payments and benefits would generally be payable within 20 business days following the “payment confirmation date,” in an amount equal to the lesser of (a) 100% of the severance benefit and (b) $690,000, with the remainder, if any, payable six months and one day following the termination date.
In the event that the benefits payable following a change in control exceed the safe harbor limits established in Section 280G of the Code, we will reduce the benefits so that no excise tax will apply under Section 4999 of the Code (relating to Section 280G of the Code), if such reduction will result in a higher after-tax benefit to the NEO. We do not provide a gross-up for any taxes payable on severance benefits, and the NEO is responsible for the payment of all such taxes, including any excise taxes imposed on change in control payments and benefits.
Termination Due to Retirement
In Fiscal Year 2026, the Compensation and People Committee approved retirement vesting provisions for eligible employees, which generally apply to equity awards granted on or after August 20, 2025. Following a qualifying retirement, eligible equity awards granted on or after August 20, 2025 generally remain outstanding and continue to vest in accordance with their original terms and vesting schedules. For stock options, continued vesting applies through the original vesting schedule, and vested options remain exercisable in accordance with the terms of the applicable award agreement. For RSU awards, the service requirement is deemed satisfied upon retirement and the awards remain eligible to vest on their scheduled vesting dates. For PSU awards, the service requirement is deemed satisfied upon retirement and the awards remain outstanding and eligible to vest at the end of the applicable performance period based on actual performance. In each case, continued vesting is subject to the terms and conditions of the applicable award agreement, including any applicable forfeiture provisions.
For purposes of the foregoing, a “qualifying retirement” generally requires that the employee be at least age 55, have at least five years of service, and satisfy the Rule of 65 (age plus years of service equals at least 65). Equity awards granted before August 20, 2025 are not eligible for retirement vesting treatment.
Termination Due to Disability
In the event a termination of employment occurs due to an NEO’s disability, the NEO would not be entitled to any benefits under the Severance Plan, but the Compensation and People Committee has the discretion under the terms of the EPB to pay to the NEO a pro-rated target bonus for the fiscal year in which the termination occurs.
For RSUs and options granted prior to August 20, 2025, the terms of the underlying award agreements for our NEOs provide that vesting will cease upon a termination due to disability, and the Company will automatically reacquire all unvested shares without payment of consideration. Additionally, the PSU agreements for awards granted to our NEOs prior to August 20, 2025 provide that in the event of a termination due to disability, the service requirement applicable to a pro-rata portion of the awards based on the number of days from the beginning of the performance period until the termination date will be deemed satisfied such that such PSUs remain outstanding and eligible to become earned based on actual Company performance at the end of the applicable performance period.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	53

Compensation of Named Executive Officers
For RSUs and options granted on or after August 20, 2025, the terms of the underlying award agreements for our NEOs provide that vesting will continue upon termination due to disability. Additionally, the PSU agreements for awards granted to our NEOs on or after August 20, 2025 provide that in the event of the termination due to disability, all PSUs shall remain outstanding and eligible to vest at the end of the performance period based on actual performance.
Termination Due to Death
In the event a termination of employment occurs due to an NEO’s death, the NEO would not be entitled to any benefits under the Severance Plan, but the Compensation and People Committee has the discretion under the terms of the EPB to pay to the NEO’s estate a pro-rated target bonus for the fiscal year in which the termination occurs.
For RSUs and options granted prior to August 20, 2025, the terms of the underlying award agreements for our NEOs provide that for a termination due to death, the NEO will be deemed to have completed an additional year of service as of the termination date. Additionally, the PSU agreements for awards granted to our NEOs prior to August 20, 2025 provide that in the event of a termination due to death, the service requirement applicable to a pro-rata portion of the awards based on the number of days from the beginning of the performance period until the termination date will be deemed satisfied such that such PSUs remain outstanding and eligible to become earned based on actual Company performance at the end of the applicable performance period.
For RSUs and options granted on or after August 20, 2025, the terms of the underlying award agreements for our NEOs provide that vesting will automatically accelerate in full upon termination due to death. Additionally, the PSU agreements for awards granted to our NEOs on or after August 20, 2025 provide that in the event of the termination due to death, the target number of PSUs shall become fully vested as of the date of termination.
Potential Payments Upon Termination of Employment Table
The following table sets forth for each NEO (i) the estimated value of the potential severance payments and severance benefits to each NEO assuming termination of the NEO by the Company without cause or by the NEO for good reason (a “Qualifying Termination”) on July 3, 2026; (ii) the estimated value calculated as of July 3, 2026 of the potential payments to each NEO, assuming a Qualifying Termination on such date during a change in control period; and (iii) the estimated value as of July 3, 2026 of the potential payments and severance benefits to each NEO, assuming termination of the NEO due to death, disability, or qualifying retirement (if eligible) on such date.

54	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Compensation of Named Executive Officers

Name	Type of Benefit	Qualifying Termination Outside Change in Control Period ($)	Qualifying Termination Within Change in Control Period ($)	Separation Due to Qualified Retirement ($)	Separation Due to Disability ($)	Separation Due to Death ($)
William D. Mosley	Severance	2,500,035	3,750,053	—	—	—
	Outplacement Benefit (1)	4,105	4,105	—	—	—
	Bonus (2)	3,135,023	6,562,595	3,135,023	—	—
	Vesting of Stock Options (3)	101,712,512	182,469,039	101,712,512	101,712,512	152,628,731
	Vesting of Restricted Stock Units (4)	21,010,039	77,222,165	21,010,039	43,470,120	64,592,521
	Vesting of Performance-Based Restricted Stock Units (5)	52,523,867	355,869,064	52,523,867	152,409,297	152,409,297
	Health Care Benefit (6)	—	67,021	—	—	—
	Total (7)	180,885,581	625,944,042	178,381,441	297,591,929	369,630,549
Gianluca Romano	Severance	1,233,371	1,480,045	—	—	—
	Outplacement Benefit (1)	4,105	4,105	—	—	—
	Bonus (2)	1,358,500	1,480,045	1,358,500	—	—
	Vesting of Stock Options (3)	—	80,728,257	—	35,573,571	62,782,306
	Vesting of Restricted Stock Units (4)	—	45,193,276	—	26,266,444	37,586,292
	Vesting of Performance-Based Restricted Stock Units (5)	—	195,529,424	—	82,290,197	82,290,197
	Health Care Benefit (6)	—	72,846	—	—	—
	Total (7)	2,595,976	324,487,998	1,358,500	144,130,212	182,658,795
Ban Seng Teh(8)	Severance	1,173,536	1,173,536	—	—	—
	Outplacement Benefit (1)	3,383	3,383	—	—	—
	Bonus (2)	1,130,213	1,173,536	1,130,213	—	—
	Vesting of Stock Options (3)	16,009,298	38,616,434	16,009,298	16,009,298	30,266,013
	Vesting of Restricted Stock Units (4)	7,439,671	24,981,253	7,439,671	15,537,931	21,449,644
	Vesting of Performance-Based Restricted Stock Units (5)	12,399,999	97,056,094	12,399,999	41,411,402	41,411,402
	Health Care Benefit	—	—	—	—	—
	Total (7)	38,156,100	163,004,236	36,979,181	72,958,631	93,127,059
John C. Morris	Severance	933,365	1,120,038	—	—	—
	Outplacement Benefit (1)	4,105	4,105	—	—	—
	Bonus (2)	605,664	1,120,038	605,664	—	—
	Vesting of Stock Options (3)	12,451,676	12,451,676	12,451,676	12,451,676	12,451,676
	Vesting of Restricted Stock Units (4)	5,787,049	19,062,979	5,787,049	10,126,516	15,698,683
	Vesting of Performance-Based Restricted Stock Units (5)	9,644,261	60,575,378	9,644,261	26,221,303	26,221,303
	Health Care Benefit (6)	—	50,094	—	—	—
	Total (7)	29,426,120	94,384,308	28,488,650	48,799,495	54,371,662
James C. Lee	Severance	916,656	1,099,987	—	—	—
	Outplacement Benefit (1)	4,105	4,105	—	—	—
	Bonus (2)	847,896	1,099,987	847,896	—	—
	Vesting of Stock Options (3)	—	10,672,865	—	10,672,865	10,672,865
	Vesting of Restricted Stock Units (4)	—	20,171,835	—	11,036,073	15,095,045
	Vesting of Performance-Based Restricted Stock Units (5)	—	16,532,786	—	8,266,393	8,266,393
	Health Care Benefit (6)	—	72,846	—	—	—
	Total (7)	1,768,657	49,654,411	847,896	29,975,331	34,034,303
(1)Represents the estimated amounts payable for outplacement services for 24 months following a qualifying termination.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	55

Compensation of Named Executive Officers
(2)Upon a qualifying termination outside a change in control period, the value shown represents the cash payment of the Executive Performance Bonus (“EPB”) award for Fiscal Year 2025. Any RSU component tied to the EPB award for Fiscal Year 2025 will be cancelled rather than accelerated and premium awards granted in connection with the EPB are forfeited and not paid out in cash. Upon a qualifying termination within a change in control period, the value shown represents the target value of the EPB for Fiscal Year 2026 multiplied by three for the CEO and two for all other NEOs. Upon separation due to a qualified retirement, the value shown represents the cash payment of the EPB award for Fiscal Year 2025. Any RSU component tied to the EPB award for Fiscal Year 2025 will be cancelled rather than accelerated and premium awards granted in connection with the EPB are forfeited and not paid out in cash.
(3)Represents the intrinsic value of unvested, in-the-money stock options. Upon a Qualifying Termination during a change in control period, outstanding unvested stock options vest on an accelerated basis. Upon disability, qualifying retirement, or qualifying termination outside a change in control period for retirement-eligible NEOs, the service requirement applicable to eligible stock options granted on or after August 20, 2025 is deemed satisfied and such awards remain outstanding and continue to vest in accordance with their original vesting schedules. Upon a termination due to death, eligible unvested stock option awards granted on or after August 20, 2025 vest on an accelerated basis. In addition, for awards granted prior to August 20, 2025, the NEO will be deemed to have completed an additional year of service as of the termination date. Amounts shown are based on the closing price of a Seagate ordinary share on July 2, 2026 ($820.16 per share).
(4)Represents the value of unvested RSU awards. Upon a Qualifying Termination during a change in control period, outstanding RSU awards vest on an accelerated basis. Upon disability, qualifying retirement, or qualifying termination outside a change in control period for retirement-eligible NEOs, the service requirement applicable to eligible RSU awards granted on or after August 20, 2025 is deemed satisfied and such awards remain outstanding and continue to vest in accordance with their original vesting schedules. Upon a termination due to death, eligible unvested RSU awards granted on or after August 20, 2025 vest on an accelerated basis. In addition, for awards granted prior to August 20, 2025, the NEO will be deemed to have completed an additional year of service as of the termination date. Amounts shown are based on the closing price of a Seagate ordinary share on July 2, 2026 ($820.16 per share).
(5)Represents the value of unvested PSU awards. Upon a Qualifying Termination during a change in control period, outstanding PSU awards vest on an accelerated basis based on company performance though the closing date of the change in control. Upon disability, qualifying retirement, or qualifying termination outside a change in control period for retirement-eligible NEOs, the service requirement applicable to eligible PSU awards granted on or after August 20, 2025 is deemed satisfied; however, the awards remain outstanding and eligible to vest at the end of the applicable performance period based on actual performance, subject to the terms of the applicable award agreement. In addition, upon disability and for awards granted prior to August 20, 2025, the service requirement applicable to a pro-rata portion of the awards based on the number of days from the beginning of the performance period until the termination date will be deemed satisfied. Upon a termination due to death, eligible unvested PSU awards granted on or after August 20, 2025 vest on an accelerated basis at target value. In addition, for awards granted prior to August 20, 2025, the service requirement applicable to a pro-rata portion of the awards based on the number of days from the beginning of the performance period until the termination date will be deemed satisfied. The value of accelerated PSU awards is calculated assuming achievement of target performance for the applicable performance period and is based on the closing price of a Seagate ordinary share on July 2, 2026 ($820.16 per share). Because actual performance through the end of the performance period cannot be determined as of July 3, 2026, amounts shown for disability, qualifying retirement, and qualifying termination outside a change in control period for retirement-eligible NEOs assume achievement of target performance.
(6)Represents the estimated value of healthcare benefits for 24 months following a qualifying termination.
(7)Calculations do not include the impact of any potential reduction pursuant to the application of the safe harbor limit under Section 280G of the Code pursuant to the relevant provisions of the Severance Plan.
(8)Based on the SGD period-end foreign exchange rate for Fiscal Year 2026 of 0.7741, as of July 3, 2026.

56	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Chief Executive Officer Pay Ratio
We are a large multinational provider of data storage technology and solutions. We conduct our business internationally and as of July 3, 2026, had around 30,000 regular, intern, and fixed-term employees, of whom approximately 25,000 were located in our Asia operations.
For Fiscal Year 2026, the median annual total compensation of all employees of the Company, excluding our CEO, was $12,550 and the annual total compensation of our CEO was $26,918,702, as reported in the “Summary Compensation Table for Fiscal Year 2026” on page 46 of this Proxy Statement. Accordingly, the ratio of our CEO’s annual total compensation to the median annual compensation of all employees (excluding the CEO) was 2,145:1.
The median employee was identified as of July 3, 2026, based on total compensation for all full-time, part-time, and temporary employees (excluding independent contractors and “leased” workers), converted to U.S. dollars where applicable. Total compensation included base salary, annual incentives, overtime, shift differentials, other cash allowances, and the grant-date fair value of any equity awards, calculated in accordance with ASC Topic 718.
Actual CEO total compensation was determined in accordance with Item 402(c)(2)(x) of Regulation S-K. We did not use any exemptions allowed under SEC rules. The ratio is a reasonable estimate, and comparisons to other companies may not be meaningful due to differences in workforce demographics, pay structures, and calculation methodologies.

Pay Versus Performance
The following table sets forth additional compensation information, as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, of our Principal Executive Officer (“PEO”) and our non-PEO NEOs, along with certain TSR, net income, and ROIC performance results, for our fiscal years ending in 2022, 2023, 2024, 2025, and 2026:

Year (a)	Summary Compensation Table Total for William D. Mosley (1) (b)	Compensation Actually Paid to William D. Mosley (1)(2)(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3) (e)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income ($)(m) (h)	Company Selected Measure: ROIC (%)(5) (i)
					TSR (f)	Peer Group TSR (g)
2026	$26,918,702	$606,396,811	$7,485,049	$153,013,467	$1,094	$250	$3,184	146%
2025	$17,176,927	$57,393,073	$5,546,701	$14,650,182	$187	$153	$1,469	116%
2024	$13,631,727	$31,274,781	$4,417,598	$8,654,378	$133	$157	$335	64%
2023	$11,436,208	$4,811,598	$3,270,494	$171,402	$77	$140	$(529)	16%
2022	$13,210,318	$3,559,186	$6,482,662	$3,153,551	$82	$100	$1,649	78%
(1)William D. Mosley was our PEO during all of our fiscal years 2022, 2023, 2024, 2025, and 2026. The individuals comprising the non-PEO NEOs for each fiscal year presented are: (i) in Fiscal Year 2026, Mr. Romano, Mr. Teh, Dr. Morris, and Mr. Lee, (ii) in Fiscal Year 2025, Mr. Romano, Mr. Teh, Dr. Morris, and Mr. Lee, (iii) in fiscal year 2024, Mr. Romano, Mr. Teh, Dr. Morris, and Mr. Chong, (iv) in fiscal year 2023, Mr. Romano, Mr. Teh, Ms. Katherine E. Schuelke, Mr. Jeffrey D. Nygaard, and Mr. Ravi Naik, (v) in fiscal year 2022, Mr. Romano, Mr. Nygaard, Mr. Naik, and Mr. Teh.
(2)The amounts shown for Compensation Actually Paid, or “CAP” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs during the applicable year. These amounts reflect the amounts reported in the “Total” column of the Summary Compensation Table with certain adjustments as described in footnote 3 below.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	57

Pay Versus Performance
(3)The following provides additional information regarding the adjustments made to the amounts reported in the “Total” column of the Summary Compensation Table for our PEO and the non-PEO NEOs in order to determine Compensation Actually Paid. Fair Value amounts are calculated in accordance with FASB ASC Topic 718.

	SCT (a)	Grant Date Value of New Awards (b)	Year-End Fair Value of New Awards (i)	Change in Value of Outstanding and Unvested Awards Granted in Prior Fiscal Years (ii)	Change in Value of Vested Awards Granted in Prior Fiscal Years (iii)	Fair Value of Vested Awards Granted and Vested in Current Fiscal Year (iv)	Fair Value at Start of Fiscal Year of Awards That Failed to Meet Vesting Conditions (v)	Total Equity Award Adjustments (c) = (i)+(ii)+(iii)+(iv)+(v)	CAP (a)-(b)+(c)

PEO ($)	26,918,702	25,636,115	251,303,928	313,798,003	40,012,293	—	—	605,114,224	606,396,811
Non-PEO NEOs ($)	7,485,049	6,856,991	63,401,476	78,784,865	10,199,068	—	—	152,385,409	153,013,467
(4)The Peer Group TSR set forth in this table shows the cumulative total shareholder return with respect to the Dow Jones US Computer Hardware Index (“DJUSCR Index”), which we also utilized in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Reports for the fiscal years 2022, 2023, 2024, 2025, and 2026. The Company’s TSR and the Peer Group TSR assume that a fixed amount of $100 was invested for the period starting July 2, 2021 (which is the last trading day of fiscal year 2021), through the end of the listed year in the company and in the DJUSCR Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined ROIC, or return on invested capital, to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our PEOs and non-PEO NEOs in Fiscal Year 2026. This performance measure may not have been the most important financial performance measure for other fiscal years shown in the table above and we may determine a different financial performance measure to be the most important financial performance measure in future years. For Fiscal Years 2024, 2025, and 2026, ROIC is calculated as (i) adjusted operating income minus the non-GAAP tax expense (benefit), divided by (ii) (x) adjusted net plant, property, and equipment plus total current assets minus cash and cash equivalents, minus (y) total current liabilities excluding debt. For fiscal years 2022, and 2023, the calculation was determined using the same methodology, except for the numerator which was (i) adjusted operating income multiplied by (1 minus the average tax rate). All values represent U.S. GAAP results except adjusted operating income, non-GAAP tax expense (benefit), and adjusted net plant, property, and equipment. Adjusted operating income, used to determine ROIC, is operating income adjusted to exclude the impact of (a) share-based compensation expense and (b) material, unusual, or non-recurring gains and losses, accounting charges, or other extraordinary events that were not foreseen at the time the performance measure was established, in each case of (a) and (b), as publicly reported in the Company’s U.S. Non-GAAP financial measures each quarter. Adjusted net plant, property, and equipment includes net plant, property, and equipment and the net value of right of use assets acquired through finance leasing.

58	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Pay Versus Performance
Description of Relationship Between PEO’s CAP, Other NEOs’ Average CAP and TSRs of the Company Peer Group
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the company’s and DJUSCR Index’s cumulative TSRs over the five most recently completed fiscal years.

Metric	FY 2022	FY 2023	FY 2024	FY 2025	FY 2026
PEO CAP ($M) - Mosley, William D.	3.56	4.81	31.27	57.39	606.40
Avg NEO CAP ($M)	3.15	0.17	8.65	14.65	153.01
STX TSR ($)	81.97	76.98	132.94	187.12	1,093.96
Dow Jones U.S. Computer Hardware Index TSR ($)	99.77	140.36	157.38	152.95	250.43

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	59

Pay Versus Performance
Description of Relationship Between PEO’s CAP, Other NEOs’ Average CAP and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the four most recently completed fiscal years.

Metric	FY 2022	FY 2023	FY 2024	FY 2025	FY 2026
PEO CAP ($M) - Mosley, William D.	3.56	4.81	31.27	57.39	606.40
Avg NEO CAP ($M)	3.15	0.17	8.65	14.65	153.01
Net Income ($M)	1,649	(529)	335	1,469	3,184

60	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Pay Versus Performance
Description of Relationship Between PEO’s CAP, Other NEOs’ Average CAP and ROIC
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Company Selected Measure which was ROIC during the four most recently completed fiscal years.

Metric	FY 2022	FY 2023	FY 2024	FY 2025	FY 2026
PEO CAP ($M) - Mosley, William D.	3.56	4.81	31.27	57.39	606.40
Avg NEO CAP ($M)	3.15	0.17	8.65	14.65	153.01
ROIC	78%	16%	64%	116%	146%

Performance Measures
Included below are the most important metrics that influenced CAP in Fiscal Year 2026. For information on how we use these metrics, see “Compensation Discussion and Analysis—Annual Incentive Plan—Executive Officer Performance Bonus,” and “Compensation Discussion and Analysis—Long-Term Equity Incentives.”

Performance Measures
Relative TSR
Return on Invested Capital (“ROIC”)
Adjusted Operating Margin (“AOM”)
Revenue
Total Customer Experience (“TCE”)

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	61

Proposal 3 – A Non-Binding Ratification of the Appointment of Ernst & Young LLP as the Independent Auditors for the Fiscal Year Ending July 2, 2027 and Binding Authorization of the Audit and Finance Committee to Set Auditors’ Remuneration

(Ordinary Resolution)
Our Audit and Finance Committee has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending July 2, 2027 (Fiscal Year 2027). We are asking you to ratify, on a nonbinding basis, the appointment of Ernst & Young LLP, and to authorize, in a binding vote, the Audit and Finance Committee to set the independent auditors’ remuneration. Ernst & Young LLP has been acting as our independent auditors since 1980 and, by virtue of its long familiarity with the Company’s affairs, is considered best qualified to perform this important function.
Representatives of Ernst & Young LLP will be present at the 2026 AGM via live webcast and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.
You may endorse or not endorse, respectively, this proposal by voting for or against the following resolution:
“RESOLVED, as an ordinary resolution, that, on a non-binding basis, the shareholders ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending July 2, 2027, and authorize on a binding basis the Audit and Finance Committee to set the auditors’ remuneration.”
The Audit and Finance Committee will take the results of the shareholder vote regarding Ernst & Young LLP's appointment into consideration in future deliberations.
Vote Required; Recommendation of the Board
Approval of Proposal 3: The approval of Proposal 3 requires the affirmative vote of the holders of a majority of the votes cast. Thus, the number of votes “FOR” must exceed the number of votes “AGAINST” for this proposal to pass. Abstentions and broker non-votes will have no effect on this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3, A NON-BINDING RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 2, 2027 AND BINDING AUTHORIZATION OF THE AUDIT AND FINANCE COMMITTEE TO SET AUDITORS’ REMUNERATION.

62	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Proposal Three
Audit and Finance Committee Report

Our management is responsible for preparing and presenting our financial statements. Our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for auditing the effectiveness of our internal control over financial reporting as of the end of our fiscal year. One of the Audit and Finance Committee’s responsibilities is to monitor and oversee these processes. In connection with the preparation of the financial statements for Fiscal Year 2026, the Audit and Finance Committee performed the following tasks:
1.reviewed and discussed the audited financial statements for Fiscal Year 2026 with management and with Ernst & Young LLP;
2.reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of July 3, 2026, which it made based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework) (the “COSO Criteria”);
3.reviewed and discussed with Ernst & Young LLP its attestation report on the effectiveness of our internal control over financial reporting as of July 3, 2026, which report was included in our Annual Report on Form 10-K for Fiscal Year 2026;
4.discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including Ernst & Young LLP’s judgment about the quality, in addition to the acceptability, of our accounting principles and underlying estimates in our financial statements; and
5.received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit and Finance Committee concerning independence, and discussed with Ernst & Young LLP their independence.
Based upon these reviews and discussions, the Audit and Finance Committee recommended, and the Board approved, that our audited financial statements be included in our Annual Report on Form 10-K for Fiscal Year 2026, for filing with the SEC.

Respectfully submitted, THE AUDIT AND FINANCE COMMITTEE
Prat S. Bhatt, Chair Shankar Arumugavelu Stephanie Tilenius Thomas A. Szlosek

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	63

Proposal Three

Fees to Independent Auditors
The following table presents the aggregate fees for professional services provided by Ernst & Young LLP in Fiscal Years 2026 and 2025. The aggregate fees include fees billed or reasonably expected to be billed for the applicable fiscal year.

	Fiscal Year
	2026 ($)	2025 ($)
	(In thousands)
Audit Fees	8,768	8,817
Audit-Related Fees	116	77
Tax Fees	—	13
All Other Fees	7	7
Total	8,891	8,914
Audit Fees. This category consists of professional services provided in connection with the integrated audit of our annual consolidated financial statements and the audit of internal control over financial reporting, the review of our unaudited quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The fees included advising on accounting matters in connection with the preparation of our annual and quarterly consolidated financial statements, issuance of comfort letters that may be required for certain transactions and related out-of-pocket expenses.

Audit-Related Fees. This category consists of assurance and related services, including agreed upon procedures, provided by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our consolidated financial statements and which are not reported above under “Audit Fees”, and related out-of-pocket expenses.
Tax Fees.  This category consists of professional services provided by Ernst & Young LLP primarily for tax compliance for Fiscal Year 2025.
All Other Fees. This category consists of fees for the use of Ernst & Young LLP’s online accounting research tool.
Pre-Approval of Services by Independent Auditors
In Fiscal Years 2026 and 2025, all audit, audit-related, tax, and all other fees were pre-approved by the Audit and Finance Committee. Under SEC rules, subject to certain permitted de minimis criteria, pre-approval is required for all professional services rendered by the Company’s principal auditors. We are in compliance with these SEC rules. The Audit and Finance Committee has delegated the authority to grant pre-approvals to the Audit and Finance Committee Chairperson when the full Audit and Finance Committee is unable to do so. These pre-approvals are reviewed by the full Audit and Finance Committee at its next regular meeting. Our independent auditors and senior management periodically report to the Audit and Finance Committee regarding the services provided by the independent auditors.
In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent auditors for Fiscal Year 2027, the Audit and Finance Committee considered whether the services provided to us by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from us. The Audit and Finance Committee has determined that the provision of these services by Ernst & Young LLP is compatible with maintaining that independence.

64	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Proposal 4 - Grant Board Authority to Allot and Issue Shares
(Ordinary Resolution)
Under Irish law, directors of an Irish company must have authority from its shareholders to allot and issue any of its authorized but unissued share capital. We are presenting this Proposal 4 to renew the Board’s authority to allot and issue our authorized shares on the terms set forth below.
We are seeking approval to authorize our Board to issue up to 20% of our issued ordinary share capital as of the latest practicable date before this Proxy Statement, for a period expiring 18 months from the passing of this resolution, unless otherwise renewed, varied or revoked.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including in connection with our equity compensation plans (where required) and, if applicable, funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this Proposal 4 will only grant the Board the authority to issue shares that are already authorized under our Constitution upon the terms below. In addition, we note that, because we are a Nasdaq listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the Nasdaq and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law only and is not otherwise required for other U.S. companies listed on the Nasdaq with whom we compete. Accordingly, approval of this resolution would merely place us on par with Nasdaq-listed companies incorporated in the United States.
The text of this resolution is as follows:
“RESOLVED, as an ordinary resolution, that the directors be and are hereby generally and unconditionally authorized pursuant to sub-section (1) of Section 1021 of the Companies Act 2014 of Ireland (the “Companies Act”) with effect from the passing of this resolution to exercise all powers of the Company to allot and issue relevant securities (within the meaning of sub-section (12) of Section 1021 of the Companies Act) up to an aggregate nominal amount of $454 (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of August 7, 2026 (the latest practicable date before this Proxy Statement)), and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless otherwise renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”
Vote Required; Recommendation of the Board
Approval of Proposal 4: As required under Irish law, the resolution with respect to this Proposal 4 is an ordinary resolution that requires the affirmative vote of the holders of a majority of the votes cast. Thus, the number of votes “FOR” must exceed the number of votes “AGAINST” for this proposal to pass. Abstentions and broker non-votes will have no effect on this proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” GRANTING THE BOARD AUTHORITY TO ALLOT AND ISSUE SHARES.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	65

Proposal 5 - Grant Board Authority to Opt-out of Statutory Pre-emption Rights
(Special Resolution)
Under Irish law, unless otherwise authorized, when an Irish company issues shares for cash, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right). We are presenting this Proposal 5 to renew the Board’s authority to opt-out of the pre-emption right on the terms set forth below. Our directors may issue shares for cash in pursuance of any offer or agreement under our current authority until its expiry.
We are seeking shareholder approval to authorize our Board to opt-out of the statutory pre-emption rights provision in the event of (1) allotment of shares for cash in connection with any rights issue, and (2) allotment of shares for cash, provided such cash allotment is limited to up to 20% of our issued ordinary share capital as of August 7, 2026 (the latest practicable date before this Proxy Statement), provided that, in each case, such authorities are limited to a period expiring 18 months from the passing of this resolution, unless otherwise renewed, varied or revoked.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. Similar to the authorization sought for Proposal 4, this authority is fundamental to our business and enables us to issue shares under our equity compensation plans (where required) and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this Proposal 5 will only grant the Board the authority to issue shares in the manner already permitted under our articles upon the terms set forth in the resolution below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could undermine the operation of our compensation plans and cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other U.S. companies listed on the Nasdaq with whom we compete. Accordingly, approval of this resolution would merely help us compete with other Nasdaq-listed companies.
The text of the resolution is as follows:
“RESOLVED, as a special resolution, that, subject to the passing of the resolution with respect to Proposal 4 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 of Ireland (the “Companies Act”) to allot equity securities (as defined in section 1023 of that Companies Act) for cash, pursuant to the authority conferred by Proposal 4 as if section 1022 of the Companies Act did not apply to any such allotment, provided that this power shall be limited to the allotment of equity securities up to an aggregate nominal value of $454 (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of August 7, 2026 (the latest practicable date before this Proxy Statement)) and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless otherwise renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

66	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Proposal Five
Vote Required; Recommendation of the Board
Approval of Proposal 5: As required under Irish law, the resolution with respect to this Proposal 5 is a special resolution that requires the affirmative vote of at least 75% of the votes cast. Brokers are not authorized to vote on this proposal without instruction from the beneficial owners. Abstentions and broker non-votes will have no effect on this proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” GRANTING THE BOARD AUTHORITY TO OPT-OUT OF STATUTORY PRE-EMPTION RIGHTS.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	67

Proposal 6 – Determine the Price Range at which the Company can Re-Allot Shares Held as Treasury Shares
(Special Resolution)
Our open market share repurchases and other share buyback activities, all effected by way of redemptions in accordance with our Constitution, may result in ordinary shares being acquired and held by the Company as treasury shares. We may re-allot treasury shares that we may acquire through our various share buyback activities. However, we typically cancel and retire all shares acquired through our various share buyback activities.
Under Irish law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. In this Proposal 6, that price range is expressed as a minimum and maximum percentage of the closing market price of our ordinary shares on the Nasdaq stock market on the day preceding the day on which the relevant share is re-allotted. Under Irish law, this authorization must expire no later than 18 months after its passing unless renewed.
“RESOLVED, as a special resolution, that for purposes of section 1078 of the Companies Act 2014 of Ireland (the “Companies Act”), the re-allotment price at which any treasury shares (as defined by section 106(1) of the Companies Act) held by the Company may be re-allotted off-market shall be as follows:
(a) The maximum price at which a treasury share may be re-allotted off-market shall be an amount equal to 120% of the closing price on the Nasdaq for shares of that class on the day preceding the day on which the relevant share is re-allotted by Seagate.
(b) The minimum price at which a treasury share may be re-allotted shall be the nominal value of the share where such share is required to satisfy an obligation under an employees’ share scheme (as defined under section 64(1) of the Companies Act) or any share incentive plan operated by Seagate or, in all other cases, an amount equal to 95% of the closing price on the Nasdaq for shares of that class on the day preceding the day on which the relevant share is re-allotted by Seagate.
(c) The re-allotment price range as determined by paragraphs (a) and (b) shall expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed in accordance with the provisions of section 109 and/or section 1078 (as applicable) of the Companies Act (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on market.”
Vote Required; Recommendation of the Board
Approval of Proposal 6: As required under Irish law, the resolution with respect to this Proposal 6 is a special resolution that requires the affirmative vote of at least 75% of the votes cast. Abstentions and broker non-votes will have no effect on this proposal.
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO DETERMINE THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT SHARES HELD AS TREASURY SHARES.

68	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Certain Relationships and Related Transactions
Our Board has adopted a written policy for approval of transactions with our directors, director nominees, executive officers, shareholders that beneficially own more than 5% of our ordinary shares, and immediate family members of such persons (each, a “Related Person”). Pursuant to the policy, if any Related Person has a direct or indirect material interest in a transaction or potential transaction in which the amount involved exceeds $120,000, the Related Person must promptly report it to the Chief Legal Officer of the Company or their designee. The Nominating and Corporate Governance Committee then reviews any such transactions and determines whether to approve or ratify them. In doing so, the Nominating and Corporate Governance Committee considers, among other factors, the extent of the Related Person’s interest; whether the transaction would interfere with the Related Person’s judgment in fulfilling their duties to the Company; whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances; whether the transaction is in the interest of the Company and its shareholders; and whether the transaction would present an improper conflict of interest.
In addition, if the transaction involves a director, the Nominating and Corporate Governance Committee will consider whether such transaction would impact such director’s independence under the Nasdaq listing rules or qualifications to serve on Board committees under the Company’s Corporate Governance Guidelines and applicable Nasdaq and SEC rules. The Board has delegated authority to the Chairperson of the Nominating and Corporate Governance Committee to review and approve or ratify transactions where the aggregate amount is expected to be less than $1 million. A summary of any new transactions approved by the Chairperson is provided to the full Nominating and Corporate Governance Committee for its review at the next scheduled committee meeting after such approval.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	69

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of August 7, 2026, the beneficial ownership of our ordinary shares by each of our directors, each named executive officer, and all executive officers, directors, and director nominees of the Company as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned
	Shares Owned Directly or Indirectly	Ordinary Shares Subject to Options Exercisable within 60 days of August 7, 2026	Restricted Stock Units which vest within 60 days of August 7, 2026	Total	%(2)
Named Executive Officers, Directors, and Director Nominees:
William D. Mosley(3)	295,517	526,617	42,338	864,472	*
Gianluca Romano(4)	20,663.25	51,617	21,076	93,356.25	*
Ban Seng Teh(5)	4,290	14,556	14,393	33,239	*
John C. Morris(6)	11,920.25	5,096	9,128	26,144.25	*
James C. Lee	346.75	4,368	8,920	13,634.75	*
Mark W. Adams	2,046	___	___	2,046	*
Shankar Arumugavelu	6,626	___	___	6,626	*
Prat S. Bhatt	12,869	___	___	12,869	*
Michael R. Cannon(7)	20,324	___	___	20,324	*
Richard L. Clemmer(8)	33,571	___	___	33,571	*
Yolanda L. Conyers	4,101	___	___	4,101	*
Jay L. Geldmacher	223	___	___	223	*
Dylan G. Haggart	14,515	___	___	14,515	*
Thomas A. Szlosek	358.39	___	___	358.39	*
Stephanie Tilenius	10,664	___	___	10,664	*
All Executive Officers, Directors, and Director Nominees as a group (16 persons)(9)				1,150,552	*
*    Less than 1% of Seagate’s ordinary shares outstanding.
(1)The address of each of the Company’s executive officers and directors is c/o Seagate Technology Holdings plc, 47488 Kato Rd, Fremont, CA 94538. Except as reflected in the footnotes to this table, ordinary shares beneficially owned by executive officers and directors consist of shares owned by the indicated person, and all share ownership includes sole voting and investment power.
(2)Percentage of class beneficially owned is based on 227,070,689 ordinary shares outstanding as of August 7, 2026. Each ordinary share is entitled to one vote. Ordinary shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of August 7, 2026 and ordinary shares issuable pursuant to RSUs and PSUs vesting within 60 days of August 7, 2026 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, RSUs, TPSUs, and/or PSUs, but are not deemed outstanding for computing the percentage of any other person or group.
(3)Does not include 88,500 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 7, 2026. The 88,500 PSUs represent an annual target number of PSUs that may be earned by Dr. Mosley depending upon the Company’s performance.
(4)Does not include 45,190 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 7, 2026. The 45,190 PSUs represent an annual target number of PSUs that may be earned by Mr. Romano depending upon the Company’s performance.
(5)Does not include 26,365 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 7, 2026. The 26,365 PSUs represent an annual target number of PSUs that may be earned by Mr. Teh depending upon the Company’s performance.
(6)Does not include 15,065 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 7, 2026. The 15,065 PSUs represent an annual target number of PSUs that may be earned by Mr. Morris depending upon the Company’s performance.
(7)Includes (i) 13,439 ordinary shares held directly by Mr. Cannon and (ii) 6,885 ordinary shares held indirectly by the Michael R. Cannon Trust.

70	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(8)Includes (i) 29,704 ordinary shares held directly by Mr. Clemmer and (ii) 3,867 ordinary shares held directly by Mr. Clemmer's spouse. Mr. Clemmer may be deemed to share voting and investment power over the securities held by his spouse.
(9)All Directors and current executive officers as a group (i) directly and indirectly hold 440,552.64 ordinary shares, (ii) hold 606,039 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 7, 2026, and (iii) hold 103,960 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 7, 2026. This total does not include 182,355 PSUs that are subject to vesting within 60 days of August 7, 2026, which represents an annual target number of PSUs that may be earned collectively by the executive officers depending upon the Company’s performance.
The following table sets forth each shareholder which is known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company. This information is as of August 7, 2026, except as otherwise indicated in the notes to the table.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	%(a)
Vanguard Capital Management(b) 100 Vanguard Blvd. Malvern, PA 19355	16,318,822	7.19%
BlackRock, Inc.(c) 55 East 52nd Street New York, NY 10055	12,954,300	5.70%
(a)Percentage of class beneficially owned is based on 227,070,689 ordinary shares outstanding as of August 7, 2026.
(b)Based solely on information reported by Vanguard Capital Management on the Schedule 13G/A filed with the SEC on April 30, 2026, and reporting ownership as of March 31, 2026. Vanguard Capital Management has sole voting power over 2,163,149 ordinary shares, shared voting power over 0 ordinary shares, sole dispositive power over 16,318,822 ordinary shares and shared dispositive power over 0 ordinary shares.
(c)Based solely on information reported by BlackRock, Inc. (“BlackRock”) on the Schedule 13G/A filed with the SEC on April 23, 2025, and reporting ownership as of March 31, 2025. BlackRock has sole voting power over 12,071,312 ordinary shares and sole dispositive power over 12,954,300 ordinary shares.

Equity Compensation Plan Information
The following table sets forth information concerning the Company’s equity compensation plans as of July 3, 2026.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved By Shareholders	1,002,794(1)	98.80(2)	11,812,795(3)
Total	1,002,794	98.80	11,812,795
(1)Represents 221,180 ordinary shares that were subject to issuance up to the exercise of share options granted under the 2012 EIP and 781,614 ordinary shares that were subject to issuance upon the exercise of share options granted under the 2022 EIP. Effective October 20, 2021, the Company terminated the 2012 EIP.
(2)This value is calculated based on the exercise price of options outstanding under the 2012 EIP and the 2022 EIP.
(3)Represents 11,812,795 ordinary shares available for future issuance under the 2022 EIP, where awards are granted from a pool of available shares with each share counting against such pool as 1 ordinary share. In addition, any shares that are subject to RSUs or PSUs (collectively, “Full-Value Share Awards”) will generally be counted against the Full-Value award limit of 16,052,165 ordinary shares as one share for every Full-Value Share Award granted. 12,240,487 ordinary shares were available for issuance of Full-Value Share Awards under the 2022 EIP. Any Shares subject to any outstanding share awards granted under the 2012 EIP that, on or after October 20, 2021, expire, are cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, or are settled in cash that become available for issuance under the 2022 EIP will be added to the Share Reserve at a ratio of one (1) Share for every one (1) Share subject to such 2012 EIP Award, regardless of whether such award was a Full-Value Share Award (as defined in the 2012 EIP) i.e., the 2012 EIP share award that was counted against the share reserve of the 2012 EIP at a ratio in excess of one (1) Share for every one (1) Share subject to such 2012 EIP Award.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	71

Shareholder Proposals and Nominations
Any proposal by a shareholder intended to be included in our Proxy Statement for the 2027 AGM must be received by the Company at its registered office at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, Attention: Company Secretary, no later than May 11, 2027. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, to be eligible for inclusion in our 2027 Proxy Statement.
The Company’s Constitution sets forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with the annual general meetings of shareholders or who wish to bring other business before a shareholders’ general meeting. All such nominations must be accompanied by certain background and other information specified in the Constitution. A shareholder wishing to nominate a director for the 2027 AGM must provide written notice to the Company Secretary of their intention to make such nomination no earlier than April 11, 2027 and no later than May 11, 2027, that is by a date not less than 120 nor more than 150 days before the anniversary of the mailing of the Proxy Statement for our prior year’s annual general meeting. If the date of the 2027 AGM occurs more than 30 days before or after the anniversary of the 2026 AGM, then the written notice must be provided to the Company Secretary no earlier than the 150th day prior to the date of the 2027 AGM and not later than the later of the 120th day prior to the date of the 2027 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made.
Unless a shareholder who wishes to bring business before the 2027 AGM outside the processes of Rule 14a-8 (other than a nomination as outlined above, and subject to applicable rules) provides written notice of such business received by the Company Secretary, at the address specified above, no later than July 25, 2027, the Company-designated proxy holders will have discretionary authority to vote on any such proposal at the 2027 AGM with respect to all proxies submitted to us, even when we do not include in our Proxy Statement advice on the nature of the matter and how the Company-designated proxy holders intend to exercise their discretion to vote on the matter. If the date of the 2027 AGM occurs more than 30 days before or after the anniversary of the 2026 AGM, then such notice must be received by the Company Secretary, at the address specified above, not later than the later of the 75th day prior to the date of the 2027 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must include a description of the proposed business item and the reasons the proposing shareholder believes its position concerning the business item. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our 2027 Proxy Statement.
In addition, to comply with Rule 14a-19 of the Exchange Act, shareholders must provide notice of the intent to solicit proxies in support of director nominees (other than our nominees) for the 2027 AGM by notifying the Company Secretary no later than August 25, 2027. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the Company’s Constitution as described above. The Nominating and Corporate Governance Committee will consider all shareholder recommendations for candidates for Board membership, which should be sent to that Committee, care of the Company Secretary, at the address set forth above. In addition to considering candidates recommended by shareholders, the Nominating and Corporate Governance Committee considers potential candidates recommended by current directors, Seagate officers and employees, and others. As stated in the Company’s Corporate Governance Guidelines and the Nominating and Corporate Governance Charter, all candidates for Board membership are selected based upon, among other things, professional experience, understanding of business and financial issues, ability to exercise sound judgment, leadership, achievements, knowledge, and experience in matters affecting the Company’s business and industry. Candidates recommended by shareholders are evaluated on substantially the same basis as director candidates identified by any other means.

72	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Shareholder Proposals and Nominations
Irish law provides that any shareholder or shareholders holding not less than 50% of the paid-up share capital of the Company carrying voting rights may convene an extraordinary general meeting of the Company. Irish law also provides any shareholder or shareholders holding not less than 10% of the paid-up share capital of the Company carrying voting rights may requisition the directors to call an extraordinary general meeting at any time. The shareholders who wish to requisition an extraordinary general meeting must deposit a written notice, which is signed by the shareholders requisitioning the meeting and states the objects of the meeting, at Seagate’s registered office set forth above. If the directors do not, within 21 days of the date of deposit of the requisition, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting but any meeting so convened cannot be held after the expiration of three months from the date of deposit of the requisition. These provisions of Irish law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the Proxy Statement under the rules of the SEC.
If a shareholder wishes to communicate with the Board for any other reason, all such communications should be sent in writing, care of the Company Secretary, at the address set forth above.

Disclosure of Interest
Under the Irish Companies Act, persons must notify us if, as a result of a transaction, they will become interested in 3% or more of our shares or, if as a result of a transaction, the person who was interested in 3% or more of our shares ceases to be so interested. Where a person is interested in 3% or more of our shares, that person must notify us of any alteration in their interest that brings their total interest through the nearest whole percentage, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of that person’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the person’s interests that gave rise to the notification requirement. If a person fails to comply with these notification requirements, the person’s interest with respect to any of our ordinary shares that it holds will not be enforceable, either directly or indirectly. However, such person may apply to the Irish High Court to have the rights attaching to such shares reinstated.

Annual Report
A copy of our Annual Report on Form 10-K (excluding exhibits) and our Irish statutory financial statements, both for Fiscal Year 2026, accompany this Proxy Statement. A printed copy of either document, including exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to Investor Relations, Seagate Technology Holdings plc, 47488 Kato Road, Fremont, CA 94538, or upon calling +1.510.661.1600.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	73

Householding
SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While the Company does not follow the householding procedure in mailings to record holders, a number of brokers with account holders who are Company shareholders have instituted householding. In these cases, a single Proxy Statement and Annual Report on Form 10-K will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from their broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes their consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report on Form 10-K, they should notify their broker. Any shareholder can receive a copy of the Company’s Proxy Statement and Annual Report on Form 10-K by contacting the Company at Investor Relations, Seagate Technology Holdings plc, 47488 Kato Road, Fremont, CA 94538. Shareholders who hold their shares through a broker who currently receive multiple copies of the Proxy Statement and Annual Report on Form 10-K at their address and would like to request householding of their communications should contact their broker.

By order of the Board,
September 8, 2026	James C. Lee Executive Vice President, Chief Legal Officer, and Company Secretary

74	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Appendix A
Seagate Technology Holdings plc
Directors’ Report and Financial Statements
For the Year Ended 3 July 2026

SEAGATE TECHNOLOGY HOLDINGS PLC
DIRECTORS’ REPORT AND FINANCIAL STATEMENTS
FOR THE YEAR ENDED 3 JULY 2026

SEAGATE TECHNOLOGY HOLDINGS PLC
COMPANY INFORMATION
FOR THE YEAR ENDED 3 JULY 2026

DIRECTORS    Mark W. Adams (United States)
Shankar Arumugavelu (United States)
Prat S. Bhatt (United States)
Judy Bruner (United States) (retired 25 October 2025)
Michael R. Cannon (United States)
Richard L. Clemmer (United States)
Yolanda L. Conyers (United States)
Jay L. Geldmacher (United States)
Dylan Haggart (Canada)
Dr. William D. Mosley (United States)
Thomas A. Szlosek (United States) (appointed 23 August 2025)
Stephanie Tilenius (United States)
SECRETARY    James C. Lee
REGISTERED OFFICE    10 Earlsfort Terrace,
Dublin 2, Ireland.
D02 T380.
REGISTERED NUMBER OF INCORPORATION    606203
SOLICITOR    Arthur Cox,
10 Earlsfort Terrace,
Dublin 2, Ireland.
D02 T380.
AUDITOR    Ernst & Young,
Chartered Accountants,
Ernst & Young Building,
Harcourt Centre,
Harcourt Street,
Dublin 2.

A-2	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

SEAGATE TECHNOLOGY HOLDINGS PLC
DIRECTORS’ REPORT
FOR THE YEAR ENDED 3 JULY 2026
The directors present herewith their report and audited consolidated financial statements of Seagate Technology Holdings plc and its subsidiaries (together the “Seagate group”) for the year ended 3 July 2026.
In this Directors’ Report, unless the context indicates otherwise, as used herein, the terms “we,” “us,” “group,” “Seagate,” the “Company” and “our” refer to the Seagate group.
REVIEW OF THE DEVELOPMENT OF THE BUSINESS
We are a leading provider of mass-capacity data storage, accelerating the world’s ability to harness the full value of data. For nearly 50 years, our portfolio of advanced storage solutions has helped hyperscale, cloud service providers (“CSPs”), enterprises and consumers protect, create and manage the data that powers their transformation and growth.
Hard disk drives (“HDDs”) remain a foundational technology for delivering scalable, energy-efficient, mass-capacity storage with favorable storage economics that underpins modern digital infrastructure. Our vertically integrated engineering and manufacturing capabilities, together with continued investment in advanced storage technologies, position us to address customers' evolving storage requirements.
We design and manufacture HDDs, storage systems and related solutions serving two principal end markets:
Data Center: Cloud and enterprise environments that rely on scalable, high-capacity storage infrastructure to support AI-enabled computing, business-critical applications and other data-intensive workloads.
Edge / Internet of Things (“Edge IoT”): Industrial and consumer oriented environments where data is increasingly processed and stored closer to where it is created.
Industry Overview
Data Storage
Data is an increasingly valuable asset for organizations supporting business operations, decision making and innovation. As the value and useful life of data increase, organizations require infrastructure to reliably preserve information and ensure it is accessible. Hard drives remain critical to the data storage industry, supporting the vast majority of exabytes shipped into large data center deployments and enabling organizations to retain and access large data sets across cloud, enterprise, and edge environments.
Market Demand and Trends
According to the International Data Corporation1(“IDC”), the global datasphere is expected to grow at a compound annual growth rate of approximately 27% through 2030, reaching around 718 zettabytes annually.
As data creation increases, organizations are expanding cloud infrastructure, modernizing data centers and deploying distributed computing environments to store, manage and access larger data sets. AI-enhanced applications are further accelerating data creation, increasing reliance on historical data sets for advanced reasoning and creating new opportunities to derive value from previously stored information. Together with longer data retention, greater data replication and evolving regulatory requirements, we believe these trends support increasing demand for scalable, mass-capacity storage solutions over the long-term.
Products
We offer a broad portfolio of storage solutions tailored to our customers’ ever-changing data demands.
Our Data Center portfolio includes high-capacity HDDs of up to 44TB and storage systems of up to 3.5PB. These purpose-built solutions are designed to support hyperscale, CSPs, original equipment manufacturers (“OEMs”) and enterprise organizations, providing scalable storage infrastructure for AI-enabled cloud computing, business-critical applications, content delivery, backup, archive and other large-scale workloads.
1 IDC Worldwide Global DataSphere Forecast, 2026-2030, Doc #US54587626, June 2026.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-3

Our Edge IoT portfolio includes storage products ranging from 1TB to 32TB to enable applications where data is created, processed and stored closer to its source. These solutions serve industrial, commercial and consumer environments, supporting video and image applications, network-attached storage ("NAS"), smart infrastructure, personal computing, gaming, streaming, creative workflows and data backup.
Customers
We sell our products through a combination of direct and indirect sales channels.
Our Data Center portfolio is sold primarily to CSPs, OEMs, distributors and enterprise organizations. These customers deploy our products across cloud and enterprise environments supporting AI-enabled cloud infrastructure, private data centers and other business-critical applications. Many of our major customers, including OEMs and hyperscale cloud operators, purchase products under master purchase agreements, with deliveries scheduled based on customer purchase orders and demand forecasts. To support demand planning and supply predictability for certain products, particularly high-capacity nearline drives, we work with key customers to establish longer-term demand forecasts and supply commitments, including provisions for cancellation charges in certain circumstances.
Our Edge IoT products are sold primarily through OEMs, distributors, retailers and third-party resellers serving industrial, commercial and consumer markets. These channels enable us to reach customers across a broad range of edge applications, including video and image, NAS, industrial automation, smart infrastructure and consumer storage. Our distributors operate under non-exclusive agreements that typically include customary sales programs, limited rights of return and price protection provisions. Our retail channel primarily serves casual users, gamers and creative professionals through branded storage products sold directly to retailers or through our distribution partners.
Additional information regarding significant customers is included in “Note 15. Revenue”.
Competitive Differentiation
Our competitive differentiation is built on decades of storage innovation, vertically integrated engineering and manufacturing capabilities along with a technology roadmap designed to advance both storage capacity and system performance. These innovations enable us to develop scalable storage solutions that address the evolving requirements of modern data infrastructure.
Our technology roadmap is centered on advancing areal density, which increases the amount of data that can be stored on a disk's recording surface. Through innovations such as our Mozaic platform, which incorporates our unique implementation of heat-assisted magnetic recording ("HAMR") technology, advanced magnetic recording with proprietary photonics and other innovations, we enable higher storage densities and drive capacities in a capital efficient manner. These innovations establish a foundation for continued increases in HDD capacity across future product generations.
We continue to complement our areal density-driven technology roadmap with innovations designed to address customers' evolving requirements as drive capacities scale. To enable customers to process larger volumes of data more efficiently, we continue to advance performance-optimizing technologies, including multi-actuation, advanced channel coding and signal processing that improve data throughput and system performance for increasingly demanding workloads.
Vertical Integration
We design and manufacture many of the critical technologies incorporated into our HDD products, including read/write heads, magnetic recording media and other core components. Our vertically integrated approach enables close coordination across development, product design and manufacturing teams helping us to accelerate technology transitions, optimize product performance and efficiently scale manufacturing of new technologies.
Technology Platforms
We leverage common technology platforms across our HDD and storage systems portfolio to accelerate product development, improve manufacturing and supply chain efficiencies and support rapid deployment. This platform approach enables us to deliver differentiated storage solutions while responding efficiently to evolving customer and workload requirements.

A-4	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Manufacturing and Supply Chain
Manufacturing Strategy
Our manufacturing strategy combines vertically integrated design and production with a global manufacturing footprint to support the development and delivery of advanced data storage products. We design and manufacture many of the critical technologies incorporated into our HDD products and leverage strategic suppliers and contract manufacturers for selected components and assembly operations. Certain components and raw materials are available from a limited number of suppliers, and we may enter into long-term supply arrangements to support product availability and manufacturing continuity.
This approach enables us to optimize product performance, accelerate technology transitions, enhance manufacturing efficiency and better manage product quality and costs. We continue to invest in manufacturing automation, AI and ML, process improvements and supply chain integration to enhance operational efficiency, increase manufacturing yields and support new product introductions.
Component manufacturing, subassembly and final test and assembly operations are performed at facilities in China, Malaysia, Northern Ireland, Singapore, Thailand and the United States.
Supply Chain and Raw Materials
Our manufacturing operations depend on the availability of key components, raw materials and global logistics. Our product production requires commodities and specialty materials, including certain rare earth elements, precious metals and specialized alloys, which may be subject to supply constraints or price volatility.
Our business requires substantial capital investment and efficient utilization of manufacturing capacity. Changes in customer demand, supplier capacity, component availability, commodity pricing or transportation costs may affect our manufacturing operations, operating costs and financial results. We continually evaluate our manufacturing network, supplier relationships and logistics strategies to improve operational resilience and support customer demand.
Competition
Our global competitors include HDD manufacturers such as Western Digital Corporation and Toshiba Electronics Devices & Storage Corporation along with NAND flash suppliers that provide and enable alternative storage technologies, as well as storage systems and solutions providers.
Customers evaluate these solutions based on a variety of factors, including capacity, performance, reliability, product quality, total cost of ownership, energy efficiency, supply continuity, security features, technical support and the ability to meet evolving workload requirements. The relative importance of these factors varies by customer and application.
We believe our areal density-driven technology roadmap, vertically integrated capabilities, and ongoing investments in advanced recording technologies, manufacturing capabilities and product innovation make us well positioned to continue supporting our customers' evolving storage requirements.
Demand Patterns
Demand for our products varies across our Data Center and Edge IoT end markets based on customer investment cycles, technology transitions, macroeconomic conditions and seasonal purchasing patterns. The data storage industry is also characterized by ongoing technology innovation, rapid product transitions and periodic fluctuations in supply and demand. Pricing for comparable products may be affected by industry capacity, customer demand, and the pace of new product introductions.
The vast majority of our business is derived from the Data Center markets. Demand in these markets may fluctuate based on customer procurement and deployment schedules, information technology spending and the timing of new technology deployments. Demand from cloud customers may also vary based on the timing of hyperscale infrastructure investments, while enterprise demand is influenced by ongoing IT modernization and data center refresh cycles.
Our Edge IoT market, including Consumer Solutions, has historically experienced seasonal demand patterns, with higher sales typically occurring in the first half of our fiscal year, primarily reflecting back-to-school and year-end holiday purchasing.
As a result, the timing of customer purchasing decisions, product transitions and broader market conditions may affect the variability of our operating results from period to period.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-5

Research and Development
Research and development (“R&D”) is central to our long-term growth strategy. We invest in the development of new products and technologies that advance areal density, product reliability, energy efficiency, performance and storage economics to address increasing customer demand and their evolving requirements for higher capacity data storage solutions.
Our R&D focuses on advancing recording technologies, including photonics, materials science and other technologies that support future generations of mass-capacity storage. We also develop storage systems, firmware and manufacturing technologies while supporting product qualification, technology transitions and the commercialization of new products. Close collaboration between our research, engineering and manufacturing organizations enables us to accelerate innovation and efficiently transition new technologies into volume production.
Our primary R&D facilities are in Northern Ireland, Singapore, Thailand and the United States. Our level of investment varies based on technology roadmaps, product development priorities, qualification activities and the timing of new product introductions.
Intellectual Property
Our intellectual property is an important component of our competitive position and supports the development and commercialization of our data storage technologies and products.
As of 3 July 2026, we held approximately 3,036 U.S. patents and 226 patents issued in various non-U.S. jurisdictions, as well as approximately 273 U.S. and 29 non-U.S. pending patent applications. The number of patents and patent applications varies over time as part of our ongoing intellectual property portfolio management activities.
Because the data storage industry is characterized by rapid technological innovation, we rely on a combination of patents, trademarks, proprietary know-how, copyright and trade secret laws, confidentiality agreements, security measures, licensing arrangements and continued innovation to protect our intellectual property and maintain our competitive position. We continue to seek appropriate protection for technologies developed through our research and development activities.
The data storage industry is also characterized by intellectual property litigation and licensing activity. From time to time, we receive claims alleging that our products infringe the intellectual property rights of third parties. While we have resolved many such matters without a material adverse effect on our business, certain claims remain pending and additional claims may arise in the future.
For additional information regarding legal proceedings and contingencies, see “Note 12. Legal, Environmental and Other Contingencies”.
Environmental Responsibility
Our operations are subject to environmental laws and regulations in the jurisdictions where we operate, including those governing emissions, wastewater, hazardous substances, waste management, site remediation and product environmental compliance. We are committed to conducting our operations responsibly and maintaining environmental management systems designed to support compliance with applicable laws, regulations and permit requirements.
We regularly evaluate our environmental obligations and invest in programs, processes and infrastructure that support compliance with evolving environmental requirements. Future changes in environmental laws or regulations may require additional operating expenditures or capital investments.
From time to time, we are identified as a responsible or potentially responsible party in connection with the investigation or remediation of environmental sites. Based on information currently available, we do not expect these matters to have a material adverse effect on our business, financial condition or operational results.
Our products are also subject to environmental and product stewardship requirements in various jurisdictions, including restrictions on the use of certain substances and other product compliance regulations. We work collaboratively with our suppliers to support compliance with applicable environmental and product stewardship requirements throughout our supply chain.

A-6	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Employees
Our success depends on our ability to attract, develop and retain a highly skilled global workforce. Our employees drive innovation and operational excellence through their expertise and dedication, and we are committed to fostering a respectful, collaborative and inclusive workplace. As of 3 July 2026, we employed approximately 30,000 full-time employees worldwide, including approximately 25,000 employees located in Asia.
REVIEW OF THE PERFORMANCE OF THE BUSINESS
Fiscal Year 2026 Summary
During fiscal year 2026, we shipped 789 exabytes of HDD storage capacity. We generated revenue of approximately $12.2 billion with a gross margin of 46% and net income of $3.2 billion. Our operating cash flow was $3.7 billion and we paid $634 million in dividends and repurchased $176 million of our ordinary shares.
We reduced our outstanding debt by $1.4 billion through exchanges of our 2028 Notes for total consideration of $1.3 billion cash and approximately 12.6 million of our ordinary shares as well as repurchases of Senior Notes.
Recent Developments, Economic Conditions and Challenges
During fiscal year 2026, demand for our data storage solutions strengthened. Growth was led by data center end markets in which we experienced sustained demand for our high capacity nearline drives across global cloud customers, as well as increasing sales for enterprise edge deployments. Customers continue to invest in data center infrastructure to serve both traditional data intensive workloads along with growing AI related applications. The ongoing adoption of these applications increases the volume of data being generated, retained and reused, which we believe supports demand growth for scalable, cost-efficient and reliable storage solutions.
At the same time, the macroeconomic environment remains dynamic, marked by heightened geopolitical uncertainty and evolving trade policies. These factors may impact our business and results of operations. We will continue to monitor the situation and assess plans to mitigate future risk to the business. However, we believe the structural changes that we have made to the business, including executing our pricing strategy and maintaining supply discipline, together with the long-term customer engagements we have in place provide greater visibility into future demand trends. We believe our hard drive storage business will continue to benefit from growing demand for data creation, retention and utilization supported by the increasing value organizations derive from their data.
For further discussion of the uncertainties and business risks, see the “Principal Risk and Uncertainties” section of the Directors’ Report.
Results of Operations
We list in the tables below summarized information from our Consolidated Statement of Profit and Loss and Other Comprehensive Income by dollar amounts and as a percentage of revenue:

	Fiscal Years Ended
(Dollars in millions)	3 July 2026	27 June 2025
Revenue	$12,195	$9,097
Cost of revenue	6,637	5,897
Gross profit	5,558	3,200
Product development	755	724
Marketing and administrative	577	561
Legal settlement	105	—
Restructuring and other, net	27	25
Operating earnings	4,094	1,890
Other charges, net	(404)	(377)
Income before taxes	3,690	1,513
Income tax expense	506	44
Net income	$3,184	$1,469

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-7

	Fiscal Years Ended
(As a percentage of Revenue)	3 July 2026	27 June 2025
Revenue	100%	100%
Cost of revenue	54	65
Gross profit	46	35
Product development	6	8
Marketing and administrative	5	6
Legal settlement	1	—
Restructuring and other, net	—	—
Operating earnings	34	21
Other charges, net	(3)	(4)
Income before taxes	31	17
Income tax expense	4	1
Net income	27%	16%
Revenue
The following table summarizes information regarding consolidated revenues by channel, geography, and market and HDD exabytes shipped:

	Fiscal Years Ended
	3 July 2026	27 June 2025
Revenues by Channel (%)
OEMs	81%	80%
Distributors	13%	12%
Retailers	6%	8%
Revenues by Geography (%) (1)
Americas	50%	49%
Asia Pacific	40%	41%
EMEA	10%	10%
Revenues by Market (%)
Data Center	80%	75%
Edge IoT	20%	25%

HDD Exabytes Shipped
Nearline	695	497
Non-nearline	94	98
Total	789	595
__________________________________
(1) Revenue is attributed to geography based on the bill from location.

	Fiscal Years Ended			% Change
(Dollars in millions)	3 July 2026	27 June 2025	Change
Revenue	$12,195	$9,097	$3,098	34%
Revenue in fiscal year 2026 increased approximately 34%, or $3.1 billion, from fiscal year 2025, primarily due to an increase in nearline exabytes shipped reflecting higher demand for nearline products and favorable pricing actions undertaken by the Company.

A-8	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Cost of Revenue and Gross Margin

	Fiscal Years Ended			% Change
(Dollars in millions)	3 July 2026	27 June 2025	Change
Cost of revenue	$6,637	$5,897	$740	13%
Gross profit	5,558	3,200	2,358	74%
Gross margin	46%	35%
For fiscal year 2026, gross margin increased by 11 percentage points compared to the prior fiscal year primarily driven by pricing actions undertaken by the Company and product mix shift to higher capacity products.
Operating Expenses

	Fiscal Years Ended			% Change
(Dollars in millions)	3 July 2026	27 June 2025	Change
Product development	$755	$724	$31	4%
Marketing and administrative	577	561	16	3%
Legal settlement	105	—	105	100%
Restructuring and other, net	27	25	2	8%
Operating expenses	$1,464	$1,310	$154
Product Development Expense. Product development expenses for fiscal year 2026 increased by $31 million from fiscal year 2025 primarily due to a $22 million increase in outside services costs, a $7 million increase in compensation and other employee benefits and a $7 million increase in facilities costs, partially offset by an $8 million decrease in material expenses.
Marketing and Administrative Expense. Marketing and administrative expenses for fiscal year 2026 increased by $16 million from fiscal year 2025 primarily due to an $11 million increase in compensation and other employee benefits and a $5 million increase in information technology expenses.
Legal settlement. We recorded a charge of $105 million in fiscal year 2026 related to a litigation matter. Refer to “Note 12. Legal, Environmental and Other Contingencies” for more details.
Restructuring and Other, net. In fiscal year 2026, we recorded $27 million of restructuring charges, primarily related to employee related termination benefits. In fiscal year 2025, we recorded $25 million of restructuring charges in Operating expenses, primarily related to employee related termination benefits and right-of-use (“ROU”) asset impairment charges.
Other charges, net

	Fiscal Years Ended			% Change
(Dollars in millions)	3 July 2026	27 June 2025	Change
Other charges, net	$(404)	$(377)	$(27)	7%
Other charges, net for fiscal year 2026 primarily related to $284 million of interest expense and $151 million of net loss from debt transactions, partially offset by $30 million of interest income. Other charges, net for fiscal year 2025 primarily related to $321 million of interest expense and $53 million loss on investments.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-9

Income Taxes

	Fiscal Years Ended			% Change
(Dollars in millions)	3 July 2026	27 June 2025	Change
Income tax expense	$506	$44	$462	1,050%
We recorded an income tax expense of $506 million for fiscal year 2026 compared to an income tax expense of $44 million for fiscal year 2025.
We established Singapore as our principal executive offices in fiscal year 2024. Our parent holding company owns various U.S. and non-Singaporean subsidiaries that operate in multiple non-Singaporean income tax jurisdictions. Our worldwide operating income is either subject to varying rates of income tax or is exempt from income tax due to tax incentive programs we operate under in Singapore and Thailand. Starting from fiscal year 2026, major jurisdictions that we operate in have implemented Pillar Two global minimum tax. Our effective tax rate was 13.73% for fiscal year 2026 and 2.91% for fiscal year 2025.
Our income tax expense recorded for fiscal year 2026 differed from the income tax expense that would be derived by applying the Singaporean statutory rate of 17% to income before income taxes, primarily due to the net effect of tax benefits related to earnings generated in jurisdictions that are subject to tax incentive programs, offset by the effects of Pillar Two global minimum tax. The fiscal year 2026 income tax expense also includes a discrete tax benefit related to the release of certain valuation allowances in connection with the OBBBA in July 2025 and net excess tax benefits related to share-based compensation expense.
Our income tax expense recorded for fiscal year 2025 differed from the income tax expense that would be derived by applying the Singaporean statutory rate of 17% to income before income taxes, primarily due to the net effect of (i) tax benefits related to earnings generated in jurisdictions that are subject to tax incentive programs and (ii) changes in valuation allowance.

A-10	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

PRINCIPAL RISKS AND UNCERTAINTIES
Summary of Principal Risks and Uncertainties
The following is a summary of the principal risks and uncertainties that could materially and adversely affect our business, results of operations, financial condition, cash flows, brand and/or the price of our outstanding ordinary shares, and make an investment in our ordinary shares speculative or risky. You should read this summary together with the more detailed description of each of the risks and uncertainties contained below. Additional risks and uncertainties beyond those summarized below or discussed elsewhere in this report may apply to our business and operations as currently conducted or as we may conduct them in the future or to the markets in which we currently, or may in the future, operate.
Risks Related to our Business, Operations and Industry
■Our ability to increase our revenue and maintain our market share depends on our ability to successfully introduce and achieve market acceptance of new products on a timely basis. If our products do not keep pace with customer requirements, our results of operations will be adversely affected.
■We operate in highly competitive markets and our failure to anticipate and respond to technological changes and other market developments, including price competition, could harm our ability to compete and risk the commoditization of our products.
■A limited number of our key customers account for a significant portion of our revenue, and we have been, and may in the future be, adversely affected by reduced, delayed, loss of or canceled purchases by one or more of them, including large hyperscale data center companies and CSPs.
■We are dependent on sales to distributors and retailers, which may increase price erosion and the volatility of our sales.
■We must plan our investments in our products and incur costs before we have customer orders or know about the market conditions at the time the products are produced. If we fail to predict demand accurately for our products or if the markets for our products change, we may have insufficient demand or we may be unable to meet demand, which may materially and adversely affect our financial condition and results of operations.
■Changes in demand for computer systems, data storage subsystems and consumer electronic devices have previously caused, and may in the future cause, a decline in demand for our products.
■We have a long and unpredictable sales cycle for nearline storage solutions, which impairs our ability to accurately predict our financial and operating results in any period and may adversely affect our ability to manage inventory and forecast the need for investments and expenditures.
■We experience seasonal declines in the sales of our consumer products during the second half of our fiscal year which may adversely affect our results of operations.
■Our worldwide sales and manufacturing operations subject us to risks that may adversely affect our business related to disruptions in international markets, currency exchange fluctuations and increased costs.
■We may not be able to execute acquisitions, divestitures and other significant transactions successfully and we may have difficulty or fail to successfully integrate acquired companies.
■Cybersecurity threats, vulnerabilities, and other security events affecting our systems, products, or data, or those of our vendors, suppliers, customers, or other third parties, could have a material adverse effect on our business, financial condition, and results of operations.
Risks Associated with Supply and Manufacturing
■Shortages or delays in the receipt of, or cost increases in, critical components, equipment or raw materials necessary to manufacture our products, as well as reliance on single-source suppliers, have in the past and may in the future affect our production and development of products and harm our operating results.
■We have cancelled purchase commitments with suppliers and incurred costs associated with such cancellations, and if revenues fall or customer demand decreases significantly, we may seek to cancel or may otherwise not meet our purchase commitments to certain suppliers in the future, which could result in damages, penalties, disputes, litigation, increased manufacturing costs or excess inventory.
■Due to the complexity of our products, some defects may only become detectable after deployment, which may lead to increased costs and adversely affect our operating results.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-11

Risks Related to Financial Performance or General Economic Conditions
■Changes in the macroeconomic environment have impacted and may continue to negatively impact our results of operations.
■We may not be able to generate sufficient cash flows from operations and our investments to meet our liquidity requirements, including servicing our indebtedness and continuing to declare our quarterly dividend.
■Our quarterly results of operations fluctuate, sometimes significantly, from period to period, and may cause our share price to decline.
■If we do not adequately control our costs or if any cost reduction activities that we undertake do not deliver the results we expect, we will not be able to compete effectively and our financial condition may be adversely impacted.
■The effect of geopolitical uncertainties, political unrest, war, terrorism, natural disasters, public health issues and other circumstances, on national and/or international commerce and on the global economy, could materially and adversely affect our results of operations and financial condition.
■We are subject to counterparty default risks.
Legal, Regulatory and Compliance Risks
■Our business is subject to various laws, regulations and governmental policies that may cause us to incur significant expense or adversely impact our results of operations and financial condition.
■Some of our products and services are subject to export control laws and other laws affecting the countries in which our products and services may be sold, distributed, or delivered, and any changes to or violation of these laws could have a material and adverse effect on our business, results of operations, financial condition and cash flows.
■Changes in U.S. trade policy, including the imposition of sanctions or tariffs and the resulting consequences, may have a material and adverse impact on our business and results of operations.
■Our business is exposed to risks associated with litigation, investigations and regulatory proceedings that may cause us to incur significant expense or adversely impact our results of operations and financial condition.
■Tax-related matters could have a material and adverse effect on our business, results of operations or financial condition.
Risks Related to Intellectual Property and Other Proprietary Rights
■We may be unable to protect our intellectual property rights, which could adversely affect our business, financial condition and results of operations.
■We are at times subject to intellectual property proceedings and claims which could cause us to incur significant additional costs or prevent us from selling our products, and which could adversely affect our results of operations and financial condition.
■Our business and certain products and services depend in part on intellectual property and technology licensed from third parties, as well as data centers and infrastructure operated by third parties.
Risks Related to Human Capital and Corporate Responsibility
■The loss of or inability to attract, retain and motivate key executive officers and employees could negatively impact our business prospects.
■We are subject to risks related to corporate and social responsibility that could adversely affect our reputation and performance
Risks Related to Owning our Ordinary Shares
■The price of our ordinary shares may be volatile and could decline significantly.
■Any decision to reduce or discontinue the payment of cash dividends to our shareholders or the repurchase of our ordinary shares pursuant to our previously announced share repurchase program could cause the market price of our ordinary shares to decline significantly.

A-12	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

RISKS RELATED TO OUR BUSINESS, OPERATIONS AND INDUSTRY
Our ability to increase our revenue and maintain our market share depends on our ability to successfully introduce and achieve market acceptance of new products on a timely basis. If our products do not keep pace with customer requirements, our results of operations will be adversely affected.
The markets for our products are characterized by rapid technological change, frequent new product introductions and technology enhancements, uncertain product life cycles and changes in customer demand. The success of our products and services also often depends on whether our offerings are compatible with our customers’ or third-parties’ products or services and their changing technologies. Our customers demand new generations of storage products as advances in computer hardware and software have created the need for improved storage, with features such as increased storage capacity, enhanced security, energy efficiency, improved performance and reliability and lower cost. We, and our competitors, have developed improved products, and we will need to continue to do so in the future.
Historically, our results of operations have substantially depended upon our ability to be among the first-to-market with new data storage product offerings. We have faced and may continue to face technological, operational and financial challenges in developing new products or improvements to existing products. In addition, our investments in new product development or improvements to existing products may not yield the anticipated results. Our market share, revenue and results of operations have been, and in the future may be adversely affected by our failure to:
■develop new products, identify business strategies and timely introduce competitive product offerings to meet technological shifts;
■consistently maintain our time-to-market performance with our products;
■manufacture products in adequate volume;
■meet specifications or satisfy compatibility requirements;
■qualify products with key customers on a timely basis by meeting our customers’ performance, quality and security specifications; or
■achieve acceptable manufacturing yields, quality and margins for our products.
Accordingly, we cannot accurately determine the ultimate effect that our new products will have on our results of operations. Our failure to accurately anticipate customers’ needs and accurately identify the shift in technological changes could materially and adversely affect our long-term financial results.
In addition, the concentration of customers in our largest end markets magnifies the potential adverse effect of missing a product qualification opportunity. If the delivery of our products is delayed, our customers may use our competitors’ products to meet their requirements.
When we develop or improve new products with higher capacity and more advanced technology, our results of operations may decline because the increased difficulty and complexity associated with producing these products increases the likelihood of reliability, quality or operability problems. If our products experience increases in failure rates, are of low quality or are not reliable, customers may reduce their purchases of our products, our factory utilization may decrease and our manufacturing rework and scrap costs, along with our service and warranty costs may increase. In addition, a decline in the reliability of our products may make it more difficult for us to effectively compete with our competitors.
Additionally, we may be unable to produce new or improved products that have higher capacities and more advanced technologies in the volumes and timeframes that are required to meet customer demand. As part of our launch of the Mozaic hard drive platform, we are transitioning to key areal density recording technologies that use HAMR technology to increase HDD capacities. If our transitions to more advanced technologies, including the transition to HDDs utilizing HAMR technology, require development, qualification or production cycles that are longer than anticipated or if we otherwise fail to implement new HDD technologies successfully, we may lose sales and market share, which could significantly harm our financial results and reputation.
We cannot assure you that we will be among the leaders in time-to-market with new products or that we will be able to successfully qualify new products with our customers in the future. If our new or improved products are not successful, our future results of operations may be adversely affected.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-13

We operate in highly competitive markets and our failure to anticipate and respond to technological changes and other market developments, including price competition, could harm our ability to compete and risk the commoditization of our products.
We face intense competition in the data storage industry. Our principal sources of competition include HDD and SSD manufacturers, and companies that provide storage subsystems, including electronic manufacturing services and contract electronic manufacturing.
The markets for our data storage products are characterized by technological change, which is driven in part by the adoption of new industry standards. These standards provide mechanisms to ensure technology component interoperability but they also hinder our ability to innovate or differentiate our products. When this occurs, our products may be considered commodities, which has historically, and could in the future, result in downward pressure on prices.
We also experience competition from other companies that produce alternative storage technologies such as flash memory. Increasing capacity, decreasing cost, energy efficiency and performance improvements have expanded SSD adoption in Edge IoT and Data Center. In data center environments, nearline HDDs and enterprise grade SSDs complement one another for most workloads, however, for certain high-performance workloads, the two storage media can compete. In Edge IoT and client applications, solid-state storage continues to displace lower capacity HDDs. Further adoption of SSDs or other alternative storage technologies may limit our total addressable HDD market, impact the competitiveness of our product portfolio and reduce our market share. Any resulting increase in competition could have a material and adverse effect on our business, financial condition and results of operations.
Our industry has experienced consolidation and may continue to consolidate. Consolidation may result in new or stronger competitors, and favorable market conditions, technological developments or sustained increases in pricing or profitability may also encourage new market entrants, and such competitors may have greater resources or competitive advantages. In addition, current and potential competitors have established and may in the future establish cooperative relationships among themselves or with third parties, including some of our partners or suppliers, that result in declines in revenue or willingness to purchase from or sell to us, as applicable, on favorable terms.
A limited number of our key customers account for a significant portion of our revenue, and we have been, and may in the future be, adversely affected by reduced, delayed, loss of or canceled purchases by one or more of them, including large hyperscale data center companies and CSPs.
A limited number of our key customers, including OEMs, large hyperscale data center companies and CSPs, account for a significant portion of our revenue. In fiscal year 2026, one customer accounted for approximately 14% of our consolidated revenue. This concentration means that the loss of, or a significant reduction in purchases by, any one of these customers could have a disproportionate effect on our results. While we have long-standing relationships with many of our customers, if any key customers were to significantly reduce, defer or cancel their purchases or delay product acceptances, or we were prohibited from selling to those key customers for any reason, such as export regulations or other factors beyond our control, our revenues and results of operations may be materially and adversely affected, particularly if we are unable to collect any applicable cancellation charges. Although sales to key customers may vary from period to period, a key customer that permanently discontinues or significantly reduces its relationship with us, or that we are prohibited from selling to, could be difficult to replace. In line with industry practice, new key customers usually require that we pass a lengthy and rigorous qualification process. Accordingly, it may be a difficult, costly or prolonged process to attract and sign new key customers.
Furthermore, to the extent that there is consolidation among our customer base, or when supply exceeds demand in our industry, our customers may be able to command increased leverage in negotiating prices and other terms of sale, causing price erosion that could adversely affect our profitability. Furthermore, if such customer pressures require us to reduce our pricing such that our gross margins are diminished, it might not be feasible to sell to a particular customer, which could result in a decrease in our revenue. Consolidation among our customer base may also lead to reduced demand for our products, replacement of our products by the combined entity with those of our competitors and cancellations of orders, each of which could adversely affect our results of operations. If a significant transaction or regulatory impact involving any of our key customers results in the loss of or reduction in purchases by these key customers, it could have a material and adverse effect on our business, results of operations and financial condition.

A-14	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

We are dependent on sales to distributors and retailers, which may increase price erosion and the volatility of our sales.
Sales to distributors and retailers of disk drive products account for a substantial portion of our revenue. Many of our distributors and retailers also market competing products. We face significant competition in this distribution channel as a result of limited product qualification programs and a focus on price, terms and product availability. Sales volumes through this channel are also less predictable and subject to greater volatility. In addition, deterioration in business and economic conditions has exacerbated price erosion and volatility as distributors and retailers lower prices to compensate for lower demand and higher inventory levels. Our distributors’ and retailers’ ability to access credit to fund their operations may also affect their purchases of our products. If prices decline significantly in this distribution channel or our distributors or retailers reduce purchases of our products, experience financial difficulties or terminate their relationships with us, our revenues and results of operations would be adversely affected.
We must plan our investments in our products and incur costs before we have customer orders or know about the market conditions at the time the products are produced. If we fail to predict demand accurately for our products or if the markets for our products change, we may have insufficient demand or we may be unable to meet demand, which may materially and adversely affect our financial condition and results of operations.
Our results of operations are highly dependent on cloud, enterprise and consumer spending and the resulting demand for our products. Reduced demand, particularly from our key cloud and enterprise customers as a result of a significant change in macroeconomic conditions or other factors, may result in a significant reduction or cancellation of their purchases from us, which has in the past and may in the future materially and adversely impact our business and financial condition. Demand for our products may fluctuate significantly and can be difficult to predict due to changes in customer inventory levels, technology transitions, cloud capital spending, the timing of hyperscale deployments, our customers’ capital expenditure budgets and the pace of their AI-related infrastructure investments, the timing of our customers’ monetization of their AI investments and broader economic conditions.
Our manufacturing process requires us to make significant product-specific investments in inventory for production at least three to six months in advance. As a result, we incur inventory and manufacturing costs in advance of anticipated sales that may never materialize or that may be substantially lower than expected, particularly in our data center markets where customer ordering patterns may shift rapidly in response to changes in cloud capital spending, the timing of hyperscale deployments, our customers’ capital expenditure budgets and the pace of their AI-related infrastructure investments, and the timing of our customers’ monetization of their AI investments. Because we must also make decisions regarding manufacturing capacity and related investments well in advance of anticipated demand, forecasting errors may result in either excess capacity and associated underutilization costs or insufficient capacity to meet customer demand on a timely basis, either of which could adversely affect our business, financial condition and results of operations. In addition, because of our vertical design and manufacturing strategy, operations have significant fixed costs that are difficult to reduce in the short-term, including our costs relating to utilization of existing facilities and equipment. If we fail to forecast demand accurately or if there is a partial or complete reduction in long term demand for our products, we may also experience excess and obsolescence of inventory, higher inventory carrying costs, factory underutilization charges and manufacturing rework costs, which have resulted in and could in the future result in material and adverse effects on our financial condition and results of operations. For example, due to customer inventory adjustments, we have in the past experienced, and may in the future experience, a slowdown in demand for our products, particularly in the data center market. These reductions in demand have required us to significantly reduce manufacturing production plans and recognize factory underutilization charges in fiscal years 2024 and 2023.
We develop and manufacture technologically advanced products that require precision engineering, specialized manufacturing processes and rigorous quality control standards. During periods of increasing demand, the complexity of these products and our manufacturing processes has contributed to challenges in recommissioning and effectively utilizing our production equipment to meet customer needs. These difficulties may arise again in the future, potentially delaying our ability to respond to an improving demand environment. Any inability to efficiently restart or fully utilize our production equipment could result in missed revenue opportunities, increased operational costs, and adverse effects on our business and financial condition.
Other factors that have affected and may continue to affect our ability to anticipate or meet the demand for our products and adversely affect our results of operations include:
■competitive product announcements or technological advances that result in excess supply when customers cancel purchases in anticipation of newer products;

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-15

■variability in demand across our data center and Edge IoT markets due to changing customer investment priorities, fluctuations in adoption rates of emerging technologies such as artificial intelligence, shifts in customer preferences and broader economic trends;
■variable demand resulting from unanticipated upward or downward pricing pressures;
■our ability to successfully qualify, manufacture and sell our data storage products;
■changes in our product mix, which may adversely affect our gross profits;
■key customers deferring or canceling purchases or delaying product acceptances, or unexpected increases in their orders;
■manufacturing delays or interruptions, particularly at our manufacturing facilities in China, Malaysia, Northern Ireland, Singapore, Thailand or the United States;
■limited access to components that we obtain from a single or a limited number of suppliers; and
■the impact of changes in trade policy, including tariffs, and/or foreign currency exchange rates on the cost of producing our products and the effective price of our products to our customers.
Changes in demand for computer systems, data storage subsystems and consumer electronic devices have previously caused, and may in the future cause, a decline in demand for our products.
Our products are incorporated in computers, data storage systems deployed in data centers and consumer electronic devices. Historically, demand for these products has been volatile, and unexpected slowdowns in demand for computers, data storage subsystems or consumer electronic devices generally result in sharp declines in demand for our products. Declines in customer spending on the systems and devices that incorporate our products could have a material and adverse effect on demand for our products and on our financial condition and results of operations. Uncertain global economic and business conditions can exacerbate, and have in the past exacerbated, these risks.
Our sales to consumer and client-centric markets remain an important part of our business, and these markets have been, and we expect them to continue to be, adversely affected by:
■announcements or introductions of major new operating systems or semiconductor improvements or shifts in customer preferences, performance requirements and behavior, such as the shift to tablet computers, smart phones, NAND flash memory or similar devices that meet customers’ cost and capacity metrics;
■longer product life cycles; and
■changes in macroeconomic conditions that cause customers to spend less, such as the imposition of new and/or increased tariffs, increased laws and regulations, and increased unemployment levels.
The deterioration of demand for disk drives in these consumer and client-centric markets has accelerated, and we believe this deterioration may continue and may further accelerate, which has caused and could further cause our operating results to suffer.
In addition, we believe announcements regarding competitive product introductions from time to time have caused customers to defer or cancel their purchases, making certain inventory obsolete. Whenever an oversupply of products in the market causes our industry to have higher than anticipated inventory levels, we experience even more intense price competition from other manufacturers than usual, which may materially and adversely affect our financial results.
We have a long and unpredictable sales cycle for nearline storage solutions, which impairs our ability to accurately predict our financial and operating results in any period and may adversely affect our ability to manage inventory and forecast the need for investments and expenditures.
Our nearline storage solutions are technically complex and we typically supply them in high quantities to a small number of customers. Many of our products are tailored to meet the specific requirements of individual customers and are often integrated by our customers into the systems and products that they sell.

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Our sales cycle for nearline storage solutions could exceed one year and be unpredictable, depending on the time required for developing, testing and evaluating our products before deployment, the size of deployment, and the complexity of system configuration necessary for development. Additionally, our nearline storage solutions are subject to variability of sales primarily due to the timing of IT spending as a reflection of cyclical demand from CSPs based on the timing of their procurement and deployment requirements and their ability to procure other components needed to build out data center infrastructure. Given the length of development and qualification programs and unpredictability of the sales cycle, we may be unable to accurately forecast product demand, which may result in excess inventory and associated inventory reserves or write-downs, which could harm our business, financial condition and results of operations.
We experience seasonal declines in the sales of our consumer products during the second half of our fiscal year which may adversely affect our results of operations.
Sales of our consumer products, including computers, storage subsystems and consumer electronic devices tend to be seasonal, and therefore, we expect to continue to experience seasonality in our business as we respond to variations in our customers’ demand for our products. In particular, sales of these products traditionally experience higher demand in the first half of our fiscal year driven by consumer spending in the back-to-school season from late summer to fall and the traditional holiday shopping season from fall to winter. We experience seasonal reductions in the second half of our fiscal year in the business activities of our customers during international holidays like Lunar New Year, as well as in the summer months (particularly in Europe), which typically result in lower sales during those periods. Since our working capital needs peak during periods in which we are increasing production in anticipation of orders that have not yet been received, our results of operations will fluctuate even if the forecasted demand for our products proves accurate. Failure to anticipate consumer demand for our branded solutions may also adversely impact our future results of operations. Furthermore, it is difficult for us to evaluate the degree to which this seasonality may affect our business in future periods because of the rate and unpredictability of product transitions and new product introductions, as well as macroeconomic conditions. In particular, during periods when there are rapidly changing macroeconomic conditions, historical seasonality trends may not be a good indicator to predict our future performance and results of operations.
Our worldwide sales and manufacturing operations subject us to risks that may adversely affect our business related to disruptions in international markets, currency exchange fluctuations and increased costs.
We are a global company and have significant sales operations outside of the United States, including sales personnel and customer support operations. We also generate a significant portion of our revenue from sales outside the United States. Disruptions in the economic, environmental, political, legal or regulatory landscape in the countries where we operate may have a material and adverse impact on our manufacturing and sales operations. Disruptions in financial markets and the deterioration of global economic conditions have had and may continue to have an impact on our sales to customers and end-users. In addition, ongoing uncertainty in U.S. policy, including uncertainty relating to tariffs and other trade restrictions, may have an impact on our sales to customers and end-users.
Prices for our products are denominated predominantly in dollars, even when sold to customers located outside the United States. An increase in the value of the dollar could increase the real cost to our customers in those markets outside of the United States. This could adversely impact our sales and market share in such areas or increase pressure to lower our prices, and adversely impact our profit margins. In addition, we have revenue and expenses denominated in currencies other than the dollar, primarily the Thai Baht, Singaporean dollar, Chinese Renminbi and British Pound Sterling, which further exposes us to adverse movements in foreign currency exchange rates. A weakened dollar could increase the effective cost of our expenses such as payroll, utilities, tax and marketing expenses, as well as overseas capital expenditures. Any of these events could have a material and adverse effect on our results of operations. We manage the impact of foreign currency translation risk by entering into foreign currency forward exchange contracts to hedge our balance sheet exposures. Our hedging strategy may be ineffective, and specific hedges may expire and not be renewed or may not offset any portion, or may offset only a portion, of the adverse financial impact resulting from currency variations. The hedging activities may not cover our full exposure, subject us to certain counterparty credit risks and may impact our results of operations. See “Financial Risk Management” of this report for additional information about our foreign currency exchange risk.
In addition, certain countries in which we have operations have restrictive regulations over the movement of cash and/or foreign exchange across their borders. Similarly, Singapore may impose taxes on dividends of cash from our subsidiaries to the parent company. If we are unable to access our cash or we are required to pay taxes to repatriate such cash, our business and operations may be harmed, or we may need to seek other sources of liquidity.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-17

The shipping and transportation costs associated with our international operations are typically higher than those associated with our U.S. operations, resulting in decreased operating margins for us in some countries. Volatility in fuel costs, political instability or constraints and increases in the costs or reliability of air transportation may lead us to develop alternative shipment methods, which could disrupt our ability to receive raw materials, or ship finished products, and as a result our business and results of operations may be harmed.
We may not be able to execute acquisitions, divestitures and other significant transactions successfully and we may have difficulty or fail to successfully integrate acquired companies.
As part of our business strategy, we may acquire companies or businesses, divest businesses or assets, enter into strategic alliances and joint ventures, and make investments to further our business. Risks associated with these transactions have included, and may include:
■not fully realizing the anticipated profits or other benefits of any particular transaction in the timeframe we expected or at all due to competition, market trends, additional costs or investments, the actions of advisors, suppliers or other third parties, or other factors;
■certain transactions resulting in significant costs and expenses;
■failing to identify significant issues with the target during the due diligence process that result in significant liabilities;
■issuing common stock (potentially creating dilution) or incurring additional debt in order to finance a transaction, which financings may require us to accept onerous terms such as high interest rates or covenants that restrict our business;
■an adverse impact on our effective tax rate;
■acquiring a target with differing or inadequate privacy, data protection, and cybersecurity controls; and
■litigation.
In addition, if we fail to identify and complete such transactions and successfully integrate acquired businesses that further our strategic objectives, we may be required to expend additional resources to develop products, services and technology internally, which may put us at a competitive disadvantage. Integrations could significantly disrupt our business and the acquired business as they are often time-consuming and expensive and involve significant challenges, including successfully combining product and service offerings, entering or expanding markets, and retaining and integrating key employees, customers, distributors, facilities, technologies, and business systems, among other challenges. Furthermore, if there are future decreases in our stock price or significant changes in the business climate or results of operations of our reporting units, we may incur additional charges, including impairment charges.
In the case of a divestiture, we may have difficulty finding buyers or alternative exit strategies on acceptable terms in a timely manner. We may also dispose of a business at a price or on terms that are less desirable than we had anticipated. In addition, we may experience fewer benefits than expected, and the impact of the divestiture on our revenue growth may be larger than projected.
Cybersecurity threats, vulnerabilities, and other security events affecting our systems, products, or data, or those of our vendors, suppliers, customers, or other third parties, could have a material adverse effect on our business, financial condition, and results of operations.
We rely extensively on information technology systems, networks, and cloud-based platforms, including those operated by vendors, suppliers, and other third parties, to support our business operations. We and our third party providers are regularly subject to cybersecurity threats and attempted cyberattacks of varying types and degrees of sophistication, including phishing, social engineering, malware, ransomware, unauthorized access attempts, and other malicious activities. Such threats are common across our industry, continue to increase in frequency and sophistication, and may be difficult to prevent, detect, or mitigate, particularly as AI capabilities evolve to allow increasingly complex cyberattacks. Actual or perceived cybersecurity vulnerabilities or software or firmware defects affecting our products or services could also expose our customers’ systems, data, or operations to unauthorized access or other adverse impacts. This risk may be heightened as our products are deployed in increasingly interconnected enterprise, cloud, edge, and data center environments.

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We have implemented security measures designed to prevent, detect, and respond to cybersecurity threats, but these measures may not be effective against all threats or prevent every incident. We cannot guarantee that our or our third party providers’ products, systems, components, software, or infrastructure are free of exploitable defects, bugs, or vulnerabilities, and use of AI technologies by us or our customers, suppliers, or other third parties may increase the complexity and effectiveness of cybersecurity threats and introduce new vulnerabilities into systems, software, products, and business processes. A cybersecurity incident or other compromise of our products, systems, or AI technologies used in our business, or those of our customers or third party providers, could result in unauthorized access to, disclosure, loss, misuse, or corruption of proprietary, confidential, or personal information, including intellectual property or information about our manufacturing, financials, customers, or employees. Cybersecurity incidents, as well as efforts to prevent, detect, or respond to such incidents, also may impair the functionality of our products, information technology systems, manufacturing operations, supply chain activities, product development efforts, or other critical business functions, or result in increased costs associated with investigation, containment, remediation and recovery, product updates, customer support, customer claims, contractual disputes, litigation, indemnification obligations, regulatory investigations, fines or penalties, damage to our reputation, and reduced sales or profitability. Any of these events, whether affecting our systems directly, the products and services we provide, or the systems of third parties on which we depend, could have a material adverse effect on our business, financial condition, and results of operations.
RISKS ASSOCIATED WITH SUPPLY AND MANUFACTURING
Shortages or delays in the receipt of, or cost increases in, critical components, equipment or raw materials necessary to manufacture our products, as well as reliance on single-source suppliers, have in the past and may in the future affect our production and development of products and harm our operating results.
The cost, quality and availability of components, subassemblies, certain equipment and raw materials used to manufacture our products are critical to our success. Particularly important for our products are components such as read/write heads, substrates for recording media, ASICs, spindle motors, printed circuit boards, suspension assemblies, DRAM and NAND flash memory. Certain rare earth elements are also critical in the manufacture of our products. Many of these rare earth elements are sourced from China, which accounts for a majority of the global supply and processing capacity for these materials. As a result, any current or potential future export restrictions or bans by the Chinese government, as well as any import restrictions or bans by the U.S. government, on rare earth minerals could materially and adversely impact our supply chain continuity and operating results. In addition, the equipment we use to manufacture our products and components is frequently custom made and comes from a few suppliers and the lead times required to obtain manufacturing equipment can be significant. Our efforts to control our costs, including capital expenditures, may also affect our ability to obtain or maintain such inputs and equipment, which could affect our ability to meet future demand for our products.
We rely on sole or a limited number of direct and indirect suppliers for some or all of these components and rare earth elements that we do not manufacture, including substrates for recording media, read/write heads, ASICs, preamplifiers, spindle motors, printed circuit boards, suspension assemblies, DRAM and NAND flash memory. Our options in supplier selection in these cases are limited and the supplier-based technology has been and may continue to be single-sourced until wider adoption of the technology occurs and any necessary licenses become available. In light of this small, consolidated supplier base, if our suppliers increased their prices as a result of inflationary pressures, evolving trade policies, including the imposition of tariffs or other trade restrictions, supply constraints or other macroeconomic conditions, including international conflicts, or changes to such conditions, and we could not pass these price increases to our customers, our operating earnings would decline. Also, many of these direct and indirect component suppliers are geographically concentrated, making our supply chain more vulnerable to regional disruptions such as severe weather, local or global health issues or pandemics, acts of terrorism, war and an unpredictable geopolitical climate. Trade policy developments, including retaliatory measures by other countries, could exacerbate these risks by further restricting the availability and/or increasing the cost of critical components, delaying shipments, resulting in the relocation of certain manufacturing processes or otherwise disrupting our global supply chain. These factors have materially impacted, and may in the future impact the production, availability and transportation of many components. We also often aim to lead the market in new technology deployments and leverage unique and customized technology from single source suppliers who are early adopters in the emerging market. If there are any technical issues in the supplier’s technology, it may also cause us to delay shipments of our new technology deployments, incur scrap, rework or warranty charges and harm our financial position. Further, if a sole source or limited source supplier decides not to do business with us for any reason, we may be unable to develop, manufacture and commercialize certain of our products, which would adversely affect our business and financial position.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-19

We have experienced and could in the future experience increased costs and production delays that made us unable to obtain the necessary equipment or sufficient quantities of some components. We have also been, and could in the future be, forced to pay higher prices, make volume purchase commitments or advance deposits for some components, equipment or raw materials that were in short supply in the industry. If our direct and indirect vendors for these components are unable to meet our cost, quality, supply and transportation requirements or fulfill their contractual commitments and obligations, we may have to reengineer some products, which would likely cause production and shipment delays, make the reengineered products more costly and provide us with a lower rate of return on these products. Further, if we have to allocate the components we receive to certain of our products and ship less of others due to shortages or delays in critical components, we may lose sales to customers who could purchase more of their required products from a competitor that either did not experience these shortages or delays or that made different allocations, and thus our revenue and operating earnings would decline.
We cannot assure you that we will be able to obtain critical components in a timely and economic manner. In addition, from time to time, some of our suppliers’ manufacturing facilities may be fully utilized. If they fail to invest in additional capacity or deliver components in the required timeframe, such failure would have an impact on our ability to ramp new products, and may result in a loss of revenue or market share if our competitors did not utilize the same components and were not affected. Further, if our customers experience shortages of components or materials used in their products it could result in a decrease in demand for our products and have an adverse effect on our results of operations.
We have cancelled purchase commitments with suppliers and incurred costs associated with such cancellations, and if revenues fall or customer demand decreases significantly, we may seek to cancel or may otherwise not meet our purchase commitments to certain suppliers in the future, which could result in damages, penalties, disputes, litigation, increased manufacturing costs or excess inventory.
From time to time, we enter into long-term, non-cancelable purchase commitments or make large up-front investments with certain suppliers to secure certain components or technologies for the production of our products or to supplement our internal manufacturing capacity for certain components. We have in the past cancelled, reduced or otherwise modified certain purchase commitments and incurred associated fees, due to changes in forecasted demand. If our actual revenues in the future are lower than our projections or if customer demand decreases significantly below our projections, we may seek to cancel or modify or may otherwise not meet our additional purchase commitments with certain suppliers. As a result, it is possible that our revenues will not be sufficient to recoup our up-front investments, in which case we will have to shift output from our internal manufacturing facilities to these suppliers, resulting in higher internal manufacturing costs, or we may be required to make penalty-type payments or pay specified amounts under the terms of these contracts for failure to meet our purchase commitments or otherwise satisfy our obligations under the contracts. We have and may continue to have disputes with our suppliers regarding our purchase commitments, including the cancellation or reduction of such commitments, that we may be unable to resolve, which have resulted and may again result in settlements, litigation that could result in adverse judgments or other litigation-related costs, the amounts of which may be material, as well as disruption to our supply chain and require management’s attention. Additionally, because our markets are volatile, competitive and subject to rapid technology and price changes, we face inventory and other asset risks in the event we do not fully utilize purchase commitments. If we cancel purchase commitments, are unable to fully utilize our purchase commitments or shift output from our internal manufacturing facilities to meet the commitments, our gross profit and operating earnings could be materially and adversely impacted.
Due to the complexity of our products, some defects may only become detectable after deployment, which may lead to increased costs and adversely affect our operating results.
Our products are highly complex and are designed to operate in and form part of larger complex networks and storage systems. Our products may contain a defect or be perceived as containing a defect by our customers as a result of improper use or maintenance. Lead times required to manufacture certain components are significant, and a quality excursion may take significant time and resources to remediate. Defects in our products, third-party components or in the networks and systems of which they form a part, directly or indirectly, have resulted in and may in the future result in:
■increased costs and product delays until the complex solution-level interoperability issues are resolved;
■costs associated with the remediation of any problems attributable to our products;
■loss of or delays in revenues;
■loss of customers;

A-20	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

■failure to achieve market acceptance and loss of market share;
■increased service and warranty costs; and
■increased insurance costs.
Defects in our products could also result in legal actions by our customers for breach of warranty, property damage, injury or death. Such legal actions including, but not limited to, product liability claims could exceed the level of insurance coverage that we have obtained. Any significant uninsured claims could significantly harm our financial condition.
RISKS RELATED TO FINANCIAL PERFORMANCE OR GENERAL ECONOMIC CONDITIONS
Changes in the macroeconomic environment have impacted and may continue to negatively impact our results of operations.
Changes in macroeconomic conditions may affect consumer and enterprise spending, and as a result, our customers may postpone or cancel spending in response to volatility in credit and equity markets, negative financial news, declines in income or asset values and/or shifts in demand related to emerging technologies, including artificial intelligence, all of which may have a material and adverse effect on the demand for our products and/or result in significant changes in our product prices. Other factors that could have a material and adverse effect on demand for our products, financial condition and results of operations include inflation, slower growth or recession, conditions in the labor market, access to credit, consumer confidence and other macroeconomic factors affecting consumer and business spending behavior. These changes could happen rapidly and we may not be able to react quickly to prevent or limit our losses or exposures.
Macroeconomic developments including new and increased tariffs, trade disputes, sanctions, adverse economic conditions worldwide, government efforts to stimulate or stabilize economies, geopolitical instability and international conflicts have and may continue to adversely impact our business and contribute to global or regional economic slowdowns, reduced enterprise and consumer spending and increased volatility in the financial markets. Significant inflation and elevated interest rates have negatively affected our business in recent quarters and could continue to negatively affect our business, operating results or financial condition or the markets in which we operate, which, in turn, could adversely affect the price of our ordinary shares. A general weakening of, and related declining corporate confidence in, the global economy or the curtailment in government or corporate spending could cause current or potential customers to reduce their IT budgets or be unable to fund data storage products, which could cause customers to delay, decrease or cancel purchases of our products or cause customers to not pay us or to delay paying us for previously purchased products and services.
We may not be able to generate sufficient cash flows from operations and our investments to meet our liquidity requirements, including servicing our indebtedness and continuing to declare our quarterly dividend.
We are leveraged and require significant amounts of cash to service our outstanding indebtedness. Our business may not generate sufficient cash flows to enable us to meet our liquidity requirements, including working capital, capital expenditures, product development efforts, investments, servicing our indebtedness and other general corporate requirements. Our high level of debt presents the following risks:
■we are required to use a substantial portion of our cash flows from operations to service our debt, which reduces the availability of our cash flows to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances and other general corporate requirements;
■our substantial leverage increases our vulnerability to economic downturns, decreases the availability of capital and may subject us to a competitive disadvantage vis-à-vis those of our competitors that are less leveraged;
■our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business, our industry and market conditions, and could limit our ability to borrow additional funds on satisfactory terms, or at all, for operations or capital to implement our business strategies; and
■covenants in our debt agreements, including our existing Credit Agreement (as defined herein), limit, among other things, our ability to pay future dividends or make other restricted payments and investments and to incur additional indebtedness, which could restrict our ability to execute on our business strategy or react to the economic environment.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-21

In addition, our ability to service our debt obligations and comply with debt covenants depends on our financial performance. If we fail to meet our debt service obligations or fail to comply with debt covenants, or are unable to modify, obtain a waiver, or cure a debt covenant on terms acceptable to us or at all, we could be in default of our debt agreements and instruments. Such a default could result in an acceleration of our indebtedness, including via cross-defaults, and may require us to change capital allocation or engage in distressed debt transactions on terms unfavorable to us, which could have a material negative impact on our financial performance, stock market price and operations.
Pursuant to the terms of the indenture governing the 2028 Notes, if one or more holders elect to exchange their 2028 Notes, we would be required to settle the principal portion of our exchange obligation in cash, and any remainder of the exchange obligation in excess of such principal amount in cash, ordinary shares issued by us or a combination of cash and ordinary shares, at our election. Such cash payment obligations could adversely affect our liquidity. We are also required under applicable accounting rules to classify the outstanding principal of such 2028 Notes as a current rather than long-term liability, which results in a reduction of our net working capital.
In the event we need to refinance all or a portion of our outstanding debt as it matures or incur additional debt to fund our operations, we may not be able to refinance our existing debt or incur additional debt to fund our operations on terms acceptable to us or at all. If prevailing interest rates or other factors result in higher interest rates upon refinancing, then the interest expense relating to our debt would increase. Furthermore, if any rating agency changes our credit rating or outlook, our debt and equity securities could be negatively affected, which could adversely affect our ability to refinance existing debt or raise additional capital and increase the interest costs under our existing Credit Agreement.
Our quarterly results of operations fluctuate, sometimes significantly, from period to period, and may cause our share price to decline.
Our quarterly revenue and results of operations fluctuate, sometimes significantly, from period to period. These fluctuations, which we expect to continue, have been and may continue to be precipitated by a variety of factors, including:
■uncertainty in global economic and political conditions, and instability or war or adverse changes in the level of economic activity in the major regions in which we do business;
■competitive pressures resulting in lower prices by our competitors which may shift demand away from our products;
■announcements of new products, services or technological innovations by us or our competitors, and delays or problems in our introduction of new, more cost-effective products, the inability to achieve high production yields or delays in customer qualification or initial product quality issues;
■changes in customer demand or the purchasing patterns or behavior of our customers;
■application of new or revised industry standards;
■disruptions in our supply chain, including increased costs or adverse changes in availability of supplies of raw materials or components;
■increased costs of electricity and/or other energy sources, freight and logistics costs or other materials or services necessary for the operation of our business;
■pandemics or other global health issues that impact our operations as well as those of our customers and suppliers;
■the impact of corporate restructuring activities that we have and may continue to engage in;
■changes in the demand for the computer systems and data storage products that contain our products;
■unfavorable supply and demand imbalances;
■our high proportion of fixed costs, including manufacturing and research and development expenses;
■any impairments in goodwill or other long-lived assets;
■changes in tax laws, such as global tax developments applicable to multinational businesses; the impact of trade barriers, such as import/export duties and restrictions, sanctions, tariffs and quotas, imposed by the United States or other countries in which the Company conducts business;
■the evolving legal and regulatory, economic, environmental and administrative climate in the international markets where the Company operates; and
■adverse changes in the performance of our products.

A-22	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

As a result, we believe that quarter-to-quarter and year-over-year comparisons of our revenue and results of operations may not be meaningful, and that these comparisons may not be an accurate indicator of our future performance. Our results of operations in one or more future quarters may fail to meet the expectations of investment research analysts or investors, which could cause an immediate and significant decline in our market value.
If we do not adequately control our costs or if any cost reduction activities that we undertake do not deliver the results we expect, we will not be able to compete effectively and our financial condition may be adversely impacted.
We are focused on increasing flexibility and scalability, and improving overall competitiveness by leveraging our global capabilities, as well as external talent and skills, worldwide, with a view towards increasing revenue and exabytes volume while controlling expenses. If we do not adequately control our manufacturing and operating expenses, our ability to compete in the marketplace may be impaired.
In the past, we have engaged in restructuring activities with a view toward reducing costs. Such restructuring activities to reduce costs have included closures and transfers of facilities, significant personnel reductions, temporary salary reductions, restructuring efforts, asset write-offs and efforts to increase automation. Our restructuring efforts and other measures to reduce costs may not yield the intended benefits and may be unsuccessful or disruptive to our business operations which may materially and adversely affect our financial results. In addition, we cannot be sure that any future cost reductions or global footprint consolidation efforts will not result in additional costs which may not be offset by planned cost reductions or global footprint consolidation. If our operating costs are higher than we expect or if we do not maintain adequate control of our costs and expenses, our results of operations may be adversely affected.
The effect of geopolitical uncertainties, political unrest, war, terrorism, natural disasters, public health issues and other circumstances, on national and/or international commerce and on the global economy, could materially and adversely affect our results of operations and financial condition.
Geopolitical uncertainty, political unrest, terrorism, instability or war, such as the conflict between Ukraine and Russia and conflicts in the Middle East, including the Iran conflict, natural disasters, public health issues and other business interruptions have caused and could cause damage or disruption to international commerce and the global economy, including by contributing to global or regional economic slowdowns, reduced enterprise and consumer spending and increased volatility in financial markets, and thus could have a strong negative effect on our business, our direct and indirect suppliers, logistics providers, manufacturing vendors and customers. Our business operations are also subject to interruption by natural disasters such as floods and earthquakes, fires, power or water shortages, terrorist attacks, other hostile acts, labor disputes, political unrest, public health issues and related mitigation actions, and other events beyond our control. Such events may decrease demand for our products, make it difficult or impossible for us to make and deliver products to our customers or to receive components from our direct and indirect suppliers, and create delays and inefficiencies in our supply chain.
Armed conflicts and geopolitical tensions may also result in sanctions, export restrictions, tariffs or other trade restrictions, limit or restrict our ability to access certain markets and disrupt key logistics networks, including air and ocean freight travel routes. These developments have increased, and could further increase, costs for energy, rare earth minerals, materials, components and transportation, constrain manufacturing capacity and require us to reconfigure aspects of our global supply chain. Geopolitical instability may also heighten cybersecurity risks, including state-sponsored attacks, which could disrupt our operations or those of our suppliers, customers or partners, and further adversely affect demand for our products.
A significant natural disaster, such as an earthquake, fire, flood, or significant power outage could have an adverse impact on our business, results of operations, and financial condition. The impact of climate change may increase these risks due to changes in weather patterns, such as increases in storm intensity, sea-level rise and temperature extremes in areas where we or our suppliers and customers conduct business. We have a number of our employees located in regions known for seismic activity, wildfires and drought conditions. To mitigate wildfire risk, electric utilities are deploying public safety power shutoffs, which affects electricity reliability to our facilities and our communities, potentially disrupting our operations. Many of our suppliers and customers are also located in areas with risks of natural disasters. In the event of a natural disaster, losses and significant recovery time could be required to resume operations and our financial condition and results of operations could be materially and adversely affected.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-23

Should major public health issues, including pandemics, arise, we could be negatively affected by stringent employee travel restrictions, additional limitations or cost increases in freight and other logistical services, governmental actions limiting the movement of products or employees between regions, increases in or changes to data collection and reporting obligations, delays in production ramps of new products, and disruptions in our operations and those of some of our key direct and indirect suppliers and customers.
In addition, our operations are conducted at a limited number of facilities, and those of many of our direct and indirect suppliers, manufacturing vendors and customers are similarly concentrated in a limited number of geographic locations. Because our manufacturing footprint, and those of our key suppliers, is concentrated in relatively few sites, a disruption at any single location could affect a disproportionate share of our production capacity and operations, and any of the foregoing risks could be exacerbated as a result.
We are subject to counterparty default risks.
We have numerous arrangements with financial institutions that subject us to counterparty default risks, including cash and investment deposits, foreign currency forward exchange contracts, capped calls and other derivative instruments. As a result, we are subject to the risk that the counterparty to one or more of these arrangements will, voluntarily or involuntarily, default on its performance obligations. In times of market distress in particular, a counterparty may not comply with its contractual commitments that could then lead to it defaulting on its obligations with little or no notice to us, thereby limiting our ability to take action to lessen or cover our exposure. Additionally, our ability to mitigate our counterparty exposures could be limited by the terms of the relevant agreements or because market conditions prevent us from taking effective action. If one of our counterparties becomes insolvent or files for bankruptcy, our ability to recover any losses suffered as a result of that counterparty's default may be limited by the liquidity of the counterparty or the applicable laws governing the bankruptcy proceedings. In the event of any such counterparty default, we could incur significant losses, which could have a material and adverse effect on our business, results of operations, or financial condition. Our exposure to counterparty risk with respect to the capped call transactions will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price and in the volatility of our ordinary shares. In addition, upon a default by an option counterparty, we may suffer more dilution than we currently anticipate with respect to our ordinary shares. We can provide no assurance as to the financial stability or viability of our counterparties.
Further, our customers could have reduced access to working capital due to global economic conditions, high interest rates, reduced bank lending resulting from contractions in the money supply or the deterioration in the customer’s, or their bank’s financial condition or the inability to access other financing, which would increase our credit and non-payment risk, and could result in an increase in our operating costs or a reduction in our revenue. Also, our customers outside of the United States are sometimes allowed longer time periods for payment than our U.S. customers. This increases the risk of nonpayment due to the possibility that the financial condition of particular customers may worsen during the course of the payment period. In addition, some of our OEM customers have adopted a subcontractor model that requires us to contract directly with companies, such as original design manufacturers, that provide manufacturing and fulfillment services to our OEM customers. Because these subcontractors are generally not as well capitalized as our direct OEM customers, this subcontractor model exposes us to increased credit risks. Our agreements with our OEM customers may not permit us to increase our product prices to alleviate this increased credit risk.
LEGAL, REGULATORY AND COMPLIANCE RISKS
Our business is subject to various laws, regulations and governmental policies that may cause us to incur significant expense or adversely impact our results of operations and financial condition.
Our business is subject to regulation under a wide variety of U.S. federal and state and non-U.S. laws, regulations and policies. Laws, regulations and policies, particularly in the U.S., may change in significant, unexpected, and/or unpredictable ways that will require us to modify our business model and objectives or affect our returns on investments by restricting existing activities and products, subjecting them to escalating costs or prohibiting them outright. Jurisdictions such as China, Malaysia, Northern Ireland, Singapore, Thailand and the U.S., in which we have significant operating assets, and the European Union each have exercised and continue to exercise significant influence over many aspects of their domestic economies including, but not limited to, fair competition, tax practices, anti-corruption, anti-trust, data privacy, protection, security and sovereignty, price controls and international trade, including the imposition of tariffs or other trade restrictions, which have had and may continue to have an adverse effect on our business operations and financial condition.

A-24	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Our business is subject to state, federal, and international laws and regulations relating to data privacy, data protection and data security, including security breach notification, data retention, transfer and localization. Laws and regulations relating to these matters evolve frequently and their scope may change through new legislation, amendments to existing legislation and changes in interpretation or enforcement and may impose conflicting and inconsistent obligations. Any such changes, and any changes to our products or services or manner in which our customers utilize them may result in new or enhanced costly compliance requirements and governmental or regulatory scrutiny, may limit our ability to operate in certain jurisdictions or to engage in certain data processing activities, and may require us to modify our practices and policies, potentially in a material manner, which we may be unable to do in a timely or commercially reasonable manner or at all.
Further, the sale and manufacturing of products in certain countries subjects us and our suppliers to local and international laws and regulations governing protection of the environment, including those governing climate change, discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites, restrictions on the presence of certain substances in electronic products and the responsibility for environmentally safe disposal or recycling. If additional or more stringent requirements are imposed on us and our suppliers in the future, we could incur additional operating costs and capital expenditures. If we fail to comply with applicable environmental laws, regulations, initiatives, or standards of conduct, our customers may refuse to purchase our products and we could be subject to fines, penalties and possible prohibition of sales of our products into one or more states or countries, liability to our customers and damage to our reputation, which could result in a material and adverse effect on our financial condition or results of operations.
As the laws and regulations to which we are subject continue to change and vary greatly from jurisdiction to jurisdiction, compliance with such laws and regulations may be onerous, may create uncertainty as to how they will be applied and interpreted, and may continue to increase our cost of doing business globally.
Some of our products and services are subject to export control laws and other laws affecting the countries in which our products and services may be sold, distributed, or delivered, and any changes to or violation of these laws could have a material and adverse effect on our business, results of operations, financial condition and cash flows.
Due to the global nature of our business, we are subject to import and export restrictions and regulations, including the Export Administration Regulations (“EAR”) administered by U.S. BIS and the trade and economic sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”). We incorporate encryption technology into certain of our products and solutions. These encryption products and the underlying technology may be exported outside of the United States only with export authorizations, including by license, a license exception or other appropriate government authorizations, including the filing of an encryption registration. The U.S., through BIS and OFAC, places restrictions on the sale or export of certain products and services to certain countries, persons and entities, as well as for certain end-uses, such as military, military-intelligence and weapons of mass destruction end-uses. The U.S. government also imposes sanctions through executive orders restricting U.S. companies from conducting business activities with specified individuals and companies. Although we have controls and procedures designed to ensure compliance with all applicable regulations and orders, we cannot predict whether changes in laws or regulations by the U.S., China or another jurisdiction will affect our ability to sell our products and services to existing or new customers. Additionally, we cannot ensure that our interpretation of relevant restrictions and regulations will be accepted in all cases by relevant regulatory and enforcement authorities. On 18 April 2023, we entered into a Settlement Agreement with BIS (the “Settlement Agreement”) that resolved BIS’ allegations regarding our sales of hard disk drives to Huawei. We agreed to complete three audits of our compliance with the license requirements of Section 734.9 of the EAR, and have completed the first two audits. The Settlement Agreement also includes a denial order that is suspended and will be waived five years after the date of the order issued under the Settlement Agreement, provided that we have made full and timely payments under the Settlement Agreement and timely completed the audit requirements. Despite our best efforts to comply with the terms of the Settlement Agreement, we may fail to do so. Failure to comply with the Settlement Agreement could result in significant penalties, including the loss of the suspension of the denial order which would prohibit us from a range of export-related activities, including exporting our products subject to the EAR outside of the United States, and could have a material and adverse effect on our business, results of operations, financial condition and cash flows.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-25

Despite our best efforts to comply with all applicable export control and sanctions laws and regulations, we may discover additional violations. From time to time, we have voluntarily self-reported potential trade controls violations to OFAC or BIS. Although voluntary self-disclosure is considered a mitigating factor by OFAC and BIS, in light of the Settlement Agreement, we may be subject to increased penalties. If we were ever found to have violated applicable export control or sanctions laws, we may be subject to penalties which could have a material and adverse impact on our business, results of operations, financial condition and cash flows. Even if we were not found to have violated such laws, the political and media scrutiny surrounding any governmental investigation of us could cause us significant expense and reputational harm. Such collateral consequences could have a material adverse impact on our business, results of operations, financial condition and cash flows.
Violators of any U.S. export control and sanctions laws may be subject to significant penalties, which may include monetary fines, criminal proceedings against them and their officers and employees, a denial of export privileges, and suspension or debarment from selling products to the U.S. government. Moreover, the sanctions imposed by the U.S. government could be expanded and/or intensified in the future, creating heightened uncertainty for our business operations. Our products could be shipped to restricted end-users or for restricted end-uses by third parties, including potentially our third-party resellers, despite our precautions. In addition, if our partners fail to obtain appropriate import, export or re-export licenses or permits, we may also be adversely affected, through reputational harm as well as other negative consequences including government investigations and penalties. A significant portion of our sales are to customers in the Asia Pacific region and other geographies that have been the recent focus of changes in U.S. export control policies. Various U.S. agencies have implemented and are considering additional changes to the regulations to increase controls over advanced computing chips, computers and related technologies. Any further limitation that impedes our ability to export or sell our products and services could materially and adversely affect our business, results of operations, financial condition and cash flows.
Other countries also regulate the import and export of certain encryption and other technology, including import and export licensing requirements, and have enacted laws that could limit our ability to sell or distribute our products and services or could limit our partners’ or customers’ ability to sell or use our products and services in those countries, which could materially and adversely affect our business, results of operations, financial condition and cash flows. Violations of these regulations may result in significant penalties and fines. Changes in our products and services or future changes in export and import regulations may create delays in the introduction of our products and services in those countries, prevent our customers from deploying our products and services globally or, in some cases, prevent the export or import or sale of our products and services to certain countries, governments or persons altogether. Any change in export or import regulations, economic sanctions or related legislation, increased export and import controls, or change in the countries, governments, persons or technologies targeted by such regulations, in the countries where we operate could result in decreased use of our products and services by, or in our decreased ability to export or sell our products and services to, new or existing customers, which could materially and adversely affect our business, results of operations, financial condition and cash flows.
Changes in U.S. trade policy, including the imposition of sanctions or tariffs and the resulting consequences, may have a material and adverse impact on our business and results of operations.
We continue to face significant and ongoing uncertainty with regard to global trade policy, particularly in light of previously announced and potential additional actions by the U.S. government and its trading partners. Current U.S. government trade policy includes tariffs on certain non-U.S. goods, including information and communication technology products. These and any new measures may materially increase costs for goods imported from key jurisdictions into the United States. This in turn could require us to materially increase prices to our customers which may reduce demand, or, if we are unable to increase prices to adequately address any tariffs, quotas or duties, could lower our margin on products sold and negatively impact our financial performance.
In addition, evolving trade policies may lead to abrupt or unpredictable changes in tariffs, quotas, duties or trade agreements, potentially disrupting our supply chain and/or leading to an increase in costs. Changes in U.S. trade policy have also resulted in, and could result in more, foreign jurisdictions adopting responsive trade policies, including imposition of new or increased tariffs, quotas, duties, or other restrictions targeting products from outside jurisdictions or limiting the export of necessary components or critical materials. For example, countries where we have significant customer demand may adopt measures that increase the effective cost of our products in those markets, which could reduce sales volumes and harm our competitive position.

A-26	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

These developments, whether occurring individually or in the aggregate, could materially disrupt our operations and impair our ability to efficiently manage our global supply chain. Increased tariffs or other trade restrictions may raise our cost of goods, delay the sourcing of materials and constrain our ability to fulfill customer orders on a timely basis. Additionally, retaliatory trade measures by other countries could make it more difficult or costly to export our products or components, potentially leading to increased costs and/or reduced demand in non-U.S. markets. These and any future trade policy changes may have a material and adverse impact on our business and financial condition. While we continue to monitor trade developments and evaluate risk mitigation strategies, we may not be able to fully, or even partially, offset the effects of these evolving trade dynamics, or anticipate future regulatory actions that could affect the cost or availability of necessary components or critical materials.
Our business is exposed to risks associated with litigation, investigations and regulatory proceedings that may cause us to incur significant expense or adversely impact our results of operations and financial condition.
From time to time, we have been and may continue to be involved in various legal, regulatory or administrative investigations, inquiries, negotiations or proceedings. See “Note 12. Legal, Environmental and Other Contingencies” contained in this report for a description of material legal proceedings. Litigation and government investigations or other proceedings are subject to inherent risks and uncertainties that may cause an outcome to differ materially from our expectations and may result in us being required to pay substantial damages, fines or penalties and cease certain practices or activities, and may harm our reputation and market position, all of which could materially harm our business, results of operations and financial conditions. The costs associated with litigation and government proceedings can also be unpredictable depending on the complexity and length of time devoted to such litigation or proceeding. Litigation and governmental investigations or other proceedings may also divert the efforts and attention of our key personnel, which could also harm our business.
In addition, regulation or government scrutiny may impact the requirements for marketing our products and slow our ability to introduce new products, resulting in an adverse impact on our business. Although we have implemented policies and procedures designed to ensure compliance, there can be no assurance that our employees, contractors or agents will not violate these or other applicable laws, rules and regulations to which we are and may be subject. Actual or perceived violations of these laws and regulations could lead to significant penalties, restraints on our export or import privileges, monetary fines, government investigations, disruption of our operating activities, damage to our reputation and corporate brand, criminal proceedings and regulatory or other actions that could materially and adversely affect our results of operations. The political and media scrutiny surrounding a governmental investigation for the violation of such laws, even if an investigation does not result in a finding of violation, could cause us significant expense and collateral consequences, including reputational harm, that could have an adverse impact on our business, results of operations and financial condition.
Tax-related matters could have a material and adverse effect on our business, results of operations or financial condition.
We are subject to income taxes, as well as indirect taxes and other tax claims in tax regimes we are subject to or operate under. Significant judgment is required in determining our worldwide provision for income taxes and other tax liabilities. Tax laws are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. Any changes in tax laws and regulations could have a material and adverse effect on our tax obligations and effective tax rate.
In particular, potential uncertainty of changes to global tax laws, including global initiatives put forth by the Organization for Economic Co-operation and Development (“OECD”) and tax laws in any jurisdiction in which we operate have had and may continue to have an effect on our business, corporate structure, operations, sales, liquidity, capital requirements, effective tax rate, results of operations, and financial performance. Several jurisdictions in which we operate have enacted legislation either partially or fully implementing the OECD’s Pillar Two global corporate minimum tax, also known as the top-up tax. The Pillar Two framework for the global minimum tax has increased the level of income tax that Seagate is subject to.
In addition, we are subject to examinations of our income tax returns in tax regimes we are subject to or operate under. We regularly assess the likelihood of outcomes resulting from these examinations to determine the adequacy of our provision for income taxes and have reserved for potential adjustments that may result from these examinations. There can be no assurance that the final determination of any of these examinations will not have an adverse effect on our effective tax rates, financial condition and results of operations.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-27

Our future effective tax rate may also be affected by a variety of factors, including changes in our business or statutory rates, the mix of earnings in countries with differing statutory tax rates, available tax incentives, credits and deductions, the expiration of statutes of limitations, changes in accounting principles, adjustments to income taxes upon finalization of tax returns, increases in expenses not deductible for tax purposes, the estimates of our deferred tax assets and liabilities and deferred tax asset valuation allowances, changing interpretations of existing laws or regulations, the impact of accounting for business combinations, as well as changes in the domestic or international organization of our business and structure.
RISKS RELATED TO INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS
We may be unable to protect our intellectual property rights, which could adversely affect our business, financial condition and results of operations.
We rely on a combination of patents, trademarks, proprietary know-how, copyright and trade secret laws, confidentiality agreements, security measures and licensing arrangements to protect our intellectual property rights. We are frequently involved in significant and expensive disputes regarding our intellectual property rights and those of others, including claims that we may be infringing patents, trademarks and other intellectual property rights of third parties. We expect that we will be involved in similar disputes in the future.
There can be no assurance that:
■any of our existing patents will continue to be held valid, if challenged;
■patents will be issued for any of our pending applications;
■any claims allowed from existing or pending patents will have sufficient scope or strength to protect us;
■our patents will be issued in the primary countries where our products are sold in order to protect our rights and potential commercial advantage;
■we will be able to protect our trade secrets and other proprietary information through confidentiality agreements with our customers, suppliers and employees and through other security measures; and
■others will not gain access to our trade secrets.
In addition, our competitors may be able to design their products to circumvent our patents and other proprietary rights. Enforcement of our rights often requires litigation. If we bring a patent infringement action and are not successful, our competitors would be able to use similar technology to compete with us, which could weaken our competitive position and reduce our operating results. Moreover, the defendant in such an action may successfully countersue us for infringement of their patents or assert a counterclaim that our patents are invalid or unenforceable.
Furthermore, we have significant operations and sales in countries where intellectual property laws and enforcement policies are often less developed, less stringent or more difficult to enforce than in the United States. Therefore, we cannot be certain that we will be able to protect our intellectual property rights in jurisdictions outside the United States.
We are at times subject to intellectual property proceedings and claims which could cause us to incur significant additional costs or prevent us from selling our products, and which could adversely affect our results of operations and financial condition.
We are subject from time-to-time to legal proceedings and claims, including claims of alleged infringement of the patents, trademarks and other intellectual property rights of third parties by us, or our customers, in connection with the manufacturing, use, sale or offering for sale of our products. Intellectual property litigation can be expensive and time-consuming, regardless of the merits of any claim, and could divert management’s attention and resources away from our business. In addition, intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, which may cause actual results to differ materially from our expectations. Some of the actions that we face from time-to-time seek injunctions against the sale of our products and/or substantial monetary damages, which, if granted or awarded, could materially harm our business, financial condition and operating results.

A-28	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

We cannot be certain that our products do not and will not infringe issued patents or other intellectual property rights of others. We may not be aware of currently filed patent applications that relate to our products or technology. If patents are later issued on these applications, we may be liable for infringement. If our products were found to infringe the intellectual property rights of others, we could be required to pay substantial damages, cease the manufacture, use and sale of infringing products in one or more geographic locations, expend significant resources to develop non-infringing technology, discontinue the use of specific processes or obtain licenses to the technology infringed. We might not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to reengineer our products successfully to avoid infringement. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products, which could adversely affect our results of operations and financial condition. See “Note 12. Legal, Environmental and Other Contingencies” contained in this report for a description of material intellectual property proceedings.
Our business and certain products and services depend in part on intellectual property and technology licensed from third parties, as well as data centers and infrastructure operated by third parties.
Our business and some of our products rely on or include intellectual property licensed from third parties, including open source licenses. We may not be able to obtain or continue to obtain licenses from these third parties at all or on reasonable terms, or such third parties may demand cross-licenses to our intellectual property. Third-party components and technology may become obsolete, defective or incompatible with future versions of our products or services, or our relationship with the third party may deteriorate, or our agreements may expire or be terminated. We may face legal or business disputes with licensors that may threaten or lead to the disruption of inbound licensing relationships. In order to remain in compliance with the terms of our licenses, we monitor and manage our use of third-party software, including both proprietary and open source license terms to avoid subjecting our products and services to conditions we do not intend, such as the licensing or public disclosure of our intellectual property without compensation or on undesirable terms. The terms of many open source licenses have not been interpreted by U.S. courts, and these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products or services. Additionally, some of these licenses may not be available to us in the future on terms that are acceptable or that allow our product offerings to remain competitive. Our inability to obtain licenses or rights on favorable terms could have a material effect on our business, financial condition, results of operations and cash flow, such as diverting resources away from our development efforts if we are required to take remedial action.
In addition, we also rely upon third-party hosted infrastructure partners globally to serve customers and operate certain aspects of our business or services. Any disruption of or interference at our hosted infrastructure partners would impact our operations and our business could be adversely impacted.
RISKS RELATED TO HUMAN CAPITAL AND CORPORATE RESPONSIBILITY
The loss of or inability to attract, retain and motivate key executive officers and employees could negatively impact our business prospects.
Our future performance depends to a significant degree upon the continued service of key members of management as well as marketing, sales and product development personnel. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and product development personnel. We have experienced intense competition for qualified and capable personnel in many locations in which we operate, including China, Northern Ireland, Singapore, Thailand and the U.S., and we cannot assure that we will be able to retain our key employees or that we will be successful in attracting, assimilating and retaining personnel in the future. Additionally, because a portion of our key personnel’s compensation is contingent upon the performance of our business, including through cash bonuses and equity compensation, when the market price of our ordinary shares fluctuates or our results of operations or financial condition are negatively impacted, we may be at a competitive disadvantage for retaining and hiring employees. Conversely, sustained appreciation in the market price of our ordinary shares may increase the risk of unexpected employee attrition as vested equity awards become more valuable. Our historical restructurings and variability in bonus payouts have made and may continue to make it difficult for us to recruit and retain personnel. Increased difficulty in accessing, recruiting or retaining personnel may lead to increased manufacturing and employment compensation costs, which could adversely affect our results of operations. The loss of one or more of our key personnel or the inability to hire and retain key personnel could have a material and adverse effect on our business, results of operations and financial condition.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-29

We are subject to risks related to corporate and social responsibility that could adversely affect our reputation and performance.
Many factors influence our reputation including the perception held by our customers, suppliers, partners, shareholders, other key stakeholders and the communities in which we operate. Our key customers’ satisfaction with the volume, quality and timeliness of our products is a material element of our market reputation, and any damage to our key customer relationships could materially and adversely affect our reputation. We face increasing scrutiny related to environmental, social and governance activities. We risk damage to our reputation if we fail to act responsibly in a number of areas, such as human capital, employee health and safety, environmental stewardship, sustainability, supply chain management, climate change, the usage of AI, workplace conduct and human rights. The increasing concern over climate change could also result in shifting customer preferences and regulations. Changing customer preferences may result in increased demands or requirements regarding our solutions, products and services, including the use of packaging materials, chemicals and other components in our products. These demands may cause us to incur additional costs or make other changes to our operations, which could adversely affect our financial results. If we fail to manage these requirements in an effective manner, customer demand for our solutions, products, and services could diminish, and our profitability could suffer.
Further, despite our policies to the contrary, our employees and personnel may violate environmental, social or governance standards or engage in other unethical conduct. These acts, or any accusation of such conduct, even if proven to be false, could adversely impact the reputation of our business. Any harm to our reputation could impact employee engagement and retention, our corporate culture and the willingness of customers, suppliers and partners to do business with us, which could have a material and adverse effect on our business, results of operations and cash flows.
RISKS RELATED TO OWNING OUR ORDINARY SHARES
The price of our ordinary shares may be volatile and could decline significantly.
The market price of our ordinary shares has fluctuated and may continue to fluctuate or decline significantly in response to various factors, some of which are beyond our control, including:
■general stock market conditions, or general uncertainty in stock market conditions due to global economic conditions and negative financial news unrelated to our business or industry;
■the timing and amount of or the discontinuance of our share repurchases;
■actual or anticipated variations in our results of operations;
■announcements of innovations, new products, significant contracts, acquisitions, or significant price reductions by us or our competitors, including those competitors who offer alternative storage technology solutions;
■our failure to meet our guidance or the performance estimates of investment research analysts, or changes in financial estimates by investment research analysts;
■significant announcements by or changes in financial condition of a large customer;
■the ability of our customers to procure necessary components which may impact their demand or timing of their demand for our products, especially during a period of persistent supply chain shortages;
■reduction in demand from our key customers due to macroeconomic conditions that reduce cloud, enterprise or consumer spending;
■issuance of our ordinary shares, including upon exchange of some or all of our outstanding exchangeable 2028 Notes for amounts in excess of the principal amount;
■actual or perceived security breaches or incidents or security vulnerabilities;
■actual or anticipated changes in the credit ratings of our indebtedness by rating agencies; and
■the sale of our ordinary shares held by certain equity investors or members of management.

A-30	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

In addition, in the past, following periods of decline in the market price of a company’s securities, class action lawsuits have often been pursued against that company. Similar litigation has been pursued against us, and it could result in substantial costs and a diversion of management’s attention and resources, which could materially and adversely affect our results of operations, financial condition and liquidity.
Any decision to reduce or discontinue the payment of cash dividends to our shareholders or the repurchase of our ordinary shares pursuant to our previously announced share repurchase program could cause the market price of our ordinary shares to decline significantly.
Although historically we have announced regular cash dividend payments and a share repurchase program, we are under no obligation to pay cash dividends to our shareholders in the future at historical levels or at all or to repurchase our ordinary shares at any particular price or at all. The declaration and payment of any future dividends is at the discretion of our Board of Directors. Our previously announced share repurchase program was paused in the December 2022 quarter and resumed in the first quarter of fiscal year 2026. Our payment of quarterly cash dividends and the repurchase of our ordinary shares pursuant to our share repurchase program are subject to, among other things, our financial position and results of operations, distributable reserves, available cash and cash flow, capital and regulatory requirements, market and economic conditions, our ordinary share price and other factors. Any reduction or discontinuance by us of the payment of quarterly cash dividends or the repurchase of our ordinary shares pursuant to our share repurchase program could cause the market price of our ordinary shares to decline significantly. Moreover, in the event our payment of quarterly cash dividends or repurchases of our ordinary shares are reduced or discontinued, our failure to resume such activities at historical levels could result in a persistent lower market valuation of our ordinary shares.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-31

Liquidity and Capital Resources
The following sections discuss our principal liquidity requirements, as well as our sources and uses of cash and our liquidity and capital resources. Our cash and cash equivalents are maintained in investments with remaining maturities of 90 days or less at the time of purchase. The principal objectives of our investment policy are the preservation of principal and maintenance of liquidity. We believe our cash equivalents are liquid and accessible. We operate in some countries that have restrictive regulations over the movement of cash and/or foreign exchange across their borders. However, we believe our sources of cash will continue to be sufficient to fund our operations and meet our cash requirements for the next 12 months. Although there can be no assurance, we believe that our financial resources, along with controlling our costs and capital expenditures, will allow us to manage the ongoing impact of market demand disruptions on our business operations for the foreseeable future. However, some challenges to our industry and to our business continue to remain uncertain and cannot be predicted at this time. Consequently, we will continue to evaluate our financial position in light of future developments, particularly those relating to global economic factors.
We are not aware of any downgrades, losses or other significant deterioration in the fair value of our cash equivalents from the values reported as of 3 July 2026.
Cash and Cash Equivalents

	As of
(Dollars in millions)	3 July 2026	27 June 2025	Change
Cash and cash equivalents	$1,704	$891	$813
The following table summarizes results from the Consolidated Statement of Cash Flows for the periods indicated:

	Fiscal Years Ended
(Dollars in millions)	3 July 2026	27 June 2025
Net cash flow provided by (used in):
Operating activities	$3,674	$1,083
Investing activities	(525)	(276)
Financing activities	(2,337)	(1,274)
Net increase (decrease) in cash, cash equivalents and restricted cash	$812	$(467)
Cash Provided by Operating Activities
Cash provided by operating activities for fiscal year 2026 was $3.7 billion and includes the effects of net income adjusted for non-cash items including depreciation, amortization, share-based compensation, and the following major working capital related movements:
■an increase of $575 million in trade debtors primarily due to increased revenue;
■an increase of $131 million in inventories, primarily due to an increase in work-in-process inventory; partially offset by
■an increase of $528 million in accrued expenses, income taxes and warranty, primarily due to an increase in accrued income taxes and legal settlements;
■an increase of $66 million in trade creditors, primarily due to an increase in capital expenditures.
Cash provided by operating activities for fiscal year 2025 was $1.1 billion and includes the effects of net income adjusted for non-cash items including depreciation, amortization, share-based compensation, and the following major working capital related movements:
■an increase of $513 million in trade debtors primarily due to higher revenue and lower trade debtors factoring;
■a decrease of $242 million in trade creditors, primarily due to timing of payments; and
■an increase of $201 million in inventories, primarily due to an increase in purchased materials and finished goods inventories; partially offset by
■an increase of $207 million in accrued employee compensation, primarily due to an increase in our variable compensation expense.

A-32	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Cash Used in Investing Activities
In fiscal year 2026, we used $525 million net cash for investing activities, which was primarily due to payments for the purchase of property, equipment and leasehold improvements of $569 million, partially offset by $31 million proceeds from the sale of certain investments and $15 million proceeds from business divestiture.
In fiscal year 2025, we used $276 million net cash for investing activities, which was primarily due to payments for the purchase of property, equipment and leasehold improvements of $265 million and net cash used in the acquisition of Intevac of $47 million, which includes proceeds from the sale of Intevac’s investments post-acquisition (refer to “Note 16. Acquisition and Divestiture” for more details), offset by $10 million from the sale of equity investments, and $25 million from the proceeds of business divestiture.
Cash Used in Financing Activities
Net cash used in financing activities of $2.3 billion for fiscal year 2026 was primarily attributable to the following activities:
■$1.4 billion redemption and repurchase of long-term debt;
■$634 million in dividend payments;
■$176 million in payments for repurchases of our ordinary shares;
■$119 million taxes paid related to net share settlement of equity awards; and
■$22 million debt fees relating to redemption and repurchase of long-term debt and debt exchange; partially offset by
■$56 million in proceeds from the issuance of ordinary shares under employee stock plans.
Net cash used in financing activities of $1.3 billion for fiscal year 2025 was primarily attributable to the following activities:
■$1.1 billion repurchases of long-term debt;
■$600 million in dividend payments;
■$54 million taxes paid related to net share settlement of equity awards; and
■$14 million debt fees relating to issuance and repurchase of long-term debt; partially offset by
■$400 million in net proceeds from the issuance of long-term debt; and
■$72 million in proceeds from the issuance of ordinary shares under employee stock plans.
Liquidity Sources and Going Concern
Our primary sources of liquidity as of 3 July 2026 consist of: (1) approximately $1.7 billion in cash and cash equivalents, (2) cash we expect to generate from operations and (3) $1.3 billion available for borrowing under our senior unsecured revolving credit facility (“Revolving Credit Facility”), which is part of our Credit Agreement (as defined within “ Note 4. Debentures and Bank Loans”).
As of 3 July 2026, no borrowings (including swing line loans) were outstanding and no commitments were utilized for letters of credit issued under the Revolving Credit Facility. The Revolving Credit Facility is available for borrowings, subject to compliance with financial covenants and other customary conditions to borrowing.
As of 3 July 2026, the Credit Agreement includes one financial covenant, net leverage ratio of less than or equal to 6.75 to 1.00, commencing with the fiscal quarter ended 27 June 2025 and declining over time so that the maximum permitted net leverage ratio for each fiscal quarter ending after 2 July 2027 is 4.25 to 1.00. We continue to evaluate our debt portfolio and structure to comply with our financial debt covenants. As of 3 July 2026, we were in compliance with all of the covenants under our debt agreements.
We believe that our sources of cash will be sufficient to fund our operations and meet our cash requirements for at least the next 12 months. Our ability to fund liquidity requirements beyond 12 months will depend on our future cash flows, which are determined by future operating performance, and therefore, subject to prevailing global macroeconomic conditions and financial, business and other factors, some of which are beyond our control.
For additional information on risks and factors that could impact our ability to fund our operations and meet our cash requirements, among others, see the section entitled “Principal Risks and Uncertainties” of the Directors’ Report.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-33

Our going concern assessment considers our Principal Risks and Uncertainties, including those specific to the macroeconomic environment, and is dependent on a number of factors including financial performance and maintenance of supply chain operations. The going concern assessment has been performed for a period of at least 12 months from the approval of the financial statements. The following factors were considered in our going concern assessment:
■Based on the results of our forecasting procedures and assessment of our liquidity requirements, including our contractual and debt repayment commitments, we believe our sources of cash, including the undrawn revolving credit facility of $1.3 billion, and ability to access capital markets have been and will continue to be sufficient to meet our cash needs for at least the next 12 months.
■We believe that our cash equivalents are liquid and accessible.
■We were in compliance with our covenants as of 3 July 2026. We continue to evaluate our debt portfolio and structure to comply with our financial debt covenants.
■While we continue to operate in a dynamic macroeconomic environment marked by heightened geopolitical uncertainty and evolving trade policies, we believe that the structural changes that we have made to the business, including executing our pricing strategy and maintaining supply discipline, together with the long-term customer engagements we have in place provide greater visibility into future demand trends. We will continue to monitor the situation and assess plans to mitigate future risk to the business.
Taking into account the financial resources available to us, it is management’s view, to the best of their current knowledge, that the sources of cash will be sufficient to fund our operations and meet our cash requirements for at least the next 12 months. Accordingly, the Directors have adopted the going concern basis in preparing the financial statements.
For additional information on risks and factors that could impact our ability to fund our operations and meet our cash requirements, among others, see the section entitled “Principal Risks and Uncertainties” of the Directors’ Report.
Cash Requirements and Commitments
Our liquidity requirements are primarily to meet our working capital, product development and capital expenditure needs, to fund scheduled payments of principal and interest on our indebtedness, quarterly dividend, share repurchase program and any future strategic investments.
Purchase obligations
Purchase obligations are defined as contractual obligations for the purchase of goods or services, which are enforceable and legally binding on us, and that specify all significant terms. From time to time, we enter into long-term, non-cancelable purchase commitments or make large up-front investments with certain suppliers in order to secure certain components or technologies for the production of our products or to supplement our internal manufacturing capacity for certain components. As of 3 July 2026, we had unconditional purchase obligations of approximately $2.1 billion, primarily related to purchases of inventory components with our suppliers. We expect $1.6 billion of these commitments to be paid within one year. In addition, we also had certain long-term market share based non-cancellable inventory purchase commitments as of 3 July 2026.
Capital expenditures
We incur material capital expenditures to design and manufacture our products that depend on advanced technologies and manufacturing techniques. As of 3 July 2026, we had unconditional commitments of $465 million primarily related to purchases of equipment, of which approximately $375 million is expected to be paid within one year. For fiscal year 2027, supporting volume ramp of hard drives utilizing HAMR technology, we expect capital expenditures to be higher than fiscal year 2026 and still within our target range of 4-6% of revenue.
Operating leases
We are a lessee in several operating leases related to real estate facilities for warehouse, office and lab space. As of 3 July 2026, the amount of future minimum rent expense for both occupied and vacated facilities under non-cancelable operating lease contracts was $437 million, of which $66 million is expected to be paid within one year. Refer to “Note 6. Leases” for details.

A-34	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Long-term debt and interest payments on debt
As of 3 July 2026, the future principal payment obligation on our long-term debt was $3.6 billion, which will mature in more than one year. As of 3 July 2026, future interest payments on this outstanding debt are estimated to be approximately $1.3 billion, of which $243 million is expected to be paid within one year. On 11 June 2026, we issued a Notice of Full Provisional Redemption to holders of the 2028 Notes for the remaining principal amount of $185 million. On 8 September 2026, all then-outstanding Notes that are called for Redemption and which have not been submitted for exchange will be redeemed for cash at a price equal to the principal amount plus accrued and unpaid interest. Additionally, subsequent to our Consolidated Balance Sheet date, on 15 July 2026, we redeemed $1 billion principal amount of certain Senior Notes. From time to time, we may refinance, repurchase, redeem or otherwise extinguish any of our outstanding senior notes in open market or privately negotiated purchases or otherwise, or we may repurchase or redeem outstanding senior notes pursuant to the terms of the applicable indenture. Refer to “Note 4. Debentures and Bank Loans” for more details.
Legal settlements
As of 3 July 2026, we accrued a total of $225 million relating to legal settlements, of which $150 million is expected to be paid within one year and $75 million thereafter. Refer to “Note 12. Legal, Environmental and Other Contingencies” for more details.
Income Tax
As of 3 July 2026, we had a $43 million liability for unrecognized tax benefits, none of which is expected to be settled within one year. Outside of one year, we are unable to make a reasonably reliable estimate of when cash settlement with a taxing authority will occur.
Dividend
On 28 July 2026, our Board of Directors declared a quarterly cash dividend of $0.74 per share, which will be payable on 7 October 2026 to shareholders of record as of the close of business on 24 September 2026. Our ability to pay dividends in the future will be subject to, among other things, general business conditions within the data storage industry, our financial results, the impact of paying dividends on our credit ratings and legal and contractual restrictions on the payment of dividends by our subsidiaries to us or by us to our ordinary shareholders, including restrictions imposed by covenants on our debt instruments.
Share repurchases
From time to time, at our discretion, we may repurchase any of our outstanding ordinary shares through private, open market, or broker assisted purchases, tender offers, or other means, including through the use of derivative transactions. During fiscal year 2026, we repurchased approximately 1 million of our ordinary shares including approximately 0.4 million shares withheld for statutory tax withholdings related to vesting of employee equity awards. As of 3 July 2026, $4.8 billion remained available for repurchase under our existing repurchase authorization limit. We may limit or terminate the repurchase program at any time. All repurchases are effected as redemptions in accordance with our Constitution.
We require substantial amounts of cash to fund any increased working capital requirements, future capital expenditures, scheduled payments of principal and interest on our indebtedness and payments of dividends. We will continue to evaluate and manage the retirement and replacement of existing debt and associated obligations, including evaluating the issuance of new debt securities, exchanging existing debt securities for other debt securities and retiring debt pursuant to privately negotiated transactions, open market purchases, tender offers or other means or otherwise. In addition, we may selectively pursue strategic alliances, acquisitions, joint ventures and investments, which may require additional capital.
Financial Risk Management
We have exposure to market risks due to the volatility of interest rates, foreign currency exchange rates, commodity prices, credit rating changes and equity and bond markets. A portion of these risks may be hedged, but fluctuations could impact our results of operations, financial position and cash flows.
Interest Rate Risk. Our exposure to market risk for changes in interest rates relates primarily to our cash investment portfolio. As of 3 July 2026, we had immaterial available-for-sale investments, none of which had been in a continuous unrealized loss position for a period greater than 12 months.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-35

We have fixed rate debt obligations, which we enter into for general corporate purposes including capital expenditures and working capital needs.
The table below presents principal amounts and related fixed or weighted-average interest rates by year of maturity for our investment portfolio and debt obligations as of 3 July 2026.

(Dollars in millions, except percentages)	Fiscal Years Ended							Fair Value at 3 July 2026
	2027	2028	2029	2030	2031	Thereafter	Total
Assets
Money market funds, time deposits and certificates of deposit
Floating rate	$475	$—	$—	$—	$—	$—	$475	$475
Average interest rate	3.59%	—%	—%	—%	—%	—%	3.59%
Debt
Fixed rate	$—	$186	$381	$636	$599	$1,801	$3,603	$5,511
Average interest rate	—%	3.50%	4.09%	7.15%	5.29%	8.05%	6.78%
Foreign Currency Exchange Risk. From time to time, we may enter into foreign currency forward exchange contracts to manage exposure related to certain foreign currency commitments and anticipated foreign currency denominated expenditures. Our policy prohibits us from entering into derivative financial instruments for speculative or trading purposes.
We hedge portions of our foreign currency denominated balance sheet positions with foreign currency forward exchange contracts to reduce the risk that our earnings will be adversely affected by changes in currency exchange rates. The change in fair value of these contracts is recognized in earnings in the same period as the gains and losses from the remeasurement of the assets and liabilities. All foreign currency forward exchange contracts mature within 12 months.
The table below provides information as of 3 July 2026 about our foreign currency forward exchange contracts. The table is provided in U.S. dollar equivalent amounts and presents the notional amounts (at the contract exchange rates) and the weighted-average contractual foreign currency exchange rates.

(Dollars in millions, except average contract rate)	Notional Amount	Average Contract Rate	Estimated Fair Value(1)
Foreign currency forward exchange contracts:
British Pound Sterling	$38	0.76	$—
Chinese Renminbi	43	6.80	—
Singapore Dollar	66	1.29	—
Thai Baht	83	33.34	1
Total	$230		$1
___________________________________________________________________________________
(1) Equivalent to the unrealized net gain (loss) on existing contracts.

A-36	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Commodity Price Risk. We are exposed to commodity price risk due to changes in the prices of precious metals used in the manufacturing of our products, which could have an impact on our financial results. From time to time, we may use commodity forward contracts to manage exposure related to certain precious metal purchase commitments. The notional amount of the forward contracts was not material as of 3 July 2026 and hence the potential impact in fair value for such financial instruments from a 10% unfavorable change in quoted commodity prices would not be material.
Other Market Risks. We have exposure to counterparty credit downgrades in the form of credit risk related to our foreign currency forward exchange contracts, our commodity forward contracts and our fixed income portfolio. We monitor and limit our credit exposure for our foreign currency forward exchange contracts by performing ongoing credit evaluations. We also manage the notional amount of contracts entered into with any one counterparty and we maintain limits on maximum tenor of contracts based on the credit rating of the financial institution. Additionally, the investment portfolio is diversified and structured to minimize credit risk. Changes in our corporate issuer credit ratings have minimal impact on our near-term financial results, but downgrades may negatively impact our future ability to raise capital, our ability to execute transactions with various counterparties, and may increase the cost of such capital.
We are subject to equity market risks due to changes in the fair value of the notional investments selected by our employees as part of our non-qualified deferred compensation plan—the SDCP.
We entered into a Total Return Swap (“TRS”) in order to manage the equity market risks associated with the SDCP liabilities. We pay a floating rate, based on SOFR plus an interest rate spread, on the notional amount of the TRS. The TRS is designed to substantially offset changes in the SDCP liabilities due to changes in the value of the investment options made by employees.
LIKELY FUTURE DEVELOPMENT
We are committed to investing in the development of new products and technologies that advance areal density, product reliability, energy efficiency, performance and storage economics to address increasing customer demand and their evolving requirements for higher capacity data storage solutions. We will continue to invest in technologies supporting future generations of storage solutions, including HAMR-based products within its Mozaic platform, as well as innovations in photonics, materials science, storage systems, firmware and manufacturing technologies.
We believe long-term demand for scalable, energy-efficient storage solutions will be supported by continued growth in data creation, retention and utilization, including increasing adoption of cloud infrastructure and AI-enabled applications. We intend to leverage our vertically integrated engineering and manufacturing capabilities to support product innovation, technology transitions and the commercialization of new products while maintaining operational efficiency and supply chain resilience.
NON-FINANCIAL STATEMENT
Introduction
The European Union Directive 2014/95/EU ("the 2017 Regulations") requires the disclosure of non-financial and diversity information by certain large undertakings and groups. This has been transposed into Irish legislation. This legislation requires us to identify and report on our business model and key non-financial matters related to the Company’s activities. Our fiscal year 2025 Sustainability Report provides additional information that may be relevant to investors in assessing the Company’s sustainability commitments and achievements but, except as expressly provided below, the information integrated in the 2025 Sustainability Report is not incorporated by reference into the Irish Directors’ Report. Copies of the 2025 Sustainability Report can be accessed at www.seagate.com, under "Sustainability".

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-37

Business Overview
Refer to pages A-3 to A-4 for the ‘Industry Overview’ and ‘Products’ section of the Directors’ Report.
Corporate Governance and Organization
We have concluded that the manufacture and distribution of storage solutions constitutes one operating segment. We are governed by a Board of Directors (“the Board”). Our Corporate Governance Guidelines provide a framework for the Board in exercising their responsibilities toward our stakeholders, and these guidelines entrust the Board with the authority to oversee our business operations and, where appropriate, make decisions independent of the Company's management. The guidelines also provide a process for shareholders to communicate concerns with the Board. Our Corporate Governance Guidelines, as well as the charters of each of our Board committees, are available on our website at www.seagate.com, under “Investors - Governance.”
Principal Risks and Management
Refer to pages A-11 to A-31 for the ‘Principal Risks and Uncertainties’ section of the Directors’ Report.
Environmental Matters
We understand and acknowledge that climate change is contributed to by human activity, and will lead to a number of social, economic and environmental consequences if not properly dealt with. We continue to set sustainability goals, track our progress, and audit our systems to reduce energy consumption, carbon emissions, waste and water usage throughout our global footprint. These efforts are both important to and fully supported by senior management. We also work closely with our suppliers and provide training to key stakeholders to educate them on sustainability best practices, with indicators to gauge performance. These actions comprise the majority of our environmental sustainability efforts. We report our metrics based on the fiscal year 2026 or the calendar year 2025, if fiscal year information is unavailable.
At Seagate, we understand the importance of reducing the impact our products and packaging have on the environment as identified by our Life Cycle Assessments ("LCA"). We take a holistic view of product impacts, considering the environment, our customers, suppliers and communities where our products and operations reside. Each LCA addresses impacts at every stage in the product life cycle, from raw material extraction to end-of-life disposal and recycling. The LCAs include four endpoints judged for particular relevance to the electronics industry: Climate Change, Human Toxicity, Metal Depletion and Water Depletion. In addition to LCAs, we maintain a Material Circularity Indicator for these products to identify opportunities for improvement and to move toward greater material efficiency. Most Seagate products are highly recyclable, containing aluminum, steel, copper and other recoverable materials, and many regions where our products are sold have electronic waste recycling programs. We also help to manage product waste by taking back warranty-returned drives, which then get refurbished or recycled.
We maintain a catalog of restricted substances, and product compliance data as it relates to restricted substances, which are made available to our customers upon request. We adhere to global restricted substance regulations, including the European regulation regarding the Registration, Evaluation, Authorization and Restriction of Chemicals ("REACH"), and the Restriction of Hazardous Substances ("RoHS") “Recast” Directive, as amended by Directive (EU) 2015/863. We regularly participate in industry-wide reviews and discussions to assist in leading the development of industry standards that meet regulatory requirements.
Our environmental management system is shaped by the International Organization of Standardization ("ISO") standards, the Responsible Business Alliance ("RBA") Code of Conduct and the United Nations Global Compact ("UNGC") principles. All of our manufacturing facilities are certified to ISO 14001 Environmental Management System, ISO 45001 Occupational Health & Safety Management System and ISO50001 Energy Management System. We reduce the amount of energy and carbon required to produce HDDs by identifying energy conservation opportunities, auditing management systems, setting targets, creating awareness among employees and reporting on progress throughout our operations. Our Environment, Health, Safety and Sustainability policy, which is available on the Sustainability section of our website, details our commitment to environmental responsibility and a safe workplace. In fiscal year 2026, our total grid electricity consumption was approximately 1,620,000 Megawatt hour ("MWh"). In fiscal year 2026, we saved approximately 21,900 MWh of electricity, exceeding our conservation goal of 10,000 MWh. Energy savings are calculated using the Metered Baseline Method (“MBM”).

A-38	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Carbon emissions are measured using three scopes: Scope 1 emissions are all direct emissions, Scope 2 emissions are indirect emissions from electricity purchased and used by the Company and Scope 3 emissions are all other indirect emissions. For technology products, we find that Scope 3 carbon emissions, particularly those from product use, are much greater than Scope 1 and Scope 2 carbon emissions, highlighting the importance of our continued efforts to reduce the amount of energy used by our products. One way that we achieve improvements in all aspects of our products, including sustainability impacts like energy usage, is to learn from current products and continuously improve upon each new generation. Our LCA results help to inform these improvements in products and packaging. As a result, each generation of products is more energy efficient (EB/watt) compared to previous generations. In fiscal year 2026, our carbon emissions under Greenhouse Gas Protocol for Scope 1 and Scope 2 totaled approximately 121,600 metric tons and 248,700 metric tons (market based), respectively. Our Scope 3 emissions totaled approximately 5.3 million metric tons in fiscal year 2026.
Our hazardous waste disposition continues to focus on recycling. In fiscal year 2026, we had zero hazardous waste sent to landfills. In fiscal year 2026, our hazardous waste disposition was approximately 4,380 metric tons, with waste diversion rate of 94% in fiscal year 2026, leveraging site initiatives as well as the insights of our dedicated teams, to achieve this metric.
Our progress in reducing water consumption has been driven by reducing water use through more efficient processes, and recycling the water we use. We have applied measures to reduce water consumption, improve water recycling, increase awareness among employees, and reduce water intensity over the past several years. In calendar year 2025, our water withdrawal was approximately 7,650 Megaliters (“ML”) and our water recycling was approximately 3,500 ML.
Social and Employee Matters
Culture of Inclusion
We believe fostering an inclusive workplace encourages diverse perspectives, strengthens collaboration and advances innovation across our global workforce. We support these efforts through Employee Resource Groups ("ERGs"), which are voluntary, employee-led communities that provide opportunities for networking, professional development and connection. Our ERGs operate through 32 chapters across eight countries and are supported by Seagate leaders. We also recognize cultural and heritage events across our global locations to reflect the diverse backgrounds and experiences of our employees and strengthen connections across our workforce.
Talent Development
We support our employees through competitive compensation and benefits, learning and development opportunities, internal career mobility and employee engagement initiatives. Our performance management approach emphasizes ongoing dialogue between managers and employees to align priorities, support development and provide continuous feedback. We also provide mentoring, coaching, technical and leadership training, on-the-job learning and other professional development opportunities. We regularly assess employee engagement through surveys and other feedback mechanisms to better understand workforce sentiment, identify opportunities for improvement and inform actions across the organization. Our Total Rewards program includes base salary, incentive compensation, equity awards, retirement savings and health and wellness benefits. Our compensation programs are designed to align pay with company and individual performance while remaining competitive in the markets where we operate.
Community Engagement
We support employee volunteerism and community engagement through STEM education, environmental stewardship and locally organized initiatives. During fiscal year 2026, these efforts included educational programming for students, environmental cleanup and tree-planting activities, and community partnerships across our global locations.
Health and Safety
All Seagate manufacturing sites are certified to the International Organization for Standardization ("ISO") 45001 standard. Additionally, our operations are audited against workplace safety requirements established by the Responsible Business Alliance ("RBA"). Our global Environment, Health and Safety ("EHS") management systems are designed to meet or exceed applicable regulatory and industry requirements and support the continuous improvement of workplace safety across our operations. We regularly undergo regulatory inspections and provide employees with health and safety training appropriate to their roles. Our recordable incident rate and lost workday rate in fiscal year 2026 was 0.22 and 0.14, respectively.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-39

Respect for Human Rights
As part of our commitment to respect and protect human rights, we seek to uphold the highest standards in our labor practices. Our company policies adhere to applicable local labor laws, are consistent with both the UNGC and the International Labor Organization ("ILO") core labor principles, and conform to the RBA Code of Conduct. We conduct annual assessments in our global operations to identify and mitigate labor and human rights risks that could arise. We also participate in internal labor audits to ensure policies and practices are aligned with local legislation and the RBA Code of Conduct. Our internal Human Rights Policy is reviewed annually and includes clear statements about our commitment to labor and human rights. According to the policy, we do not tolerate harassment in the workplace, involuntary labor, child labor or excessive working hours. We also look to foster open communication and employees have access to the Seagate Global Ethics Helpline to report complaints. The Human Rights Policy is publicly available on the Company’s Sustainability website and accessible to employees through internal company resources, providing a framework for the Company’s commitment to respect internationally recognized human rights.
Supply Chain
To ensure integrity throughout our supply chain, we require all of our direct materials suppliers with whom we spend at least $1 million annually, as well as selected indirect suppliers, to undergo the RBA Validated Assessment Program ("VAP") audit process. RBA VAP audit reports are valid for two years, and our suppliers are on a two-year audit cycle. Our top findings include Control Process, Working Hours, Supplier Responsibility, Emergency Preparedness and Wages and Benefits. We remain vigilant to the risk of child labor, forced labor and threats to the freedom of association within our supply chain. The highest risk of forced labor in our supply chain is where foreign labor is utilized; suppliers in Malaysia, Singapore and Thailand pose the highest risk. This is why our training on forced labor has been focused on suppliers in these countries over the past years. Based on our supplier VAP audits, child labor has not been identified as a concern in our supply chain.
Anti-Bribery and Anti-Corruption
We pursue our business objectives with integrity and have developed a program to support compliance with applicable law in every country in which we operate. We comply with the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and other laws designed to prevent bribery and corruption. Violation of these laws may also result in fines and imprisonment for employees. Seagate prohibits offering or accepting all forms of bribes, kickbacks, facilitation payments and other forms of corruption.
We have a Code of Conduct which serves as our guide for legal and ethical conduct at all times and outlines the values we exemplify and some of the important laws that apply to Seagate. On an annual basis all non-manufacturing specialist employees must certify to our Anti-Bribery and Anti-Corruption policy, and Code of Conduct.
We also have a Code of Ethics for senior financial officers, which promotes honest and ethical conduct and compliance with the law as it relates to the maintenance of Seagate’s accounting records and the preparation of the financial statements. The Code of Conduct and the Code of Ethics are made available publicly on our website.
Conflict Minerals
Our hardware products in the aggregate contain each of the 3TG (tin, tantalum, tungsten, and gold), which are necessary to the functionality or production of the products. We have implemented due diligence measures to conform to the Organization for Economic Co-operation and Development Due Diligence ("OECD") Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. We have established strong management systems for 3TG supply chain due diligence, identified and assessed 3TG risks in our supply chain, designed and implemented strategies to respond to identified risks, supported independent third-party audits of the due diligence practices and reported on 3TG supply chain due diligence activities.
We have established a Responsible Sourcing of Minerals policy which is available on our external corporate website and has been communicated to Seagate’s suppliers. We have also established Corporate Standard Operating Procedures for Responsible Sourcing of Mineral Management to satisfy the OECD guidance. We also have an internal team to implement the procedure, including establishing requirements in supplier contracts to define our expectations of suppliers’ sourcing of 3TG, conducting a review to identify direct suppliers of products containing 3TG, requesting all 3TG suppliers provide information to us regarding their 3TG using the template developed by the RBA/Responsible Mineral Initiative (RMI) and validating the information provided by our 3TG direct suppliers.

A-40	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

DIRECTORS AND SECRETARY
The directors and secretary are as listed on page A-2. Mr. Thomas A. Szlosek was appointed as a director on 23 August 2025. Ms. Judy Bruner is no longer a director as a result of her retirement on 25 October 2025.
DIRECTORS’ AND SECRETARY’S INTERESTS IN SHARES
Details of directors’ and secretary’s interests in the ordinary shares of Seagate Technology Holdings plc as at 3 July 2026 were as follows:

	Interests held as at 3 July 2026(1)
Director	Shares (2)	Vested options	Unvested options	Restricted share units	Restricted shares
Mark W. Adams	2,046	—	—	1,580	—
Shankar Arumugavelu	6,626	—	—	1,580	—
Prat S. Bhatt	12,869	—	—	1,580	—
Michael R. Cannon	20,324	—	—	1,868	—
Richard L. Clemmer	33,571	—	—	1,580	—
Yolanda L. Conyers	4,101	—	—	1,580	—
Jay L. Geldmacher	223	—	—	1,580	—
Dylan Haggart	14,515	—	—	1,580	—
Dr. William D. Mosley (3)	311,517	476,193	263,427	94,155	—
Thomas A. Szlosek (4)	358	—	—	1,580	—
Stephanie Tilenius	10,664	—	—	1,580	—
Secretary
James C. Lee (5)	324	—	—	24,595	—
___________________________________
(1)All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology Holdings plc.
(2)Pursuant to Seagate's Officer and Director Share Ownership Guidelines, shares owned by an entity or its affiliates to which a Director is affiliated and contractually obligated to assign any equity awards received for compensation for service as a non-employee director are included in calculating the Seagate ownership requirement for that Director.
(3)Dr. Mosley's interests held as at 3 July 2026 excludes 367,527 unvested awards that contain certain performance and market conditions.
(4)Mr. Szlosek’s interests held as at the date of appointment were nil.
(5)Mr. Lee’s interests held as at 3 July 2026 excludes 20,158 unvested awards that contain certain performance and market conditions.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-41

Details of directors’ and secretary’s interests in the ordinary shares of Seagate Technology Holdings plc as at 27 June 2025 or subsequent date of appointment, were as follows:

	Interests held as at 27 June 2025(1)
Director	Shares (2)	Vested options	Unvested options	Restricted share units	Restricted shares
Mark W. Adams (3)	—	—	—	2,693	—
Shankar Arumugavelu	10,580	—	—	2,693	—
Prat S. Bhatt	11,823	—	—	2,693	—
Judy Bruner	12,268	—	—	2,693	—
Michael R. Cannon	17,720	—	—	3,427	—
Richard L. Clemmer	31,525	—	—	2,693	—
Yolanda L. Conyers	5,055	—	—	2,693	—
Jay L. Geldmacher	2,852	—	—	2,693	—
Dylan Haggart	12,469	—	—	2,693	—
Dr. William D. Mosley (5)	518,710	401,680	226,240	96,153	—
Stephanie Tilenius	12,244	—	—	2,693	—
Secretary
James C. Lee (4)	172	—	—	21,780	—
___________________________________
(1)All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology Holdings plc.
(2)Pursuant to Seagate's Officer and Director Share Ownership Guidelines, shares owned by an entity or its affiliates to which a Director is affiliated and contractually obligated to assign any equity awards received for compensation for service as a non-employee director are included in calculating the Seagate ownership requirement for that Director.
(3)Mr. Adams’ interests held as at the date of appointment were nil.
(4)Mr. Lee’s interests held as at the date of appointment were nil.
(5)Dr. Mosley's interests held as at 27 June 2025 excludes 392,672 unvested awards that contain certain performance and market conditions.
The directors and the company secretary had no interests in shares and debentures in any other group undertaking as required to be disclosed in accordance with Section 329 of the Companies Act 2014.
REPURCHASES OF SHARES
The following table sets forth information with respect to repurchases of the Company's ordinary shares during fiscal years 2026 and 2025 pursuant to the share repurchase program. Shares repurchased are redeemed and cancelled immediately by the Company and no shares were held by the Company at 3 July 2026 and 27 June 2025.

(Dollars and shares in millions)	Number of Shares Repurchased (1)	Nominal Value	Consideration Paid
Repurchased, redeemed and cancelled in fiscal year 2025	0.5	$—	$54
Repurchased, redeemed and cancelled in fiscal year 2026	0.9	$—	$295
__________________________
(1)For fiscal years 2026 and 2025, the total number of shares repurchased includes approximately 0.4 million and 0.5 million, respectively, related to the tax withholding from the vesting of restricted stock units.

A-42	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

IMPORTANT EVENTS SINCE THE PERIOD END
Dividends
On 28 July 2026, our Board of Directors declared a quarterly cash dividend of $0.74 per share, which will be payable on 7 October 2026 to shareholders of record as of the close of business on 24 September 2026.
POLITICAL DONATIONS
During the years ended 3 July 2026 and 27 June 2025 the Company made no political donations.
BRANCHES OUTSIDE THE STATE
As required to be disclosed in accordance with Section 326 of the Companies Act 2014, the group has established branches, within the meaning of European Communities Council Directive 89/666/EEC in Brazil, China, France, Germany, India, Poland, Singapore, Sweden and the United Kingdom.
ACCOUNTING RECORDS
The directors are responsible for ensuring that adequate accounting records, as outlined in Sections 281 to 285 of the Companies Act 2014, are kept by the Company. To achieve this, the directors have appointed experienced bookkeepers who are professionally qualified, who report to the Chief Financial Officer and ensure that the requirements of Sections 281 to 285 of the Companies Act 2014 are complied with.
The books and accounting records are maintained at the Company’s principal accounting offices at 47488 Kato Rd., Fremont, California, United States of America, and are open at all reasonable times to inspection by the directors. Accounts and returns relating to the business dealt with in the accounting records are kept in order to disclose with reasonable accuracy the assets, liabilities, financial position and profit or loss of the Company. These records are returned to the Company’s registered office at intervals not exceeding six months.
DISCLOSURE OF INFORMATION TO THE AUDITOR
The directors believe that they have taken all steps necessary to make themselves aware of any "relevant audit information" (as defined in Section 330(2) of the Companies Act 2014) and have established that the group’s statutory auditor are aware of that information. In so far as they are aware, there is no relevant audit information of which the group’s statutory auditor are unaware.
AUDIT COMMITTEE
In accordance with Section 167(3) of the Companies Act 2014, the group has established an Audit Committee with responsibility for oversight of the financial reporting process, the audit process, the system of internal controls and compliance with laws and regulations.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-43

STATEMENT OF DIRECTORS’ RESPONSIBILITIES
Company law in Ireland requires the Directors to prepare financial statements for each financial year which give a true and fair view of the state of the assets, liabilities and financial position of the Parent Company and of the group and of the profit or loss of the group for that period.
In preparing the financial statements of the group, the Directors are required to:
■select suitable accounting policies and then apply them consistently;
■make judgments and estimates that are reasonable and prudent;
■comply with applicable U.S. generally accepted accounting principles to the extent that the use of U.S. generally accepted accounting principles does not contravene any provision of the Companies Act 2014, subject to any material departures disclosed and explained in the financial statements; and
■prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group will continue in business.
The considerations set out above for the group are also required to be addressed by the Directors in preparing the financial statements of the Parent Company (which are set out on pages A-92 to A-94), in respect of which the applicable Irish law and accounting standards are those which are generally accepted in Ireland.
The Directors have elected to prepare the Parent Company’s financial statements in accordance with FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland.
The Directors are responsible for keeping accounting records which disclose with reasonable accuracy the assets, liabilities, financial position and profit and loss of the Parent Company and which enable them to ensure that the financial statements of the group are prepared in accordance with applicable U.S. generally accepted accounting principles and comply with the provisions of the Companies Act 2014. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.
Under company law, the Directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the assets, liabilities and financial position, of the group and Parent Company as at the end of the financial year, and the profit or loss for the group for the financial year, and otherwise comply with the Companies Act 2014.
DIRECTORS’ COMPLIANCE STATEMENT
As required by Section 225 (2) of the Companies Act 2014, the directors acknowledge that they are responsible for securing the Company's compliance with its “relevant obligations” (as defined in Section 225 of Companies Act 2014). The directors further confirm that a compliance policy statement has been drawn up in accordance with Section 225(3)(a) of the Companies Act 2014, and that appropriate arrangements and structures have been put in place that are, in the directors' opinion, designed to secure material compliance with the relevant obligations. A review of those arrangements and structures has been conducted in the financial year to which this report relates.
AUDITOR
Ernst & Young, Chartered Accountants, have expressed their willingness to continue in office in accordance with Section 383(2) of the Companies Act 2014.
Approved by the Board of Directors and signed on its behalf on 20 August 2026.

/s/ Dr. William D. Mosley	/s/ Prat S. Bhatt
Dr. William D. Mosley	Prat S. Bhatt

A-44	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY HOLDINGS PLC
Report on the audit of the financial statements
Opinion
We have audited the financial statements of Seagate Technology Holdings plc (‘the Company’) and its subsidiaries (‘the Group’) for the year ended 3 July 2026, which comprise the Consolidated Statement of Profit and Loss and Other Comprehensive Income, the Consolidated Balance Sheet, the Consolidated Statement of Cash Flows, the Parent Company Statement of Comprehensive Income, the Parent Company Statement of Financial Position, the Parent Company Statement of Changes in Equity and related notes to the financial statements, including the significant accounting policy information set out in note 1. The financial reporting framework that has been applied in the preparation of the Group financial statements is Irish law and U.S. Generally Accepted Accounting Principles (U.S. GAAP) issued in the United States of America by the Financial Accounting Standards Board, as defined in section 279 of Part 6 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of that Part of the Companies Act 2014. The financial reporting framework that has been applied in the preparation of the Parent Company financial statements is applicable Irish Law and accounting standards including FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland issued in the United Kingdom by the Financial Reporting Council.
In our opinion:
■the Group financial statements give a true and fair view of the assets, liabilities and financial position of the Group as at 3 July 2026 and of its profit for the year then ended;
■the Parent Company statement of financial position gives a true and fair view of the assets, liabilities and financial position of the Company as at 3 July 2026;
■the Group financial statements have been properly prepared in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP), as defined in section 279 of Part 6 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of that Part of the Companies Act 2014;
■the Company financial statements have been properly prepared in accordance with FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland; and
■the Group financial statements and Company financial statements have been properly prepared in accordance with the requirements of the Companies Act 2014.
Basis for opinion
We conducted our audit in accordance with International Standards on Auditing (Ireland) (‘ISAs (Ireland)’) and applicable law. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Group and Company in accordance with ethical requirements that are relevant to our audit of financial statements in Ireland, including the Ethical Standard issued by the Irish Auditing and Accounting Supervisory Authority (‘IAASA’) as applied to listed entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-45

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY HOLDINGS PLC (continued)
Conclusions relating to going concern
In auditing the financial statements, we have concluded that the Directors’ use of the going concern basis of accounting in the preparation of the financial statements is appropriate. Our evaluation of the Directors’ assessment of the Group and Company’s ability to continue to adopt the going concern basis of accounting included:
■In conjunction with our walkthrough of the Group’s financial statement close process, we confirmed our understanding of management’s going concern assessment process and also engaged with management early to ensure all key factors were considered in their assessment.
■We obtained management’s going concern assessment, including the cash forecast and covenant calculation for the going concern period which covers a period of at least twelve months from the date the financial statements are authorised for issue.
■We considered the appropriateness of the methods used to calculate the cash forecasts and covenant calculations and determined through inspection and testing of the methodology and calculations that the methods utilised were appropriately sophisticated to be able to make an assessment for the Group.
■We considered the mitigating factors included in the cash forecasts and covenant calculations that are within control of the Group. This includes review of the Group’s non-operating cash outflows and evaluating the Group’s ability to control these outflows as mitigating actions if required.
■We performed reverse stress testing in order to identify factors which would lead to the Group utilising all liquidity or breaching financial covenants during the going concern assessment period. None of these factors were considered likely.
■We reviewed the Group’s going concern disclosures included in the annual report in order to assess that the disclosures were appropriate and in conformity with reporting standards.
Conclusion
Based on the work we have performed, we have not identified any material uncertainties relating to events or conditions that, individually or collectively, may cast significant doubt on the Group and Company’s ability to continue as a going concern for a period of at least twelve months from when the financial statements are authorised for issue.
Our responsibilities and the responsibilities of the Directors with respect to going concern are described in the relevant sections of this report. However, because not all future events or conditions can be predicted, this statement is not a guarantee as to the Group and Company’s ability to continue as a going concern.

A-46	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY HOLDINGS PLC (continued)
Key audit matters
Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements in the current period and include the most significant assessed risks of material misstatement (whether or not due to fraud) that we identified, including those which had the greatest effect on: the overall audit strategy, the allocation of resources in the audit; and directing the efforts of the engagement team. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

Risk	Our response to the risk	Key observations communicated to the Audit Committee
Revenue recognition – Sales incentive programs rebates and discounts
Refer to the accounting policies (page A-59); and Note 15 of the consolidated financial statements (page A-88).
As disclosed in Note 1 Basis of Presentation and Summary of Significant Accounting Policies, the Group adjusts revenue to account for variable consideration related to sales incentive programs such as price protection and volume incentives to estimate the final selling prices of products sold to Original Equipment Manufacturers (”OEMs”) and through distributor and retail channels.
Identifying the complete population of sales incentive programs and auditing management’s corresponding estimates involved in determining the final selling prices for expected future reductions was complex, as it required testing subjective assumptions about the extent of price adjustments on products and the timing of sales to end customers by the Company’s distributor partners.

We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over the completeness of sales incentive programs, including the accuracy and completeness of the underlying data used in the calculations, level of channel inventory, and management’s assumptions.
To test the sales incentive programs, we inspected significant sales arrangements that included contractual rights to discounts and rebates and evaluated management’s estimates of variable consideration applied to reflect expected final selling prices based on such contractual terms. We examined credit memos issued during the year and after year-end to determine the completeness of the identified sales incentives population. Additionally, we performed a retrospective review comparing prior period assumptions to actual results in subsequent periods and conducted sensitivity analyses to evaluate the significance of potential effects on revenue recognition due to changes in the Company's significant assumptions.

Our observations included an outline of the range of audit procedures performed and a summary of the results.
We provided our assessment of the accounting estimates used in the sales program accrual, including estimated future price erosion.
Our planned procedures were completed without exception.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-47

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY HOLDINGS PLC (continued)
Our application of materiality
We apply the concept of materiality in planning and performing the audit, in evaluating the effect of identified misstatements on the audit and in forming our audit opinion.
Materiality
Materiality is the magnitude of an omission or misstatement that, individually or in the aggregate, could reasonably be expected to influence the economic decisions of the users of the financial statements. Materiality provides a basis for determining the nature and extent of our audit procedures.
We determined materiality for the Group to be $189.8m (2025: $78.0m), which is approximately 5% of the Group’s Profit before tax adjusted for non-recurring items (2025: 5% of Profit before tax). Profit before tax adjusted for non-recurring items is a key performance indicator for the Group and is also a key metric used by the Group in the assessment of the performance of management. We therefore considered the Group’s Profit before tax adjusted for non-recurring items to be the most appropriate performance metric on which to base our materiality calculation as we consider it to be the most relevant performance measure to the stakeholders of the Group.
We applied the same materiality for the Parent Company as the Parent Company materiality is set at the lower of Group or Parent Company. The Parent Company materiality was initially calculated at 1% of total equity being $250 million.
Performance materiality
Performance materiality is the application of materiality at the individual account or balance level. It is set at an amount to reduce to an appropriately low level the probability that the aggregate of uncorrected and undetected misstatements exceeds materiality.
On the basis of our risk assessments, together with our assessment of the Group’s overall control environment, our judgement was that performance materiality should be set at 75% (2025: 75%) of our planning materiality, namely $142.0m (2025: $58.0m). We have set performance materiality at this percentage due to the past history of a low number of misstatements, our ability to assess the likelihood of misstatements, both corrected and uncorrected, the effectiveness of the control environment and other factors affecting the entity and its financial reporting.
Audit work was undertaken at component locations for the purpose of responding to the assessed risks of material misstatement of the Group financial statements. The performance materiality set for each component is based on the relative scale and risk of the component to the Group as a whole and our assessment of the risk of misstatement at that component.
In the current year, the range of performance materiality allocated to components was $28.0m to $142.0m (2025: $11.6m to $58.0m).

A-48	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY HOLDINGS PLC (continued)
Reporting threshold
Reporting threshold is an amount below which identified misstatements are considered as being clearly trivial. We agreed with the Audit Committee that we would report to them all uncorrected audit differences in excess of $9.4m (2025: $3.9m), which is set at 5% of planning materiality, as well as differences below that threshold that, in our view, warranted reporting on qualitative grounds.
We evaluate any uncorrected misstatements against both the quantitative measures of materiality discussed above and in light of other relevant qualitative considerations in forming our opinion.
An overview of the scope of our audit report
Tailoring the scope
We performed risk assessment procedures, with input from our component auditors, to identify and assess risks of material misstatement of the Group financial statements and identified significant accounts and disclosures.
When identifying components at which audit work needed to be performed to respond to the identified risks of material misstatement of the Group financial statements, we considered our understanding of the Group and its business environment, the applicable framework, the group’s system of internal control at the entity level and the existence of centralised processes and IT applications.
We determined that centralised audit procedures can be performed on the key audit matter area of revenue recognition. These procedures were performed by our component team in the United States.
We identified 5 components as individually relevant to the Group due to relevant events and conditions underlying the identified risks of material misstatement of the Group financial statements being associated with the reporting components.
For these individually relevant components, we identified the significant accounts where audit work needed to be performed at these components by applying professional judgement, having considered the Group significant accounts on which centralised procedures will be performed, the reasons for identifying the financial reporting component as an individually relevant component and the size of the component’s account balance relative to the Group significant financial statement account balance.
We then considered whether the remaining Group significant account balances not yet subject to audit procedures, in aggregate, could give rise to a risk of material misstatement of the Group financial statements. We selected a number of further components of the Group to include in our audit scope to address such risks.
Having identified the components for which work will be performed, we determined the scope to assign to each component.
Of the total components selected, we designed and performed audit procedures on the entire financial information of 2 components (“full scope components”); Both of these components were individually relevant components. For 4 components, we designed and performed audit procedures on specific significant account balances or disclosures of the financial information of the component (“specific scope component”); 2 of these components were individually relevant components. For the remaining 7 components, we performed specified audit procedures to obtain evidence for one or more relevant assertions. For the remaining selected components, we performed other procedures including testing of direct entity level controls, testing of consolidation journals and intercompany eliminations to address the risk of material misstatement.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-49

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY HOLDINGS PLC (continued)
Involvement with component teams
In establishing our overall approach to the Group audit, we determined the type of work that needed to be undertaken at each of the components by us, as the Group audit engagement team, or by component auditors operating under our instruction.
The Group audit team completed a programme of planned visits that has been designed to ensure that the Group Audit Team visits the full scope components. During the current year’s audit cycle, visits were undertaken by the Group audit team to the component team in the United States. These visits involved discussing the audit approach with the component team and any issues arising from their work, meeting with local management, attending planning and closing meetings and reviewing key audit working papers on risk areas. The Group audit team interacted regularly with the component teams where appropriate during various stages of the audit, reviewed relevant working papers and were responsible for the scope and direction of the audit process. Where relevant, the section on tailoring the scope of our audit details the level of involvement we had with component auditors to enable us to determine that sufficient audit evidence has been obtained as a basis for our opinion on the Group as a whole.
This, together with the additional procedures performed at a Group level, gave us appropriate evidence for our opinion on the Group financial statements.
Other information
The Directors are responsible for the other information. The other information comprises the information included in the Directors’ Report other than the financial statements and our auditor’s report thereon. Our opinion on the financial statements does not cover the other information and, except to the extent otherwise explicitly stated in our report, we do not express any form of assurance conclusion thereon.
Our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements, or our knowledge obtained in the audit or otherwise appears to be materially misstated.
If we identify such material inconsistencies or apparent material misstatements, we are required to determine whether there is a material misstatement in the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.
We have nothing to report in this regard.
Opinions on other matters prescribed by the Companies Act 2014
In our opinion, based solely on the work undertaken in the course of the audit, we report that:
■the information given in the Directors’ Report, other than those parts dealing with the non-financial statement pursuant to the requirements of S.I. No. 360/2017, is consistent with the financial statements; and
■the Directors’ Report, other than those parts relating to sustainability reporting required by Part 28 of the Companies Act 2014 and those parts dealing with the non-financial statement pursuant to the requirements of S.I. No. 360/2017 has been prepared in accordance with the Companies Act 2014.
We have obtained all the information and explanations which, to the best of our knowledge and belief, are necessary for the purposes of our audit.
In our opinion the accounting records of the Company were sufficient to permit the financial statements to be readily and properly audited and the Company statement of financial position is in agreement with the accounting records.
The Company was required to prepare a report on income tax information for financial year ended 27 June 2025. The report was prepared in accordance with S.I. No 322.2023 – European Union (Disclosure of Income Tax Information by Certain Undertakings and Branches) Regulations 2023.

A-50	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY HOLDINGS PLC (continued)
Matters on which we are required to report by exception
Based on the knowledge and understanding of the Group and its environment obtained in the course of the audit, we have not identified material misstatements in the Directors' report.
The Companies Act 2014 requires us to report to you if, in our opinion, the disclosures required by sections 305 to 312 of the Act, which relate to disclosures of Directors’ remuneration and transactions, are not complied with by the Company.
We have nothing to report in this regard. We have nothing to report in respect of section 13 of the European Union (Disclosure of Non-Financial and Diversity Information by certain large undertakings and Groups) Regulations 2017, which require us to report to you if, in our opinion, the Company has not provided in the non-financial statement the information required by Section 5(2) to (7) of those Regulations, in respect of year ended 27 June 2025.
Respective responsibilities
Responsibilities of Directors for the financial statements
As explained more fully in the Directors’ responsibilities statement set out on page A-44, the Directors are responsible for the preparation of the financial statements in accordance with the applicable financial reporting framework that give a true and fair view, and for such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, the Directors are responsible for assessing the Group and the Company’s ability to continue as going concerns, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or the Company or to cease operations or has no realistic alternative but to do so.
Auditor’s responsibilities for the audit of the financial statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not a guarantee that an audit conducted in accordance with ISAs (Ireland) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-51

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY HOLDINGS PLC (continued)
Explanation to what extent the audit was considered capable of detecting irregularities, including fraud
Irregularities, including fraud, are instances of non-compliance with laws and regulations. We design procedures in line with our responsibilities, outlined above, to detect irregularities, including fraud, that could reasonably be expected to have a material effect on the financial statements. The risk of not detecting a material misstatement due to fraud is higher than the risk of not detecting one resulting from error, as fraud may involve deliberate concealment by, for example, forgery or intentional misrepresentations, or through collusion. In addition, the further removed any non-compliance is from the events and transactions reflected in the financial statements, the less likely it is that our procedures will identify such non-compliance. The extent to which our procedures are capable of detecting irregularities, including fraud is detailed below. However, the primary responsibility for the prevention and detection of fraud rests with both those charged with governance of the Company and management.
Our approach was as follows:
■We obtained an understanding of the legal and regulatory frameworks that are applicable to the Group across the various jurisdictions globally in which the Group operates. We determined that the most significant are those that relate to the form and content of external financial and corporate governance reporting including company law, tax legislation, employment law and regulatory compliance with agencies such as the Bureau of Industry and Security (BIS) at the Department of Commerce;
■We understood how Seagate Technology Holdings plc is complying with those frameworks by making enquiries of management, internal audit, those responsible for legal and compliance procedures and the General Counsel. We corroborated our enquiries through our review of the Group’s Compliance Policies, board minutes, papers provided to the Audit Committee and correspondence received from regulatory bodies;
■We assessed the susceptibility of the Group’s financial statements to material misstatement, including how fraud might occur, by meeting with management, including within various parts of the business, to understand where they considered there was susceptibility to fraud. We also considered performance targets and the potential for management to influence earnings or the perceptions of analysts. Where this risk was considered to be higher, we performed audit procedures to address each identified fraud risk. These procedures included testing manual journals and were designed to provide reasonable assurance that the financial statements were free from fraud or error;
■Based on this understanding we designed our audit procedures to identify non-compliance with such laws and regulations. Our procedures included a review of board minutes to identify any non-compliance with laws and regulations, a review of the reporting to the Audit Committee on compliance with regulations, enquiries of internal and external legal counsel and management.
A further description of our responsibilities for the audit of the financial statements is located on the IAASA's website at:
http://www.iaasa.ie/wp-content/uploads/docs/media/IASA/Documents/audit-standards/Description_of_auditors_responsibilities_for_audit.pdf. This description forms part of our auditor’s report.

A-52	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY HOLDINGS PLC (continued)
The purpose of our audit work and to whom we owe our responsibilities
Our report is made solely to the Company’s members, as a body, in accordance with section 391 of the Companies Act 2014. Our audit work has been undertaken so that we might state to the Company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company and the Company’s members, as a body, for our audit work, for this report, or for the opinions we have formed.

/s/ Ian Venner
Ian Venner
for and on behalf of Ernst & Young
Chartered Accountants and Statutory Audit Firm
Dublin
20 August 2026

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-53

SEAGATE TECHNOLOGY HOLDINGS PLC
CONSOLIDATED STATEMENT OF PROFIT AND LOSS AND OTHER COMPREHENSIVE INCOME

		Fiscal Years Ended
(US Dollars in millions except per share data)	Note	3 July 2026	27 June 2025
Revenue	15	$12,195	$9,097
Cost of revenue		6,637	5,897
Gross profit		5,558	3,200

Product development		755	724
Marketing and administrative		577	561
Legal settlement	12	105	—
Restructuring and other, net		27	25
		1,464	1,310
Operating earnings		4,094	1,890

Interest income		30	25
Interest expense		(284)	(321)
Net gain from business divestiture	16	—	8
Net loss recognized from debt transactions	4	(151)	(7)
Other income (charges), net		1	(82)
Income before taxes		3,690	1,513
Income tax expense	5	506	44
Net income		$3,184	$1,469

Comprehensive income (loss), net of tax:
Effects of derivative instruments	2	3	—
Effects of post-retirement plans	2	5	(6)
Other comprehensive income (loss), net of tax	2	8	(6)
Comprehensive income		$3,192	$1,463

Net income per share:
Basic	11	$14.54	$6.93
Diluted	11	$13.90	$6.77
Number of shares used in per share calculations (in millions):
Basic	11	219	212
Diluted	11	229	217

A-54	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

SEAGATE TECHNOLOGY HOLDINGS PLC
CONSOLIDATED BALANCE SHEET

(US Dollars in millions)	Note	3 July 2026	27 June 2025
ASSETS
Fixed assets:
Goodwill	3	$1,221	$1,221
Right of use assets	6	323	353
Tangible assets	2	2,034	1,657
Financial assets	7	25	30
		3,603	3,261
Current assets:
Inventories	2	1,571	1,440
Trade debtors	2	1,534	959
Other debtors - amounts falling due within one year	2	412	363
Cash and cash equivalents	2	1,704	891
		5,221	3,653
Other debtors - amounts falling due after one year	2	1,148	1,109
Total Assets		$9,972	$8,023
LIABILITIES AND EQUITY
Capital and reserves:
Share capital	8	$—	$—
Share premium	8	461	274
Other reserves	8	(17,272)	(17,465)
Profit and loss account	8	18,978	16,738
		2,167	(453)

Provisions for liabilities	2	222	152

Creditors - amounts falling due within one year:
Debt	4	185	—
Trade creditors		1,748	1,604
Taxation	5	26	8
Other creditors	2	1,086	970
		3,045	2,582
Creditors - amounts falling due after one year:
Debt	4	3,380	4,995
Taxation	5	496	11
Other creditors	2	662	736
		$4,538	$5,742
Total Liabilities and Equity		$9,972	$8,023
Approved by the Board of Directors and signed on its behalf on 20 August 2026.

/s/ Dr. William D. Mosley	/s/ Prat S. Bhatt
Dr. William D. Mosley	Prat S. Bhatt

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-55

SEAGATE TECHNOLOGY HOLDINGS PLC
CONSOLIDATED STATEMENT OF CASH FLOWS

	Fiscal Years Ended
(US Dollars in millions)	3 July 2026	27 June 2025
OPERATING ACTIVITIES
Net income	$3,184	$1,469
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	276	251
Share-based compensation	213	200
Net loss from debt transactions	151	7
Net gain from business divestiture	—	(8)
Deferred income taxes	(34)	(8)
Other non-cash operating activities, net	43	137
Changes in operating assets and liabilities:
Trade debtors	(575)	(513)
Inventories, net	(131)	(201)
Trade creditors	66	(242)
Accrued employee compensation	(3)	207
Accrued expenses, income taxes and warranty	528	(155)
Other assets and liabilities	(44)	(61)
Net cash provided by operating activities	3,674	1,083
INVESTING ACTIVITIES
Acquisition of tangible assets	(569)	(265)
Proceeds from the sale of tangible assets	—	1
Purchases of investments	(2)	—
Proceeds from sale of investments	31	51
Proceeds from business divestiture	15	25
Cash used in acquisition of businesses, net of cash acquired	—	(88)
Net cash (used in) provided by investing activities	(525)	(276)
FINANCING ACTIVITIES
Redemption and repurchase of debt	(1,442)	(1,078)
Proceeds from issuance of long-term debt	—	400
Dividends to shareholders	(634)	(600)
Repurchases of ordinary shares	(176)	—
Taxes paid related to net share settlement of equity awards	(119)	(54)
Proceeds from issuance of ordinary shares under employee stock plans	56	72
Other financing activities, net	(22)	(14)
Net cash used in financing activities	(2,337)	(1,274)
Increase in cash, cash equivalents and restricted cash	812	(467)
Cash, cash equivalents and restricted cash at the beginning of the year	893	1,360
Cash, cash equivalents and restricted cash at the end of the year	$1,705	$893
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$281	$324
Cash paid for income taxes, net of refunds	$40	$42

A-56	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Summary of Significant Accounting Policies
Organization
Seagate Technology Holdings plc (“STX”) is the parent company in the Seagate group. The Company is incorporated in Ireland. The Company's registration number is 606203 and its registered address is 10 Earlsfort Terrace, Dublin 2, Ireland D02 T380.
Accounting convention and basis of preparation of financial statements
In the Notes to the Consolidated Financial Statements, unless the context indicates otherwise, as used herein, the terms "Seagate" and the "Company" refer to the Seagate group.
The directors have elected to prepare the consolidated financial statements of Seagate Technology Holdings plc (the "Company") in accordance with Section 279 of the Companies Act 2014, which provides that a true and fair view of the state of the assets, liabilities, financial position and profit or loss may be given by preparing the financial statements in accordance with U.S. accounting standards, as such term is defined in Section 279(1) of the Companies Act 2014 ("U.S. GAAP"), to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of Part 6 of the Companies Act 2014.
These financial statements therefore are prepared in accordance with Irish Company Law, to present to the shareholders of the Company and file with the Companies Registration Office in Ireland. Accordingly, these consolidated financial statements include presentation and additional disclosures required by the Companies Act 2014 in addition to those disclosures required under U.S. GAAP.
In addition, in these financial statements, terminology typically utilized in a set of U.S. GAAP financial statements has been retained for the benefit of those users of these financial statements who also access the Company's U.S. GAAP financial statements as filed with the U.S. Securities and Exchange Commission on Form 10-K, rather than utilizing the terminology set out under Irish Company Law. Accordingly, references to revenue, cost of revenue, interest income, interest expense, income tax expense and net income have the same meaning as references to turnover, cost of sales, other interest receivable and similar income, interest payable and similar charges, tax on profit on ordinary activities and profit on ordinary activities after taxation under Irish Company Law. Additionally, references to Other comprehensive income (loss) (OCI) refer to a component of Other reserves.
Going Concern
The Company’s going concern assessment considers our Principal Risks and Uncertainties, including those specific to the macroeconomic environment, and is dependent on a number of factors including financial performance and maintenance of supply chain operations. The going concern assessment has been performed for a period of at least 12 months from the approval of the financial statements. The following factors were considered in the Company’s going concern assessment:
■Based on the results of the Company’s forecasting procedures and assessment of its liquidity requirements, including its contractual and debt repayment commitments, the Company believes its sources of cash, including the undrawn revolving credit facility of $1.3 billion and ability to access capital markets, have been and will continue to be sufficient to meet its cash needs for at least the next 12 months.
■The Company believes that its cash equivalents are liquid and accessible.
■The Company was in compliance with its covenants as of 3 July 2026. The Company continues to evaluate its debt portfolio and structure to comply with its financial debt covenant.
■While we continue to operate in a dynamic macroeconomic environment marked by heightened geopolitical uncertainty and evolving trade policies, the Company believes that the structural changes that we have made to the business, including executing our pricing strategy and maintaining supply discipline, together with the long-term customer engagements we have in place provide greater visibility into future demand trends. We will continue to monitor the situation and assess plans to mitigate future risk to the business.
Taking into account the financial resources available to the Company, it is management’s view, to the best of their current knowledge, that the sources of cash will be sufficient to fund our operations and meet our cash requirements for at least the next 12 months. Accordingly, the Directors have adopted the going concern basis in preparing the financial statements.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-57

Basis of Presentation and Consolidation
The Company’s Consolidated Financial Statements include the accounts of the Company and all its wholly-owned and majority-owned subsidiaries, after elimination of intercompany transactions and balances.
The preparation of financial statements in accordance with the United States (“US”) generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Company’s Consolidated Financial Statements and accompanying notes. Actual results could differ materially from those estimates. The methods, estimates and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results the Company reports in its Consolidated Financial Statements.
Fiscal Year
The Company operates and reports financial results on a fiscal year of 52 or 53 weeks ending on the Friday closest to 30 June. Accordingly, fiscal year 2026 comprised of 53 weeks and fiscal year 2025 comprised of 52 weeks and ended on 3 July 2026 and 27 June 2025, respectively. All references to years in these Notes to Consolidated Financial Statements represent fiscal years unless otherwise noted. Fiscal year 2032 will be comprised of 53 weeks and will end on 2 July 2032.
Summary of Significant Accounting Policies
Cash and Cash Equivalents. The Company considers all highly liquid investments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. The Company’s highly liquid investments are primarily comprised of money market funds, time deposits and certificates of deposits.
Restricted Cash and Cash Equivalents. Restricted cash and cash equivalents represent cash and cash equivalents held as collateral at banks for various performance obligations.
Inventories. Inventories are valued at the lower of cost (using the first-in, first-out method) and net realizable value. Net realizable value is based upon the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Adjustments to reduce cost of inventories to its net realizable value are made, if required, for estimated excess or obsolescence determined primarily by future demand forecasts.
Tangible Assets. Tangible assets are stated at cost less accumulated depreciation and amortization. Equipment and buildings are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated life of the asset or the remaining term of the lease. The costs of additions and substantial improvements to tangible assets, which extend the economic life of the underlying assets, are capitalized. The cost of maintenance and repairs to tangible assets are expensed as incurred. In accordance with its policy, the Company reviews the estimated useful lives of its fixed assets on an ongoing basis.
Goodwill. Irish Company law requires that goodwill is written off over a period of time which does not exceed its useful economic life. However, the Company does not believe this gives a true and fair view because not all goodwill declines in value. In addition, since goodwill that does decline in value rarely does so on a straight-line basis, straight-line amortization of goodwill over an arbitrary period does not reflect the economic reality. Consistent with US GAAP, the Company considers goodwill an indefinite-lived intangible asset that is not amortized over an arbitrary period. Rather, the Company accounts for goodwill in accordance with Accounting Standards Codification ("ASC") Topic 350 ("ASC 350"), Intangibles - Goodwill and Other. Therefore, in order to present a true and fair view of the economic reality under US GAAP, goodwill is considered indefinite-lived and is not amortized. The Company is not able to reliably estimate the impact on the financial statements of the true and fair override on the basis that the useful economic life of goodwill cannot be predicted with a satisfactory level of reliability nor can the pattern in which goodwill diminishes be known. The Company performs a qualitative assessment in the fourth quarter of each year, or more frequently if indicators of potential impairment exist, to determine if any events or circumstances exist, such as an adverse change in business climate or a decline in the overall industry that would indicate that it would more likely than not reduce the fair value of a reporting unit below its carrying amount, including goodwill. If it is determined in the qualitative assessment that the fair value of a reporting unit is more likely than not below its carrying amount, including goodwill, then the Company will perform a quantitative impairment test. The quantitative goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. Any excess in the carrying value of a reporting unit over its fair value is recognized as an impairment loss, limited to the total amount of goodwill allocated to that reporting unit.

A-58	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Leases. The Company determines if an arrangement is a lease or contains a lease at inception. Right-of-use (“ROU”) assets are presented on the Company’s Consolidated Balance Sheet as Right of use assets. ROU assets represent the Company’s right to use an underlying asset for the lease term and the corresponding lease liabilities represent its obligation to make lease payments arising from the lease. The Company combines lease and non-lease components for facility leases and does not recognize ROU assets and lease liabilities for leases with an initial term of 12 months or less on the Consolidated Balance Sheet.
Lease liabilities are measured at the present value of the remaining lease payments and ROU assets are based on the lease liability, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs. For the Company’s leases that do not provide an implicit rate, the net present value of future minimum lease payments is determined using the Company’s estimated incremental borrowing rate based on the information available at the lease commencement date. Additionally, the Company’s lease term may include options to extend or terminate the lease. These options are reflected in the ROU asset and lease liability when it is reasonably certain that the Company will exercise the option. The Company’s lease agreements do not contain any material residual value guarantees.
The Company recognizes lease expense on a straight-line basis over the lease term. Variable lease payments not dependent on an index or a rate primarily consist of common area maintenance charges, are expensed as incurred, and are not included in the ROU asset and lease liability calculation.
Other Long-lived Assets. The Company tests other long-lived assets, including tangible assets, ROU assets and other intangible assets subject to amortization, for recoverability whenever events or changes in circumstances indicate that the carrying value of those assets may not be recoverable. If such circumstances are identified, the Company performs a recoverability test to assess the recoverability of an asset group. If the recoverability test indicates that the carrying value of the asset group is not recoverable, the Company will estimate the fair value of the asset group and the excess of the carrying value over the fair value is allocated pro rata to derive the adjusted carrying value of assets in the asset group.
Warranty. The Company estimates probable product warranty costs at the time revenue is recognized and records the estimated charge in Cost of revenue on the Company’s Consolidated Statement of Profit and Loss and Other Comprehensive Income. The Company generally provides warranty on its products for a period of 1 to 5 years. The Company's warranty provision considers estimated product failure rates, trends (including the timing of product returns during the warranty periods), and estimated repair or replacement costs related to product quality issues, if any. The Company also exercises judgment in estimating its ability to sell refurbished products.
Revenue Recognition and Sales Incentive Programs. The Company determines revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, the Company satisfies a performance obligation.
Revenue from sales of products is generally recognized upon transfer of control to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products, net of sales taxes. This typically occurs upon shipment from the Company. When applicable, the Company includes shipping charges billed to customers in Revenue and includes the related shipping costs in Cost of revenue on the Company's Consolidated Statement of Profit and Loss and Other Comprehensive Income.
The Company records estimated variable consideration at the time of revenue recognition as a reduction to revenue. Variable consideration generally consists of expected rebates to be provided for sales incentive programs, such as price protection and volume incentives aimed at increasing customer demand. For original equipment manufacturers (“OEMs”) sales, rebates are typically established by estimating the most likely amount of consideration expected to be received based on an OEM customer’s volume of purchases from the Company or other agreed upon rebate programs. For the distribution and retail channel, these programs typically involve estimating the most likely amount of rebates based on actual historical price incentives, known future price trends, and channel inventory level. Marketing development program costs are accrued and recorded as a reduction to revenue at the same time that the related revenue is recognized.
At the end of the reporting period, the Company has unfulfilled product purchase orders which represent performance obligations not delivered, or partially undelivered under existing customer contracts. Some of these purchase orders are non-cancellable in nature. As of 3 July 2026, all non-cancellable purchase orders are less than one year in duration and are expected to be fulfilled in the next twelve months. The Company applied the optional exemption to not disclose the value of these remaining performance obligations as they are part of a contract that has an original expected duration of one year or less.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-59

The Company expenses sales commissions as incurred because the amortization period would have been one year or less. These costs are recorded as Marketing and administrative in the Company's Consolidated Statement of Profit and Loss and Other Comprehensive Income.
Product Development Costs. Product development costs, which include both research and development costs, are expensed as incurred.
Distribution Costs. The Company includes distribution costs, which include shipping and handling, in Cost of revenue in the Consolidated Statement of Profit and Loss and Other Comprehensive Income for all periods presented. These costs amount to $111 million and $106 million in fiscal years 2026 and 2025, respectively.
Restructuring Costs. The Company incurs restructuring costs in connection with workforce reductions, consolidation or closure of facilities and other exit costs. The Company records employee termination liabilities when it is probable that benefits will be paid and the amount is reasonably estimable. The rates used in determining severance accruals are based on existing plans, historical experiences and negotiated settlements. Other costs associated with a restructuring plan or exit or disposal activities are recognized in the period in which the liability is incurred or the asset is impaired.
Advertising Expense. The cost of advertising is expensed as incurred. Advertising costs were approximately $20 million and $21 million in fiscal years 2026 and 2025, respectively.
Share-Based Compensation. The Company accounts for share-based compensation at fair value, net of estimated forfeitures. When estimating forfeitures, the Company considers voluntary termination behavior as well as the historical analysis of actual forfeited awards. The Company estimates the fair value of granted share options and restricted share units (“RSUs”) using the Black-Scholes-Merton valuation model and a single share award approach. The Company estimates the fair value of performance-based share units (“PSUs”) related to the Company’s return on invested capital and total shareholder return using a Monte Carlo simulation valuation model. Share-based compensation expense for share options and RSUs with only a service condition is recognized on a straight-line basis over the requisite service period. The expense for PSUs with both a service condition and a performance or market condition is recognized on a graded vesting basis.
Accounting for Income Taxes. The Company records an income tax expense or benefit for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, the Company recognizes deferred income tax assets and liabilities for the expected future consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, as well as for loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. The Company recognizes the deferred income tax effects of a change in tax rates in the period of the enactment. The Company periodically reassesses the need for valuation allowances on the deferred tax assets, considering both positive and negative evidence to evaluate whether it is more likely than not that all or a portion of such assets will not be realized.
The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.
Equity Investments. From time to time, the Company enters into certain strategic investments for the promotion of business and strategic objectives, which are accounted for either under equity method or the measurement alternative. These investments are included in Financial assets in the Company's Consolidated Balance Sheet and are subsequently adjusted through Other charges, net in the Consolidated Statement of Profit and Loss and Other Comprehensive Income.
Investments are accounted for under the equity method if the Company has the ability to exercise significant influence, but does not have a controlling financial interest. These investments are measured at cost, less any impairment plus the Company's portion of investee’s income or loss. The Company uses the financial statements of investees to determine any adjustments, which are received on a one-quarter lag.
For equity investments where the Company does not have the ability to exercise significant influence and there are no readily determinable fair values, the Company has elected to apply the measurement alternative, under which investments are measured at cost, less impairment, and adjusted for qualifying observable price changes on a prospective basis.
The Company’s strategic investments are periodically analyzed to determine whether or not there are indicators of impairment by assessing factors such as deterioration of earnings, adverse change in market/industry conditions, the ability to operate as a going concern, and other factors which indicate that the carrying amount of the investment might not be recoverable. In such a case, the decrease in value is recognized in the period the impairment occurs in the Consolidated Statement of Profit and Loss and Other Comprehensive Income.

A-60	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Foreign Currency Remeasurement and Translation. The U.S. dollar is the functional currency for all of the Company's foreign operations. Monetary assets and liabilities denominated in foreign currencies are remeasured into the functional currency at the balance sheet date at exchange rates in effect at the end of each period. The gains and losses from the remeasurement are included in Other charges, net on the Company's Consolidated Statement of Profit and Loss and Other Comprehensive Income.
Business Combinations. The Company includes the results of operations of acquired businesses in the Company's consolidated results prospectively from the date of acquisition. The Company allocates the fair value of purchase consideration to the assets acquired including existing technology, liabilities assumed, and non-controlling interests, if any, in the acquired entity based on their fair values at the acquisition date. The excess of the fair value of purchase consideration over the fair value of the assets acquired, liabilities assumed and non-controlling interests in the acquired entity is recorded as goodwill. The primary items that generate goodwill include the value of the synergies between the acquired company and the Company and the value of the acquired assembled workforce, neither of which qualifies for recognition as an intangible asset. Acquisition-related expenses, post-acquisition integration and restructuring costs are recognized separately from the business combination and are expensed as incurred.
Government Incentives. The Company enters into government incentive arrangements with domestic and foreign, local, regional and national governments, which vary in size, duration and conditions. Government incentives, primarily cash grants, are recognized when there is reasonable assurance that the incentives will be received and the Company will comply with the conditions specified in the agreement. Operating-related incentives are offset against the related expense in the period the expense is incurred. Capital-related incentives are recognized as a reduction in the carrying amounts of the related Property, equipment and leasehold improvements, net within the Company’s Consolidated Balance Sheet and result in a reduction to depreciation expense over the useful lives of the assets. Government incentives received prior to being earned are recognized in current or non-current deferred income within Other Creditors - amounts due within one year and Other Creditors - amounts due after one year, whereas government incentives earned prior to being received are recognized in current or non-current receivables within Other Debtors - amounts due within one year and Other Debtors - amounts due after one year, in the Company's Consolidated Balance Sheet. Cash received from government incentives related to operating expenses is included as an operating activity in the Statement of Cash Flows, whereas cash received from incentives related to the acquisition of property, equipment and leasehold improvements, net is included as an investing activity.
Incentives received from governments are subject to various confidentiality provisions. In general, they are related to manufacturing of HDDs, enhancing centers of excellence, product development and innovation capabilities. These incentives have initial terms ranging from 1 to 5 years. If conditions are not satisfied, the incentives are subject to reduction, recapture or termination.
In fiscal year 2026, approximately $112 million, $37 million and $14 million of operating grants were recognized as reductions to Cost of revenue, Product development and Marketing and administrative, respectively, in the Consolidated Statement of Profit and Loss and Other Comprehensive Income. Capital-related incentives reduced gross property, plant and equipment by $29 million as of 3 July 2026 and the reduction to depreciation expense was not material. As of 3 July 2026, the grant receivables of $113 million and $13 million were reflected within Other debtors - amounts falling due within one year and Other debtors - amounts falling due after one year, respectively, in the Company’s Consolidated Balance Sheet.
In fiscal year 2025, approximately $38 million, $12 million and $5 million of operating grants were recognized as reductions to Cost of revenue, Product development and Marketing and administrative, respectively, in the Consolidated Statement of Profit and Loss and Other Comprehensive Income. Capital-related incentives reduced gross property, plant and equipment by $45 million as of 27 June 2025 and the reduction to depreciation expense was not material. As of 27 June 2025, the grant receivables of $89 million were reflected within Other debtors - amounts falling due within one year in the Company's Consolidated Balance Sheet.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-61

Concentrations
Concentration of Credit Risk. The Company’s customer base is concentrated with a small number of customers. The Company does not generally require collateral or other security to support accounts receivable. To reduce credit risk, the Company performs ongoing credit evaluations on its customers’ financial condition. The Company establishes allowances for expected credit losses based upon factors surrounding the credit risk of customers, global macroeconomic conditions and an analysis of specific exposures. As of 3 July 2026, three customers accounted for 18%, 16% and 10%, respectively, of the Company’s accounts receivable. As of 27 June 2025, one customer accounted for 18% of the Company’s accounts receivable.
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and foreign currency forward exchange contracts. The Company maintains the cash and cash equivalents with four major financial institutions and a portion of such balances exceed or are not subject to Federal Deposit Insurance Corporation, or FDIC, insurance limits. The Company mitigates concentrations of credit risk in its financial instruments through diversification, by investing in highly-rated securities and/or major multinational companies.
In entering into foreign currency forward exchange contracts, the Company assumes the risk that might arise from the possible inability of counterparties to meet the terms of their contracts. The counterparties to these contracts are major multinational commercial and investment banks, and the Company has not incurred and does not expect any losses as a result of counterparty defaults.
Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced direct and indirect vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at all or acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations.
Manufacturing Concentration. The Company manufactures certain critical components at a limited number of facilities. A significant disruption at these facilities, including disruption from natural disasters, geopolitical events or other circumstances, could interrupt production and adversely affect the Company’s ability to meet customer demand. Alternative production capacity may not be available or capable of being qualified within a reasonable period.
Recently Adopted Accounting Pronouncements
In December 2023, the FASB issued ASU 2023-09 (ASC Topic 740), Improvements to Income Tax Disclosures. This ASU requires disaggregated income tax disclosures on the rate reconciliation and income taxes paid. The Company adopted the disclosure requirement for its annual reporting in fiscal year 2026 on a prospective basis. Refer to “Note 5. Income Taxes”.
In November 2024, the FASB issued ASU 2024-04 (ASC Subtopic 470-20), Induced Conversions of Convertible Debt Instruments. This ASU clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The guidance is effective for fiscal years beginning after 15 December 2025, with early adoption permitted. The Company adopted the guidance on a prospective basis in fiscal year 2026 and applied the amendments in the ASU to the exchanges of the 2028 Notes. Refer to “Note 4. Debentures and Bank Loans”.
Recently Issued Accounting Pronouncements
In November 2024, the FASB issued ASU 2024-03 (ASC Subtopic 220-40), Disaggregation of Income Statement Expenses. The Company is required to disclose, in the notes to the financial statements, specified information about certain costs and expenses. The Company is required to adopt this guidance for its annual reporting in fiscal year 2028, and for interim period reporting beginning the first quarter of fiscal year 2029 on either a prospective or retrospective basis. This standard is expected to impact the Company’s disclosures and will not have an impact on its Consolidated Financial Statements.
In December 2025, the FASB issued ASU 2025-10 (ASC Topic 832), Government Grants - Accounting for Government Grants Received by Business Entities. The Company is required to disclose, in the notes to the financial statements, specified information about government grants. The Company is required to adopt this guidance for its annual reporting in fiscal year 2029, and for interim period reporting beginning the first quarter of fiscal year 2029 on either a modified prospective, modified retrospective or retrospective basis. Early adoption is permitted. This standard is not expected to have a material impact on the Company’s disclosures or its Consolidated Financial Statements.

A-62	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

2. Balance Sheet Information
Cash, Cash Equivalents and Restricted Cash
The following table provides a summary of cash, cash equivalents and restricted cash reported within the Company’s Consolidated Balance Sheet that reconciles to the corresponding amount in the Company’s Consolidated Statement of Cash Flows:

(Dollars in millions)	3 July 2026	27 June 2025	28 June 2024
Cash and cash equivalents	$1,704	$891	$1,358
Restricted cash included in Other debtors - amounts falling due within one year	1	2	2
Total cash, cash equivalents and restricted cash shown in the Statement of Cash Flows	$1,705	$893	$1,360
Trade Debtors
In connection with the Company’s factoring agreements, from time to time the Company sells accounts receivables to third parties for cash proceeds less a discount.
During fiscal year 2026, the Company did not sell any accounts receivable to a third party. During fiscal year 2025, the Company sold accounts receivable without recourse for cash proceeds of $692 million and no amount remained subject to servicing by the Company as of 27 June 2025. The discounts on accounts receivable sold were immaterial for fiscal year 2025.
Inventories
The following table provides details of the inventory balance sheet item:

(Dollars in millions)	3 July 2026	27 June 2025
Raw materials and components	$307	$374
Work-in-process	1,088	838
Finished goods	176	228
Total inventories, net	$1,571	$1,440
Other Debtors - amounts falling due within one year
The following table provides details of the other debtors - amounts falling due within one year balance sheet item:

(Dollars in millions)	3 July 2026	27 June 2025
Vendor non-trade debtors	$123	$121
Prepaid expenses	64	44
Other	225	198
	$412	$363
Other Debtors - amounts falling due after one year
The following table provides details of the other debtors - amounts falling due after one year balance sheet item:

(Dollars in millions)	3 July 2026	27 June 2025
Deferred income taxes	$1,105	$1,066
Other	43	43
	$1,148	$1,109

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-63

Tangible Assets
The following table provides details of the tangible assets balance sheet item:

(Dollars in millions)	Land	Equipment	Buildings and Leasehold Improvements	Construction in Progress (CIP)	Total
Useful lives (years)		3 – 10	Up to 30
Cost:
At 28 June 2024	$18	$8,632	$1,412	$198	$10,260
Additions	—	63	1	229	293
Disposals	—	(222)	(1)	—	(223)
CIP Reclassifications	—	93	1	(94)	—
At 27 June 2025	$18	$8,566	$1,413	$333	$10,330
Additions	4	192	103	367	666
Disposals	—	(283)	(30)	(7)	(320)
CIP Reclassifications	—	186	86	(272)	—
At 3 July 2026	$22	$8,661	$1,572	$421	$10,676

Accumulated Depreciation:
At 28 June 2024	$(5)	$(7,443)	$(1,198)	$—	$(8,646)
Additions	—	(212)	(38)	—	(250)
Disposals	—	222	1	—	223
At 27 June 2025	$(5)	$(7,433)	$(1,235)	$—	$(8,673)
Additions	—	(235)	(33)	—	(268)
Disposals	—	269	30	—	299
At 3 July 2026	$(5)	$(7,399)	$(1,238)	$—	$(8,642)

Net Book Value:
At 27 June 2025	$13	$1,133	$178	$333	$1,657
At 3 July 2026	$17	$1,262	$334	$421	$2,034
Interest on borrowings related to eligible capital expenditures is capitalized as part of the cost of the qualified assets and amortized over the estimated useful lives of the assets. During fiscal years 2026 and 2025, the Company’s capitalized interest was immaterial.
Provisions for liabilities
The following table provides details of the provisions for liabilities balance sheet item:

(Dollars in millions)	Note	3 July 2026	27 June 2025
Accrued warranty	10	$198	$137
Accrued restructuring		24	15
Provisions for liabilities		$222	$152

A-64	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Other Creditors - amounts due within one year
The following table provides details of the other creditors - amounts falling due within one year balance sheet item:

(Dollars in millions)	Note	3 July 2026	27 June 2025
Accrued expenses		$498	$400
Dividend payable		168	153
Lease liabilities	6	40	61
Deferred income		3	4
Accrued employee compensation		377	352
Other creditors - amounts due within one year		$1,086	$970
Other Creditors - amounts due after one year
The following table provides details of the other creditors - amounts falling due after one year balance sheet item:

(Dollars in millions)	Note	3 July 2026	27 June 2025
Contract liabilities		$188	$211
Lease liabilities	6	293	317
Other accrued expenses		181	208
Other creditors - amounts due after one year		$662	$736
Supplier Financing Arrangements
The Company facilitates the opportunity for suppliers to participate in a voluntary supply chain financing ("SCF") program with third-party financial institutions. This SCF program does not result in changes to the Company's contractual payment terms with the suppliers regardless of program participation. At the suppliers' election, they can receive payment of the Company's obligations prior to the scheduled due dates, at a discount price to the third-party financial institution. The Company does not determine the terms or conditions of the arrangement between suppliers and the third-party financial institution. Participating suppliers are paid directly by the third-party financial institution and the Company pays the third-party financial institution the stated amount of confirmed invoices from its designated suppliers at the original invoice amount on the agreed due dates. The Company has not pledged any assets or provided other guarantees under its SCF program.
All outstanding amounts related to suppliers participating in the SCF Program are recorded within Trade creditors in the Company’s Consolidated Balance Sheet and the associated payments are included in Net cash provided by operating activities on its Consolidated Statement of Cash Flows.
The details of the outstanding supplier financing obligation were as follows:

	For the Fiscal Year Ended
(Dollars in millions)	3 July 2026	27 June 2025
Outstanding at the beginning of the period	$20	$50
Added to the program during the period	1,817	1,344
Settled during the period	(1,437)	(1,374)
Outstanding at the end of the period	$400	$20

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-65

Accumulated Other Comprehensive (Loss) Income (“AOCI”), a component of Other Reserves
The components of AOCI, net of tax, were as follows:

(Dollars in millions)	Unrealized Gains/(Losses) on Derivative Instruments	Unrealized Gains/(Losses) on Post-Retirement Plans	Foreign Currency Translation Adjustments	Total
Balance at 28 June 2024	$—	$(2)	$—	$(2)
Other comprehensive loss before reclassifications	—	(7)	—	(7)
Amounts reclassified from AOCI	—	1	—	1
Other comprehensive loss	—	(6)	—	(6)
Balance at 27 June 2025	—	(8)	—	(8)
Other comprehensive income before reclassifications	3	5	—	8
Amounts reclassified from AOCI	—	—	—	—
Other comprehensive income	3	5	—	8
Balance at 3 July 2026	$3	$(3)	$—	$—

A-66	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

3. Goodwill and Other Long-lived Assets
Goodwill
The carrying amount of goodwill was $1.2 billion as of 3 July 2026 and 27 June 2025. Goodwill recognized as a result of the acquisition of Intevac, Inc. during fiscal year 2025 was not material. There were no other additions to, disposals of, impairments of or translation adjustments to goodwill in fiscal years 2026 and 2025.
Other Intangible Assets
Other intangible assets recognized as a result of the acquisition of Intevac, Inc. during fiscal year 2025 was $19 million. Refer to “Note 16. Acquisition and Divestiture” for more information. Other intangible assets consist primarily of existing technology acquired in business combinations and are presented in Other debtors - amounts falling due after one year in the Company’s Consolidated Balance Sheet. Intangibles are amortized on a straight-line basis over the respective estimated useful lives of the assets. Amortization is charged to Operating expenses in the Consolidated Statement of Profit and Loss and Other Comprehensive Income. The weighted average remaining useful life is two years and three years as of 3 July 2026 and 27 June 2025, respectively.

(Dollars in millions)	Existing Technology	Total (1)
Cost:
At 28 June 2024	$—	$—
Additions	19	19
At 27 June 2025	$19	$19
At 3 July 2026	$19	$19

Accumulated Amortization:
At 28 June 2024	$—	$—
Additions	—	—
At 27 June 2025	$—	$—
Additions	(8)	(8)
At 3 July 2026	$(8)	$(8)

Net Book Value:
At 27 June 2025	$19	$19
At 3 July 2026	$11	$11
___________________________________
(1)The carrying value of intangible assets subject to amortization in the above table includes fully amortized intangible assets as of 3 July 2026 and 27 June 2025.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-67

4. Debentures and Bank Loans
The following table provides details of the Company’s debt as of 3 July 2026 and 27 June 2025:

(Dollars in millions)	3 July 2026	27 June 2025
Unsecured Senior Notes issued by Seagate HDD Cayman (1)
$500 issued on 18 June 2020 at 4.091% due 1 June 2029 (the “Old June 2029 Notes”) (3)	$38	$452
$500 issued on 8 December 2020 at 3.125% due 15 July 2029 (the “Old July 2029 Notes”) (4)	38	138
$500 issued on 30 May 2023 at 8.25% due 15 December 2029 (the “Old December 2029 Notes”) (5)	8	500
$500 issued on 10 June 2020 at 4.125% due 15 January 2031 (the “Old January 2031 Notes”) (4)	22	237
$500 issued on 8 December 2020 at 3.375% due 15 July 2031 (the “Old July 2031 Notes”) (4)	16	61
$500 issued on 30 May 2023 at 8.50% due 15 July 2031 (the “Old 8.50% July 2031 Notes”) (4)	29	500
$750 issued on 30 November 2022 at 9.625% due 1 December 2032 (the “Old 2032 Notes”) (3)	19	750
$500 issued on 2 December 2014 at 5.75% due 1 December 2034 (the “Old 2034 Notes”) (3)	162	489
Unsecured Senior Notes issued by Seagate Data Storage Technology Pte. Ltd. (2)
$400 issued on 27 May 2025 at 5.875% due 15 July 2030 (the “2030 Notes”) (4)	400	400
$431 issued on 30 June 2025 at 4.091% due 1 June 2029 (the “New June 2029 Notes”) (3)	332	—
$100 issued on 30 June 2025 at 3.125% due 15 July 2029 (the “New July 2029 Notes”) (4)	98	—
$492 issued on 30 June 2025 at 8.25% due 15 December 2029 (the “New December 2029 Notes”) (5)	492	—
$213 issued on 30 June 2025 at 4.125% due 15 January 2031 (the “New January 2031 Notes”) (4)	177	—
$45 issued on 30 June 2025 at 3.375% due 15 July 2031 (the “New July 2031 Notes”) (4)	45	—
$471 issued on 30 June 2025 at 8.50% due 15 July 2031 (the “New 8.50% July 2031 Notes”) (4)	471	—
$731 issued on 30 June 2025 at 9.625% due 1 December 2032 (the “New 2032 Notes”) (3)	731	—
$328 issued on 30 June 2025 at 5.75% due 1 December 2034 (the “New 2034 Notes”) (3)	327	—
Exchangeable Senior Notes (1)
$1,500 issued on 13 September 2023 at 3.50% due 1 June 2028 (the “2028 Notes”) (6)	186	1,500
	3,591	5,027
Less: unamortized debt issuance costs	(26)	(32)
Debt, net of debt issuance costs	3,565	4,995
Less: current portion of long-term debt, net of debt issuance costs	(185)	—
Long-term debt, less current portion	$3,380	$4,995
________________________________________
(1)Notes are issued by Seagate HDD Cayman (“Seagate HDD”), and the obligations under these notes were fully and unconditionally guaranteed, on a senior unsecured basis, by Seagate Technology Unlimited Company (“STUC”) and Seagate Technology Holdings plc (“STH PLC”). Supplemental indentures for each series of Old Notes (as defined below) became operative on 30 June 2025 and gave effect to certain amendments which, among other things, released STUC and STH PLC from their respective guarantee obligations with respect to each series of Old Notes.
(2)Notes are issued by Seagate Data Storage Technology Pte. Ltd. (“SDST”), and the obligations under these notes are fully and unconditionally guaranteed, on a senior unsecured basis, by STUC, Seagate HDD and STH PLC.
(3)Interest payable semi-annually on 1 June and 1 December of each year.
(4)Interest payable semi-annually on 15 January and 15 July of each year.
(5)Interest payable semi-annually on 15 June and 15 December of each year.
(6)Interest payable semi-annually on 1 March and 1 September of each year.

A-68	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Obligor Exchange
On 27 June 2025, the Company completed offers to exchange (collectively, the “Exchange Offers”) any and all outstanding notes of eight series issued by Seagate HDD (the “Old Notes”) for new notes to be issued by SDST (the “New Notes”), and related consent solicitations.
In accordance with the terms of the Exchange Offers and consent solicitations, the Company accepted for exchange all Old Notes validly tendered. The Exchange Offers and the consent solicitations were settled on 30 June 2025. No gain or loss was recorded as the Exchange Offers were accounted for as a debt modification. The Company incurred immaterial third party fees for the Exchange Offers during fiscal year 2026.
Other than the identity of SDST as the issuer and as an obligor, the terms of the New Notes are identical to the Old Notes with respect to their interest rate, interest payment dates, optional redemption prices and maturity. The New Notes were guaranteed by the same guarantors as the Old Notes, in addition to Seagate HDD (which is the issuer of the Old Notes). The New Notes have substantially the same covenants as the Old Notes and are subject to the same business and financial risks.
2028 Exchangeable Senior Notes and related Capped Call Transactions
2028 Notes. On 13 September 2023, Seagate HDD, in a private placement, issued $1.5 billion in aggregate principal amount of 3.50% Exchangeable Senior Notes due 2028 (the “2028 Notes”), which includes $200 million aggregate principal amount pursuant to the over-allotment option of the initial purchasers to purchase additional notes. The 2028 Notes will mature on 1 June 2028, with interest payable semi-annually on 1 March and 1 September of each year, commencing 1 March 2024.
In connection with the 2028 Notes, the Company and Seagate HDD entered into privately negotiated capped call transactions with certain financial institutions. The current cap price of the capped call transactions is $107.746 per share. The cost of the capped call transactions was $95 million, which met certain accounting criteria to be accounted under Other Reserves as part of the Capital and Reserves and are not accounted as derivatives in the Company’s Consolidated Balance Sheet.
In fiscal year 2024 the entire outstanding principal amount of certain term loans were repaid from the proceeds of the 2028 Notes issuance. The exchange was accounted for as a debt extinguishment and the Company recorded a net loss of $29 million, which was included in the Net loss recognized from debt transactions in the Company’s Consolidated Statement of Profit and Loss and Other Comprehensive Income in fiscal year 2024. In connection with the repayment of these loans, the Company terminated certain interest rate swap agreements on 13 September 2023 and received cash proceeds of $25 million from the counterparty. The cash proceeds are reported within Net cash provided by operating activities in the Company’s Consolidated Statement of Cash Flows during the fiscal year ended 2024. The Company discontinued the related hedge accounting prospectively and realized a net gain of $104 million in Net gain from termination of interest rate swap in the Consolidated Statement of Profit and Loss and Other Comprehensive Income during the fiscal year ended 2024. Additionally, $6 million of the gains were amortized to Interest expense prior to the termination of interest rate swap in the Company’s Consolidated Statement of Profit and Loss and Other Comprehensive Income in fiscal year 2024.
On 12 November 2025, the Company completed separate, privately negotiated exchange agreements with certain holders of the 2028 Notes and exchanged $500 million total principal amount for consideration of $500 million cash and approximately 4.3 million of the Company’s ordinary shares. On 19 February 2026, the Company completed separate, privately negotiated exchange agreements with certain holders of the 2028 Notes and exchanged $600 million total principal amount for consideration of $600 million cash and approximately 6 million of the Company’s ordinary shares. On 27 May 2026, the Company completed separate, privately negotiated exchange agreements with certain holders of the 2028 Notes and exchanged $186 million total principal amount for consideration of $186 million cash and approximately 2 million of the Company’s ordinary shares. The Company accounted for these exchange transactions as induced conversion transactions pursuant to the adoption of ASU 2024-04 and recognized a non-cash induced conversion expense of $131 million within Net loss from debt transactions in the Company’s Consolidated Statement of Profit and Loss and Other Comprehensive Income in fiscal year 2026, with a corresponding increase to Share Premium. There was no corresponding change to the $1.5 billion notional value of the capped call transactions.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-69

In May 2026, holders of $28 million aggregate principal amount of the 2028 Notes exercised their exchange right in accordance with the terms of the indenture. In settlement, the Company paid $28 million principal amount in cash and delivered approximately 0.3 million of the Company’s ordinary shares in respect of the exchange obligation in excess of the principal amount. The exchanges were effected strictly under the original terms of the indenture, with no amendment to the exchange terms and no incremental consideration or inducement offered to holders, and therefore they were accounted for as conversions under ASC 470-20-40-4. Accordingly, no gain or loss was recognized in the Consolidated Statement of Profit and Loss and Other Comprehensive Income. The net carrying amount of the exchanged Notes, including allocated unamortized debt issuance costs, was reduced by the cash paid, and the remainder was recorded in Share Premium. In June 2026, holders of approximately $35 million aggregate principal amount of the 2028 Notes exercised their exchange rights pursuant to the terms of the indenture. Upon settlement, the Company will pay the principal amount of the exchanged notes in cash and deliver shares of its ordinary shares in respect of the exchange value in excess of the principal amount. The exchanges are expected to be settled in August 2026 following completion of the applicable observation period under the indenture.
Seagate HDD may redeem the 2028 Notes at its option on or after 8 September 2026, in whole or in part, if the last reported sale price of ordinary shares of the Company has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Seagate HDD provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (a “Provisional Redemption”).
On 11 June 2026, the Company issued a Notice of Full Provisional Redemption to holders of the 2028 Notes. On 8 September 2026, all then-outstanding Notes that are called for Redemption and which have not been submitted for exchange will be redeemed for cash at a price equal to the principal amount plus accrued and unpaid interest. Holders of any 2028 Notes (the “Redemption Called Notes”) may exchange such Redemption Called Notes at any time prior to the close of business on the second scheduled trading day preceding 8 September 2026. After this time, the right to exchange any Redemption Called Notes will expire unless Seagate HDD fails to pay the applicable redemption price, in which case a holder may exchange any Redemption Called Notes until the redemption price is paid.
Upon exchange of any Redemption Called Notes, Seagate HDD will pay cash up to the aggregate principal amount of 2028 Notes to be exchanged and will cause to be delivered ordinary shares of the Company in respect of any remainder of the exchange obligation in excess of such principal amount. The exchange rate for the 2028 Notes as of 3 July 2026 is 12.1368 ordinary shares per $1,000 principal amount of 2028 Notes, which is equivalent to an exchange price of $82.39 per share as of 3 July 2026. The exchange rate was adjusted from 12.1363 ordinary shares per $1,000 principal amount of 2028 Notes on 24 June 2026, and is subject to further adjustment pursuant to the terms of the indenture.
For the fiscal years ended 3 July 2026 and 27 June 2025, the effective interest rate for the 2028 Notes was 3.94%, with contractual interest expense of $34 million and $52 million, respectively, and immaterial amortization of debt issuance costs.
Debt Repurchases
During fiscal year 2026, $89 million principal amount of the New June 2029 Notes, $2 million principal amount of the New July 2029 Notes, $36 million principal amount of the New January 2031 Notes and $1 million principal amount of the Old January 2031 Notes were repurchased for cash at a discount to their principal amount, plus accrued and unpaid interest. The Company recorded an immaterial net gain on these repurchases during fiscal year 2026, which was included in Net loss recognized from debt transactions in the Company’s Consolidated Statement of Profit and Loss and Other Comprehensive Income.
2029 and 2031 Notes
On 15 July 2026, the entire outstanding principal amounts of the Old December 2029 Notes, the New December 2029 Notes, the Old 8.50% July 2031 Notes and the New 8.50% July 2031 Notes totaling $1 billion were redeemed. The Company expects to record a net loss of approximately $45 million in the first quarter of fiscal year 2027.

A-70	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Credit Agreement
On 30 January 2025, the Company and its subsidiary Seagate HDD Cayman (the “Borrower”), the Bank of Nova Scotia, as administrative agent, and the lenders thereto entered into a Credit Agreement (the “Credit Agreement”) which provides for a $1.3 billion senior unsecured revolving credit facility (“Revolving Credit Facility”), the term of which is through 30 January 2030. The Revolving Credit Facility is available for cash borrowings, subject to compliance with certain covenants and other customary conditions to borrowing. An aggregate amount of up to $150 million of the facility shall also be available for the issuance of letters of credit, and an aggregate amount of up to $50 million of the facility shall also be available for swing line loans. On 3 July 2026, no borrowings were outstanding under the Credit Agreement.
The loans made under the Credit Agreement will bear interest at an Applicable Rate based on the secured overnight financing rate, or SOFR, plus a variable margin that will be determined based on the corporate credit rating of the Company. The Borrower’s obligations under the Credit Agreement are guaranteed by the Company and certain material subsidiaries of the Company.
The Credit Agreement also contains a financial covenant that requires the Company to maintain a total net leverage ratio of less than or equal to 6.75 to 1.00, commencing with the fiscal quarter ended 27 June 2025 and declining over time so that the maximum permitted net leverage ratio for each fiscal quarter ending after 2 July 2027 is 4.25 to 1.00, in accordance with the terms of the Credit Agreement.
Future Principal Payments on Long-term Debt
At 3 July 2026, future principal payments on long-term debt were as follows (U.S. Dollars in millions):

Fiscal Year	Amount
2027	$—
2028	186
2029	381
2030	636
2031	599
Thereafter	1,801
Total	$3,603

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-71

5. Income Taxes
Income before taxes consisted of the following:

	Fiscal Years Ended
(Dollars in millions)	3 July 2026	27 June 2025
U.S.	$316	$233
Non-U.S.	3,374	1,280
	$3,690	$1,513
The provision for liabilities and charges related to taxation as reported in the Consolidated Balance Sheet consisted of the following:

	Fiscal Years Ended
(Dollars in millions)	3 July 2026	27 June 2025
Accrued income taxes falling due within one year	$26	$8
Accrued income taxes falling due after one year	479	1
Deferred income tax liabilities due after one year	17	10
Total	$522	$19
Income tax expense consisted of the following:

	Fiscal Years Ended
(Dollars in millions)	3 July 2026	27 June 2025
Current income tax expense:
U.S.	$23	$16
Non-U.S.	520	32
Total Current	543	48
Deferred income tax (benefit) expense:
U.S.	(50)	(5)
Non-U.S.	13	1
Total Deferred	(37)	(4)
Income tax expense	$506	$44

A-72	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

The significant components of the Company’s deferred tax assets and liabilities were as follows:

	Fiscal Years Ended
(Dollars in millions)	3 July 2026	27 June 2025
Deferred tax assets
Accrued warranty	$44	$32
Inventory valuation accounts	30	37
Debtor reserve	6	15
Accrued compensation and benefits	72	66
Capitalized research expenses	230	110
Depreciation	—	4
Restructuring accruals	2	—
Lease liabilities	62	64
Other accruals and deferred items	32	10
Net operating losses	297	477
Tax credit carryforwards	609	598
Capital loss carryforwards	68	72
Other assets	53	55
Gross: Deferred tax assets	1,505	1,540
Less: Valuation allowance	(337)	(423)
Net: Deferred tax assets	1,168	1,117
Deferred tax liabilities
Unremitted earnings of certain non-U.S. entities	(7)	(5)
Depreciation	(18)	—
Right-of-use assets	(55)	(59)
Net: Deferred tax liabilities	(80)	(64)
Total net deferred tax assets	$1,088	$1,053
At 3 July 2026, the Company recorded $1.1 billion of net deferred tax assets. The realization of most of these deferred tax assets is primarily dependent on the Company’s ability to generate sufficient U.S. and certain non-U.S. taxable income in future periods. Although realization is not assured, the Company’s management believes it is more likely than not that these deferred tax assets will be realized. The amount of deferred tax assets considered realizable, however, may increase or decrease in subsequent periods when the Company re-evaluates the underlying basis for its estimates of future U.S. and certain non-U.S. taxable income.
The deferred tax asset valuation allowance decreased by $86 million in fiscal year 2026, primarily due to releases in valuation allowance associated with the enactment of the One Big Beautiful Bill Act and changes in tax attributes associated with an internal reorganization that were fully offset by a valuation allowance.
At 3 July 2026, the Company had U.S. tax net operating losses of approximately $2.3 billion, expiring from fiscal year 2027 to fiscal year 2045, and credit carryforwards of approximately $735 million, of which $135 million have no expiration date and the rest expire from fiscal year 2027 through fiscal year 2046. At 3 July 2026, the Company had non-U.S. tax net operating loss carryforwards of approximately $117 million, all of which are indefinite lived. As of 3 July 2026, the Company had gross U.S. capital loss carryforwards of $288 million, which if not utilized, will expire as of fiscal year 2029.
As of 3 July 2026, approximately $98 million and $38 million of the Company’s total U.S. net operating loss and tax credit carryforwards, respectively, are subject to annual limitations due to the ownership change limitations provided by the Internal Revenue Code.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-73

We established Singapore as our principal executive offices in fiscal year 2024. The Singaporean statutory tax rate of 17% is used for purposes of the reconciliation between the provision for income taxes at the statutory rate and the effective tax rate. The following table presents a reconciliation to our effective tax rate pursuant to the prospective adoption of ASU 2023-09 for the fiscal year ended 3 July 2026:

	Fiscal Year Ended
(Dollars in millions)	3 July 2026
Expense (benefit) at Singapore federal statutory rate	$627	17.00%
Foreign Tax Effects:
United States
Changes in valuation allowances	(42)	(1.14)%
Share-based Compensation	(55)	(1.49)%
Other	11	0.30%
Other foreign jurisdictions	21	0.57%
Changes in Valuation Allowance	(44)	(1.19)%
Nontaxable or nondeductible items
Interest Expense	39	1.06%
Other	19	0.52%
Changes in unrecognized tax benefits	47	1.27%
Other adjustments
Effect of Rates different than statutory	(591)	(16.02)%
Internal Re-organization	48	1.30%
Other	4	0.11%
Qualified Domestic Minimum Top-up Tax	422	11.44%
Effective Tax Rate	$506	13.73%

A-74	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

The following table presents a reconciliation between the income tax expense at the statutory rate and the effective tax rate for the fiscal year ended 27 June 2025:

Fiscal Year Ended
(Dollars in millions)	27 June 2025
Income tax expense at the statutory rate applicable to the Company	$257
Permanent differences	4
Change in valuation allowance	(18)
Effect of rates different than statutory rate applicable to the Company	(190)
Research credit	(6)
Capital loss carryforward	(2)
Other individually immaterial items	(1)
Income tax expense	$44
The following table summarizes the cash paid for income taxes for the period indicated:

Fiscal Year Ended
(Dollars in millions)	3 July 2026
U.S.	$19
Non-U.S.	21
Total Cash Paid for Income Taxes (Net of Refunds)	$40
On 4 July 2025 the One Big Beautiful Bill Act (“OBBBA”) was enacted in the U.S. The OBBBA includes significant provisions, such as the permanent extension of certain expiring provisions of the Tax Cuts and Jobs Act, modifications to the international tax framework, and the restoration of favorable tax treatment for certain business provisions. The legislation has multiple effective dates, with certain provisions effective in fiscal year 2026 and others implemented through fiscal year 2028.
A substantial portion of the Company's operations in Singapore and Thailand operate under various tax incentive programs, which expire in whole or in part at various dates into fiscal year 2034. Certain tax incentives may be extended if specific conditions are met. The net impact of these tax incentive programs, after factoring in offsetting qualified domestic minimum top-up tax, resulted in an increase to the Company’s net income by approximately $197 million in fiscal year 2026 ($0.86 per share, diluted) and an increase to the Company’s net income by approximately $285 million in fiscal year 2025 ($1.32 per share, diluted).
The Company analyzes the potential needs for deferred tax liabilities with respect to the accumulated earnings of foreign subsidiaries annually. The analysis focuses on the outside basis differences in the stock of the foreign subsidiaries as well as the withholding tax obligations those subsidiaries may have with respect to any distribution. The undistributed earnings for which taxes are not provided are permanently reinvested or can be repatriated without incremental tax liability.
As of 3 July 2026 and 27 June 2025, the Company had approximately $155 million and $107 million, respectively, of unrecognized tax benefits excluding interest and penalties. These amounts, if recognized, would impact the effective tax rate subject to certain future valuation allowance offsets.
The following table summarizes the activities related to the Company’s gross unrecognized tax benefits:

	Fiscal Years Ended
(Dollars in millions)	3 July 2026	27 June 2025
Balance of unrecognized tax benefits at the beginning of the year	$107	$112
Gross increase for tax positions of prior years	—	2
Gross decrease for tax positions of prior years	—	(17)
Gross increase for tax positions of current year	48	11
Lapse of statutes of limitation	—	(1)
Balance of unrecognized tax benefits at the end of the year	$155	$107

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-75

It is the Company’s policy to include interest and penalties related to unrecognized tax benefits in the income tax expense on the Consolidated Statement of Profit and Loss and Other Comprehensive Income. Interest and penalties recorded on these tax positions were not material to any periods presented in the Consolidated Statement of Profit and Loss and Other Comprehensive Income. As of 3 July 2026, accrued interest and penalties related to unrecognized tax benefits did not materially change compared to fiscal year 2025.
The Company is required to file U.S. and non-U.S. income tax returns. The Company is no longer subject to examination of its U.S. income tax returns for years prior to fiscal year 2022 and prior to fiscal year 2016 for non-U.S. income tax returns.
The following table shows the activity in the deferred tax liability balance for fiscal year 2026:

(Dollars in millions)	Amount
Balance at 27 June 2025	$10
Unremitted earnings of certain non-U.S. entities	3
Other activities	4
Balance at 3 July 2026	$17
6. Leases
The Company is a lessee in several operating leases related to real estate facilities for warehouse, office and lab space.
The Company’s lease arrangements comprise operating leases with various expiration dates through 2068. The lease term includes the non-cancelable period of the lease, adjusted for options to extend or terminate the lease when it is reasonably certain that an option will be exercised. Finance leases were not material for fiscal years 2026 and 2025, respectively.
Operating lease costs include short-term lease costs and are shown net of immaterial sublease income. The components of lease costs and other information related to operating leases were as follows:

	Fiscal Years Ended
(Dollars in millions)	3 July 2026	27 June 2025
Operating lease cost	$72	$76
Variable lease cost	5	5
Total lease cost	$77	$81

Operating cash outflows from operating leases	$68	$69
During fiscal year 2026 ROU assets obtained in exchange for new operating lease liabilities was $13 million. During fiscal year 2025, the ROU assets obtained in exchange for new operating lease liabilities was not material.

	3 July 2026	27 June 2025
Weighted-average remaining lease term	6.7 years	7.7 years
Weighted-average discount rate	8.41%	8.55%
ROU assets and lease liabilities for operating leases included in the Company’s Consolidated Balance Sheet were as follows:

(Dollars in millions)	Balance Sheet Location	3 July 2026	27 June 2025
ROU assets	Right of use assets	$323	$353
Current lease liabilities	Other creditors – amounts due within one year	40	61
Non-current lease liabilities	Other creditors – amounts due after one year	293	317

A-76	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

The following table provides details of the ROU assets:

(Dollars in millions)	3 July 2026	27 June 2025
Balance, beginning of period	$353	$403
Assets recognized for new leases	13	3
Amortization	(64)	(76)
Other (interest accretion and other adjustments)	21	23
Balance, end of period	$323	$353
At 3 July 2026, future lease payments included in the measurement of operating lease liabilities were as follows (dollars in millions):

Fiscal Year	Amount
2027	$66
2028	58
2029	64
2030	60
2031	62
Thereafter	127
Total lease payments	437
Less: imputed interest	(104)
Present value of lease liabilities	$333
7. Fair Value
Measurement of Fair Value
Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.
Fair Value Hierarchy
A fair value hierarchy is based on whether the market participant assumptions used in determining fair value are obtained from independent sources (observable inputs) or reflect the Company's own assumptions of market participant valuation (unobservable inputs). A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are:
Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2 - Quoted prices for identical assets and liabilities in markets that are inactive; quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; or
Level 3 - Prices or valuations that require inputs that are both unobservable and significant to the fair value measurement.
The Company considers an active market to be one in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis and views an inactive market as one in which there are few transactions for the asset or liability, the prices are not current, or price quotations vary substantially either over time or among market makers. Where appropriate, the Company’s or the counterparty’s non-performance risk is considered in determining the fair values of liabilities and assets, respectively.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-77

Items Measured at Fair Value on a Recurring Basis
The following tables present the Company’s assets and liabilities, by financial instrument type and balance sheet line item that are measured at fair value on a recurring basis, excluding accrued interest components, as of:

		3 July 2026				27 June 2025
		Fair Value Measurements at Reporting Date Using				Fair Value Measurements at Reporting Date Using
(Dollars in millions)	Balance Sheet Location	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance
Assets:
Money market funds	Cash and cash equivalents	$474	$—	$—	$474	$226	$—	$—	$226
Time deposits	Cash and cash equivalents	—	—	—	—	—	26	—	26
Total cash equivalents		474	—	—	474	226	26	—	252
Derivative assets	Other Debtors	—	1	—	1	—	1	—	1
Total assets		$474	$1	$—	$475	$226	$27	$—	$253
As of 3 July 2026 and 27 June 2025, the Company’s Other debtors - amounts falling due within one year included $1 million and $2 million, respectively, of restricted cash equivalents held as collateral at banks for various performance obligations.
As of 3 July 2026 and 27 June 2025, the Company had no material available-for-sale investments that had been in a continuous unrealized loss position for a period greater than 12 months. The Company determined no impairment related to credit losses for available-for-sale investments for fiscal year 2026. In fiscal year 2025, the Company sold available-for-sale investments for $41 million. The Company also recorded a net loss of $15 million on available-for-sale investments, related to downward adjustments to write down the carrying amount of certain investments to their fair value during fiscal year 2025, which was recorded to Other income (charges), net in the Company’s Consolidated Statement of Profit and Loss and Other Comprehensive Income.
The fair value and amortized cost of the Company’s available-for-sale investments as of 3 July 2026 and 27 June 2025 was immaterial.
Items Measured at Fair Value on a Non-Recurring Basis
From time to time, the Company enters into certain strategic investments for the promotion of business and strategic objectives, which are accounted for either under the equity method or the measurement alternative. Investments under the measurement alternative are recorded at cost, less impairment and adjusted for qualifying observable price changes on a prospective basis. If measured at fair value in the Consolidated Balance Sheet, these investments would generally be classified in Level 3 of the fair value hierarchy.
For the investments that are accounted under the measurement alternative, the Company recorded a net gain of $14 million for fiscal year 2026, primarily due to the sale of an investment. The Company recorded a net loss of $39 million for fiscal year 2025, related to downward adjustments to write down the carrying amount of certain investments to their fair value. As of 3 July 2026 and 27 June 2025, the carrying value of the Company’s strategic investments under the measurement alternative was $19 million and $26 million, respectively.
Other Fair Value Disclosures
The Company’s debt is carried at amortized cost. The estimated fair value of the Company’s debt is derived using the closing price of the same debt instruments as of the date of valuation, which takes into account the trading price of ordinary shares, yield curve, interest rates and other observable inputs. Accordingly, these fair value measurements are categorized as Level 2. The following table presents the fair value and amortized cost of the Company’s debt by class of note, in order of maturity:

A-78	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

	3 July 2026		27 June 2025
(Dollars in millions)	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Exchangeable Senior Notes
3.50% Exchangeable Senior Notes due June 2028	$186	$1,913	$1,500	$2,654
Unsecured Senior Notes Issued by Seagate HDD Cayman
4.091% Senior Notes due June 2029	38	38	452	453
3.125% Senior Notes due July 2029	38	35	138	125
8.25% Senior Notes due December 2029	8	8	500	535
4.125% Senior Notes due January 2031	22	20	237	218
3.375% Senior Notes due July 2031	16	14	61	52
8.50% Senior Notes due July 2031	29	31	500	538
9.625% Senior Notes due December 2032	19	21	750	854
5.75% Senior Notes due December 2034	162	163	489	482
Unsecured Senior Notes Issued by Seagate Data Storage Technology Pte. Ltd.
4.091% Senior Notes due June 2029	332	333	—	—
3.125% Senior Notes due July 2029	98	90	—	—
8.25% Senior Notes due December 2029	492	598	—	—
5.875% Senior Notes due July 2030	400	407	400	407
4.125% Senior Notes due January 2031	177	169	—	—
3.375% Senior Notes due July 2031	45	39	—	—
8.50% Senior Notes due July 2031	471	491	—	—
9.625% Senior Notes due December 2032	731	807	—	—
5.75% Senior Notes due December 2034	327	334	—	—
	$3,591	$5,511	$5,027	$6,318
Less: unamortized debt issuance costs	(26)	—	(32)	—
Debt, net of debt issuance costs	$3,565	$5,511	$4,995	$6,318
Less: current portion of debt, net of debt issuance costs	(185)	—	—	—
Long-term debt, less current portion, net of debt issuance costs	$3,380	$5,511	$4,995	$6,318
For the balance of the Company’s financial instruments, primarily trade debtors, trade creditors and financial liabilities included within other creditors, the carrying value approximates fair value due to their short-term nature. If measured at fair value in the Consolidated Balance Sheet, these other financial instruments would be classified in Level 2 or Level 3 of the fair value hierarchy.
The Company’s non-financial assets, such as goodwill and tangible assets are recorded at cost. Fair value adjustments are made to these non-financial assets in the period an impairment charge is recognized. In fiscal year 2025, the Company recorded a ROU asset impairment charge of $10 million in Restructuring and other, net in the Consolidated Statement of Profit and Loss and Other Comprehensive Income to reduce the carrying value of certain ROU assets. If measured at fair value in the Consolidated Balance Sheet, these would generally be classified in Level 3 of the fair value hierarchy.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-79

Financial Assets
The following table shows the activity in Financial assets for fiscal years 2026 and 2025, respectively:

(US Dollars in millions)	Total
Balance at 28 June 2024	$92
Additional investments	—
Sales and settlements	(9)
Downward adjustments	—
Impairment loss relating to investment	(53)
Balance at 27 June 2025	$30
Additional investments	16
Sales and settlements	(18)
Downward adjustments	—
Impairment loss relating to investment	(3)
Balance at 3 July 2026	$25
8.  Capital and Reserves
Share Capital
The Company’s authorized share capital is $13,500 and consists of 1,250,000,000 ordinary shares, par value $0.00001, of which 226,791,724 shares were outstanding as of 3 July 2026, and 100,000,000 preferred shares, par value $0.00001, of which none were issued or outstanding as of 3 July 2026.
Repurchases of Equity Securities
All repurchases are effected as redemptions in accordance with the Company’s Constitution.
For the fiscal year ended 3 July 2026, the Company repurchased 0.5 million shares for $176 million under its share repurchase program. As of 3 July 2026, $4.8 billion remained available for repurchase under the existing repurchase authorization limit approved by the Board of Directors.
Reserves

	Number of Ordinary Shares	Share Premium	Profit and Loss Account	Other Reserves	Total Equity
	(In millions)	(Dollars in millions)
Balance at 28 June 2024	210	$202	$15,929	$(17,622)	$(1,491)
Income for the period	—	—	1,469	—	1,469
Tax withholding related to vesting of restricted stock units	—	—	(54)	—	(54)
Issuance of shares in respect of share-based payment plans	3	72	—	—	72
Dividends to shareholders	—	—	(606)	—	(606)
Share-based compensation	—	—	—	163	163
Other comprehensive loss	—	—	—	(6)	(6)
Balance at 27 June 2025	213	$274	$16,738	$(17,465)	$(453)
Income for the period	—	—	3,184	—	3,184
Partial conversion of Exchangeable Senior Notes	13	131	—	—	131
Repurchase and cancellation of ordinary shares	—	—	(176)	—	(176)
Tax withholding related to vesting of restricted stock units	(1)	—	(119)	—	(119)
Issuance of shares in respect of share-based payment plans	2	56	—	—	56
Dividends to shareholders	—	—	(649)	—	(649)
Share-based compensation	—	—	—	185	185
Other comprehensive income	—	—	—	8	8
Balance at 3 July 2026	227	461	18,978	(17,272)	2,167

A-80	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

9.  Share-based Compensation
Share-Based Compensation Plans
Seagate Technology Holdings plc Amended and Restated Equity Incentive Plan (the “Amended EIP”): On 25 October 2025, (the “Approval Date”), shareholders of the Company approved the Amended EIP that replaced Seagate Technology Holdings plc 2022 Equity Incentive Plan (the “2022 EIP”). The Amended EIP provides for the grant of various types of awards including RSUs, options, PSUs and share appreciation rights. The maximum number of shares that may be delivered to the participants under the Amended EIP shall not exceed (i) 17.9 million ordinary shares, plus (ii) any shares subject to any outstanding share awards granted under the 2012 Equity Incentive Plan (the “2012 EIP”) that, on or after the Approval Date expire, are cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, or are settled in cash ((i) and (ii) together being the “Share Reserve”). The maximum aggregate number of shares that may be issued pursuant to RSUs or PSUs (collectively, “Full-Value Share Awards”) shall not exceed 16.1 million ordinary shares. Any shares that are subject to the Amended EIP will be counted against the Share Reserve as one share for every one share granted. As of 3 July 2026, there were 12.2 million ordinary shares available for issuance of Full-Value Share Awards under the Amended EIP.
Seagate Technology Holdings plc Executive Performance Bonus Plan (the “EPB”). Beginning in fiscal year 2023, the Company implemented the EPB utilizing RSUs instead of cash payouts for senior executives. EPB RSUs are granted under the Amended 2022 EIP, pursuant to the achievement of performance targets and individual goals under the EPB.
Seagate Technology Holdings plc Amended and Restated Employee Stock Purchase Plan (the “Amended ESPP”). There are 70 million ordinary shares authorized to be issued under the ESPP. The ESPP consists of a series of six-month offering periods with a maximum issuance of 1.5 million ordinary shares per offering period. The ESPP allows eligible employees to contribute up to 10% of their eligible compensation to purchase the Company’s ordinary shares. The price of ordinary shares purchased equals to 85% of the lesser of the fair market value on the first day or the last day of each offering period. During fiscal years 2026 and 2025, employees purchased approximately 1 million shares each year under this plan at weighted average prices of $101.06 and $77.87, respectively. As of 3 July 2026, approximately 14.7 million ordinary shares were available for future issuance.
Share-Based Compensation Expense
During fiscal years 2026 and 2025, the Company recognized share-based compensation expense of $213 million and $200 million, respectively, with tax benefits of $28 million and $21 million. Management made an estimate of expected forfeitures and recognized compensation costs only for those equity awards expected to vest.
Restricted Stock Units
RSUs generally vest over a period of four years, with 25% vesting on the first anniversary of the vesting commencement date and the remaining 75% vesting ratably each quarter over the next 36 months, subject to continuous employment with the Company through the vesting date.
The following is a summary of unvested restricted stock activities:

Unvested Restricted Stocks	Number of Shares (In millions)	Weighted-Average Grant-Date Fair Value
Unvested at 27 June 2025	2.9	$79.96
Granted	1.1	$163.75
Forfeited	(0.1)	$90.82
Vested	(1.6)	$80.49
Unvested at 3 July 2026	2.3	$118.76
At 3 July 2026, the total unrecognized share-based compensation cost related to unvested restricted stocks was approximately $201 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of 2.1 years and will be adjusted for subsequent changes in estimated forfeitures. The aggregate fair value of restricted stocks vested during fiscal years 2026 and 2025 was approximately $129 million and $105 million, respectively.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-81

The fair value related to RSUs for fiscal years 2026 and 2025 was estimated using the following assumptions:

	Fiscal Years
	2026	2025
RSUs
Expected term (in years)	1 - 2.2	1 - 2.2
Expected dividend rate	0.4% - 1.9%	2.0% - 3.3%
Weighted-average expected dividend rate	1.7%	2.6%
Weighted-average fair value	$137.45	$96.59
The expected term represents the period that the Company’s share-based awards are expected to be outstanding and was determined based on historical experience of similar awards. The expected dividend yield is determined by dividing the expected per share dividend during the coming year by the grant date share price.
EPB RSUs can be settled in cash, subject to certain employment conditions, and therefore classified as liability awards. The Company remeasures the fair value of these liability awards at each fiscal quarter end. Generally, EPB RSUs vest in full on the first anniversary of the vesting commencement date.
During both fiscal years 2026 and 2025, the Company recognized approximately $37 million of share-based compensation expense related to EPB RSUs in the Consolidated Statement of Profit and Loss and Other Comprehensive Income, with the corresponding liability recorded within Other creditors within Creditors - amounts falling due within one year on the Consolidated Balance Sheet.
Performance-based Share Units
The Company granted PSUs that vest on the satisfaction of continuous employment and achievement of certain financial and operational performance goals established by the Compensation and People Committee of the Company’s Board of Directors. These awards vest after the end of the performance period of three years from the grant date. Compensation expense related to these units is only recorded in a period if it is probable that the performance goals will be met, and it is to be recorded at the expected level of achievement.

Performance-based Share Units	Number of Shares (In millions)	Weighted-Average Grant-Date Fair Value
Unvested at 27 June 2025	0.8	$75.55
Granted	0.2	$166.98
Forfeited	—	$67.73
Vested	(0.3)	$70.60
Unvested at 3 July 2026	0.7	$105.42
At 3 July 2026, the total unrecognized share-based compensation cost related to unvested performance-based share units was approximately $53 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of 1.1 years and will be adjusted for subsequent changes in estimated forfeitures. The aggregate fair value of performance-based share units vested during fiscal years 2026 and 2025 was approximately $18 million and $17 million, respectively.
The fair value related to PSUs for fiscal years 2026 and 2025 were estimated using the following assumptions:

	Fiscal Years
	2026	2025
PSUs subject to TSR/ROIC conditions
Expected term (in years)	3.0	3.0
Volatility	38%	37%
Weighted-average volatility	38%	37%
Expected dividend rate	1.8%	2.8%
Weighted-average expected dividend rate	1.8%	2.8%
Risk-free interest rate	3.7%	3.5%
Weighted-average fair value	$105.42	$75.55

A-82	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Share Options
Options generally vest over a period of four years, with 25% vesting on the first anniversary of the vesting commencement date and the remaining 75% vesting ratably each quarter over the next 36 months, subject to continuous employment with the Company through the vesting date. The exercise price of a share option is equal to the closing price of the Company’s ordinary shares on NASDAQ on the grant date. The expenses associated with share options were not material for any of the periods presented.
Employee Savings Plan
The Company offers various defined contribution plans for U.S. and non-U.S. employees. In the U.S., qualified employees under the Seagate 401(k) Plan (the "401(k) plan") may elect to make contributions up to 50% of their eligible earned compensation, but not more than statutory limits. Pursuant to the 401(k) plan, the Company matches 50% of employee contributions, up to 6% of compensation, subject to a maximum annual employer contribution of $6,000 per participating employee. During fiscal years 2026 and 2025, the Company made matching contributions of $76 million and $67 million, respectively, under defined contribution plans for employees.
Directors’ Emoluments
During fiscal year 2026, the Company paid $35.8 million to its directors in respect of duties relating to Seagate Technology Holdings plc, including $17.7 million paid in TSR and ROIC awards to Dr. Mosley and $16.8 million paid in restricted share units to its directors. Gains on exercise of vested options were approximately $34.1 million in fiscal year 2026.
During fiscal year 2025, the Company paid $24.8 million to its directors in respect of duties relating to Seagate Technology Holdings plc, including $12.2 million paid in AEPS and ROIC awards to Dr. Mosley and $11.3 million paid in restricted share units to other directors. Gains on exercise of vested options were approximately $18.6 million in fiscal year 2025.
10.  Guarantees
Indemnifications of Officers and Directors
The Company has entered into indemnification agreements with its directors and certain of its officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. The Company maintains director and officer insurance, which may cover certain liabilities arising from its obligation to indemnify its directors and officers in certain circumstances.
The nature of these indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay on behalf of its officers and directors. Historically, the Company has not made any significant indemnification payments under such indemnification agreements and no amount has been accrued in the Company’s Consolidated Financial Statements with respect to these indemnification obligations.
Indemnification Obligations
The Company from time to time enters into agreements with customers, suppliers, partners and others in the ordinary course of business that provide indemnification for certain matters including, but not limited to, intellectual property infringement claims, environmental claims and breach of agreement claims. The nature of the Company’s indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay. Historically, the Company has not made any significant indemnification payments under such agreements and no amount has been accrued in the Company’s Consolidated Financial Statements with respect to these indemnification obligations.
Guarantees
In the ordinary course of business, the Company provides standby letters of credit or other guarantee instruments to third parties as required for certain transactions. The Company has not recorded any liability in connection with these guarantee agreements since it is not probable that any amounts will be required to be paid under these guarantee agreements.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-83

Product Warranty
Changes in the Company’s product warranty liability during the fiscal years ended 3 July 2026 and 27 June 2025 were as follows:

	Fiscal Years Ended
(Dollars in millions)	3 July 2026	27 June 2025
Balance, beginning of period	$137	$149
Warranties issued	114	68
Repairs and replacements	(64)	(88)
Changes in liability for pre-existing warranties, including expirations	11	8
Balance, end of period	$198	$137
11. Earnings Per Share
Basic earnings per share is computed by dividing income available to shareholders by the weighted-average number of shares outstanding during the period. Diluted earnings per share is computed by dividing income available to shareholders by the weighted-average number of shares outstanding during the period and the number of additional shares that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding options, unvested restricted share units and performance-based share units and shares to be purchased under the Employee Stock Purchase Plan using the treasury stock method, as well as shares issuable in connection with the Company’s exchangeable senior notes using the “if-converted” method.
Under the treasury stock method, the dilutive effect of potentially dilutive securities is reflected in diluted net earnings per share and an increase in fair market value of the Company’s share price can result in a greater dilutive effect from potentially dilutive securities. Under the “if-converted” method, diluted earnings per share is calculated assuming that the excess value above the principal of the exchangeable notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive, which could adversely affect our diluted earnings per share.
The following table sets forth the computation of basic and diluted net income per share attributable to the shareholders of the Company:

	Fiscal Years Ended
(Dollars in millions, except per share data)	3 July 2026	27 June 2025
Numerator:
Net income	$3,184	$1,469
Number of shares used in per share calculations:
Total shares for purposes of calculating basic net income per share	219	212
Weighted-average effect of dilutive securities:
Employee equity award plans	4	2
2028 Notes if-converted shares	6	3
Total shares for purposes of calculating diluted net income per share	229	217
Net income per share
Basic	$14.54	$6.93
Diluted	13.90	6.77
All potentially dilutive securities that could have an anti-dilutive effect on the calculation of the earnings per share have been excluded for the periods presented. The capped call transactions related to the 2028 Notes if-converted shares were excluded from the calculation of dilutive earnings per share as their effect would have been anti-dilutive. Other than the capped call, the weighted average anti-dilutive shares that were excluded from the computation of diluted net income per share were not material for the fiscal years ended 3 July 2026 and 27 June 2025.

A-84	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

12.  Legal, Environmental and Other Contingencies
The Company assesses the probability of an unfavorable outcome of all its material litigation, claims or assessments to determine whether a liability had been incurred and whether it is probable that one or more future events will occur confirming the fact of the loss. In the event that an unfavorable outcome is determined to be probable and the amount of the loss can be reasonably estimated, the Company establishes an accrual for the litigation, claim or assessment. In addition, in the event an unfavorable outcome is determined to be less than probable, but reasonably possible, the Company will disclose an estimate of the possible loss or range of such loss; however, when a reasonable estimate cannot be made, the Company will provide disclosure to that effect. Litigation is inherently uncertain and may result in adverse rulings or decisions. Additionally, the Company may enter into settlements or be subject to judgments that may, individually or in the aggregate, have a material adverse effect on its results of operations. Accordingly, actual results could differ materially.
Litigation
Lambeth Magnetic Structures LLC v. Seagate Technology (US) Holdings, Inc., et al. On 29 April 2016, Lambeth Magnetic Structures LLC filed a complaint against Seagate Technology (US) Holdings, Inc. and Seagate Technology LLC in the U.S. District Court for the Western District of Pennsylvania, alleging infringement of U.S. Patent No. 7,128,988, seeking damages as well as additional relief. The district court entered judgment in favor of Seagate on 19 April 2022. On 17 September 2025, the Court of Appeals for the Federal Circuit vacated the District Court’s judgment and remanded for a new trial on infringement and enablement. The Company believes the asserted claims are without merit and intends to vigorously defend this case.
Seagate Technology LLC, et al. v. Headway Technologies, Inc., et al. On 18 February 2020, Seagate Technology LLC and certain of its affiliates, (collectively, the “Seagate Entities”) filed a complaint alleging violations of federal and state antitrust laws as well as breach of contract in the U.S. District Court for the Northern District of California against suppliers of HDD suspension assemblies, including NHK Spring Co. Ltd. (“NHK”), TDK Corporation (“TDK”) and Hutchinson Technology Inc (“HTI”). The Seagate Entities seek to recover damages suffered as a result of the suspension assembly suppliers’ conduct, and additional relief permitted by law. On 8 April 2022, the court dismissed with prejudice all claims against TDK and HTI after the Seagate Entities settled with those defendants. On 2 August 2022, NHK Spring Co. Ltd. filed a motion for Partial Summary Judgment under the Foreign Trade Antitrust Improvement Act (“FTAIA Motion”). On 17 November 2023, the Court granted NHK’s FTAIA Motion on reconsideration, denying the majority of Seagate’s antitrust claims. On 8 January 2026, the Ninth Circuit reversed the District Court’s decision and remanded the case to the District Court, allowing Seagate’s antitrust claims to proceed. The Ninth Circuit subsequently denied NHK’s petition for rehearing, and NHK has since petitioned the U.S. Supreme Court for certiorari.
In re Seagate Technology Holdings plc Securities Litigation. On 10 July 2023 and 26 July 2023, two securities class action lawsuits were filed in the U.S. District Court for the Northern District of California against Seagate Technology Holdings plc, Dr. William D. Mosley, and Gianluca Romano. The cases were consolidated on 25 September 2023. On 12 September 2024, the plaintiffs filed the currently operative complaint, asserting claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5, and a class period between 14 September 2020 and 19 April 2023, inclusive. On 3 April 2026, the parties agreed to a settlement in principle to resolve the matter for a total amount of $175 million, approximately $70 million of which will be paid by the Company’s insurers. The parties have since executed a stipulation of settlement. The Company recorded a charge of $105 million which was included in Legal settlement in its Consolidated Statement of Profit and Loss and Other Comprehensive Income. On 7 July 2026, the court granted preliminary approval of the settlement, and a final approval hearing will be held on 17 November 2026.
Godo Kaisha IP Bridge 1 v. Seagate Technology LLC, Seagate Technology (US) Holding, Inc., Seagate Technology (Thailand) Limited, Seagate Singapore International Headquarters Ltd., Seagate Technology (Netherlands) B.V. On 15 March 2024, a patent infringement action was filed by Godo Kaisha IP Bridge 1 (“IP Bridge”) against Seagate in U.S. District Court for the District of Delaware. The case was subsequently transferred to the District Court of Minnesota on 4 September 2024. There are eight patents-in-suit. The Company believes the asserted claims are without merit and intends to vigorously defend this case.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-85

BIS Settlement
On 18 April 2023, the Company’s subsidiaries Seagate Technology LLC and Seagate Singapore International Headquarters Pte. Ltd (collectively, “Seagate”), entered into a settlement agreement (the “Settlement Agreement”) with the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) that resolves BIS’ allegations regarding Seagate’s sales of hard disk drives to Huawei between 17 August 2020 and 29 September 2021. Under the terms of the Settlement Agreement, Seagate has agreed to pay $300 million to BIS in quarterly installments of $15 million over the course of five years beginning 31 October 2023. Seagate has also agreed to complete three audits of its compliance with the license requirements of Section 734.9 of the U.S. Export Administration Regulations (“EAR”), including one audit by an unaffiliated third-party consultant chosen by Seagate with expertise in U.S. export control laws and two internal audits.
The Company accrued a charge of $300 million during fiscal year 2023, of which $45 million and $75 million were included in Other creditors falling due within one year and Other creditors falling due after one year, respectively, on its Consolidated Balance Sheet as of 3 July 2026. For the fiscal year ended 3 July 2026, $75 million was paid and reported as an outflow from operating activities in its Consolidated Statement of Cash Flows.
Environmental Matters
The Company’s operations are subject to U.S. and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of the Company’s operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.
Some environmental laws, such as the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the “Superfund” law) and its state equivalents, can impose liability for the cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. The Company has been identified as a responsible or potentially responsible party at several sites. At each of these sites, the Company has an assigned portion of the financial liability based on the type and amount of hazardous substances disposed of by each party at the site and the number of financially viable parties. The Company has fulfilled its responsibilities at some of these sites and remains involved in only a few at this time.
While the Company’s ultimate costs in connection with these sites is difficult to predict with complete accuracy, based on its current estimates of cleanup costs and its expected allocation of these costs, the Company does not expect costs in connection with these sites to be material.
The Company may be subject to various state, federal and international laws and regulations governing the environment, including those restricting the presence of certain substances in electronic products. For example, the European Union (“EU”) enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment (2011/65/EU), which prohibits the use of certain substances, including lead, in certain products, including disk drives and server storage products, put on the market after 1 July 2006. Similar legislation has been or may be enacted in other jurisdictions, including in the U.S., Canada, Mexico, Taiwan, China, Japan and others. The EU REACH Directive (Registration, Evaluation, Authorization, and Restriction of Chemicals, EC 1907/2006) also restricts substances of very high concern in products. If the Company or its suppliers fail to comply with the substance restrictions, recycle content requirements or other environmental requirements as they are enacted worldwide, it could have a materially adverse effect on the Company’s business.
Other Matters
From time to time, arising in the normal course of business, the Company is involved in a number of other judicial, regulatory or administrative proceedings and investigations incidental to its business, and the Company expects to be involved in such proceedings and investigations arising in the normal course of its business in the future. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on its financial position or results of operations.

A-86	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

13.  Commitments
Unconditional Long-Term Purchase Obligations. As of 3 July 2026, the Company had unconditional long-term purchase obligations of approximately $547 million, primarily related to purchases of inventory components. The Company expects the commitment to total $507 million, $23 million, $13 million, $2 million and $2 million for fiscal years 2028, 2029, 2030, 2031 and thereafter respectively. In addition, the Company also had certain long-term market share based inventory purchase commitments as of 3 July 2026.
Unconditional Long-Term Capital Expenditures. As of 3 July 2026, the Company had unconditional long-term commitments of approximately $90 million, primarily related to purchases of equipment. The Company expects capital expenditures of $55 million in fiscal year 2028 and $35 million for fiscal years 2029 and thereafter.
14.  Business Segment and Geographic Information
The Company’s manufacturing operations are based on technology platforms that are used to produce various data storage and systems solutions that serve multiple applications and markets. The Company has determined that its Chief Operating Decision Maker (“CODM”), the Chief Executive Officer, evaluates performance of the Company and makes decisions regarding investments in the Company’s technology platforms and manufacturing infrastructure based on the Company’s consolidated results, including net income reported on the Consolidated Statement of Profit and Loss and Other Comprehensive Income. As a result, the Company has concluded that its manufacture and distribution of storage solutions constitutes one operating segment.
Significant expense categories regularly provided to and reviewed by the CODM are those presented in the Consolidated Statement of Profit and Loss and Other Comprehensive Income.
The following table summarizes the Company’s long-lived assets by country:

(Dollars in millions)	3 July 2026	27 June 2025
Long-lived assets:
United States	$815	$672
Thailand	572	546
Singapore	494	411
United Kingdom	354	233
Other	122	148
Consolidated	$2,357	$2,010

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-87

15.     Revenue
The following table provides information about disaggregated revenue by sales channel and country for the Company’s single reportable segment:

	Fiscal Years Ended
(Dollars in millions)	3 July 2026	27 June 2025
Revenue by Channel
OEMs	$9,819	$7,282
Distributors	1,638	1,060
Retailers	738	755
Total	$12,195	$9,097
Revenue from external customers (1)
United States	$6,146	$4,410
Singapore	4,880	3,759
The Netherlands	1,165	924
Other	4	4
Total	$12,195	$9,097
____________________________________________________
(1) Revenue is attributed to countries based on bill from locations.
In fiscal year 2026, one customer accounted for approximately 14% of consolidated revenue. In fiscal year 2025, one customer accounted for approximately 10% of consolidated revenue.
16.  Acquisition and Divestiture
Acquisition of Intevac, Inc.
On 31 March 2025, the Company completed the acquisition of Intevac, Inc., a supplier of thin-film processing systems for total consideration of $119 million, which primarily consisted of cash paid for all of the outstanding common stock and special dividend. The acquisition aligns with the Company's strategy to integrate important components and manufacturing processes. Pro forma results of operations for this acquisition have not been presented because they are not material to the Company’s Consolidated Statement of Profit and Loss and Other Comprehensive Income.
In connection with the acquisition in fiscal year 2025, the Company recorded approximately $97 million of net tangible assets, primarily consisted of cash and investments, $19 million of intangible assets and $2 million of goodwill, none of which was deductible for tax purposes. The Company is amortizing the intangible assets on a straight-line basis over an estimated useful life of three years.

A-88	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Divestiture
Sale of SoC Operations
On 23 April 2024, the Company entered into an Asset Purchase Agreement with Avago Technologies International Sales Pte. Limited (“Purchaser”), a subsidiary of Broadcom Inc., and sold certain intellectual property, equipment and other assets related to the design, development and manufacture of its SoC products to Purchaser. Purchaser and its affiliates also offered employment to certain of the Company’s employees engaged in the SoC operations. In connection with this transaction, the Company and Purchaser have also restructured certain pre-existing purchasing agreements (collectively, the “Transaction”). Total consideration for this Transaction was $600 million, including cash proceeds of $560 million at close. The remaining $40 million related to standard indemnification clauses, of which $25 million was received during fiscal year 2025 and $15 million was received during fiscal year 2026. The agreement also contains regulatory review indemnification clauses agreed to by both parties in conjunction with the transaction closing.
Based on the valuation performed by the Company, $234 million of the consideration was attributable to the restructuring of pre-existing purchase agreements and recorded as a deferred liability within Other Creditors - amounts due after one year on the Consolidated Balance Sheet as of 27 June 2025. This deferred liability is classified in Level 3 of the fair value hierarchy. The deferred liability is recognized ratably over the terms of the restructured purchase agreements. Estimating the fair value of the restructuring of pre-existing purchase agreements is judgmental in nature and involves the use of estimates and assumptions. The Company estimated the fair value of its restructuring of pre-existing purchase agreements using the market approach based on discounted cash flow analysis of management’s short-term and long-term forecast of purchase volume and average market price. The discount rate used is based on the weighted-average cost of capital of comparable public companies adjusted for the relevant risk associated with business specific characteristics.
As a result of the Transaction, the Company recorded a pre-tax net gain of $313 million from the sale of assets and transfer of liabilities, which included $18 million of goodwill allocated to SoC operations based on its relative fair value of the Company because the disposal group constituted a business for accounting purposes. This was recorded in the Net gain from business divestiture in the Consolidated Statement of Profit and Loss and Other Comprehensive Income during fiscal year 2024. For the fiscal year 2024, the net proceeds of $226 million, net of transaction costs paid, from this Transaction was recorded as an operating inflow and $326 million was recorded as an investing inflow on the Company’s Consolidated Statement of Cash Flows. The Transaction did not meet the criteria of discontinued operation because the disposal did not represent a strategic shift that had a major effect on the Company’s operations and financial results.

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-89

17.  Post Balance Sheet Events
Dividend Declared
On 28 July 2026, the Board of Directors of the Company declared a quarterly cash dividend of $0.74 per share, which will be payable on 7 October 2026 to shareholders of record as of the close of business on 24 September 2026.
18.  Employees and Remuneration
The average number of persons employed by the Company during each year was as follows:

	Fiscal Years Ended
	3 July 2026	27 June 2025
	(in thousands)
Manufacturing	25	25
Product development	3	3
Sales, marketing, general & administrative	2	2
	30	30
Employee costs during each year consist of the following:

	Fiscal Years Ended
(Dollars in millions)	3 July 2026	27 June 2025
Salaries and wages	$1,300	$1,183
Social insurance costs	119	109
Other employee benefits	162	153
Share-based compensation	213	200
	$1,794	$1,645
19.  Auditor’s Remuneration
The fees paid to Ernst & Young Ireland in respect of the audit of the group accounts were $0.21 million for fiscal year ended 3 July 2026 and $0.21 million for fiscal year ended 27 June 2025. In addition, Ernst & Young Ireland received fees of $0.11 million and $0.11 million for other assurance services for fiscal years ended 3 July 2026 and 27 June 2025, respectively. Ernst & Young Ireland did not receive any fees for tax or other non-audit services for both fiscal years ended 3 July 2026 and 27 June 2025, respectively.
For fiscal year ended 3 July 2026, total auditor’s remuneration for Ernst & Young affiliates was $8.9 million, of which $8.0 million and $0.9 million were related to audit fees and audit-related fees, respectively. For fiscal year ended 27 June 2025, total auditor’s remuneration was $8.9 million, of which $7.7 million and $1.2 million were related to audit fees and audit-related fees, respectively. Ernst & Young affiliates did not receive any fees for tax or other non-audit services in the fiscal years ended 3 July 2026 and 27 June 2025, respectively.
20.  Subsidiary Undertakings
The subsidiary undertakings of Seagate Technology Holdings plc which have a substantial effect on the financial position of the Company are listed below. Unless noted herein, all subsidiary undertakings are ultimately wholly owned by Seagate Technology Holdings plc and their financial results are included in the Company’s consolidated financial statements.

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate Technology Unlimited Company	Ireland	38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland	Holding Company	100%
Seagate Data Storage Technology Pte Ltd	Singapore	90 Woodlands Avenue 7, 737911, Singapore	Treasury Centre and Holding Company	100%

A-90	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate HDD Cayman	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town Grand Cayman KY1-1104, Cayman Islands	Holding Company	100%
Seagate Technology (US) Holdings, Inc.	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Holding Company	100%
Seagate Technology International	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands	Holding Company	100%
Seagate Technology (Ireland)	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands	Manufacture equipment for export	100%
Seagate Technology (Ireland) – Springtown Branch	United Kingdom	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands	Manufacture equipment for export	100%
Seagate Singapore International Headquarters Pte. Ltd	Singapore	90 Woodlands Avenue 7, 737911, Singapore	Exports products manufactured in Asia	100%
Seagate Technology International (Wuxi) Co. Ltd	China	No. 2, Second Xingchuang Road, Wuxi Export Processing Zone B, Wuxi, Jiangsu Province, Peoples Republic of China	Design, manufacture, service, market data storage products	100%
Seagate Technology LLC	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Dual member limited liability company – HDD operating business	100%
Seagate Technology (Thailand) Limited	Thailand	1627 Moo 7, Teparuk Road, Tambol Teparuk, Amphur Muang, Samutprakarn 10270, Thailand	Manufacturer of disk drives and related peripherals	100%
Seagate International (Johor) Sdn. Bhd	Malaysia	B-11-8, Level 11 Megan Avenue II Jalan Yap Kwan Seng Kuala Lumpur 50450, Malaysia	Manufacturer of substrates	100%
Seagate Technology Netherlands B.V.	Netherlands	Tupolevlaan 105 1119 PA Schiphol-Rijk Netherlands	Recovery Services; Holding Company	100%

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-91

SEAGATE TECHNOLOGY HOLDINGS PLC
PARENT COMPANY STATEMENT OF COMPREHENSIVE INCOME
for the period ended 3 July 2026

(Dollars in millions)	28 June 2025 to 3 July 2026	29 June 2024 to 27 June 2025
Profit for the period	$642	$212
Total comprehensive income for the period	$642	$212

A-92	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

SEAGATE TECHNOLOGY HOLDINGS PLC
PARENT COMPANY STATEMENT OF FINANCIAL POSITION
at 3 July 2026

(Dollars in millions)	Note	3 July 2026	27 June 2025
ASSETS
Fixed assets:
Financial assets – investment in subsidiary	3	$25,235	$19,510

Current assets:
Debtors, principally amounts owed by group subsidiaries		47	51
Cash		168	35
Total Assets		$25,450	$19,596
LIABILITIES AND EQUITY
Capital and reserves:
Share capital	5	$—	$—
Share premium	5	6,025	274
Other reserves	5	921	715
Profit and loss account		18,130	18,432
		25,076	19,421
Creditors – Amounts falling due within one year:
Amounts due to subsidiaries	4	198	20
Creditors		176	155
		374	175
Total Liabilities and Equity		$25,450	$19,596

The Company's profit for the period amounted to $642 million (2025: profit of $212 million).

Approved by the Board of Directors and signed on its behalf on 20 August 2026.

/s/ Dr. William D. Mosley	/s/ Prat S. Bhatt
Dr. William D. Mosley	Prat S. Bhatt

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-93

SEAGATE TECHNOLOGY HOLDINGS PLC
PARENT COMPANY STATEMENT OF CHANGES IN EQUITY
at 3 July 2026

(Dollars in millions)	Share Capital	Share Premium	Other Reserves	Profit and Loss Account	Total
Balance at 28 June 2024	$—	$202	$549	$18,880	$19,631
Profit for the period	—	—	—	212	212
Total comprehensive income for the period	—	—	—	212	212
Transactions with owners recorded directly in equity:
Tax withholding related to vesting of restricted share units	—	—	—	(54)	(54)
Issuance of shares in respect of share-based payment plans	—	72	—	—	72
Dividends to shareholders	—	—	—	(606)	(606)
Share-based compensation	—	—	166	—	166
Total transactions with owners	—	72	166	(660)	(422)
Balance at 27 June 2025	$—	$274	$715	$18,432	$19,421
Profit for the period	—	—	—	642	642
Total comprehensive income for the period	—	—	—	642	642
Transactions with owners recorded directly in equity:
Issuance of ordinary shares in respect of subsidiary debt transactions	—	5,695	—	—	5,695
Repurchase and cancellation of ordinary shares	—	—	—	(176)	(176)
Tax withholding related to vesting of restricted share units	—	—	—	(119)	(119)
Issuance of shares in respect of share-based payment plans	—	56	—	—	56
Dividends to shareholders	—	—	—	(649)	(649)
Share-based compensation	—	—	206	—	206
Total transactions with owners	—	5,751	206	(944)	5,013
Balance at 3 July 2026	$—	$6,025	$921	$18,130	$25,076

A-94	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

SEAGATE TECHNOLOGY HOLDINGS PLC
NOTES TO THE PARENT COMPANY FINANCIAL STATEMENTS
1.  Accounting Policies
Accounting Convention and Basis of Preparation of Financial Statements. The financial statements of Seagate Technology Holdings plc present the statement of comprehensive income, statement of financial position and statement of changes in equity on a stand-alone basis, including significant accounting policies. The financial statements have been prepared under the historical cost convention in accordance with Irish law and Financial Reporting Standard 102 (“FRS 102”), (The Financial Reporting Standard applicable in the UK and Republic of Ireland) issued by the Financial Reporting Council (Generally Accepted Accounting Practice in Ireland), and on a going concern basis. The financial statements are presented in United States dollars, which is the Company’s functional and presentational currency, and are rounded to the nearest million.
Reduced Disclosure Framework Exemptions Adopted. In accordance with FRS 102, the Company has taken advantage of the following disclosure exemptions as equivalent disclosures are available in the publicly filed financial statements of the group, Seagate Technology Holdings plc, which consolidates the results of the Company: 1) requirements of Section 7 Statement of Cash Flows and paragraph 3.17(d); 2) requirements of Section 33 Related Party Disclosures paragraph 33.7; and 3) Section 26 Share based payment paragraph 26.18 (b), 26.19 to 26.21 and 26.23.
In accordance with Sections 304 (1) and 304 (2) of the Companies Act 2014, the Company is availing of the exemption from presenting the individual profit and loss account. For fiscal year 2026, the Company’s profit for the period was $642 million.
Related Party Transactions. The Company has availed itself of the exemption provided in FRS 102, Related Party Disclosures, which exempts disclosure of transactions entered into between two or more members of a group, provided that any subsidiary undertaking which is a party to the transaction is wholly owned by a member of that group.
Investment in Subsidiary. The Company’s investment in Seagate Technology Unlimited Company (formerly known as Seagate Technology plc), a wholly owned subsidiary, was recorded at cost which equaled fair value on 18 May 2021, the date that the Company became the parent of Seagate Technology Unlimited Company, based on the Company’s market capitalization at that time. This initial valuation is the Company’s cost basis for its investment in Seagate Technology Unlimited Company. The investment is assessed for impairment annually.
Amounts due to subsidiaries. Intercompany notes payable are repayable on demand and hence are recorded at the transaction price.
Guarantees and Contingencies. The Company has guaranteed certain liabilities and credit arrangements of group entities. The Company reviews the status of these guarantees at each reporting date and considers whether it is required to make a provision for payment on those guarantees based on the probability of the commitment being called.
The Company concluded that as the likelihood of the guarantees being called upon is remote, no provisions for any guarantees have been booked to these financial statements.
Dividend Income. Dividend income is recognized when the right to receive payment is established, the amount of which can be reliably measured and it is probable that collectability is reasonably assured.
Share-based Payments. The Seagate Technology group operates several share-based payment plans. The share-based payment expense associated with the share plans is recognized as an expense by the entity which receives services in exchange for the share-based compensation. On an individual undertaking basis, the statement of comprehensive income is charged with the expense related to the services received by Seagate Technology Holdings plc. The remaining portion of the share-based payments represents a contribution to group entities and is added to the carrying amount of those investments.
Taxation. Corporation tax is provided on taxable profits at the current rates.
Deferred taxation is accounted for in respect of all timing differences at expected tax rates. Timing differences arise from the inclusion of items of income and expenditure in tax computations in periods different from those in which they are included in the financial statements. A deferred tax asset is recognized only to the extent that it is probable that it will be recovered against the reversal of deferred tax liabilities or other future taxable profits.
On 8 October 2021, the Organisation for Economic Co-operation and Development (OECD) announced the OECD/G20 Inclusive Framework on Base Erosion and Profit Shifting (BEPS), which agreed to a two-pillar solution to address tax challenges arising from digitalization of the economy. On 20 December 2021, the OECD released Pillar Two Model Rules defining the global minimum tax (GloBE), which calls for the taxation of large corporations at a

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-95

minimum rate of 15%. The OECD continues to release additional guidance on the global minimum tax. The Pillar Two framework for the global minimum tax has increased the level of income tax that Seagate is subject to.
The Company applies the exception to recognizing and disclosing information about deferred tax assets and liabilities related to Pillar 2 income taxes, as provided in the amendments to FRS 102 issued in May 2023.
Foreign Currency. Transactions denominated in foreign currencies are recorded in the Company’s functional currency by applying the spot rate as at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated at the rate of exchange ruling at the statement of financial position date. All differences are taken to the Statement of Comprehensive Income.
Judgments and key sources of estimation uncertainty. Preparation of the financial statements requires management to make significant judgments and estimates. The following judgments and estimates have the most significant effect on the amounts included in the financial statement. Financial Assets: Investments in subsidiaries (see Note 3), are stated at cost less any accumulated impairment and are reviewed for impairment if there are indicators that the carrying value may not be recoverable. Impairment assessment is considered as part of the group’s overall impairment assessment. No indicators of impairment have been identified in the current year related to Financial Assets: Investments in subsidiaries.
2.  History and Description of the Company
Shares of Seagate Technology Holdings plc began trading on NASDAQ Global Select Market under the symbol “STX” on 19 May 2021.
The principal activity of Seagate Technology Holdings plc is an investment holding company. Seagate Technology Holdings plc is the parent company of subsidiaries that design, manufacture, market and sell data storage products. The average number of persons employed by the Company was three during fiscal year 2026 and fiscal year 2025, respectively.
The Company's registration number is 606203 and it is registered at 10 Earlsfort Terrace, Dublin 2, Ireland D02 T380.
On 17 November 2023, the Company registered a branch in Singapore under Singapore law.
3.  Financial Assets – Investment in Subsidiary

(Dollars in millions)	Amount
At 28 June 2024	$20,057
Capital contribution in respect of share-based payment plans	158
Share-based compensation charge recharged to subsidiaries	(135)
Redemption of Class B shares	(570)
At 27 June 2025	$19,510
Capital contribution in respect of debt transactions	5,695
Capital contribution in respect of share-based payment plans	194
Share-based compensation charge recharged to subsidiaries	(164)
At 3 July 2026	$25,235

At 3 July 2026, the Company had the following subsidiaries:

Company name	Registered office	Nature of business
Seagate Data Storage Technology Pte Ltd	Singapore	Treasury Centre / Investment holding
Seagate Technology Unlimited Company	Ireland	Investment holding
Seagate Systems Ireland Ltd	Ireland	Administrative functions

A-96	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

The above subsidiary holdings represent 100% of the common shares of the subsidiaries, which are unlisted.
On 3 December 2024, Seagate Technology Holdings plc received a cash payment of $570 million from Seagate Data Storage Technology Pte. Ltd. in a partial redemption of Redeemable B Preference Shares held by Seagate Technology Holdings plc. The redeemed shares were derecognised from Seagate Technology Holdings plc.’s investment in Seagate Data Storage Technology Pte. Ltd., and the transaction was recorded as a capital return. On 10 June 2025, the remaining balance of Redeemable B Preference Shares were converted to Ordinary Shares, which continue to be held by the Company as part of its Financial assets - Investment in subsidiary line item on the Company’s Statement of Financial Position. The Company recorded no adjustment to the carrying value as a result of this conversion.
On 5 June 2025, Seagate Technology (SG) Pte. Ltd., a subsidiary of the Company, was voluntarily struck off the Singapore register and was dissolved upon such strike-off.
During fiscal year 2026, the Company issued a total of 12,569,298 ordinary shares in connection with the settlement of a portion of Exchangeable Senior Notes issued by its subsidiary. The share issuance was authorised in accordance with the Company's constitutional documents and the Companies Act 2014. The ordinary shares were issued by the Company on behalf of the subsidiary as part of a group financing transaction and, from the Company's perspective, constituted a capital contribution to subsidiary undertakings.
In accordance with FRS 102, the shares issued were measured at fair value by reference to the quoted market price of the Company's ordinary shares on the respective dates of issue. The aggregate fair value of the shares issued and the increase in the Company’s investment in subsidiary undertakings as a result of the transaction was approximately $5.7 billion. Share capital increased by the nominal value of the shares issued, with the remaining amount recognised within Share premium. No gain or loss was recognised in the Company's profit and loss account in respect of this transaction.
The Company periodically reassesses the recoverable amount of the Financial Assets - Investment in Subsidiary. For the years ended 3 July 2026 and 27 June 2025, respectively, the Company determined that no impairment was required.
In the opinion of the directors, the total value of the financial assets held on 3 July 2026 of $25.2 billion is at least equal to the carrying value on the Statement of Financial Position.
4.  Amounts Due to Subsidiaries
The balance outstanding as of 3 July 2026 and 27 June 2025 of $198 million and $20 million, respectively, is unsecured, interest free and due on demand. Amounts due to and from subsidiaries arise and are settled in the normal course of business.
5.  Equity
Share Capital

	3 July 2026	27 June 2025
(Dollars in millions)
Authorized:
40,000 deferred shares of €1 par value per share	$—	$—
1,250,000,000 ordinary shares of $0.00001 par value per share	—	—
100,000,000 undesignated preferred shares of $0.00001 par value per share	—	—
	$—	$—

	3 July 2026	27 June 2025
(Dollars in millions)
Allotted, Called Up, and Fully Paid:
39,994 (2025: 39,994) deferred shares of €1 par value per share	—	—
226,791,724 (2025: 212,668,547) ordinary shares of $0.00001 par value per share	—	—
	$—	$—

2026 Proxy Statement	SEAGATE TECHNOLOGY HOLDINGS PLC	A-97

	Number of Ordinary Shares	Share Capital
	(In millions)	(Dollars in millions)
Balance at 28 June 2024	210	$—
Tax withholding related to vesting of restricted share units	—	—
Issuance of ordinary shares in respect of share-based payment plans	3	—
Balance at 27 June 2025	213	$—
Issuance of ordinary shares in respect of subsidiary debt transactions	13	—
Repurchase and cancellation of ordinary shares	—	—
Tax withholding related to vesting of restricted share units	(1)	—
Issuance of ordinary shares in respect of share-based payment plans	2	—
Balance at 3 July 2026	227	$—
“Note 8. Capital and Reserves” to the consolidated financial statements provides additional information regarding repurchase and cancellation of ordinary shares.
Share Premium
This reserve records the amount above the nominal value received for shares sold, less transaction costs.
6.  Share-based Payments
Total share-based payment expense in respect of share-based payment plans was $206 million and $166 million for fiscal years ended 3 July 2026 and 27 June 2025, respectively, with $194 million and $158 million included as a capital contribution in Investment in subsidiary “Note 3. Financial Assets – Investment in Subsidiary” for fiscal years ended 3 July 2026 and 27 June 2025, respectively. The share-based payment charge in the parent company financial statements is calculated and recognized on a graded basis as opposed to a straight line basis in the consolidated financial statements. The Company has applied the requirements of Section 26 of FRS 102. “Note 9. Share-based Compensation” of the consolidated financial statements contains relevant disclosures on the Company's share-based payment plans.
7.  Auditor’s Remuneration
The fees paid to Ernst & Young Ireland in respect of the audit of the Company’s individual accounts were $0.06 million for fiscal year ended 3 July 2026 and $0.06 million for fiscal year ended 27 June 2025. In addition, Ernst & Young Ireland received fees of $0.26 million and $0.26 million for other assurance services in those periods, respectively. Ernst & Young Ireland did not receive any fees for tax or other non-audit services in 2026 or 2025. “Note 19. Auditor’s Remuneration” to the consolidated financial statements provides additional information regarding auditor’s remuneration.
8.  Directors’ Emoluments
Directors’ emoluments and interests are presented on page A-41 and page A-83 of this Annual Report.
9.  Post Balance Sheet Events
Dividend Declared
On 28 July 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.74 per share, which will be payable on 7 October 2026 to shareholders of record as of the close of business on 24 September 2026.
10.  Approval of Financial Statements
The directors approved the financial statements and authorized them for issue on 20 August 2026.

A-98	SEAGATE TECHNOLOGY HOLDINGS PLC	2026 Proxy Statement

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Seagate Technology Holdings plc (the "Company")

Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him/her. Completion of a form of proxy will not preclude a member from attending and voting at the meeting.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Mark W. Adams	☐	☐	☐
1b. Prat S. Bhatt	☐	☐	☐
1c. Richard L. Clemmer	☐	☐	☐
1d. Yolanda L. Conyers	☐	☐	☐
1e. Jay L. Geldmacher	☐	☐	☐
1f. Dylan G. Haggart	☐	☐	☐
1g. William D. Mosley	☐	☐	☐
1h. Thomas A. Szlosek	☐	☐	☐
1i. Stephanie Tilenius	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

This proxy card when properly executed will be voted as directed herein for the undersigned shareholder. **Where this proxy card is properly executed and returned and no such direction is made, this proxy will be voted FOR the proposals.** You can instruct your proxy not to vote on a resolution by inserting an "x" in the box under "Abstain". Please note that an abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for and against a resolution. It will however be counted towards the determination of a quorum at the Annual General Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders:
The Notice, Proxy Statement, Form 10-K and Irish Statutory Financial Statements are available at www.proxyvote.com.

T03359-P56396

SEAGATE TECHNOLOGY HOLDINGS PLC
Annual General Meeting of Shareholders
October 24, 2026 at 5:00 PM Singapore Standard Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael R. Cannon and James C. Lee, or each of them, as proxies, each with full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Seagate Technology Holdings plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders duly convened in accordance with the Company's constitution, to be held virtually via live webcast at www.virtualshareholdermeeting.com/STX2026 or via live webcast to be made available at the registered office of the Company, and at any adjournment or postponement thereof, upon the matters described in the Notice of Annual General Meeting of Seagate Technology Holdings plc and the accompanying Proxy Statement. The undersigned hereby further authorize(s) such proxies to vote the undersigned's shares in their discretion upon such other matters as may properly come before such Annual General Meeting and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, "FOR" PROPOSALS 2 THROUGH 6, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

The signer hereby acknowledge(s) receipt of the Notice of the 2026 Annual General Meeting of Shareholders and accompanying Proxy Statement.

Continued and to be signed on reverse side